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SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Amendment No. 2

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/x/	Soliciting Material Under Rule 14a-12
NBC Internet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /	No fee required
/x/	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: Class A common stock, par value $0.0001 per share, of NBC Internet, Inc.
	(2)	Aggregate number of securities to which transaction applies: 39,108,951 shares of Class A common stock and 191,275 shares of Class A common stock subject to options
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    $2.19 per share of common stock plus an aggregate of $418,893 in consideration of outstanding options

	(4)	Proposed maximum aggregate value of transaction: $86,067,495
	(5)	Total fee paid: $17,190.00
/x/	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

July 6, 2001

Dear Stockholder:

    You are cordially invited to attend a special meeting of the stockholders of NBC Internet, Inc. (we refer to ourselves as "NBCi," "we" or "us" in the attached proxy statement) to be held at 225 Bush Street, San Francisco, CA 94104 on August 8, 2001, at 10:00 a.m. Pacific time. A notice of the special meeting and a proxy statement for the special meeting are attached and a proxy card for the special meeting is enclosed. All holders of the outstanding shares of our common stock as of June 26, 2001 will be entitled to notice of and to vote at the special meeting.

    At the special meeting, you will be asked to consider and vote on a proposal to adopt an Agreement of Merger and Plan of Liquidation and Dissolution, dated as of April 8, 2001, by and among us, National Broadcasting Company, Inc., a Delaware corporation (we refer to National Broadcasting Company as "NBC"), and Rainwater Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NBC (we refer to Rainwater Acquisition Corp. as "Rainwater"), under which Rainwater will be merged with and into us, we will become a wholly-owned subsidiary of NBC and then we will be dissolved and our assets and liabilities distributed to NBC in a final liquidating distribution.

    If the merger agreement and plan of liquidation is adopted and the merger and the liquidation are approved by our stockholders, and thereafter the merger is completed, you will receive $2.19 in cash for each share of our Class A common stock that you own at the effective time of the merger (except for shares held by stockholders who have perfected their dissenters' rights of appraisal under applicable law). After the merger, we will complete the liquidation of NBCi and distribute any remaining assets to NBC, which will be the sole holder of our Class B common stock at the time the liquidation is completed. At the time the liquidation is completed, NBC will also assume all of our remaining liabilities.

    The members of our board of directors who were elected by the holders of our Class A common stock, acting separately as a class, represented us and the interests of our stockholders (other than NBC and its affiliates) in connection with the negotiation of the merger agreement and plan of liquidation. In the attached proxy statement, we refer to the members of our board of directors who were elected by the holders of our Class A common stock as our "Class A directors." Our Class A directors are not employees of or otherwise affiliated with NBC or its affiliates other than us. None of the members of our board of directors, who were elected by NBC as the sole holder of our shares of Class B common stock, participated in negotiating the merger agreement and plan of liquidation on our behalf. We refer to the members of our board of directors who were elected by NBC as our "Class B directors."

    Our Class A directors and our board of directors have both unanimously determined that the merger agreement and plan of liquidation is advisable, and that the merger, the liquidation and the consideration to be paid to the holders of our Class A common stock in the merger are fair to, and in the best interests of, the holders of our Class A common stock. Accordingly, our Class A directors and our board of directors have both unanimously approved the merger agreement and plan of liquidation, the merger and the liquidation, and recommend that the holders of our Class A common stock adopt the merger agreement and plan of liquidation and approve the merger and the liquidation.

    The investment banking firm of Dresdner Kleinwort Wasserstein, Inc. delivered a written opinion to our Class A directors and our board of directors, dated April 8, 2001, that as of that date and subject to the assumptions and limitations in the opinion, the consideration provided for pursuant to the merger agreement and plan of liquidation was fair to the holders of our Class A common stock (other than NBC or any affiliates of NBC) from a financial point of view. A copy of the opinion is attached as Appendix C to the attached proxy statement.

    We will not complete the merger or the liquidation unless the merger agreement and plan of liquidation is adopted, and the merger and the liquidation are approved, by:

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  the affirmative vote of holders of a majority of all shares of our Class A common stock, excluding shares with respect to which NBC has the right to vote or direct the vote, outstanding on the record date for the special meeting;
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  the affirmative vote of holders of a majority of all shares of our Class A common stock outstanding on the record date for the special meeting;
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  the affirmative vote of holders of a majority of all shares of our Class A common stock and Class B common stock outstanding on the record date for the special meeting voting together as a single class; and
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  the affirmative vote of holders of a majority of all shares of our Class B common stock outstanding on the record date for the special meeting.

    On the record date, NBC owned or controlled the voting of all 24,550,708 of the outstanding shares of our Class B common stock, which represented approximately 38.5% of the total outstanding shares of our voting stock. In addition, NBC has the power to direct the vote of an additional 6,497,584 shares of our Class A common stock held by CNET, Inc. on the record date. As a result, NBC had the power to vote, or direct the vote of, an aggregate of 31,048,292 shares of our common stock on the record date, which represented approximately 48.7% of our total outstanding common stock as of the record date. NBC has agreed to vote (or cause to be voted) all of the shares of our common stock that it has the power to vote in favor of the adoption of the merger agreement and plan of liquidation and the approval of the merger and the liquidation, which votes by NBC will be counted for purposes of the second, third and fourth votes described above but not the first vote.

    We urge you to read the attached proxy statement carefully because it sets forth details of the merger agreement and plan of liquidation, the merger, the liquidation and other important information about the transactions.

    Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

    Stockholders with questions about the merger agreement and plan of liquidation, the merger, the liquidation or other transactions or matters described herein may contact our agent, Innisfree M&A Incorporated, at 501 Madison Avenue, New York, NY 10022, (888) 750-5834.

Sincerely, /s/ WILLIAM J. LANSING William J. Lansing Chief Executive Officer and Class A Director

    The merger agreement and plan of liquidation and the merger and the liquidation have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has any such commission passed upon the fairness or merits of the merger agreement and plan of liquidation and the merger and the liquidation nor upon the accuracy or adequacy of the information contained in the attached proxy statement. Any representation to the contrary is a criminal offense.

    The attached proxy statement is dated July 6, 2001, and was first mailed to our stockholders on or about July 9, 2001.

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NBC INTERNET, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

JULY 6, 2001
225 BUSH STREET
SAN FRANCISCO, CA 94104

To Stockholders of NBC Internet, Inc.:

    A special meeting of the stockholders of NBC Internet, Inc. (we refer to ourselves as "NBCi," "we" or "us" in the attached proxy statement), will be held at 225 Bush Street, San Francisco, CA 94104 on August 8, 2001 at 10:00 a.m. Pacific time, to consider and vote upon the following matters:

      1.  A proposal to adopt an Agreement of Merger and Plan of Liquidation and Dissolution, dated as of April 8, 2001, by and among us, National Broadcasting Company, Inc., a Delaware corporation (we refer to National Broadcasting Company as "NBC" in the attached proxy statement), and Rainwater Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NBC (we refer to Rainwater Acquisition Corp. as "Rainwater" in the attached proxy statement), and to approve the merger and the liquidation provided for in the merger agreement and plan of liquidation. A copy of the merger agreement and plan of liquidation is attached as Appendix A to the attached proxy statement. The merger agreement and plan of liquidation provides that, among other things:

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    Rainwater will be merged with and into us;

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    each outstanding share of our Class A common stock, par value $0.0001 per share (including shares held by CNET, Inc., but excluding shares held by us or any of our subsidiaries and shares held by stockholders who perfect their dissenters' rights of appraisal under applicable law), will be converted into the right to receive $2.19 in cash; and

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    after the effective time of the merger and the payment of the cash consideration to holders of our Class A common stock, our liquidation will be completed and our assets and liabilities will be distributed to NBC by means of a liquidating distribution to NBC, as sole holder of our Class B common stock, par value $.0001 per share, at the time of the liquidation.

      2.  Any proposal to adjourn or postpone the special meeting.

      3.  Such other and further business as may properly come before the special meeting or before any adjournment or postponement of the special meeting.

    We have specified the close of business on June 26, 2001 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the special meeting. A list of the stockholders entitled to vote at the special meeting will be available for examination by any of our stockholders at the special meeting. For 10 days prior to the special meeting, this stockholder list will also be available for inspection by any of our stockholders at our offices at 225 Bush Street, San Francisco, California 94104, during ordinary business hours.

    Please read the attached proxy statement for a more complete description of the matters to be considered and voted upon at the special meeting.

    Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

By order of the board of directors
/s/ ANTHONY E. ALTIG
Anthony E. Altig
Secretary

Dated: July 6, 2001

SUMMARY TERM SHEET	S-1
Parties to the Merger and the Liquidation	S-1
The Merger and Related Matters	S-1
The Liquidation and Related Matters	S-5
The Special Meeting and Related Matters	S-5
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE LIQUIDATION	Q-1
THE SPECIAL MEETING	1
General	1
Purpose of the Special Meeting	1
Voting Rights and Vote Required	2
Voting and Revocation of Proxies	3
Solicitation of Proxies	3
SPECIAL FACTORS	4
Background of the Merger and the Liquidation	4
Our Purpose and Reasons for the Merger and the Liquidation	15
Our Belief Regarding the Fairness of the Merger and the Liquidation	18
Recommendation of Our Class A Directors and Our Board of Directors Regarding the Merger and the Liquidation	22
Opinion of Financial Advisor	22
Interests of Certain Persons in the Merger; Potential Conflicts of Interest	29
Purpose and Reasons of GE, GE Investments, NBC and Rainwater for the Merger and the Liquidation	32
Belief of GE, GE Investments, NBC and Rainwater as to the Fairness of the Merger	33
Particular Effects of the Merger; Plans or Proposals After the Merger	35
Conduct of Business of NBCi if the Merger is Not Consummated	38
Litigation	38
Certain Projections of Our Future Operating Results	38
THE MERGER AND THE LIQUIDATION	43
Effects of the Merger and the Liquidation	43
Effective Time of the Merger	44
Procedures for Exchange of Certificates	44
Accounting Treatment	46
Financing of the Merger	46
Rights of Dissenting Stockholders	46
Regulatory Approvals	49
THE MERGER AGREEMENT AND PLAN OF LIQUIDATION	50
General	50
Effective Time of the Merger	50
Consideration to be Received by Holders of Our Class A Common Stock	50
Consideration to be Received Upon Exercise of Options and Warrants	51
Treatment of Holders of Our Class B Common Stock	51
Plan of Liquidation and Dissolution	52
Voting Agreement	52
Representations and Warranties	52
Conduct of Business Pending the Merger	54
No Solicitation of Other Offers	56
Conditions to Consummation of the Merger	57
Termination of the Merger Agreement and Plan of Liquidation	57
Termination Fees; Expenses	58
Amendments to the Merger Agreement and Plan of Liquidation	58

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Our Class A Common Stock	59
FEES AND EXPENSES	61
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE	61
INFORMATION RELATING TO NBCI	62
Business	62
Properties	73
Legal Proceedings	73
Selected Financial Data	74
Management's Discussion and Analysis of Financial Condition and Results of Operations	76
PRICE RANGE OF COMMON STOCK	90
DIVIDENDS	91
CERTAIN RELATIONSHIPS AND TRANSACTIONS	91
Formation Transactions of NBCi	91
Convertible Notes Payable to NBC and its Affiliate	91
Governance Agreements with NBC	92
Commerical Arrangements with NBC	93
Arrangements Involving CNET	94
Ownership Interest in CNBC.com	94
Option Grants to Directors and Executive Officers	95
Indemnification Agreements	96
Employment Agreements	96
MANAGEMENT OF NBCI	97
INFORMATION ABOUT NBC AND CERTAIN AFFILIATES	100
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NBCI	102
TRANSACTIONS IN COMMON STOCK BY CERTAIN PERSONS	103
OTHER MATTERS	106
FUTURE STOCKHOLDER PROPOSALS	106
EXPENSES OF SOLICITATION	106
INDEPENDENT AUDITORS	106
AVAILABLE INFORMATION	106
REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS	F-1
FINANCIAL STATEMENTS OF NBC INTERNET, INC.	F-2
APPENDICES
Agreement of Merger and Plan of Liquidation and Dissolution	APPENDIX A
Section 262 of the Delaware General Corporation Law	APPENDIX B
Opinion of Dresdner Kleinwort Wasserstein	APPENDIX C
Directors and Executive Officers of General Electric Company and Certain Affiliates	APPENDIX D

SUMMARY TERM SHEET

    This summary term sheet highlights the material terms of the merger and the liquidation but does not contain all of the information that is important to you. We urge you to read carefully this entire proxy statement, including the appendices and the other documents we refer to in this proxy statement. Our principal executive offices are located at 225 Bush Street, San Francisco, California 94104. Our telephone number is (415) 375-5000.

Parties to the Merger and the Liquidation:

    The rules and regulations of the Securities and Exchange Commission require that the affiliated parties involved in the merger and the liquidation file a transaction statement on Schedule 13E-3 with the Securities and Exchange Commission. The following affiliated parties have filed a transaction statement on Schedule 13E-3 with the Securities and Exchange Commission in connection with the merger and the liquidation:

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  NBCi.  We are the subject company of the merger and the liquidation.

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  GE.  General Electric Company (which we refer to in this proxy statement as "GE") is the ultimate parent corporation of NBC, Rainwater and GE Investments. GE Investments is a direct wholly-owned subsidiary of GE, and NBC and Rainwater are indirect wholly-owned subsidiaries of GE.

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  GE Investments.  GE Investments is an affiliate of NBC. GE Investments holds a promissory note issued by us with an outstanding balance of approximately $359.5 million and which is currently convertible by GE Investments into 5,338,357 shares of our Class B common stock.

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  NBC.  NBC is our largest stockholder. As of the record date, NBC owned and controlled the right to vote all 24,550,708 shares of our Class B common stock which represented approximately 38.5% of our total outstanding common stock. NBC also holds a promissory note issued by us with an outstanding balance of approximately $31.7 million and which is currently convertible by NBC into 471,031 shares of our Class B common stock. We have also entered into governance and commercial arrangements with NBC. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS." Upon completion of the merger,

  NBC will hold all of our outstanding common stock and we will be a wholly-owned subsidiary of NBC. As our sole stockholder, NBC will be entitled to the full amount of our final liquidating distribution.

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  Rainwater.  Rainwater is a wholly-owned subsidiary of NBC. Rainwater was formed by NBC solely to effect the merger.

The Merger and Related Matters

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  The Merger and Liquidation Proposal.  You are being asked to adopt the merger agreement and plan of liquidation by which Rainwater will be merged into us and we will become a wholly-owned subsidiary of NBC, and to approve the merger and the liquidation. See "THE MERGER AND THE LIQUIDATION—Effects of the Merger and the Liquidation."

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  Payment for Class A Common Stock.  If we receive the requisite approval of our stockholders described below, at the effective time of the merger, each outstanding share of our Class A common stock will be converted into the right to receive $2.19 in cash, except for shares held by us or our subsidiaries (which will be canceled) or shares held by stockholders who have perfected their dissenters' rights of appraisal under applicable law (which will be subject to appraisal in accordance with applicable law). As of July 5, 2001, the market value of a share of our Class A common stock was $2.16, which was the closing price of our Class A common stock on that date as reported on the Nasdaq National Market. See "THE MERGER AGREEMENT

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    AND PLAN OF LIQUIDATION—Consideration to be Received by Holders of Our Class A Common Stock."

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  Treatment of Class B Common Stock.  Our Class B common stock will remain outstanding after the merger. At the effective time of the merger, we expect all of our Class B common stock to be held by NBC. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Treatment of Holders of Our Class B Common Stock."

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  Treatment of Options.  At the time of the merger, each of our outstanding options to acquire shares of our Class A common stock at the effective time of the merger will be converted into the right to receive a cash payment equal to the amount, if any, by which $2.19 exceeds the exercise price per share of the option, multiplied by the number of shares issuable upon the exercise in full of the option. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Consideration to be Received Upon Exercise of Options and Warrants."

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  Requisite Stockholder Approval.  Completion of the merger and the liquidation are subject to the adoption of the merger agreement and plan of liquidation, and approval of the merger and the liquidation, by:

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  the affirmative vote of holders of a majority of all shares of our Class A common stock, excluding shares with respect to which NBC has the right to vote or direct the vote, outstanding on the record date for the special meeting;

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  the affirmative vote of holders of a majority of all shares of our Class A common stock outstanding on the record date for the special meeting;

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  the affirmative vote of holders of a majority of all shares of our Class A common stock and Class B common stock outstanding on the record date for the special meeting voting together as a single class; and

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  the affirmative vote of holders of a majority of all shares of our Class B common stock outstanding on the record date for the special meeting.

     On the record date, NBC owned all 24,550,708 of the outstanding shares of our Class B common stock, which represented approximately 38.5% of the total outstanding shares of our voting stock. In addition, NBC has the power to direct the vote of an additional 6,497,584 shares of our Class A common stock held by CNET on the record date. As a result, NBC has the power to vote, or direct the vote of, an aggregate of 31,048,292 shares of our common stock on the record date, which represented approximately 48.7% of our total outstanding common stock as of the record date. NBC has agreed to vote (or cause to be voted) all of the shares of our common stock that it has the power to vote in favor of the adoption of the merger agreement and plan of liquidation and the approval of the merger and the liquidation, which votes by NBC will be counted for purposes of the second, third and fourth votes described above but not the first vote. See "THE SPECIAL MEETING—Voting Rights and Vote Required."

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  Recommendation of Our Class A Directors.  Our Class A directors, acting on behalf of the holders of our Class A common stock other than affiliates of NBC, negotiated the terms of the merger agreement and plan of liquidation with NBC. Our Class A directors determined that the merger agreement and plan of liquidation is advisable, and that the merger, the liquidation and the consideration to be paid to the holders of our Class A common stock in the merger are fair to, and in the best interests of, the holders of our Class A common stock. Accordingly, our Class A directors unanimously approved the merger agreement and plan of liquidation and the merger and the liquidation, and recommend that our stockholders adopt the merger agreement and plan of liquidation and approve the merger and the liquidation. See "SPECIAL FACTORS—Recommendation of Our Class A Directors and Our Board of Directors Regarding

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    the Merger and the Liquidation," and "SPECIAL FACTORS—Our Belief Regarding the Fairness of the Merger and the Liquidation."

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  Recommendation of Our Board of Directors.  After the vote of our Class A directors, our board of directors determined that the merger agreement and plan of liquidation is advisable and that the merger, the liquidation and the consideration to be paid to the holders of our Class A common stock in the merger are fair to, and in the best interests of, the holders of our Class A common stock. Accordingly, our board of directors unanimously approved the merger agreement and plan of liquidation and the merger and the liquidation, and recommends that our stockholders adopt the merger agreement and plan of liquidation and approve the merger and the liquidation. See "SPECIAL FACTORS—Recommendation of Our Class A Directors and Our Board of Directors Regarding the Merger and the Liquidation" and "SPECIAL FACTORS—Our Belief Regarding the Fairness of the Merger and the Liquidation."

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  Opinion of Financial Advisor.  Our Class A directors and our board of directors received a written opinion dated April 8, 2001 from Dresdner Kleinwort Wasserstein, Inc. that, as of that date and subject to the assumptions and limitations in the opinion, the consideration provided for pursuant to the merger agreement and plan of liquidation was fair to the holders of our Class A common stock (other than NBC or any affiliates of NBC) from a financial point of view. A copy of the opinion is attached to this proxy statement as Appendix C. Although management now believes that the material assumptions underlying the financial projections provided to Dresdner Kleinwort Wasserstein are likely to be too optimistic, we did not request that Dresdner Kleinwort Wasserstein update its analysis because the current unreliability of the projections is based on a further decline in our business and financial condition which would lower the valuation attributed to us and our common stock, and thus would only serve to further buttress the conclusion reached by Dresdner Kleinwort Wasserstein in its April 8, 2001 opinion letter. See "SPECIAL FACTORS—Opinion of Financial Advisor."

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  Financing of the Merger.  We expect to have sufficient funds available to us from our cash on hand at the effective time of the merger to pay the cash merger consideration to the holders of our Class A common stock. To the extent our cash on hand is not adequate at the closing to pay the total merger consideration, NBC will prepay all or that portion of the promissory note, dated November 30, 1999, issued by NBC and held by us, as is necessary to provide adequate additional funds to enable us to pay the total cash merger consideration in full. The source of any funds used to prepay NBC's promissory note in that event would be the working capital of NBC. See "THE MERGER AND THE LIQUIDATION—Financing of the Merger."

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  Tax Consequences.  Generally, the consideration received by holders of our Class A common stock in the merger will be taxable for U.S. federal income tax purposes. Holders of our Class A common stock will recognize taxable gain or loss measured by the difference, if any, between $2.19 and their adjusted tax basis for each share of our Class A common stock owned by them at the time of the merger. Holders of options to acquire shares of our Class A common stock who receive a cash payment in connection with the merger will recognize ordinary income to the extent of the cash received. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Our Class A Common Stock."

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  Interests of Our Directors and Officers.  Some of our directors and officers have interests in the merger that are different from, or in addition to, the interests of the holders of our Class A common stock generally. See "SPECIAL FACTORS—Interests of Certain Persons in the Merger; Potential Conflicts of Interest."

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  No Solicitation of Other Offers.  Neither we, nor our officers, directors, employees or representatives may solicit or initiate any proposals for an alternative transaction not involving

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    NBC or its affiliates and neither our Class A directors nor our board of directors may withdraw their recommendation that our stockholders vote to adopt the merger agreement and plan of liquidation except under the circumstances specified in that agreement. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—No Solicitation of Other Offers."

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  Other Offers.  Under specified circumstances, our Class A directors or our board of directors may terminate the merger agreement and plan of liquidation, subject to our payment of the termination fee described below, if our Class A directors or our board of directors desire to accept a proposal for an alternative transaction not involving NBC or its affiliates. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—No Solicitation of Other Offers."

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  Termination Fee.  We must pay NBC a termination fee of $3 million under circumstances specified in the merger agreement and plan of liquidation, including:

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  if the merger agreement and plan of liquidation is terminated by NBC because our Class A directors or our board of directors withdraw, modify or change their recommendation that our stockholders vote to adopt the merger agreement and plan of liquidation or recommend that our stockholders approve a proposal for an alternative transaction not involving NBC or its affiliates;

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  if our Class A directors or our board of directors accept a proposal for an alternative transaction not involving NBC or its affiliates that they determine to be a superior proposal; or

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  if our stockholders decline to adopt the merger agreement and plan of liquidation at the special meeting after we have received a proposal for an alternative transaction and we enter into an alternative transaction within nine months of the date the merger agreement and plan of liquidation is terminated. We are not required to pay NBC a termination fee solely as a result of the failure of our stockholders to approve the proposal to adopt the merger agreement and plan of liquidation or to approve the merger and the liquidation.

    See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Termination Fees; Expenses."

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  Closing Conditions.  We, NBC and Rainwater are only required to complete the merger and the liquidation if:

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  we have received the required votes of our stockholders at the special meeting adopting the merger agreement and plan of liquidation and approving the merger and the liquidation (see "THE SPECIAL MEETING—Voting Rights and Vote Required");

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  we have satisfied all legal requirements and received regulatory clearance under U.S. antitrust laws;

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  there are no legal injunctions or similar restraints preventing the merger and the liquidation from being completed;

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  the representations made by us (in the case of NBC or Rainwater) or by NBC (in our case) in the merger agreement and plan of liquidation are still true at the time of the merger (other than certain failures to be true that do not, individually or in the aggregate, have a material adverse effect); and

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  we have performed in all material respects our respective obligations under the merger agreement and plan of liquidation at or prior to the time of the merger.

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  See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Conditions to Consummation of the Merger."

The Liquidation and Related Matters

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  Liquidating Distribution to NBC.  NBC, as the sole holder of our Class B common stock, will not receive any consideration in the merger. After the merger, NBC will receive a final liquidating distribution of all of our assets remaining after our payment of the cash consideration to holders of our Class A common stock in the merger and the application of our assets toward the settlement of our convertible notes held by GE Investments and NBC. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

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  Assumption of Our Liabilities by NBC and Cancellation of Our Class B Common Stock.  Upon the final liquidating distribution, NBC will assume all of our liabilities and obligations remaining after the payment of the cash consideration to holders of our Class A common stock in the merger and the application of our assets toward the settlement of our convertible notes held by GE Investments and NBC. At the same time, NBC will surrender its shares of our Class B common stock, which will be canceled. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

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  Dissolution.  After the final liquidating distribution to and the assumption of all of our remaining liabilities by NBC, NBCi will be dissolved. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

The Special Meeting and Related Matters

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  Special Meeting.  The special meeting will be held on August 8, 2001 at 10:00 a.m. Pacific time, at 225 Bush Street, San Francisco, CA 94104. See "THE SPECIAL MEETING—General."

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  Eligibility to Vote.  Only holders of record of shares of our Class A common stock and Class B common stock at the close of business on June 26, 2001, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. See "THE SPECIAL MEETING—General" and "THE SPECIAL MEETING—Voting Rights and Vote Required."

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  Voting Procedures.  In order to cast a vote on the merger and the liquidation, or to change a proxy you have already sent to us, you must follow the procedures described in this proxy statement under "THE SPECIAL MEETING—Voting and Revocation of Proxies." A stockholder who signs and returns a proxy without expressly directing (by checking the applicable boxes on the reverse side of the enclosed proxy card) that his or her shares of our Class A common stock be voted against the proposal or that an abstention be registered with respect to his or her shares of our Class A common stock in connection with the proposal will effectively have waived his or her appraisal rights as to those shares of our Class A common stock because, in the absence of express contrary instructions, the shares of our Class A common stock will be voted in favor of the proposal.

  •
  Effect of Votes.  A vote FOR the proposal to adopt the merger agreement and plan of liquidation will have the effect of voting each of your shares of Class A common stock represented by your proxy card or voted by you in person at the special meeting in favor of the merger and the liquidation. A vote AGAINST the proposal to adopt the merger agreement and plan of liquidation will have the effect of voting each of your shares of Class A common stock represented by your proxy card or voted by you in person at the special meeting against the merger and the liquidation. If you fail to return the proxy card and do not attend the special meeting, you will be deemed to have abstained from voting on the proposal to adopt the merger agreement and the plan of liquidation. Abstentions and broker non-votes will be counted for the

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    purpose of establishing a quorum at the special meeting, but will be counted as a vote AGAINST the proposal to adopt the merger agreement and plan of liquidation. If you return the enclosed proxy card but no instructions on how to vote are indicated, all of your shares of Class A common stock represented by your proxy will be voted FOR the proposal to adopt the merger agreement and plan of liquidation. See "THE SPECIAL MEETING—Voting Rights and Vote Required" and "THE SPECIAL MEETING—Voting and Revocation of Proxies."

  •
  Appraisal Rights.  Holders of our Class A common stock who oppose the merger and the liquidation may dissent from the merger and seek to receive the statutorily determined "fair value" of their shares of our Class A common stock, but only if they comply with the procedures required by applicable law. See "THE MERGER AND THE LIQUIDATION—Rights of Dissenting Stockholders."

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE LIQUIDATION

Q:
Why are we proposing the merger and the liquidation?

A:
We have chosen to seek to complete the merger and the liquidation primarily to enable the holders of our Class A common stock to receive value for their shares at a significant premium to the market price of our Class A common stock before the announcement of our entry into the merger agreement and plan of liquidation. Our Class A directors and our board of directors believe that the merger and the liquidation represent the best alternative available to us and the holders of our Class A common stock because:

•
The market price of our Class A common stock has been steadily declining (reaching an intraday low of approximately $0.97 on April 3, 2001), and we believe that in the absence of this plan of merger and liquidation it is likely to continue to decline for the foreseeable future because of our inability to reach cash flow profitability, our continuing financial losses, our deteriorating financial condition, and as the financial markets continue to look with disfavor upon Internet portal companies, especially Internet portal companies such as NBCi that are not in the top tier. In addition, the continuing decline in our stock price could result in the delisting of our Class A common stock from the Nasdaq National Market, and we believe that it could cause the loss of existing or prospective customers due to our perceived financial weakness and limited access to capital markets.

•
No one other than NBC appears to be interested in pursuing a business combination with us that would enable the holders of our Class A common stock to realize greater value than they would receive in the merger and the liquidation, and we have concluded that any third party interested in purchasing us would most likely value us using some form of liquidation-based analysis. By March 31, 2001, all discussions with other companies that had expressed an interest in exploring a business combination with us had ceased.

•
We believe that the merger and the liquidation represent a better alternative for us and our Class A stockholders than other potential alternatives evaluated by our Class A directors and board of directors, including maintaining the status quo (which we believe is not a viable alternative because of, among other things, our scale), attempting to pursue an aggressive growth strategy through acquisitions of other complementary businesses, exploring business combinations with other companies, scaling down our operations and liquidating our business.

  See "SPECIAL FACTORS—Our Purpose and Reasons for the Merger and the Liquidation."

Q:
What will I receive in the merger and liquidation?

A:
The holders of our Class A common stock (other than stockholders who perfect their dissenters' rights of appraisal under applicable law) will be entitled to receive $2.19 in cash, without interest, for each share of our Class A common stock that they hold at the effective time of the merger.

  The record date for the special meeting is earlier than the expected completion date of the merger. If you transfer your shares of our Class A common stock after the record date but prior to the completion of the merger, you will retain your right to vote at the special meeting, but the right to receive the cash consideration will be transferred to the new holder of your shares of our Class A common stock.

Q:
Can I vote to approve the merger but not the liquidation, or vice versa?

A:
No. The merger and the liquidation contemplated by the merger agreement and plan of liquidation are part of a single plan of liquidation of NBCi. Accordingly, we are requesting your approval of the merger and the liquidation as a single proposal at the special meeting. You may not vote at the special meeting for approval of the merger but against approval of the liquidation, and you

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  may not vote at the special meeting for approval of the liquidation and against approval of the merger.

Q:
What will happen if the merger and the liquidation are not approved at our special meeting or are otherwise abandoned?

A:
Our Class A directors and our board of directors have determined to significantly reduce our work force and scale down our business regardless of whether the merger and the liquidation are completed. Our Class A directors have also determined that significantly scaling down our business and operations would be unlikely to result in greater value for the holders of our Class A common stock than the merger and the liquidation in light of uncertainty about the magnitude of our contingent and other liabilities and the associated time delay and execution risks. See "SPECIAL FACTORS—Our Purpose and Reasons for the Merger and the Liquidation."

Q:
What do I need to do now?

A:
After you read and consider carefully the information contained in this proxy statement, please fill out, sign and date the enclosed proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the enclosed proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares of our Class A common stock at the special meeting.

Q:
Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to our corporate secretary stating that you would like to revoke your proxy. Second, you can complete, sign and submit a new proxy card. If you choose either of these methods, you must timely submit your notice of revocation or your new proxy card to our corporate secretary at our principal executive offices. Third, you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares at the special meeting, you must follow directions received from your broker on how to change your vote.

Q:
Should I send in my stock certificate now?

A:
No. Shortly after the completion of the merger, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to our paying agent in order to receive payment of your cash consideration.

Q:
When do you expect the merger and the liquidation to be completed?

A:
We are working towards completing the merger and the liquidation as soon as possible. For the merger and the liquidation to occur, the merger agreement and plan of liquidation must be adopted by our stockholders. If the stockholders adopt the merger agreement and plan of liquidation, we expect to complete the merger and the liquidation as promptly as practicable following the special meeting.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger and the liquidation, you should contact our agent:

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
(888) 750-5834

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THE SPECIAL MEETING

General

    This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for a special meeting of our stockholders to be held on August 8, 2001, at 10:00 a.m. Pacific time, at 225 Bush Street, San Francisco, CA 94104, or at any adjournment or postponement of the special meeting. Shares represented by properly executed proxies received by us will be voted at the special meeting or any adjournment or postponement of the special meeting in accordance with the terms of the proxies, unless they are properly revoked.

    The record date for the special meeting is the close of business on June 26, 2001. At that date, there were approximately 543 holders of record of our Class A common stock and approximately 39,146,026 shares of our Class A common stock outstanding, including 6,497,584 shares of our Class A common stock beneficially owned by CNET, Inc. with respect to which NBC has the right to direct the voting. In addition, on the record date, there were 24,550,708 shares of our Class B common stock outstanding, all of which were owned by NBC. Each share of our Class A common stock and our Class B common stock will be entitled to one vote at the special meeting.

Purpose of the Special Meeting

    At the special meeting, our stockholders will consider and vote on a proposal to adopt an Agreement of Merger and Plan of Liquidation and Dissolution, dated as of April 8, 2001, by and among us, NBC and Rainwater, and approve the merger and the liquidation provided for in the merger agreement and plan of liquidation.

    Our Class A directors and our board of directors have both unanimously determined that the merger agreement and plan of liquidation is advisable, and that the merger, the liquidation and the consideration to be paid to the holders of our Class A common stock in the merger are fair to, and in the best interests of, the holders of our Class A common stock. Accordingly, our Class A directors and our board of directors have both unanimously approved the merger agreement and plan of liquidation, the merger and the liquidation, and recommend that the holders of our Class A common stock adopt the merger agreement and plan of liquidation and approve the merger and the liquidation. See "SPECIAL FACTORS—Recommendation of Our Class A Directors and Our Board of Directors Regarding the Merger and the Liquidation" and "SPECIAL FACTORS—Our Belief Regarding the Fairness of the Merger and the Liquidation."

    The merger agreement and plan of liquidation provides that, among other things:

  •
  Rainwater will be merged with and into us;
  •
  each outstanding share of our Class A common stock, par value $0.0001 per share (including shares held by CNET, but excluding shares held by us or any of our subsidiaries and other than shares held by stockholders who perfect their dissenters' rights of appraisal under applicable law), will be converted into the right to receive $2.19 in cash; and
  •
  after the effective time of the merger, the payment of the cash consideration to holders of our Class A common stock and the application of our assets toward the settlement of our convertible notes held by GE Investments and NBC, our liquidation will be completed and our remaining assets and our liabilities will be distributed to NBC by means of a liquidating distribution to NBC, as sole holder of our Class B common stock, par value $0.0001 per share, at the time of the liquidation.

    See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution." A copy of the merger agreement and plan of liquidation is attached to this proxy statement as Appendix A.

    Holders of shares of our Class A common stock who elect to pursue dissenters' rights of appraisal will be entitled to receive from the surviving corporation in the merger a cash payment in the amount of the "fair value" of their shares, determined in the manner provided in Section 262 of the Delaware General Corporation Law, but after the effective time of the merger their shares will not represent any interest in us other than the right to receive the cash payment. See "THE MERGER AND THE LIQUIDATION—Rights of Dissenting Stockholders."

Voting Rights and Vote Required

    Each share of our Class A common stock or Class B common stock entitles its holder on the record date to one vote on all matters properly coming before the special meeting. Any stockholder entitled to vote may vote either in person or by duly authorized proxy.

    A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the conduct of business at the special meeting or any adjournment or postponement of the special meeting. Abstentions and broker non-votes (which are shares held by brokers in street name, voting on some matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on these matters without instructions from the beneficial owner) are counted for the purpose of establishing a quorum for the conduct of business at the special meeting or any adjournment or postponement of the special meeting.

    We will not complete the merger or the liquidation unless the merger agreement and plan of liquidation is adopted, and the merger and the liquidation are approved, by:

  •
  the affirmative vote of holders of a majority of all shares of our Class A common stock, excluding shares for which NBC has the right to vote or direct the vote, outstanding on the record date for the special meeting;
  •
  the affirmative vote of holders of a majority of all shares of our Class A common stock outstanding on the record date for the special meeting;
  •
  the affirmative vote of holders of a majority of all shares of our Class A common stock and Class B common stock outstanding on the record date for the special meeting voting together as a single class; and
  •
  the affirmative vote of holders of a majority of all shares of our Class B common stock outstanding on the record date for the special meeting.

    Abstentions and broker non-votes will have the effect of a vote AGAINST adoption of the merger agreement and plan of liquidation and approval of the merger and liquidation. Votes at the special meeting will be tabulated by our transfer agent, Equiserve.

    Each of our directors and executive officers has indicated that he intends to vote his shares of our common stock in favor of the adoption of the merger agreement and plan of liquidation and he will not exercise dissenters' rights of appraisal and intends to accept the merger consideration. On the record date for the special meeting our directors and executive officers owned an aggregate of 587,783 shares of our Class A common stock, which represented approximately 1.5% of our outstanding Class A common stock and approximately 1.8% of our outstanding Class A common stock, excluding Class A common stock for which NBC has the right to vote or direct the vote. NBC holds all 24,550,708 of the outstanding shares of our Class B common stock, which represented approximately 38.5% of the total outstanding shares of our voting stock on the record date. In addition, NBC has the power to direct the vote of an additional 6,497,584 shares of our Class A common stock held by CNET on the record date. As a result, NBC has the power to vote, or direct the vote of, an aggregate of 31,048,292 shares of our common stock, which represented approximately 48.7% of our total outstanding common stock on the record date for the special meeting. Under the terms of the merger agreement and plan of liquidation, NBC has agreed to vote (or cause to be voted) all of the shares of our common stock that it has the power to vote in favor of the adoption of the merger agreement and plan of liquidation and the approval of the merger and the liquidation, which votes by NBC will be counted for purposes of the second, third and fourth votes described above but not the first vote.

    The merger and the liquidation are subject to conditions in addition to the required votes of the stockholders. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Conditions to Consummation of the Merger."

Voting and Revocation of Proxies

    All shares of our common stock represented at the special meeting (or any adjournment or postponement of the special meeting) by properly executed proxies received prior to or at the special meeting (or any adjournment or postponement of the special meeting) and not revoked will be voted at the special meeting (or any adjournment or postponement of the special meeting) in accordance with the instructions indicated in the proxies. If no instructions are indicated, proxies will be voted at the special meeting (or any adjournment or postponement of the special meeting) FOR the proposal to adopt the merger agreement and plan of liquidation and approve the merger and the liquidation, in the discretion of the persons named in the proxy, on other matters, not known or determined at the time of this solicitation, as properly may be presented at the special meeting.

    Any stockholder giving a proxy for the special meeting may revoke it by:

  •
  sending a written notice of revocation to our corporate secretary at our principal office at any time before the commencement of the special meeting or any adjournment or postponement of the special meeting stating that you would like to revoke your proxy;
  •
  attending the special meeting and voting in person; or
  •
  complete, sign and submit to our corporate secretary at our principal office a new proxy card bearing a date and time later than that of the proxy to be revoked.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy.

    Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement. If, however, other matters are properly brought before the special meeting, or are properly brought before any adjournment or postponement of the special meeting, the persons appointed as proxies in your proxy card will have discretionary authority to vote the shares represented by duly executed proxies on these matters in accordance with their discretion and judgment. No proxy cards marked AGAINST the proposal to adopt the merger agreement and plan of liquidation and approve the merger and the liquidation will be voted on a motion to adjourn or postpone the special meeting.

Solicitation of Proxies

    We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of shares of our common stock that those persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by our officers and regular employees. These persons will receive no additional compensation for these services, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with these services.

    We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies from our stockholders, including brokerage houses and other custodians, nominees and fiduciaries, and will pay that firm a base fee of $6,500 and out-of-pocket expenses.

    We mailed this proxy statement to our stockholders on or about July 9, 2001.

SPECIAL FACTORS

Background of the Merger and the Liquidation

    We were formed in a series of transactions that took place on November 29 and 30, 1999 under a series of agreements involving Xoom.com and some of its subsidiaries, NBC and some of its affiliates, CNET and Snap! LLC. As part of our formation transactions, NBC and its affiliates contributed a number of their Internet assets to us, including NBC.com, Videoseeker.com and other related properties. NBC also licensed us the right to use the NBC trademark and logo in our portal, community and e-commerce businesses. In light of our right to use the NBC brand, our ownership of NBC.com and other of NBC's Internet assets and our strategic importance to NBC, NBC negotiated contractual protections in its agreements with us that give NBC the ability to terminate the license agreement and its other commercial arrangements with us in the event of our sale or liquidation. NBC and its affiliates also have the power to accelerate our payment obligations under our convertible notes if we are sold to a third party or liquidated. These notes currently have a total outstanding balance of approximately $391 million. In addition, NBC has the right to elect all six of our Class B directors, and Robert Wright, President and Chief Executive Officer of NBC, is Chairman of our board of directors. William J. Lansing, Anthony E. Altig, James J. Heffernan, Jeffrey Ballowe, Philip Schlein, Robert C. Harris, Jr. and L. Lowry Mays serve as our Class A directors. Messrs. Lansing and Altig are also our employees. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for descriptions of the terms of our formation transactions and agreements and our commercial agreements that were entered into with NBC and CNET at the time of our formation.

    Since our formation, our business model has been based primarily on advertising and media sales. We have focused on aggregating content in a portal to attract users and selling the associated media to advertisers. We have entered into a number of anchor tenancy agreements based on our anticipated ability to generate high levels of ad exposure to a large pool of users. Since our formation, a majority of our operating revenues have consisted of advertising sales to other Internet companies.

    In February 2000, we completed a follow-on and secondary offering of 4,600,000 shares of our Class A common stock at a per share price of $81.375 in which we sold 3,650,000 newly issued shares of our Class A common stock in exchange for aggregate net proceeds to us of approximately $279.4 million. From February 2000 through May 2000, we acquired various companies, including AllBusiness.com, Inc., Husdawg Communications, Inc., flyswat, Inc. and GlobalBrain.net. Inc., in exchange for the issuance of a total of approximately 6.1 million shares of our Class A common stock and the assumption of options and warrants to acquire approximately 1.3 million additional shares of our Class A common stock.

    During the first and second quarters of 2000, we experienced increasing financial losses in connection with the operation of our business. Our net loss for the first quarter of 2000 was approximately $107.1 million and our net loss increased to approximately $151.9 million for the second quarter of 2000. During this same period, the market price of our Class A common stock declined from an intraday high of $106.125 on January 27, 2000 to an intraday low of $11.25 on June 27, 2000.

    Beginning in July 2000, as a result of a softening Internet advertising market, the failure of our revenue to grow as fast as we had projected and other economic difficulties facing us and many other Internet portal companies, including depressed stock prices and limited access to the capital markets, we implemented a plan to significantly reduce our operating costs. This plan included eliminating our planned international expansion, exiting certain areas of our business and decreasing our workforce from approximately 720 employees (excluding employees of our affiliate AllBusiness.com) on July 31, 2000 to approximately 500 employees by December 31, 2000.

    During September 2000, we combined and rebranded all of our Internet properties under the NBCi.com brand. We believed that we would have a better chance of success by focusing all of our marketing and branding efforts under a single unified brand and by further taking advantage of the recognition of the NBC brand. As a result of this change, we repositioned the services and functionality then provided by Xoom.com, Snap.com and our other Internet properties as channels within NBCi.com.

    Despite our cost reduction, product restructuring and rebranding efforts, our net losses continued to increase from approximately $157.8 million for the third quarter of 2000 to approximately $245.0 million for the fourth quarter of 2000. In addition, the market price of our Class A common stock declined to approximately $6.56 by the end of the third quarter of 2000 and to $3.50 by the end of the fourth quarter of 2000.

    The Internet advertising market continued to weaken in the fourth quarter of 2000 and the first quarter of 2001. Despite our efforts to attract advertising from non-Internet companies, Internet companies were still the source of approximately 68% of our total advertising revenue in the fourth quarter of 2000. In addition, approximately 46% of our revenue in the fourth quarter consisted of non-cash revenue, a majority of which was equity in Internet companies. As more and more Internet companies faced their own financial and operating difficulties, they were less willing to enter into sponsorship agreements similar to our existing anchor tenancy deals. Continuing weakness in the economy generally and in the financial markets in particular also compounded our difficulties during this period.

    In December, Martin J. Yudkovitz, Executive Vice President of NBC, President, NBC Digital Media, and a Class B director, and Marc Sznajderman, our Senior Vice President Corporate Development, made preliminary contact with a party with whom NBC has a relationship to explore whether it would have any interest in pursuing a business combination transaction with us.

    In light of the deterioration that was taking place in our business, in early January 2001 our board of directors instructed our management to assess our business plan and the alternatives that might be available to us. Our management reviewed our cost structure and revenue projections, as well as strategic possibilities. Because it was aware that our contractual arrangements with NBC would affect any strategic transaction between us and a third party, our board of directors determined that our Class A directors would represent us in any negotiations to the extent that the negotiations involved NBC's interest in this type of transaction, and that our Class A directors should independently select financial, legal and other advisors to assist them. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for a discussion of the terms of our convertible notes and our commercial arrangements with NBC.

    Following this meeting, Mr. Lansing and Mr. Sznajderman contacted additional parties to determine whether any of them had any interest in pursuing a business combination transaction with us. NBC participated in some of these discussions with us. In its discussions with these parties, NBC indicated that it would be willing to discuss NBC and its affiliates (other than us) making financial and other concessions if that could result in a higher purchase price for the holders of our Class A common stock. NBC indicated that the specific concessions that it would be willing to consider would be negotiated by NBC on an individual basis in response to actual business combination transaction proposals made by the additional parties. However, among the concessions that NBC indicated it would be willing to consider generally was the treatment in any transaction of our convertible notes held by NBC and GE Investments. Our convertible notes provide that in a liquidation or sale of us to a third party, NBC and GE Investments are entitled to have our obligations under our convertible notes paid in full before any payment is made to our stockholders. As of the date of this proxy statement, our obligations under our convertible notes amount to approximately $391 million. Therefore, unless NBC and GE Investments agreed otherwise, holders of our Class A common stock and Class B common stock would only be entitled to receive that portion of any purchase price paid for us in excess of approximately $391 million. Given our continuing financial losses and the deterioration of our business and financial condition, it seemed likely that substantially all the proceeds from a sale or liquidation of us would be used to repay our convertible notes, resulting in little or no payment to the holders of our Class A common stock unless NBC agreed to an alternative treatment of our convertible notes.

    On January 18, 2001, our board of directors convened a meeting to discuss, among other things, our financial outlook for calendar 2001. Members of our management team, including Messrs. Altig and Sznajderman and Andrew Jacobson, our Vice President Legal, and representatives of Wilson Sonsini Goodrich & Rosati, our outside legal counsel, also attended this meeting. At this meeting, our board of directors discussed our continuing financial losses and our deteriorating financial condition, business and operations. Our board of directors determined that the prospects for our business were likely to continue to deteriorate throughout 2001 due to continuing weakness in the Internet advertising market and the financial markets. Our board of directors then discussed potential alternatives for going forward, including our ability to achieve each alternative and the associated merits and risks. The possible alternatives reviewed included maintaining the status quo, attempting to pursue an aggressive growth strategy through acquisitions of other complementary businesses, exploring business combinations with other companies, scaling down our operations and liquidating our business. With respect to the option of maintaining the status quo, our board of directors discussed the continuing changes in the Internet advertising industry, our position with respect to our competitors, expectations related to the financial markets generally and the viability of our business model on a long-term basis. With respect to an aggressive growth strategy and business combinations, our board discussed the continued decline in the capital markets and Internet portal stocks in particular, the likelihood of the existence of third parties who would be interested in pursuing a business combination with us and the risks associated with an aggressive growth strategy. With respect to a scale-down of our operations, the board discussed various methods of scaling down our business and leveraging our existing assets, and the risks and contingent liabilities associated with a scale-down. Finally, with respect to liquidation, our board of directors discussed our outstanding convertible notes held by GE Investments and NBC and the effect of a liquidation on such notes. Following this discussion, our board of directors authorized us to retain an investment banking firm to advise the Class A directors and our board of directors regarding alternatives.

    Following the discussion among our full board of directors at this meeting, our Class A directors met separately with representatives of Wilson Sonsini to discuss the fiduciary duties of our Class A directors to our stockholders in the context of considering our alternatives. Representatives from Wilson Sonsini described the fiduciary duties of our Class A directors that would arise under various circumstances, and advised the Class A directors that they should consider only the interests of the holders of our Class A common stock (other than affiliates of NBC) when considering our alternatives. Our Class A directors also discussed the retention of a financial advisor and the terms of this proposed retention. Our Class A directors then authorized Mr. Lansing (who is our chief executive officer as well as one of our Class A directors) to retain a financial advisor on terms that were consistent with the terms discussed at the meeting. Our Class B directors, who are elected by NBC, as the holder of our Class B common stock did not participate in this selection process.

    On January 18, 2001, following the meeting of our Class A directors, we entered into an engagement letter with Dresdner Kleinwort Wasserstein in which we engaged Dresdner Kleinwort Wasserstein to act as our exclusive financial advisor.

    During January and February 2001, to decrease our costs, we continued to further reduce our workforce to approximately 370 employees by February 28, 2001.

    On January 20, 2001, our board of directors convened another meeting to further discuss our business prospects for calendar 2001 and our alternatives for going forward. Mr. Altig, who was appointed as a Class A director during the January 18, 2001 meeting of our board of directors, attended this meeting as a new director of the company. Members of our management team, including Messrs. Sznajderman, Jacobson and Jay Allen, our Senior Vice President Human Resources, also attended this meeting. At this meeting, our board of directors received revised financial projections for calendar 2001, and discussed our employee costs in light of our continuing financial losses and our deteriorating financial condition, business and operations. Our board of directors then revisited our alternatives, including maintaining the status quo, attempting to pursue an aggressive growth strategy through acquisitions of other complementary businesses, exploring business combinations with other companies, scaling down our operations and liquidating our business. In its discussion, our board of directors reviewed in greater detail the benefits and risks associated with each of our alternatives. Much of the discussion related to exploring business combinations with other companies, the likelihood of a third party being willing to enter into a business combination on terms favorable to our stockholders and what role NBC would be likely to play with respect to any such transaction. After discussion, our board of directors authorized us to proceed, with the advice and assistance of Dresdner Kleinwort Wasserstein, with a review of companies that might be interested in exploring a business combination with us. Our board of directors also authorized us and Dresdner Kleinwort Wasserstein to contact these companies to determine their level of interest in a business combination with us, to enter into appropriate confidentiality agreements with any of these companies, and to proceed with a due diligence review of us by any of these companies if any of them expressed an interest in exploring a business combination with us.

    When our board of directors began considering possible strategic alternatives in January 2001, NBC was not considering pursuing an acquisition of us. However, given the discussions engaged in by the board of directors and our management concerning the alternatives available to us, NBC began to conduct its own internal evaluation of the implications for NBC of an acquisition of us by a third party or a liquidation of our business. As a result, NBC indicated to us that NBC was prepared to consider and, on appropriate terms, support a third party acquisition of us so long as its licensing and advertising arrangements would not be adversely affected. NBC indicated that a mutually acceptable treatment for our convertible notes held by NBC and GE Investments would also be necessary. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for a discussion of the terms of our convertible notes and our commercial arrangements with NBC.

    During the remainder of January 2001, Dresdner Kleinwort Wasserstein conducted financial due diligence on us through several meetings with us at our offices in San Francisco, California, and in numerous telephonic conference calls. In these meetings and telephonic conference calls, Dresdner Kleinwort Wasserstein asked our management questions regarding our financial statements, customers, services, advertising and other agreements, relationship with NBC and other information Dresdner Kleinwort Wasserstein deemed relevant to its due diligence review and to determining which third parties might be interested in a potential business combination with us. During the course of its review, Dresdner Kleinwort Wasserstein reviewed certain financial information relating to our business and operations. The financial information provided to Dresdner Kleinwort Wasserstein included certain historical financial statements and a description of our business that were intended to help Dresdner Kleinwort Wasserstein identify third parties who might be appropriate candidates for a potential business combination with us. Based on this information and discussions with our management, during the month of January 2001, Dresdner Kleinwort Wasserstein also worked with Messrs. Lansing, Sznajderman and Altig to identify a list of third parties that they and we believed might have been interested in pursuing a business combination with us, and to develop a plan for contacting each of these third parties about a possible transaction.

    During the months of January 2001 and February 2001, after receiving authorization from our board of directors, Messrs. Lansing, Sznajderman and Altig and representatives of Dresdner Kleinwort Wasserstein contacted 21 third parties identified by Dresdner Kleinwort Wasserstein and us. In response to calls from representatives of Dresdner Kleinwort Wasserstein and Messrs. Lansing, Sznajderman and Altig, ten companies expressed an interest in exploring a business combination with us, one of which was the company that we and NBC had contacted in December 2000 regarding a possible business combination with us. Messrs. Lansing, Sznajderman and Altig and representatives of Dresdner Kleinwort Wasserstein had telephone calls with representatives of all ten companies to discuss aspects of our business and operations and certain elements of a potential business combination with us. These calls were very general in nature, and we did not provide any material non-public information to any of these companies during these telephone calls. Discussions with five of these companies (including the company that we and NBC had contacted in December 2000 regarding a possible business combination with us) progressed to the point of negotiating and entering into a confidentiality agreement with us. After entering into confidentiality agreements with these five companies, we assisted each of them with a due diligence review of our business and operations, during which we provided each of them with non-public information about our business and operations and indicated that for purposes of their preliminary valuation, they should assume the most favorable treatment (from their perspective) of our advertising arrangements with NBC. Throughout the period of our discussions, our Class A directors had regular conference calls with members of our management, and with representatives of Dresdner Kleinwort Wasserstein and Wilson Sonsini, to receive updates on the progress of discussions with these companies in respect of a business combination with us. None of these discussions progressed to a level that would indicate that a business combination with any of these parties was a likely possibility. One of these third parties contacted representatives of Dresdner Kleinwort Wasserstein on February 14, 2001 and indicated that it was no longer interested in proceeding with discussions regarding a business combination due to a perceived lack of a fit between the business strategies of the two companies. Two of the other third parties contacted members of our management team on February 19, 2001 and during the first week of March 2001, respectively, indicating that they were no longer interested in proceeding with discussions regarding a business combination with us, but did not indicate their reasons for discontinuing discussions with us. Another third party contacted members of our management later in March 2001 and indicated that it was no longer interested in a business combination with us, but did not indicate its reasons for discontinuing discussions with us.

    During the months of January 2001 and February 2001, Messrs. Lansing, Sznajderman and Altig also had several meetings and discussions with NBC to discuss a possible business combination between us and each of the five companies that expressed an interest in a transaction with us to determine NBC's position regarding each of these possible transactions. These discussions consisted primarily of consideration of the level of interest of each company and speculation as to possible terms of a business combination transaction. NBC indicated that it would consider supporting these transactions under appropriate circumstances. NBC indicated that in any such transaction NBC's contractual rights under its licensing, advertising and related commercial arrangements with us would need to be maintained or mutually acceptable modifications to those arrangements agreed to, and that a mutually acceptable treatment for our convertible notes held by NBC and GE Investments would also be necessary.

    While NBC continued to believe that a third party acquisition of us on acceptable terms would be a better alternative for NBC than an acquisition of us by NBC, beginning in early February NBC began to evaluate internally the possibility of NBC acquiring our assets and liabilities, in addition to its evaluation of the implications for NBC of the other options available to us. At that time, we were not informed by NBC of such evaluation or potential interest. NBC's evaluation continued on an ongoing basis throughout February and March.

    On March 2, 2001, we received an indication of interest to acquire all of our Class A common stock and Class B common stock from the company that we and NBC had previously contacted in December 2000 regarding a potential business combination with us, which was also one of the third parties with whom we and Dresdner Kleinwort Wasserstein had been communicating in January and February 2001. The material economic terms proposed by that company included:

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  the total base price paid to our securityholders would be a total of $300 million for all outstanding shares of our Class A common stock and our Class B common stock, as well as for our convertible notes;

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  NBC and GE Investments would be required to convert the $391 million of our convertible notes into 5,809,388 shares of our Class B common stock;

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  we would be required to terminate all of our employees prior to completing the proposed transaction;

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  we would be required to terminate all of our contracts and settle all of our liabilities, subject to limited exceptions, prior to completing the proposed transaction;

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  we would be required to sell substantially all of our assets (other than certain equity interests) prior to completing the proposed transaction;

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  If our net cash on hand after selling all of our assets and satisfying all of our contingent and other liabilities was more than $145 million, the additional funds would be distributed to our stockholders. If our net cash on hand was less than $145 million, NBC would be required to make up the shortfall and pay the interested company the difference;

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  NBC would be required to indemnify the interested company for any breaches of our representations, warranties and covenants in the transaction agreements and for certain potential tax liabilities; and

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  NBC would be required to restructure its commercial arrangements with us.

    The interested party separately communicated to NBC that under its indication of interest:

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  NBC would be required to provide $70 million of free on-air advertising, of which $50 million would be for joint projects with NBC;

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  $50 million would be deducted from the funds payable to NBC in the proposed transaction and would be placed in escrow to support NBC's indemnities and other obligations;

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  NBC would be required to reduce our obligation to purchase advertising under our advertising agreement with NBC and modify the payment schedule so as to extend the period of time that we would have to pay NBC for the advertising to six years; and

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  NBC would be required to make additional concessions relating to its existing commercial arrangements with the interested party.

    On March 5, 2001, our board of directors convened a meeting to discuss our efforts to explore business combinations with third parties. Members of our management team also attended this meeting, including Messrs. Sznajderman, Allen and Jacobson. At this meeting, Mr. Lansing described our continuing financial losses, the deterioration of our business and financial condition due to persistent weakness in the financial and advertising markets, and the likely impact on the market price of our Class A common stock. Our board of directors then discussed the prospects for our business and our various alternatives for going forward, including a strategy of maintaining the status quo, attempting to pursue an aggressive growth strategy through acquisitions of other complementary businesses, exploring business combinations with other companies, scaling down our operations and liquidating our business.

    Following this discussion, Messrs. Lansing, Sznajderman, Allen and Jacobson discussed the indication of interest we had received on March 2. Our board of directors then discussed the terms and conditions of this indication of interest. Messrs. Lansing, Sznajderman, Allen and Jacobson then described the status of our discussions with various companies that had expressed an interest in exploring a business combination with us. At this meeting, our board of directors again discussed the interests of NBC in any business combination involving us, and the conflicts of interest that might result between our interests in a transaction and NBC's interests in a transaction, including conflicts relating to our convertible notes held by NBC and GE Investments and the advertising agreement between NBC and us. Because our Class B directors are all elected by NBC, as the only holder of our

Class B common stock, our board of directors determined that consistent with our prior course of conduct, only our Class A directors would conduct negotiations on our behalf with other companies regarding a proposed business combination involving us to the extent that the negotiations involved NBC's interests in the transaction. As a result of these discussions, our board of directors authorized us to further explore a business combination with the company that had sent us the indication of interest on March 2, as well as to continue to analyze our other alternatives for going forward.

    On March 7, 2001, our Class A directors met with representatives of Wilson Sonsini to discuss again the duties and responsibilities of our Class A directors in the context of negotiating a business combination involving us. Our Class A directors also discussed the terms and conditions of the indication of interest we had received on March 2 with the representatives of Wilson Sonsini.

    Between March 2 and March 22, 2001, Mr. Sznajderman, Mr. Yudkovitz and other representatives of NBCi and NBC continued to engage in discussions with the interested party and to propose revisions to its indication of interest. These discussions focused on the terms of their proposed indication of interest (including increasing the price and reducing the number of closing conditions), our financial statements, and the valuation of our common stock and assets. In these discussions, Mr. Sznajderman explained why we believed that the valuation attributed to our Class A common stock should be higher based on our financial condition and assets. He further asserted our desire to limit the number of contingencies relating to the closing of a business combination transaction. NBC and GE Investments proposed accepting a payment of $100 million and approximately 7.1 million shares of our Class B common stock in lieu of the payment of approximately $391 million under our convertible notes that would otherwise be payable to NBC and GE Investments if the parties were able to consummate the transaction contemplated by the indication of interest. The interested party was unwilling to make any material changes to its original indication of interest, and we had no further discussions with this party after March 22, 2001.

    Neither our Class A directors (acting on behalf of us) nor NBC (acting on behalf of itself and its affiliates) was willing to enter into a transaction on the terms proposed by this interested company as described above. In particular, our Class A directors believed that the indication of interest contained significant economic and closing contingencies that made it uncertain at what price and whether the transaction would be completed. The Class A directors were not prepared to terminate our business in light of these uncertainties. NBC was not willing to provide indemnification for breaches by us or to escrow funds, assume contingent liabilities, provide the required additional free advertising or modify our advertising or convertible note payment arrangements with NBC to the extent requested, but was prepared to discuss other modifications to its commercial arrangements.

    On March 14, 2001, Mr. Lansing had a telephone call with Mark Begor, Executive Vice President and Chief Financial Officer, NBC, President, NBC Business Development and Interactive Media and a Class B director, to discuss the progress of our discussions with the companies that expressed an interest in exploring a business combination with us. During this call, Messrs. Lansing and Begor discussed the treatment of our convertible notes in connection with and following any business combination transaction. In addition, Messrs. Begor and Lansing discussed the possibility of exploring a business combination between NBC and us. Mr. Lansing undertook to discuss the matter with our Class A directors. Between March 14 and March 26, in addition to continuing our discussions with the other interested parties, Mr. Lansing contacted our Class A directors regarding his discussion with Mr. Begor and had several additional discussions with Mr. Begor. NBC also continued its own internal evaluation of the possiblity of a business combination with us. NBC discussed its internal evaluation with GE and members of GE management, but GE and GE Investments did not participate in conducting this internal evaluation nor did they participate in any subsequent discussions with us related to a business combination between NBC and us.

    After NBC indicated that it was interested in exploring a business combination with us, we agreed with Dresdner Kleinwort Wasserstein that they would exclusively represent and act as an advisor to our

Class A directors for the proposed transaction, and would not represent or act as an advisor to any other person, including our board of directors as a whole or NBCi itself.

    On March 26, 2001, our Class A directors met with representatives of Wilson Sonsini to discuss the duties and responsibilities of our Class A directors and our management team in the context of negotiating a business combination between NBC and us. At this meeting, our Class A directors agreed that Messrs. Heffernan and Schlein would lead any negotiations with NBC regarding a potential business combination between NBC and us, and would provide regular reports to the other Class A directors regarding their discussions with NBC.

    NBC entered into a confidentiality agreement with us on March 26, 2001, and from March 26, 2001 through April 7, 2001, NBC conducted a due diligence review of our business and operations. During this review, Messrs. Lansing, Altig and Sznajderman and Robert Goldberg, our Senior Vice President, Sales and Marketing, Jay Allen, our Senior Vice President, Human Resources, and representatives of Dresdner Kleinwort Wasserstein and Wilson Sonsini had several conference calls and meetings with NBC, during which we provided material non-public information to NBC. In addition, we and representatives of Dresdner Kleinwort Wasserstein and Wilson Sonsini provided NBC and Simpson Thacher & Bartlett, NBC's outside legal counsel, with financial and legal due diligence material as requested by them. After NBC had completed its initial review, NBC's analysis indicated that our continuing to operate as a public company under our current business model was likely to lead to additional financial losses and continued deterioration of our business and financial condition, and result in declining value for the holders of our Class A common stock and Class B common stock. NBC's analysis also indicated that due to the significant liabilities that would be incurred in connection with the liquidation of our business (including repayment of our convertible notes) and our continuing negative cash flow pending liquidation, our voluntary liquidation did not appear to be a very attractive alternative for our stockholders.

    On March 29, 2001, Messrs. Heffernan and Schlein and certain members of our management team met with Messrs. Begor and Yudkovitz to discuss the results to date of NBC's due diligence review of our business and operations, and our valuation, but no specific purchase price was proposed for holders of our Class A common stock in connection with any potential business combination between NBC and us.

    By the end of March 2001, we had been unable to reach an agreement with any of the other companies that had expressed an interest in exploring a business combination with us and our discussions with all of these companies other than NBC had ceased. Each of these other companies which had expressed an interest in a business combination with us had advised us that it was applying, among other methodologies, various liquidation analyses to value us. By the end of the first week of April and after April 3, 2001, the date of our discussions with NBC described below in which a $1.50 per share purchase price was discussed, we concluded that any third party interested in purchasing us would most likely value us using some form of liquidation-based analysis rather than a going concern analysis.

    On April 2, 2001, Messrs. Begor and Yudkovitz met with John F. Welch, Jr., Chief Executive Officer and Chairman of the Board of GE and a Class B director, Jeffrey R. Immelt, President of GE, Dennis D. Dammerman, Vice Chairman of GE, Mr. Wright, Vice Chairman of GE, President and Chief Executive Officer of NBC, a Class B director and Chairman of our board of directors, and Keith S. Sherin, Senior Vice President-Finance and Chief Financial Officer of GE, to discuss the possibility of a business combination between NBC and us. At that meeting, management of NBC was authorized to pursue further discussions with us regarding a potential business combination, and Mr. Wright, acting in his capacity as Vice Chairman of GE, was delegated the authority to approve or reject any potential business combination between us and NBC.

    On April 3, 2001, NBC sent to Messrs. Sznajderman, Heffernan and Schlein a list of considerations relating to a possible transaction between NBC and us. Messrs. Begor, Yudkovitz, Sznajderman, Heffernan and Schlein and representatives of Dresdner Kleinwort Wasserstein held a conference call later that day to discuss the considerations identified by NBC. The discussion on the call focused on closing conditions proposed by NBC, particularly conditions relating to NBCi's balance sheet at the closing of any transaction. During that call, Mr. Begor indicated that NBC would be willing to consider paying $1.50 per share of our Class A common stock in connection with a possible transaction. On April 3, our Class A common stock traded at an intraday low of approximately $0.97, and the Nasdaq National Market closed at its low for the year at 1,638.80.

    On April 4, 2001, Messrs. Heffernan, Schlein and Sznajderman and a representative of Dresdner Kleinwort Wasserstein met with Mr. Begor at our offices in San Francisco to further discuss and negotiate the possible terms of a business combination between NBC and us, including the price to be paid to the holders of our Class A common stock. Mr. Yudkovitz also participated in this meeting by telephone. This meeting focused on our valuation in light of our continuing financial losses, our business and operations and the changes that had occurred in the Internet advertising and financial markets. Messrs. Heffernan and Schlein initiated the meeting with a discussion of the potential realizable value to NBC in an acquisition of NBCi at prices ranging from $1.50 per share to $2.50 per share. Following discussion and debate focusing on the potential realizable value to NBC of an acquisition of NBCi after payment or settlement of our outstanding and contingent liabilities, and private discussion among Messrs. Heffernan, Schlein, Sznajderman and the representative of Dresdner Kleinwort Wasserstein, Messrs. Heffernan and Schlein proposed a price of $2.35 per share. Messrs. Heffernan and Schlein also indicated that any transaction would need to have minimal closing conditions. Mr. Begor indicated that NBC was unwilling to agree to the proposed price per share, but proposed a price of $2.00 per share and agreed to remove the closing conditions which NBCi had indicated were problematic. Mr. Begor requested that Messrs. Heffernan and Schlein discuss this proposal with the rest of the Class A directors, and the meeting was concluded.

    Following the meeting between our representatives and representatives of NBC on April 4, 2001, Messrs. Heffernan and Schlein had telephone calls with most of our Class A directors to discuss the status and progress of discussions between Messrs. Heffernan and Schlein and NBC.

    On April 5, 2001, we revised our projections to take into account further analysis by our sales organization that its prior projections were significantly higher than what could reasonably be expected for the second quarter of 2001 and the remainder of 2001 due to continued deterioration of existing client relationships and unanticipated failures to secure prospective customers, as well as continuing weakness in the Internet advertising market.

    On April 5, 2001, Messrs. Heffernan, Schlein and Sznajderman and a representative of Dresdner Kleinwort Wasserstein met with Mr. Begor at the offices of Mr. Schlein in Menlo Park, California to continue their discussions regarding the possible business combination between NBC and us. Mr. Yudkovitz again participated in this meeting by telephone. During this meeting, the representatives of our Class A directors and NBC presented the basis for their respective beliefs regarding our valuation, and engaged in negotiations over the amount of consideration that would be paid to the holders of our Class A common stock if we and NBC were to determine to enter into a business combination transaction. Messrs. Heffernan and Schlein began the meeting by stating that NBC's proposed $2.00 per share price was unacceptable and suggested a price of $2.25 per share. Mr. Begor indicated that NBCi's proposed $2.25 per share price, which represented a premium of approximately 29% to the average closing price of our common stock over the 30 prior trading days, was too high. Following some discussion, both with Mr. Yudkovitz privately and with the representatives of NBCi, Mr. Begor proposed a price of $2.10 per share, noting that the offer represented an approximately 20% premium to the average closing price of our common stock over the 30 prior trading days. Following further discussion, both with Mr. Sznajderman and the representative of Dresdner Kleinwort

Wasserstein privately and with NBC, Messrs. Heffernan and Schlein presented a counter proposal of $2.19 per share which represented an approximately 25% premium to the average closing price of our common stock over the 30 prior trading days. The parties continued to discuss price, with each other and among themselves. After a final counter proposal by NBC of $2.15 per share that was rejected by Messrs. Heffernan and Schlein, tentative agreement was reached on a price of $2.19 per share of our Class A common stock, subject to approval of Mr. Wright, as Vice Chairman of GE, approval of our Class A directors and execution of a mutually acceptable written agreement containing the terms of the transaction.

    Following the meeting between our representatives and representatives of NBC on April 5, 2001, all of our Class A directors had a telephonic conference call to discuss the developments in the proposed transaction with NBC. Members of our management team, including Messrs. Sznajderman and Jacobson, and representatives of Dresdner Kleinwort Wasserstein and Wilson Sonsini, participated in this conference call. During this conference call, our Class A directors discussed the status of our negotiations with NBC regarding both non-price terms of the possible business combination between NBC and us and the proposed consideration of $2.19 per share to be paid in the transaction to the holders of our Class A common stock. Our Class A directors, members of our management team and representatives of Dresdner Kleinwort Wasserstein then reviewed our efforts to explore a business combination with other companies. Following this review, our Class A directors discussed our various alternatives to the business combination with NBC. The alternatives reviewed included maintaining the status quo, attempting to pursue an aggressive growth strategy through acquisitions of other complementary businesses, scaling down our operations and liquidating our business. The Class A directors discussed these alternatives, and specifically how each of them would affect the holders of our Class A common stock. For a more detailed description of the benefits and risks associated with each alternative, see "Our Purpose and Reasons for the Merger and Liquidation." However, the Class A directors concluded that the problems and risks associated with each of these alternatives, as previously considered by the full board of directors, still existed or had become more problematic, including the continued deterioration of the financial and capital markets, our projected financial condition and our business. A representative of Wilson Sonsini then reviewed again the fiduciary obligations of our Class A directors in the context of the proposed business combination between NBC and us. After a lengthy discussion, our Class A directors authorized Messrs. Heffernan and Schlein, together with members of our management and representatives of Dresdner Kleinwort Wasserstein and Wilson Sonsini, to negotiate a written agreement with NBC regarding a transaction.

    Commencing on the evening of April 5, 2001 and continuing through April 8, 2001, Messrs. Heffernan, Schlein and Sznajderman and representatives of Dresdner Kleinwort Wasserstein and Wilson Sonsini negotiated with representatives of NBC and Simpson Thacher & Bartlett regarding the written agreement governing the terms of the business combination between NBC and us. During these negotiations, among other things, Messrs. Heffernan and Schlein and their advisors negotiated with NBC to:

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  require the business combination to be approved by a vote of holders of a majority of the shares of our Class A common stock outstanding, excluding shares for which NBC has the right to vote or direct the vote;

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  limit the nature and extent of our representations and warranties in the merger agreement and plan of liquidation, in particular by qualifying most representations and warranties made by us by general references to the absence of material adverse effects on our assets and liabilities;

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  limit the conditions that would apply to our obligations and the obligations of NBC to complete the merger and the liquidation following the execution of the merger agreement and plan of liquidation;

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  enhance the flexibility of our Class A directors and our board of directors, following the execution of the merger agreement and plan of liquidation, to respond to alternative transaction proposals from third parties, change their recommendation that the holders of our Class A common stock approve the business combination between NBC and us, or terminate the merger agreement and plan of liquidation under certain circumstances; and

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  limit the amount of the termination fee that would be payable by us in the event that our Class A directors or our board of directors chose to terminate the merger agreement and plan of liquidation and abandon the business combination between NBC and us.

    On April 6, 2001 and April 7, 2001, our Class A directors received then current drafts of the merger agreement and plan of liquidation.

    On April 7, 2001, Mr. Wright, acting in his capacity as Vice Chairman of GE, approved the terms of the proposed business combination and authorized NBC, Rainwater and GE Investments to enter into the merger agreement and plan of liquidation.

    On April 8, 2001, our Class A directors had a telephonic conference call to discuss the proposed business combination between NBC and us. Representatives of Dresdner Kleinwort Wasserstein and its counsel and Wilson Sonsini also participated in this conference call. On this conference call, representatives from Wilson Sonsini gave a presentation to our Class A directors regarding their fiduciary duties to the holders of our Class A common stock in the context of the proposed business combination between NBC and us. Following this presentation, our Class A directors discussed certain special interests of various directors and other members of our management team in the proposed transaction, which are described in detail under "—Interests of Certain Persons in the Merger; Potential Conflicts of Interest." Representatives of Wilson Sonsini also summarized the terms of some of our agreements with NBC, which are described in detail under "CERTAIN RELATIONSHIPS AND TRANSACTIONS," and the principal terms of the merger agreement and plan of liquidation that had been negotiated with NBC. Following this presentation, our Class A directors discussed, and asked questions of the representatives from Wilson Sonsini regarding, the terms of the merger agreement and plan of liquidation.

    Following the discussion among our Class A directors and representatives of Wilson Sonsini, representatives of Dresdner Kleinwort Wasserstein gave a presentation to our Class A directors regarding Dresdner Kleinwort Wasserstein's analysis of the valuation of us and our alternatives to the merger and the liquidation. A copy of Dresdner Kleinwort Wasserstein's presentation to the Class A directors has been filed with the Securities and Exchange Commission as an exhibit to the Schedule 13E-3 filed by NBC, GE Investments, Rainwater and us in connection with the merger and the liquidation. Following this presentation, our Class A directors discussed and asked questions of the representatives from Dresdner Kleinwort Wasserstein regarding their presentation. Following this discussion, representatives of Dresdner Kleinwort Wasserstein delivered the oral opinion of Dresdner Kleinwort Wasserstein to our Class A directors, subsequently confirmed in writing, that as of April 8, 2001, the date of the opinion, and subject to the assumptions and limitations set forth in the opinion, the consideration provided for pursuant to the merger agreement and plan of liquidation was fair to the holders of our Class A common stock (other than NBC or any affiliates of NBC) from a financial point of view. During this meeting, our Class A directors also discussed our continuing financial losses, the continuing deterioration of our business, the changes that had occurred in the Internet advertising market and the financial markets, the general weakness in the economy, the decline in our stock price, the growing perception that only a few of the leading Internet portal companies would survive, and the results of our discussions with third parties and negotiations with NBC, including the initial pricing indication from NBC on April 3, 2001. At this meeting, our Class A directors acknowledged that in the absence of a business combination between NBC or another third party and us, a significant scale down of our operations would be advisable. Our Class A directors then unanimously determined that the merger agreement and plan of liquidation was advisable, and that the merger, the liquidation and the consideration to be paid to the holders of our Class A common stock in the merger were fair to, and in the best interests of, the holders of our Class A common stock. Accordingly, our Class A directors unanimously approved the merger agreement and plan of liquidation, the merger and the liquidation, and resolved to recommend that the holders of our Class A common stock entitled to vote at the special meeting vote to adopt the merger agreement and plan of liquidation and approve the merger and the liquidation.

    Immediately following this discussion among our Class A directors and representatives of Dresdner Kleinwort Wasserstein and Wilson Sonsini, our Class B directors joined the telephonic conference call to discuss the merger agreement and plan of liquidation that had been negotiated with NBC. Representatives of Wilson Sonsini informed our Class B directors that Dresdner Kleinwort Wasserstein had delivered an opinion to our Class A directors that as of the date of the opinion the consideration provided for pursuant to the merger agreement and plan of liquidation was fair to the holders of our Class A common stock (other than NBC or any affiliates of NBC) from a financial point of view. Our Class B directors voting as a separate class and then our entire board of directors unanimously determined that the merger agreement and plan of liquidation was advisable, and that the merger, the liquidation and the consideration to be paid to the holders of our Class A common stock in the merger were fair to, and in the best interests of, the holders of our Class A common stock. Our Class B directors voting as a separate class and then our entire board of directors unanimously approved the merger agreement and plan of liquidation, the merger and the liquidation, and resolved to recommend that the holders of our Class A common stock entitled to vote at the special meeting vote to adopt the merger agreement and plan of liquidation and approve the merger and the liquidation.

    On April 8, 2001, we, NBC, Rainwater and GE Investments executed the merger agreement and plan of liquidation and then, on April 9, 2001, we and NBC issued a joint press release announcing the merger agreement and plan of liquidation and the proposed merger and the liquidation.

Our Purpose and Reasons for the Merger and the Liquidation

    We have chosen to seek to complete the merger and the liquidation primarily to enable the holders of our Class A common stock to receive value for their shares at a significant premium to the market price of our Class A common stock before the announcement of our entry into the merger agreement and plan of liquidation. We have decided to enter into the merger agreement and plan of liquidation at this time because, after taking the time to explore and assess alternatives available to us, during which time we continued to see a deterioration of our business and decline in our stock price, the merger and the liquidation presented our Class A directors and our board of directors with an immediate opportunity for our holders of Class A stock to receive value for their shares in contrast with the likelihood of continued losses in the absence of the merger and the liquidation. In connection with the approval of the merger agreement and plan of liquidation on April 8, 2001, our Class A directors and our board of directors determined that the merger and the liquidation are in the best interests of the holders of our Class A common stock for the following reasons:

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  We have not been profitable to date and, due to changes in the Internet advertising and financial markets, we expect continuing financial losses and deterioration of our business and financial condition. As discussed above in detail, due to continued deterioration in our business, we updated our projections at the end of the first week of April which reflected that we would not become cash flow positive as early as previously expected.

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  The market price of our Class A common stock has been steadily declining (reaching an intraday low of approximately $0.97 on April 3, 2001), and we believe it is likely to continue to decline for the foreseeable future because of our inability to reach cash flow profitability, our continuing financial losses, our deteriorating financial condition, and as the financial markets continue to look with disfavor upon Internet portal companies, especially Internet portal companies such as NBCi that are not in the top tier. In addition, the continuing decline in our stock price could result in the delisting of our Class A common stock from the Nasdaq National Market, and we believe that it could cause the loss of existing or prospective customers due to our perceived financial weakness and limited access to capital markets.

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  In light of the continuing deterioration of our business and the resultant decline in our stock price discussed in the preceding bullet points, our Class A directors and our board of directors have concluded that maintaining the status quo is not a viable alternative. As a result, our Class A directors and our board of directors determined to explore the merger and liquidation, as well as other strategic alternatives discussed more fully below. As noted below, our Class A directors and our board of directors determined that the merger and the liquidation present a better alternative than any of the other alternatives considered.

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  No one other than NBC appears to be interested in pursuing a business combination with us that would enable the holders of our Class A common stock to realize greater value than they would receive in the merger and the liquidation (even though we advised potentially interested parties to assume the most favorable possible treatment, from the perspective of the interested party, of our advertising arrangements with NBC), and we have concluded that any third party interested in purchasing us would most likely value us using some form of liquidation-based analysis. By March 31, 2001, all discussions with other companies that had expressed an interest in exploring a business combination with us had ceased.

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  We believe that the merger and the liquidation represent a better alternative for us and our Class A stockholders than other potential alternatives evaluated by our Class A directors and board of directors, including maintaining the status quo (which we believe is not a viable alternative because of, among other things, our scale), attempting to pursue an aggressive growth strategy through acquisitions of other complementary businesses, exploring business combinations with other companies, scaling down our operations and liquidating our business.

    Although the holders of our Class A common stock will benefit from the merger and the liquidation by receiving the cash consideration in connection with the merger, the current holders of our Class A common stock will recognize taxable gain or loss in connection with the merger, and will be deprived of the opportunity to realize any future appreciation in value from any improved performance of our assets under the direction and control of NBC (see "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Material U.S. Federal Income Tax Consequences of the Merger to Holders of our Class A Common Stock.").

    In reaching our determination to enter into the merger agreement and plan of liquidation and to seek to complete the merger and the liquidation at this time, our Class A directors and our board of directors considered and rejected a number of alternatives to the merger and the liquidation. The alternatives that our board of directors considered were:

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  Maintaining the status quo and continuing to operate our business as we have operated it in the recent past. In light of changes in the Internet advertising market and financial markets and the continuing deterioration of our business, financial condition and prospects in the face of those changes, and due to our limited scale in the Internet portal business, our Class A directors and our board of directors determined that maintaining the status quo was not a viable alternative. Given the combination of these negative factors, our Class A directors and our board of directors determined that if we were to continue to operate as we have in the recent past, we would continue to lose money and exhaust our cash supply, while our stock price would be unlikely to recover and likely to decline further, thereby further diminishing the value of our Class A common stock. By contrast, in the merger and the liquidation, the holders of our Class A common stock will receive value for their shares at a premium to the market price of our common stock prior to the announcement of the merger and the liquidation.

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  Seeking to pursue an aggressive growth strategy by acquiring other complementary businesses. Our Class A directors and our board of directors considered our management's analysis of the possibility of pursuing an agressive growth strategy by acquiring other complementary businesses. Based on certain assumptions that our Class A directors and our board of directors concluded were highly unlikely to be realized, our management projected that this strategy might possibly lead to a value of as much as $2.00 to $8.00 per share of Class A common stock in the future. However, our diminishing capital base and market capitalization, coupled with our inability to draw upon the capital markets for additional funding, led our Class A directors and our board of directors to conclude that our prospects for meaningful growth through acquisitions were limited and an aggressive growth strategy was not likely to succeed. Even if it was viable for us to expand through investments and acquisitions, (by using cash or other means), our Class A directors and our board of directors concluded that such a strategy carries with it the risk of a loss of capital in the event of unsuccessful acquisitions and the risk that the investment community would have a negative reaction to such a strategy, both of which could further erode the value of our Class A common stock. An aggressive growth strategy would accelerate the depletion of our cash and if it ultimately proved to be an unsuccessful strategy, there could be less value available to the holders of our Class A stock than in the merger and the liquidation. In addition, such a strategy does not provide our stockholders with near-term liquidity. On the basis of these considerations our board of directors and our Class A directors determined that the risks of pursuing such a strategy made it a less attractive alternative than the merger and the liquidation.

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  Significantly scaling down our operations. Our Class A directors and our board of directors considered our management's analysis of the scale-down alternative, which consists of minimizing staffing and expensive operating arrangements and investing our assets in short-term investment-grade corporate bonds. Based on certain assumptions that our Class A directors and our board of directors concluded were highly unlikely to be realized, our management projected that this strategy might possibly result in a value of as much as $2.28 to $3.63 per share of Class A common stock in the future. Our Class A directors and our board of directors determined that some of these actions would be advisable regardless of whether we entered into the proposed transaction with NBC. Our Class A directors and our board of directors determined, however, that this alternative was not likely to result in greater value for the holders of our Class A common stock than the merger and the liquidation in light of uncertainty about the magnitude of our contingent and other liabilities and the associated time delay and execution risks, including the possibility that NBC might challenge such a strategy as a deemed liquidation, thereby asserting its right to accelerate repayment of our convertible notes, leaving nothing for distribution to the holders of our Class A common stock. In addition, the scale-down approach does not provide near-term liquidity for the holders of our Class A common stock, in contrast to the merger and the liquidation which allow our stockholders to immediately recognize cash value for their shares without the contingencies and risks associated with a scale-down.

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  Liquidating. Our Class A directors and our board of directors considered our management's analysis of the liquidation alternative. Under certain circumstances, our management projected that this strategy could lead to a value of $0.00 to $2.30 per share. However, as noted by our management's analysis, the risks of a liquidation considered by our Class A directors and our board of directors include the likelihood that the holders of our Class A common stock will get nothing after payment of our convertible notes and that there will be minimal realization of value for the assets on our balance sheet due to the rapid wind-down of our business associated with a liquidation, as well as the magnitude of contingent liabilities. Because of the relative certainty associated with the merger and the liquidation, our Class A directors and our board of directors believe that the merger and the liquidation can be accomplished more efficiently and with less risk to us and our stockholders than a liquidation. Because holders of our Class A common stock will receive the cash merger consideration prior to settlement of the obligations to NBC and GE Investments under our convertible notes, our Class A directors and our board of directors believe that the merger and the liquidation present a better alternative to the holders of our Class A common stock who would receive nothing after repayment of the notes in a liquidation of us.

Our Belief Regarding the Fairness of the Merger and the Liquidation

    Our Class A directors and our board of directors considered a number of factors, including the material factors described in detail below, in making their determination that the merger, the liquidation and the consideration to be paid to the holders of our Class A common stock in the merger are fair to, and in the best interests of, the holders of our Class A common stock, and ultimately in determining to approve the merger agreement and plan of liquidation, the merger and the liquidation. The following discussion of the factors considered by our Class A directors and our board of directors is not intended to be exhaustive, but instead summarizes the material factors considered by our Class A directors and our board of directors in connection with their consideration of the merger agreement and plan of liquidation, the merger and the liquidation.

    The material positive factors considered by our Class A directors and our board of directors are as follows:

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  The consideration to be paid to the holders of our Class A common stock in the merger and the liquidation represents a substantial premium over the market price of our Class A common stock preceding the public announcement of the merger agreement and plan of liquidation and the merger, and is materially in excess of the liquidation value per share in any probable liquidation scenario. For example, the consideration to be paid to the holders of our Class A common stock represented a 46.0% premium over the closing price of our Class A common stock on April 6, 2001, the last trading day prior to the public announcement of the merger agreement and plan of liquidation and the merger, and a 28.4% premium over the average trading price of our Class A common stock over the 30 trading days ending on and including April 6, 2001. By contrast, our Class A directors and our board of directors believe that the holders of our Class A common stock would not receive any value in a liquidation of NBCi due to the fact that, in addition to payments under our other outstanding and contingent liabilities, NBC and GE Investments, as the holders of our convertible notes, would be entitled to payment in full of these convertible notes prior to the distribution of any value to the holders of our Class A common stock.

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  In the event of our sale or liquidation, NBC and GE Investments are entitled to payment in full of our obligations under our convertible notes before any payment is made to our stockholders in the event of our sale or liquidation. In any sale or business combination between us and a third party or in a liquidation of our business at this time, a substantial portion of the proceeds from the transaction would be paid to NBC and GE Investments as the holders of our approximately $391 million of convertible notes, resulting in little value being received by our stockholders. Under the merger and the liquidation, holders of our Class A common stock will receive the cash merger consideration prior to the settlement of the obligations to NBC and GE Investments under our convertible notes.

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  Independent Class A directors who are not our employees negotiated with NBC with respect to the merger and the liquidation.

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  Our Class A directors (some of whom are employed by us, but none of whom are employed by or otherwise affiliated with NBC) unanimously approved the merger agreement and plan of liquidation and the merger. Thus the merger and the liquidation were approved by all of our Class A directors who are not employees of or otherwise affiliated with us or NBC.

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  We will not complete the merger or the liquidation unless the merger agreement and plan of liquidation are adopted, and the merger and liquidation approved by, the holders of a majority of the shares of our Class A common stock outstanding as of the record date for the special meeting, voting together as a separate class, and excluding any shares of our Class A common stock for which NBC has the power to vote or direct the vote at the special meeting.

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  Our board of directors considered a number of alternatives to the merger and the liquidation, but concluded that the merger and the liquidation are in the best interests of the holders of our Class A common stock. See "SPECIAL FACTORS—Our Purpose and Reasons for the Merger and the Liquidation."

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  After engaging Dresdner Kleinwort Wasserstein, we and Dresdner Kleinwort Wasserstein engaged in an investigation to identify any third parties interested in pursuing a business combination with us. We and Dresdner Kleinwort Wasserstein then contacted these third parties to determine whether any of them would be interested in discussing a business combination with us. After only ten of these third parties (not including NBC) indicated an initial interest in exploring a potential transaction, we and Dresdner Kleinwort Wasserstein actively pursued further discussions with each of them in an effort to determine their level of interest. After only five of these ten third parties continued to express an interest in exploring a potential business combination with us following our further discussions with them, we and Dresdner Kleinwort Wasserstein continued to actively pursue discussions with each of the five remaining third parties in an effort to further explore their willingness to enter into a business combination with us and ultimately to attempt to reach an agreement regarding a business combination with us. Despite these efforts, we were unable to reach an agreement with any party other than NBC regarding a business combination with us.

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  The merger agreement and plan of liquidation does not limit our right to furnish information about us to a third party, or enter into discussions and negotiations with a third party, in response to certain types of unsolicited acquisition proposals (such as a proposal to enter into a merger, consolidation or similar business combination with us or to acquire more than 15% of our outstanding capital stock or assets) if our Class A directors or our board of directors determine that the proposal is, or could result in a proposal that is, superior to the merger and liquidation. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—No Solicitation of Other Offers."

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  Our Class A directors and our board of directors may withdraw or change their recommendation that the holders of our Class A common stock vote to adopt the merger agreement and plan of liquidation and approve the merger and the liquidation if our Class A directors or our board of directors determine in good faith, after consulting with our legal counsel, that that action is required to comply with their fiduciary duties.

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  Our Class A directors and our board of directors may withdraw or change their recommendation that the holders of our Class A common stock vote to adopt the merger agreement and plan of liquidation and approve the merger and the liquidation, or may terminate the merger agreement and plan of liquidation and abandon the merger and the liquidation, if we receive certain types of unsolicited acquisition proposals from a third party (such as a proposal to enter into a merger, consolidation or similar business combination with us or to acquire a majority of our outstanding capital stock or assets) and our Class A directors or our board of directors determine in good faith, after consulting with our legal counsel, that failure to do so is reasonably likely to be inconsistent with their fiduciary duties.

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  The termination fee that we are required to pay to NBC if our Class A directors or our board of directors terminate the merger agreement and plan of liquidation represents only 2% of the equity value of the merger transaction, based on the total number of all of our shares of capital stock outstanding. Our Class A directors and our board of directors believe that payment of the termination fee would not preclude a third party from making an alternative proposal to acquire us or otherwise enter into a business combination with us if a third party were interested in pursuing a business combination transaction with us.

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  At the meeting of our Class A directors and the following meeting of our board of directors at which the merger agreement and plan of liquidation and the merger and liquidation were approved, our Class A directors independently received, and our board of directors afterwards received, an opinion from Dresdner Kleinwort Wasserstein, subsequently confirmed in writing, that as of April 8, 2001, the date of the opinion, and subject to the assumptions and limitations set forth in the opinion, the consideration provided for pursuant to the merger agreement and plan of liquidation was fair to the holders of our Class A common stock (other than NBC or any affiliates of NBC) from a financial point of view. Our Class A directors and our board of directors believed that the material assumptions underlying the projections provided to Dresdner Kleinwort Wasserstein were likely to be too optimistic and concluded that because a revision to the assumptions would have the effect of lowering any valuation attributable to us and our common stock, and thus would only serve to further buttress the conclusion reached by Dresdner Kleinwort Wasserstein in its April 8, 2001 opinion letter, it was not necessary for Dresdner Kleinwort Wasserstein to issue a new opinion.

    The material negative factors considered by our Class A directors and our board of directors are as follows:

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  NBC owns an aggregate of 24,550,708 shares of our Class B common stock, which represented approximately 38.6% of the outstanding shares of our common stock entitled to vote as of April 8, 2001 (the date of the merger agreement and plan of liquidation) on matters submitted to our stockholders for their approval. NBC and GE Investments may also convert our convertible notes at any time into an additional 5,809,388 shares of our Class B common stock, which would increase their ownership interest in us to approximately 43.7% of the outstanding shares of our common stock on April 8, 2001, if both of our convertible notes were converted into shares of our Class B common stock. Moreover, a voting agreement between NBC and CNET gives NBC the ability to direct the vote of 6,497,584, or approximately 9.4% of the outstanding shares of our common stock assuming conversion of our convertible notes. Therefore, based on the number of shares of our Class A common stock outstanding on the date of the merger agreement and plan of liquidation and assuming conversion of our convertible notes, NBC effectively has potential voting control of approximately 53.1% of the outstanding shares of our common stock. As a result, any sale of us to a third party would require the approval of NBC. In addition, the terms of our convertible notes held by NBC and its affiliates and our advertising agreement and other commercial arrangements with NBC make it likely that a business combination transaction with a third party would require the consent of NBC. NBC's potential ability to control the outcome of any vote of our stockholders in connection with a business combination transaction involving us was considered to be a negative factor by our Class A directors and board of directors because such factor could discourage third parties from pursuing an acquisition of us.

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  Although NBC is acquiring our business and assets in the merger and the liquidation, the holders of our Class A common stock will receive cash consideration in connection with the merger and the liquidation, and their shares of our Class A common stock will be canceled. After the merger and the liquidation, NBC will receive all of the benefits, if any, realized from the future ownership and operation of our business and assets. The current holders of our Class A common stock, however, will not have any direct or indirect ownership interest in our business and assets following the merger and the liquidation and will not participate in any potential future success of our business and assets while owned by NBC.

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  On November 30, 1999, the day our formation was completed, shares of our Class A common stock had a closing market price of $76.00 per share. Following our formation, the market price of shares of our Class A common stock rose to an intraday high of $106.125 on the Nasdaq National Market on January 27, 2000. During our recent history, however, the value of our Class A common stock has steadily declined as the economic and financial markets in general and the Internet advertising market in particular continue to experience weakness. As a result, many holders of our Class A common stock will receive less value in the merger and the liquidation than they paid for their shares of our Class A common stock.

    Our Class A directors and our board of directors did not quantify or otherwise assign relative or specific weights or importance to the factors described above, nor did our board of directors or our Class A directors evaluate whether the factors described above were of equal importance. In addition, each of the individual members of our board of directors and Class A directors may have assigned differing levels of importance to different factors described above, and may have viewed certain factors described above more positively or negatively than other members of our board of directors or Class A directors. However, in reaching their determination regarding the fairness of the merger to our unaffiliated stockholders, our Class A directors and our board of directors considered all positive and negative factors and concluded that on balance the positive factors outweighed the negative factors.

    Our Class A directors and our board of directors did not establish a pre-merger going concern value for our equity for the purposes of determining the fairness of the merger consideration to holders of our Class A common stock. However, the analysis conducted on our behalf by Dresdner Kleinwort Wasserstein contemplated our sale as a going concern. In their consideration of that analysis, our Class A directors and our board of directors determined that the merger and the liquidation represent a better alternative for our stockholders based on the most likely going concern valuation. Our Class A directors and our board of directors did not deem the prices described under "TRANSACTIONS IN COMMON STOCK BY CERTAIN PERSONS," prices offered for shares of our Class A common stock by unaffiliated third parties or the historical market price of our Class A common stock to be indicative of the value of our Class A common stock because of recent adverse developments, including the decline of the financial markets in general since our formation and the severe decline in the valuations of Internet portal stocks like NBCi in particular and our deteriorating operating performance and financial condition. Our Class A directors and our board of directors did not deem the net book value of NBCi to be a material factor in determining the fairness of the transaction to our stockholders because our net book value on a per share basis was significantly higher than the trading prices of our Class A common stock over the 30 trading days prior to the public announcement of the merger agreement and the liquidation. In addition, prior to the charge to write off substantially all of our long-lived assets, a significant percentage of our net book value consisted of intangible assets from our previous business combinations. Our Class A directors and our board of directors also believe that the book value of our liabilities does not include significant contingent and other liabilities associated with a scaling down of our business.

    Our Class A directors (some of whom are employed by us, but none of whom are employed by or otherwise affiliated with NBC) acted solely on behalf of our unaffiliated stockholders in connection with the negotiation of the merger agreement and plan of liquidation and the merger and the liquidation. In addition, our Class A directors appointed Messrs. Heffernan and Schlein (neither of whom are employees of NBC or us) to lead the negotiations with NBC regarding the terms of the merger agreement and plan of liquidation and the merger on behalf of the other Class A directors and our unaffiliated stockholders. Our Class A directors and our board of directors (some of whom are employed by NBCi) did not retain a representative unaffiliated with us or NBC to act solely on behalf our unaffiliated stockholders for purposes of negotiating the terms of the merger or preparing a report concerning the fairness of the merger. However, our Class A directors engaged Dresdner Kleinwort Wasserstein to represent them in connection with their negotiations with NBC regarding the terms of the merger agreement and plan of liquidation and the merger and the liquidation, and, if we requested it, to provide, in accordance with its customary practice, an opinion to our board of directors with respect to the adequacy or fairness, from a financial point of view, to the holders of our Class A common stock (other than NBC or its affiliates) of the consideration provided for pursuant to the merger agreement and plan of liquidation.

    After carefully considering the factors described above, we reasonably believe that the merger is fair to the holders of our Class A common stock other than NBC and its affiliates.

Recommendation of Our Class A Directors and Our Board of Directors Regarding the Merger and the Liquidation

    After careful consideration, and in light of the factors described under the headings "—Our Purpose and Reasons for the Merger" and "—Our Belief Regarding the Fairness of the Merger and the Liquidation," our Class A directors and our board of directors have both unanimously determined that the merger agreement and plan of liquidation is advisable, and that the merger and the liquidation and the consideration to be paid to the holders of our Class A common stock (other than affiliates of NBC) in the merger are fair to, and in the best interests of, the holders of our Class A common stock. Accordingly, our Class A directors and our board of directors have both unanimously approved the merger agreement and plan of liquidation, the merger and the liquidation, and recommend that the holders of our Class A common stock entitled to vote at the special meeting vote to adopt the merger agreement and plan of liquidation and approve the merger and the liquidation.

Opinion of Financial Advisor

    Our Class A directors selected Dresdner Kleinwort Wasserstein to act as financial advisor to our board of directors in connection with their exploration of market interest in purchasing all or part of our business, and we retained Dresdner Kleinwort Wasserstein on January 18, 2001. See "—Background of the Merger." When our Class A directors assumed the responsibility of considering and negotiating a proposed transaction with NBC, it was agreed that Dresdner Kleinwort Wasserstein would exclusively represent and act as an advisor to our Class A directors with respect to such proposed transaction and would not represent or act as an advisor to any other person, including the board of directors as a whole or NBCi itself except that, if requested by us, Dresdner Kleinwort Wasserstein would deliver its fairness opinion to both the Class A directors and the board of directors as a whole.

    At the request of our Class A directors, Dresdner Kleinwort Wasserstein delivered a written opinion to our Class A directors and the board of directors, dated April 8, 2001, that as of that date and subject to the assumptions and limitations set forth in the opinion, the consideration provided for pursuant to the merger agreement and plan of liquidation was fair to the holders of our Class A common stock (other than NBC or any affiliates of NBC) from a financial point of view. The amount of the consideration was determined in extensive negotiations between our Class A directors and NBC and not by Dresdner Kleinwort Wasserstein. Dresdner Kleinwort Wasserstein's opinion is for the benefit and use of our board of directors in its consideration of the merger and does not constitute a recommendation to any of our stockholders as to how the stockholder should vote with respect to the merger agreement and plan of liquidation or the merger and the liquidation, or whether or not such stockholder should seek to exercise any dissenters' rights of appraisal that may be available, and should not be relied upon by any stockholder in respect of such matters.

    The full text of the written opinion of Dresdner Kleinwort Wasserstein, dated April 8, 2001, which sets forth, among other things, the opinions expressed, certain assumptions made, procedures followed, matters considered and limitations of the review undertaken in connection with the opinion, is attached as Appendix C to this proxy statement, and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety. The summaries of (and all references to) the opinion of Dresdner Kleinwort Wasserstein set forth in this proxy statement are qualified in their entirety by reference to the full text of the opinion.

    In connection with rendering its opinion, Dresdner Kleinwort Wasserstein, among other things:

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  reviewed the merger agreement and plan of liquidation;

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  reviewed and analyzed certain publicly available business and financial information relating to us for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by us or on our behalf and provided to Dresdner Kleinwort Wasserstein for purposes of its analyses;

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  met with certain members of our management team to review and discuss such information and, among other matters, our business, operations, assets, indebtedness, liabilities, liquidity, business model, financial condition and future prospects;

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  reviewed and considered certain financial and stock market data relating to us, and compared that data with similar data for other selected companies, the securities of which are publicly traded and that Dresdner Kleinwort Wasserstein believed might be relevant or comparable in certain respects to us or our businesses or assets;

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  reviewed and considered the financial terms of selected recent acquisitions and business combination transactions in the online media industry specifically, and in other industries generally, that Dresdner Kleinwort Wasserstein believed to be reasonably comparable to the merger or otherwise relevant to its inquiry and analysis; and

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  performed such other financial studies, analyses and investigations and reviewed such other information as Dresdner Kleinwort Wasserstein considered appropriate for purposes of its opinion.

    In its review and analysis and in formulating its opinion, Dresdner Kleinwort Wasserstein assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with it or publicly available, and did not assume any responsibility for independent verification of any of such information. Dresdner Kleinwort Wasserstein also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to Dresdner Kleinwort Wasserstein, and assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of our management. Dresdner Kleinwort Wasserstein expressed no opinion with respect to such projections, forecasts and analyses or the assumptions on which they were based. Although management now believes that the material assumptions underlying the financial projections provided to Dresdner Kleinwort Wasserstein are likely to be too optimistic, we did not request that Dresdner Kleinwort Wasserstein update its analysis because the current unreliability of the projections is based on a further decline in our business and financial condition and thus would only serve to further buttress the conclusion reached by Dresdner Kleinwort Wasserstein in its April 8, 2001 opinion letter.

    Dresdner Kleinwort Wasserstein assumed and relied upon the accuracy and completeness of information provided to Dresdner Kleinwort Wasserstein and statements made to Dresdner Kleinwort

Wasserstein by our management with respect to certain existing contractual arrangements between us and NBC, and the treatment and effect of such arrangements in the context of the merger and other transactions and business strategies. Dresdner Kleinwort Wasserstein also did not review any of our books and records, and did not assume any responsibility for conducting a physical inspection of our properties or facilities, or for making or obtaining an independent valuation or appraisal of our assets or liabilities. Dresdner Kleinwort Wasserstein's analysis assumes that the transactions described in the merger agreement and plan of liquidation will be consummated without waiver or modification of any of the material terms or conditions contained in the merger agreement and plan of liquidation by any party to the merger agreement and plan of liquidation. Dresdner Kleinwort Wasserstein's opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by it on April 8, 2001. Although subsequent developments may affect the factors or circumstances upon which Dresdner Kleinwort Wasserstein's opinion was based, it is under no obligation to update, revise or reaffirm its opinion.

    We did not impose any limitations with respect to the investigations made or the procedures followed by Dresdner Kleinwort Wasserstein in rendering its opinion. Among other things, Dresdner Kleinwort Wasserstein noted that NBC and its affiliates own (or control the voting rights with respect to) a significant portion of our outstanding common equity, and therefore that any sale of us to a third party would likely require the approval of NBC. As part of its engagement, Dresdner Kleinwort Wasserstein was requested to, and did, solicit third party indications of interest in acquiring us. Dresdner Kleinwort Wasserstein expressed no opinion with respect to the underlying business decision to effect the merger, or any of the other transactions contemplated by the merger agreement and plan of liquidation, or the merits of the merger relative to any alternative transaction or business strategy that may be available to us.

    The following paragraphs summarize the material financial analyses performed by Dresdner Kleinwort Wasserstein in arriving at its opinion. Dresdner Kleinwort Wasserstein presented to our Class A directors written materials with respect to these analyses in connection with the delivery of its opinion on April 8, 2001. The summary set forth below does not purport to be a complete description of those written materials. A copy of the written materials presented to our Class A directors has been filed as an exhibit to the Schedule 13E-3 filed by GE, GE Investments, NBC and Rainwater and us with the Securities and Exchange Commission and will be available for inspection and copying at our principal executive offices during regular business hours by any interested stockholder or a representative of that stockholder who has been so designated in writing.

  Stock Price And Premium Analysis

    Dresdner Kleinwort Wasserstein reviewed our weekly stock market price and volume trading history from November 30, 1999 through April 6, 2001 (including a comparison of our relative Class A common stock price performance as compared to the Nasdaq Composite index, other Internet portals/search engines and other hybrid companies in which a substantial portion of their business is an Internet portal/search engine). The per share closing price for our Class A common stock over this period ranged from $1.09 to $100.17.

    Dresdner Kleinwort Wasserstein also reviewed 48 technology sector acquisition transactions of public companies with values ranging from $100 million to $1 billion since January 1, 2000, and eight Internet sector acquisition transactions since April 1, 2000, to derive a range of premiums paid over the public trading prices per share one trading day, five trading days, ten trading days, twenty trading days and thirty trading days prior to the announcement of such transactions. In connection with this review, Dresdner Kleinwort Wasserstein noted, among other things, that:

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  the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse;

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  the characteristics of the companies and parties involved were not necessarily comparable to ours; and

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  premiums fluctuate based on perceived growth, synergies, strategic value, the type of consideration utilized in the transaction, historical stock price volatility, information in the securities markets and other factors.

    The analysis of technology sector transactions indicated that the medians of premiums paid over the public per share trading prices one trading day, five trading days, ten trading days, twenty trading days and thirty trading days prior to the announcement of such transactions were 43%, 43%, 44%, 48% and 45%, respectively. The analysis of Internet sector transactions indicated that the medians of premiums paid over the public per share trading prices one trading day, five trading days, ten trading days, twenty trading days and thirty trading days prior to the announcement of such transactions were 49%, 52%, 60%, 70% and 71%, respectively. The $2.19 in cash consideration to be paid to the holders of our Class A common stock in the merger and liquidation represented a premium of 46% over the closing price per share on April 6, 2001, the last trading day prior to the announcement of the signing of the merger agreement and plan of liquidation, and premiums over the trading price of the shares five trading days, ten trading days, twenty trading days and thirty days prior to such date were 65%, 55%, 52% and 28%, respectively. Dresdner Kleinwort Wasserstein noted that these premiums were generally in line with premiums paid in recent Internet and technology sector transactions.

  Other Analyses

    Dresdner Kleinwort Wasserstein also conducted a discounted cash flow analysis of us as an ongoing entity, a comparable company analysis of us in the context of a sale of us and a precedent transactions analysis of us in the context of a sale of us.

    These analyses were based on the following projections and assumptions. We provided a four-year operating plan for the fiscal years 2001 through 2004. In this operating plan, we were not expected to achieve profitability and projected a negative cash balance at the end of 2004. Dresdner Kleinwort Wasserstein was advised by us that our outstanding convertible notes held by NBC and GE Investments would require cash repayment in the event of our sale or liquidation and could not be redeemed for shares of Class A common stock unless we continued to operate our business through 2004 without a sale or liquidation. In the discounted cash flow analysis, cash repayment of the debt was assumed to be triggered upon our liquidation when we ran out of cash. The discounted cash flow analysis was also performed assuming we continued to operate through 2004, at which point we could redeem our outstanding convertible notes for 7.1 million shares of our Class A common stock. The comparable company and precedent transaction analyses, which contemplate our sale at a time when we could not redeem the convertible notes, each assumed that cash repayment of this debt was triggered by our sale.

  Discounted Cash Flow Analysis

    Dresdner Kleinwort Wasserstein performed a discounted cash flow analysis of us based on our budget for our fiscal years 2001-2004. In performing the discounted cash flow analysis, Dresdner Kleinwort Wasserstein, using the forecasts described above, discounted our unlevered free cash flows (unlevered net income, plus depreciation, amortization and non-cash NBC promotional spending, less changes in working capital and capital expenditures) over the specified forecast period using risk adjusted discount rates of 25% and 30%. This range of discount rates was based on a comparison of predicted and historical levered betas as estimated by BARRA, Inc. for comparable companies in the Internet portal/search engine business, unlevered to take into account differences in capital structures. Our implied cost of capital was then derived using the capital asset pricing model, assuming a market risk premium of 8.2% and a small company premium of 2.6% as estimated by Ibbotson Associates, and an optimal capital structure of 100% equity. The sum of the present values of our unlevered free cash flows was then added to the present value of our terminal value computed using a multiple of revenue (a three and one-half year forecast was used for all cases) of 0x and 2x. The multiples used in calculating our terminal value were based in part on the range of multiples calculated in Dresdner Kleinwort Wasserstein's comparable company analysis, however, Dresdner Kleinwort Wasserstein noted the possibility that we could have no terminal value since we were expected to be unprofitable and have a negative cash balance at the end of 2004.

    Based on this analysis, Dresdner Kleinwort Wasserstein calculated the discounted cash flow valuation per share range from $0.53 to $2.22, assuming the conversion of our convertible notes held by NBC and GE Investments. Dresdner Kleinwort Wasserstein noted that the consideration provided for pursuant to the merger agreement and plan of liquidation is generally in line with that discounted cash flow valuation per share range. Assuming the cash repayment of these convertible notes rather than their conversion, Dresdner Kleinwort Wasserstein calculated the valuation per share range implied by the discounted cash flow analysis to be below zero, from ($5.58) to ($3.70). Dresdner Kleinwort Wasserstein noted that the consideration provided for pursuant to the merger agreement and plan of liquidation is higher than that discounted cash flow valuation per share range.

  Comparable Company Analysis

    Dresdner Kleinwort Wasserstein reviewed and compared certain financial information of us to corresponding financial information for four publicly traded Internet portals/search engines: Yahoo! Inc., GoTo.com, Inc., Looksmart, Ltd. and Ask Jeeves, Inc. (which are referred to in this proxy statement as the "Comparable Internet Companies"); and four hybrid companies in which a substantial portion of their business was an Internet portal/search engine: AOL Time Warner, Terra Lycos, At Home and Primedia/About.com (which are referred to in this proxy statement as the "Comparable Hybrid Companies"). Dresdner Kleinwort Wasserstein selected these eight companies because they operate Web portals with significant market penetration that directly compete with us and, like us, have a meaningful dependence on advertising revenue streams but not on Internet commerce revenues. Such financial information was used to calculate the enterprise value (calculated generally as the market equity value plus net debt (short- and long-term debt less cash and liquid investments)) as of April 6, 2001, as a multiple of sales in each of calendar year 2000 and estimated calendar year 2001. Enterprise value multiples were based on the closing price per share on April 6, 2001 and the estimated fiscal year 2001 financial results were those projected by the consensus of research analysts estimated by First Call Corp. Such analyses, excluding Ask Jeeves from the Comparable Internet Companies due to its negative enterprise value, indicated that, as of April 6, 2001:

  •
  calendar year 2000 sales multiples of Comparable Internet Companies ranged from 0.6x to 6.5x with a median of 3.9x, and projected calendar year 2001 sales multiples of Comparable Internet Companies ranged from 0.5x to 9.2x with a median of 1.9x; and

  •
  calendar year 2000 sales multiples of Comparable Hybrid Companies ranged from 1.9x to 5.7x with a median of 3.7x, and projected calendar year 2001 sales multiples of Comparable Hybrid Companies ranged from 1.8x to 5.1x with a median of 2.5x.

    Other than AOL Time Warner and Yahoo!, which were excluded because Dresdner Kleinwort Wasserstein believed their premium valuations were attributable to their clear market leadership positions, the calendar year 2001 revenue multiples ranged from a negative value to 3.0x. Using a reference range of 0x to 3x estimated calendar year 2001 revenues, Dresdner Kleinwort Wasserstein calculated the valuation per share range implied by the comparable company analysis to be from ($2.95) to $0.46. Dresdner Kleinwort Wasserstein noted that the consideration provided for pursuant to the merger agreement and plan of liquidation is higher than the valuation per share range.

  Precedent Transactions Analysis

    Dresdner Kleinwort Wasserstein reviewed the following ten recent Internet-related transactions from April 1, 2000 until April 6, 2001 (acquiror/target): Credit Suisse Group/CSFBDirect; Vivendi Universal, S.A./Uproar Inc.; The Walt Disney Company/Disney Internet Group; PRIMEDIA Inc./About.com, Inc.; Homestore.com, Inc./Move.com, Inc.; Infospace, Inc./Go2Net, Inc.; CNET Networks, Inc./Ziff-Davis Inc. (ZDNet); Tribune Company and Knight-Ridder, Inc./CareerBuilder, Inc.; Yahoo! Inc./eGroups, Inc.; and Terra Networks, S.A./Lycos, Inc. Dresdner Kleinwort Wasserstein selected eight of these ten transactions because they involve acquisitions of general consumer Web sites that are similar to or competitive with us and, like us, do not have a meaningful dependence on Internet commerce revenues and selected the other two transactions because they involve the buyback of Internet-related subsidiaries that previously had been partially spun-off. For each of these transactions, Dresdner Kleinwort Wasserstein calculated the multiple of enterprise value, calculated as the purchase price attributable to the equity interest of the target company paid at closing, adjusted to include the assumed debt, if any, less cash and liquid investments of the seller, to the seller's estimated calendar year 2000 and calendar year 2001 sales. For the one case where the transaction had not yet closed, enterprise value was calculated as of the announcement date of the transaction. The analysis of these transactions yielded a range of multiples of enterprise value to:

  •
  estimated calendar year 2000 sales of 0.6x to 24.5x with a median of 5.1x; and

  •
  estimated calendar year 2001 sales of 0.6x to 12.6x with a median of 1.9x.

    For each of these transactions, Dresdner Kleinwort Wasserstein calculated separate, adjusted multiples to reflect changes in market conditions. These adjusted multiples were calculated by discounting the multiples calculated based on the transaction closing date by the percentage decline in the value of the total consideration paid by the acquiror from the closing date to April 5, 2001. The analysis of these adjusted multiples yielded a range of multiples of enterprise value to:

  •
  estimated calendar year 2000 sales of 0.6x to 14.5x with a median of 2.6x; and

  •
  estimated calendar year 2001 sales of 0.6x to 11.3x with a median of 1.7x.

    Other than the Homestore/Move.com transaction, which was excluded because Dresdner Kleinwort Wasserstein believed that its adjusted multiple for calendar year 2001 revenues deviated from the norm to a statistically significant degree, the adjusted multiples for the calendar year 2001 revenues ranged from approximately 0.5x to 3.0x. Using a reference range of 0.5x to 3.0x estimated calendar year 2001 sales, Dresdner Kleinwort Wasserstein calculated the valuation per share range implied by the precedent transactions analysis to be from ($2.38) to $0.46. Dresdner Kleinwort Wasserstein noted that the consideration provided for pursuant to the merger agreement and plan of liquidation is higher than that valuation per share range.

  Certain General Matters

    No company or transaction used in the foregoing analyses is identical to us or the merger and liquidation. In addition, the foregoing analyses are based and are heavily dependent upon, among other factors, assumptions as to future performance and other factors, and are therefore subject to the limitations described in Dresdner Kleinwort Wasserstein's opinion. Accordingly, an analysis of the results of the foregoing is not entirely mathematical, rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value or the public trading value of the companies to which they are being compared and us.

    A fairness analysis is a complex process and is not necessarily susceptible to a partial analysis or summary description. Dresdner Kleinwort Wasserstein believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses performed in reaching its opinion. In addition, Dresdner Kleinwort Wasserstein considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Dresdner Kleinwort Wasserstein's view of our actual value.

    In performing its analyses, Dresdner Kleinwort Wasserstein made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses performed by Dresdner Kleinwort Wasserstein are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely in connection with the preparation of Dresdner Kleinwort Wasserstein's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold.

    Under the terms of Dresdner Kleinwort Wasserstein's engagement letter with us, we paid Dresdner Kleinwort Wasserstein $250,000 upon execution of the engagement letter and $1,000,000 upon execution of the merger agreement and plan of liquidation. If the merger is consummated on the terms and conditions set forth in the merger agreement and plan of liquidation, we will pay Dresdner Kleinwort Wasserstein an additional $270,808 on the closing date. We have also agreed to reimburse Dresdner Kleinwort Wasserstein for its reasonable out-of-pocket expenses and to indemnify it against specified liabilities relating to or arising out of the rendering of the opinion or other services performed under the engagement letter by Dresdner Kleinwort Wasserstein.

    Our Class A directors and our board of directors retained Dresdner Kleinwort Wasserstein based upon its experience and expertise. Dresdner Kleinwort Wasserstein is an internationally recognized investment banking and advisory firm. Dresdner Kleinwort Wasserstein, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Dresdner Kleinwort Wasserstein has had no other investment banking relationship with us or NBC during the past two years. In the course of its market-making and other trading activities, Dresdner Kleinwort Wasserstein and its affiliates may, from time to time, have a long or short position in, and may buy and sell, our securities.

Interests of Certain Persons in the Merger; Potential Conflicts of Interest

  General

    In considering the recommendation of our Class A directors and our board of directors with respect to the merger agreement and plan of liquidation and the merger and the liquidation, you should be aware that some of our directors and executive officers have interests in the merger and the liquidation that may be different from, or in addition to, your interests as a stockholder. Our Class A directors and our board of directors were aware of these differing interests and considered them, among other matters, in recommending that you adopt the merger agreement and plan of liquidation and approve the merger and the liquidation.

  Interests of Our Directors and Officers Generally

    Pre-Existing Indemnification and Insurance.  We have entered into separate indemnification agreements with each of our directors and officers which require us, among other things, to indemnify them against liabilities arising from their status as directors or officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with the following employees: Jay Allen, our Senior Vice President, Human Resources; Anthony Altig, our Executive Vice President, Finance and Chief Financial Officer; Leo Chang, our Chief Technical Officer; Thomas Chow, our Vice President, Engineering; Robert Goldberg, our Senior Vice President, Sales and Marketing; Shawn Hardin, our Executive Vice President and Chief Product Officer; Kimberly Hinton, our Vice President, Operations; Andrew Jacobson, our Vice President, Legal; Katherine Kroha, our Vice President and Corporate Controller; William Lansing, our Chief Executive Officer; Laura Pochop, our Vice President, Client Relations; John Rodkin, our Vice President, Internal Tools; Marc Sznajderman, our Senior Vice

President, Corporate Development; and Andrew Shotland, our Vice President, Entertainment. In addition, our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. We also maintain directors' and officer's liability insurance.

    Additional Indemnification and Insurance.  The merger agreement and plan of liquidation provides that NBC and the surviving corporation of the merger will, to the fullest extent permitted by law, indemnify and hold harmless each of our present and former directors and officers against any costs or expenses arising out of or pertaining to the transactions contemplated by the merger agreement and plan of liquidation, or for any actions or omissions at or prior to the effective time of the merger, in each case to the same extent provided in our amended and restated certificate of incorporation, our bylaws or any pre-existing indemnification contract with the present or former director or officer. In addition, NBC and the surviving corporation of the merger have agreed to indemnify each of our employees with whom we had entered into identified indemnification agreements prior to the date of the merger agreement and plan of liquidation, to the extent provided in the indemnification agreements. The surviving corporation of the merger must maintain policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than policies maintained by us prior to the effective time of the merger for a period of six years following the closing of the merger (provided that the surviving corporation of the merger is not required to pay an annual premium for any policy in excess of 200% of the annual premiums currently paid by us).

  Interests of Our Class A Directors and Particular Executive Officers

    Payments to Class A Directors.  Upon initial appointment to our board of directors, each non-employee Class A director receives options to purchase 25,000 shares of our Class A common stock, at an exercise price equal to the fair market value of the Class A common stock on the date of grant. The options vest on a monthly basis over a period of three years. In addition, each non-employee Class A director receives a fee of $5,000 per quarter, a fee of $750 per board or committee meeting attended and reasonable travel expenses for attending board or committee meetings.

    Employment Agreements.  On March 23, 2000, William J. Lansing, our Chief Executive Officer, entered into a three-year employment agreement with us. The employment agreement provides for an annual salary of $800,000. Mr. Lansing is also entitled to receive an annual bonus of up to $1.2 million, $900,000 of which is guaranteed to be paid quarterly and $300,000 of which will be paid annually based upon achievement of performance goals. Mr. Lansing was also granted an option to purchase up to 1,000,000 shares of our Class A common stock at a per share exercise price of $44.63. The options vest at a rate of one-third after 12 months, and one thirty-sixth of the total grant per month over the next 24 months. In addition, Mr. Lansing was granted 268,937 restricted shares of our Class A common stock on March 24, 2000, one-half of which vest at the end of 24 months and the other half of which vest at the end of an additional 12 months. Further, we loaned Mr. Lansing $4 million, without interest, for the purchase of a primary residence in the San Francisco Bay Area. The loan is secured by a second mortgage on Mr. Lansing's primary residence, which is held by us. On the third anniversary of Mr. Lansing's employment, the loan will be forgiven in full, resulting in ordinary income to Mr. Lansing. This agreement further provides that upon termination from NBCi without cause or good reason, we will immediately vest all options to purchase common stock and restricted stock, pay the full amount of Mr. Lansing's base salary, guaranteed bonus and discretionary bonus through the end of the term of the agreement and forgive the loan. In February 2001, this agreement was amended to provide that upon termination from NBCi without cause or good reason, Mr. Lansing will receive an additional bonus of $2 million. It is anticipated that upon the closing of this transaction Mr. Lansing's severance will accelerate and become due and payable. Mr. Lansing is also eligible to receive an additional bonus of up to $400,000 at the discretion of our compensation committee upon the closing of this transaction.

    Severance Agreements.  In January and February of 2001, we entered into severance arrangements with our executive officers as well as a number of our other employees to assist in employee retention in the event of a business combination transaction involving us, or in our liquidation. These agreements state that upon termination from NBCi without cause or for good reason, we agree to vest all options to purchase common stock and pay the executive officer or employee a specified amount of severance based upon the executive officer's base salary and bonus at the time of the termination. Mr. Altig entered into an agreement that provides for 36 months of severance, or approximately $1.2 million. Mr. Altig is also eligible to receive an additional bonus of up to $400,000 at the discretion of our compensation committee upon the closing of this transaction. Mr. Hardin entered into an agreement that provides for 24 months of severance, or approximately $1.0 million. In June 2001, Mr. Hardin was terminated from NBCi and was paid a severance of approximately $1.0 million. Mr. Chang entered into an agreement that provides for 12 months of severance, or approximately $190,000. In June 2001, Mr. Chang was terminated from NBCi and was paid severance of approximately $190,000. It is anticipated that upon the closing of this transaction, Mr. Altig's severance will become due and payable. On October 24, 2000, John McMenamin, then our Executive Vice President, Sales and Marketing, entered into a letter agreement under which he resigned from NBCi effective November 3, 2000. Under the agreement, Mr. McMenamin received all accrued salary and unused paid time off. In addition, he received severance which included a $291,667 lump sum payment and the eligibility to receive an additional $58,333 if on or after May 1, 2001 Mr. McMenamin, after a reasonable good faith effort, has failed to obtain and engage in a full-time employment, consulting or other work relationship (including self-employment) at any time after November 3, 2000 or accepted an offer to enter into a work relationship to commence before July 1, 2001. In order to receive the additional payment, Mr. McMenamin must provide NBCi with certification of his reasonable good faith effort to obtain a work relationship and any additional information NBCi requests from him to determine if he has made a reasonable good faith effort to engage in or accept an offer to engage in a work relationship. Furthermore, Mr. McMenamin must sign and return to NBCi a supplementary general release.

    Stock Options.  Some of our Class A directors and executive officers have received options to acquire common stock under our stock option plan. The merger agreement and plan of liquidation provides that at the effective time of the merger, each outstanding option will be converted into a cash amount equal to the excess of $2.19 over the exercise price for each share of Class A common stock subject to the option. None of our Class A directors or executive officers have options to acquire shares of our Class A common stock with an exercise price less then $2.19 and therefore no payments will be made to our Class A or executive officers with respect to "in the money" options.

  Interests of Our Class B Directors

    Affiliation with NBC.  Each of our Class B directors is principally employed as an executive officer of NBC or one of its affiliates and owns shares of the common stock of NBC's parent company, General Electric Company. At the time of the merger, NBC will be the sole holder of our Class B common stock, and, immediately after the merger, we will be a wholly-owned subsidiary of NBC. After the payment of the merger consideration to the holders of our Class A common stock, at the time our liquidation is completed under the merger agreement and plan of liquidation, NBC will assume all of our remaining liabilities and obligations and receive all of our remaining assets. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Treatment of Holders of Our Class B Common Stock."

    Payments to Class B Directors.  Our Class B directors have not received any options to purchase shares of our Class A common stock or Class B common stock. Our Class B directors do not receive any fees for attending board or committee meetings.

Purpose and Reasons of GE, GE Investments, NBC and Rainwater for the Merger and the Liquidation

    GE, GE Investments, NBC and Rainwater's purposes for effecting the merger and liquidation at this time are to:

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  enable NBC to acquire all of our assets remaining after payment of the cash consideration to holders of our Class A common stock and to assume all of our liabilities;

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  provide our stockholders (other than NBC and its affiliates) with an opportunity to liquidate their investment in us for cash at a significant premium to the market prices for our Class A common stock prior to the announcement of the proposed merger with Rainwater;

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  allow NBC to reintegrate NBC.com into NBC, along with other assets determined by NBC to be useful in its business, and to allow NBC to focus its Internet strategy on leveraging its core assets; and

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  permit us to scale down our business in the most efficient way while providing value to our stockholders.

    The transaction was structured as the merger of Rainwater into us, which will result in our becoming a wholly-owned subsidiary of NBC. The merger will then be followed by the completion of our liquidation and our dissolution. The payment of the cash merger consideration to the holders of our Class A common stock will be the initial liquidating distribution under the merger agreement and plan of liquidation. Upon the consummation of the merger, the assets of NBCi will be applied toward the settlement of our convertible notes held by GE Investments and NBC. A final liquidating distribution will be made to NBC (as our sole stockholder after the merger) of our assets remaining after the payment of the merger consideration to the holders of our Class A common stock, and NBC will assume our remaining liabilities. The Class B common stock held by NBC will then be canceled and we will be dissolved. NBC and its affiliates believe this structure to be the most efficient means to transfer our remaining assets and liabilities to NBC and to provide the holders of our Class A common stock with cash for their shares of our Class A common stock.

    GE, GE Investments, NBC and Rainwater determined to make an acquisition offer to us at this time based on their understanding of the industry in which we operate as well as their belief that our continued operation as a public company was likely to lead to further operating losses and an erosion of value to the holders of our Class A common stock and to NBC as the sole holder of our Class B common stock. Based on their own analysis, GE, GE Investments, NBC and Rainwater also concluded that, because of changes in the Internet advertising and financial markets, for us to continue to operate under our current business model was not an attractive alternative.

    The detriments to GE, GE Investments, NBC and Rainwater of the merger and liquidation include that:

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  NBC (as the sole holder of our Class B common stock) will assume significant contingent and other liabilities from us in the liquidation;

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  we will no longer purchase advertising from NBC as we are currently required to under our advertising agreement with NBC;

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  GE Investments and NBC will not receive payment in full of the amounts owed to them under our convertible notes; and

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  the cumulative net impact to NBC and GE Investments of their investments in us will be a loss.

Belief of GE, GE Investments, NBC and Rainwater as to the Fairness of the Merger

    GE, GE Investments, NBC and Rainwater, as the parties proposing to gain control of NBCi, did not participate in the deliberations of our Class A directors regarding the fairness of the merger to the holders of our Class A common stock. None of GE, GE Investments, NBC or Rainwater received any advice from Dresdner Kleinwort Wasserstein as to the fairness of the merger. The Class B directors, each of whom is an executive officer of GE or NBC (see "MANAGEMENT OF NBCi"), received the opinion of Dresdner Kleinwort Wasserstein to the board of directors referred to in "—Opinion of Financial Advisor" solely in their capacity as members of our board of directors, and not for use in their capacity as affiliates of GE, GE Investments, NBC and Rainwater or in any other capacity and not for the use of GE, GE Investments, NBC or Rainwater. The rules of the Securities and Exchange Commission require each of GE, GE Investments, NBC and Rainwater to express its reasonable belief as to the fairness of the merger and the liquidation to our stockholders other than NBC and its affiliates. Each of GE, GE Investments, NBC and Rainwater has considered the factors considered by our board of directors referred to in "—Our Belief Regarding the Fairness of the Merger and the Liquidation" and "—Recommendation of Our Class A Directors and Our Board of Directors Regarding the Merger and the Liquidation," but such consideration has been based only on the more limited facts and information available to it. In addition, GE, GE Investments, NBC and Rainwater considered several factors in particular, including the following material factors which they believe support the conclusion that the merger and the liquidation are fair to the holders of our Class A common stock:

  •
  The consideration to be paid to the holders of our Class A common stock in the merger and the liquidation represents a 46.0% premium over the closing price of our Class A common stock on April 6, 2001, the last trading day prior to the public announcement of the merger agreement and plan of liquidation and the merger, and a 28.4% premium over the average trading price of our Class A common stock over the 30 trading days ending on and including April 6, 2001 (see "PRICE RANGE OF COMMON STOCK"). Each of GE, GE Investments, NBC and Rainwater believes that these premiums indicate that the cash merger consideration to be paid to the holders of shares of our Class A common stock is greater than the market value of those shares.

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  We had thoroughly explored the market interest in an acquisition of us, through the efforts on our behalf by Dresdner Kleinwort Wasserstein to solicit indications of interest to purchase all or part of our business, whose efforts included contacting 21 potential acquirors, including possible strategic buyers, to discuss a potential transaction. Each of GE, GE Investments, NBC and Rainwater believes that this demonstrates that the total cash merger consideration represents more value than any third party would be willing to pay for our Class A common stock.

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  NBC and GE Investments are entitled to payment in full of our obligations under our convertible notes before any payment is made to our stockholders in the event of our sale or liquidation. NBC, Rainwater and GE Investments believe that in any sale or business combination involving us or in a liquidation of our business at this time, a substantial portion of the proceeds from the transaction would be paid to NBC and GE Investments as the holders of our approximately $391 million of convertible notes, resulting in little value being received by our stockholders. Each of GE, GE Investments, NBC and Rainwater believes that this supports their conclusion that the merger and the liquidation will result in the holders of Class A common stock receiving a higher price for their stock than other alternatives being evaluated by us.

  •
  A number of liquidation valuations of us conducted by NBC, in which it was NBC's determination and belief that the most probable liquidation values received by holders of our Class A common stock from the sale of our assets after satisfying our liabilities would be less than the $2.19 per share cash merger consideration payable under the merger agreement and plan of liquidation.

  •
  Our Class A directors, who are not employed by or otherwise affiliated with NBC and are elected by holders of our Class A common stock voting as a separate class, represented NBCi and the interests of the stockholders unaffiliated with NBC and its affiliates in the sale process and selected and were advised by Dresdner Kleinwort Wasserstein as a financial advisor and Wilson Sonsini as legal counsel in connection with the sale process. Each of GE, GE Investments, NBC and Rainwater believes this indicates that that the process by which the terms of the merger agreement and the liquidation were negotiated was procedurally fair to the holders of our Class A common stock.

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  Independent Class A directors who are not our employees negotiated with NBC with respect to the merger and the liquidation. Each of GE, GE Investments, NBC and Rainwater believes that this further indicates the procedural fairness of the process by which the terms of the merger agreement and the liquidation were negotiated.

  •
  The terms and conditions of the merger agreement and plan of liquidation and the merger and the liquidation, including the amount and form of the consideration, as well as the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations, including the ability of our Class A directors to respond to alternative transaction proposals from third parties, change their recommendation that the holders of our Class A common stock adopt the merger agreement and plan of liquidation or terminate the merger agreement and plan of liquidation under certain circumstances (see "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—No Solicitation of Other Offers").

  •
  The unanimous approval by our Class A directors and recommendation for adoption by our stockholders of the merger agreement and plan of liquidation and approval of the merger and the liquidation. Each of GE, GE Investments, NBC and Rainwater believes that the fact that the Class A directors approved the terms of the merger and the liquidation supports its conclusion that the cash merger consideration to be paid to the holders of our Class A common stock is fair.

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  The requirement that the merger agreement and plan of liquidation be adopted, and the merger and the liquidation be approved, by a vote of holders of a majority of the outstanding shares of our Class A common stock, excluding any shares with respect to which NBC has the right to vote or direct the vote. Each of GE, GE Investments, NBC and Rainwater believes that this stockholder vote requirement supports their conclusion that the merger and the liquidation are procedurally fair to the holders of our Class A common stock.

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  NBC's belief that due to changes in the Internet advertising market and other factors, the economic outlook for our portal business is no longer favorable and we are not likely to become profitable in the future. Each of GE, GE Investments, NBC and Rainwater believes that this supports the conclusion that the value of our company was unlikely to increase in the foreseeable future.

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  The significant liabilities associated with scaling down our business that NBC will assume in connection with the merger and liquidation. Each of GE, GE Investments, NBC and Rainwater believes that the assumption of these liabilities by NBC supports the fairness of the price to be received by the holders of our Class A common stock in the merger and the liquidation.

    Each of GE, GE Investments, NBC and Rainwater considered the material negative factors described under "—Our Belief Regarding the Fairness of the Merger and the Liquidation" and viewed them as insufficient to outweigh the positive factors.

    None of GE, GE Investments, NBC or Rainwater considered the net book value of NBCi to be a material factor in determining the fairness of the transaction to our stockholders because our net book value on a per share basis was significantly higher than the trading prices of our Class A common stock over the 30 trading days prior to the public announcement of the merger agreement and the plan of liquidation. In addition, prior to the charge to write off substantially all of our long-lived assets, a significant percentage of our net book value consisted of intangible assets from our previous business combinations. GE, GE Investments, NBC and Rainwater also believe that the book value of our liabilities does not include significant contingent and other liabilities associated with a scaling down of our business.

    GE, GE Investments, NBC and Rainwater did not establish a pre-merger going concern value for the equity of NBCi for the purposes of determining the fairness of the merger consideration to the holders of our Class A common stock because, due to the extent of our financial losses and other factors described in this proxy statement, they did not believe that our continued operation would result in our achieving profitability at any time in the foreseeable future.

    None of GE, GE Investments, NBC or Rainwater considered the price paid for the common stock of Xoom.com, our predecessor corporation, the prices described under "TRANSACTIONS IN COMMON STOCK BY CERTAIN PERSONS," prices offered for shares of our Class A common stock by unaffiliated third parties or the historical prices of our stock more than 30 trading days prior to the public announcement of the merger agreement and plan of liquidation and the merger, to be a material factor in determining the fairness of the consideration to be paid to our stockholders in the merger and the liquidation. In light of general market conditions, market conditions for Internet portal companies in particular, continued softening of the Internet advertising market and the failure of our business model to achieve profitability, GE, GE Investments, NBC and Rainwater believed that the market price of our stock would not recover. As a consequence, the only alternatives to the present transaction that they considered was our sale to a third party or our liquidation. GE, GE Investments, NBC and Rainwater believe the merger and liquidation is the preferable alternative for the reasons described above and under "—Purpose and Reasons of GE, GE Investments, NBC and Rainwater for the Merger and the Liquidation."

    After considering the foregoing, each of GE, GE Investments, NBC and Rainwater has indicated that it reasonably believes the merger consideration to be substantively and procedurally fair to the holders of our Class A common stock. In reaching its determination as to fairness, none of GE, GE Investments, NBC and Rainwater assigned specific weights to particular factors, but rather considered all factors as a whole.

    None of GE, GE Investments, NBC or Rainwater relied on any report, opinion or appraisal in determining the fairness of the transaction to our stockholders, but none of them disagrees with the conclusion contained in the written opinion of Dresdner Kleinwort Wasserstein delivered to our Class A directors and our board of directors, dated April 8, 2001, that as of that date and subject to the assumptions and limitations set forth in the opinion, the consideration provided for pursuant to the merger agreement and plan of liquidation was fair to the holders of our Class A common stock (other than NBC or any affiliates of NBC) from a financial point of view.

Particular Effects of the Merger; Plans or Proposals After the Merger

    Immediately following the merger, we will be a wholly-owned subsidiary of NBC. As provided in the merger agreement and plan of liquidation, NBC intends for us to complete our liquidation and dissolve as soon as practicable after the merger. As a result of the merger, we will no longer be a publicly-held company, our shares will not be quoted on the Nasdaq National Market, price quotations will no longer be available, the registration of our stock under Section 12(g)(4) of the Securities Exchange Act of 1934 will be eligible for termination and we will not be subject to the reporting requirements of the Securities Exchange Act of 1934. Consummation of the merger will eliminate any opportunity of the holders of our Class A common stock to share in any of the future earnings and growth associated with our assets and any potential to realize greater value for their shares of our Class A common stock. Similarly, after the merger, holders of our Class A common stock will not face the risk of losses generated by us or a decline in our value. See also "THE MERGER AND THE LIQUIDATION—Effects of the Merger and the Liquidation."

    The benefits and detriments of the merger and liquidation to holders of our Class A common stock, and the alternatives to the merger that were considered by NBCi, are described above under "Our Purpose and Reasons for the Merger and the Liquidation" and "—Our Belief Regarding the Fairness of the Merger and the Liquidation." The benefits and detriments of the merger and liquidation to NBC, Rainwater and GE Investments are described above under "—Purpose and Reasons of NBC for the Merger and Liquidation."

    As part of the merger and the liquidation, NBC and GE Investments currently anticipate that after the stockholder vote and the payment of the cash merger consideration to the holders of our Class A common stock, NBCi's assets will be applied toward the settlement of approximately $391 million of our convertible notes held by NBC and GE Investments. At the effective time of the merger, NBC will own all 24,550,708 shares then outstanding of our Class B common stock. Our Class B common stock will remain outstanding after completion of the merger. After the holders of our Class A common stock have received the cash merger consideration and we have settled our obligations under our convertible notes, we will make a final liquidating distribution to NBC, as the sole holder of our Class B common stock, as provided in the merger agreement and plan of liquidation. The liquidating distribution to NBC will consist of:

  •
  any assets remaining after all holders of our Class A common stock have received the cash merger consideration and we have settled our obligations under our convertible notes; and

  •
  all of our remaining liabilities and obligations.

At the time of the liquidating distribution, we do not anticipate that we will have any remaining assets to distribute to NBC as the sole holder of our Class B common stock. Moreover, we do not anticipate that we will have sufficient assets remaining after paying the holders of our Class A common stock the cash merger consideration to fully satisfy our obligations under the convertible notes. After the liquidating distribution to NBC, all of our Class B common stock will be canceled, and we will be dissolved by filing a certificate of dissolution with the relevant Delaware authorities. As a result of the liquidation and dissolution, we will no longer have any assets or liabilities and our corporate existence will terminate. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

    NBC has not yet made a determination as to its future plans for any of our assets that it may receive in the liquidation and dissolution. NBC currently expects that it will continue to operate NBC.com and will integrate certain of our other assets into NBC.com. NBC also anticipates that it will identify some assets that will be sold and operations that will be shut down.

    Following consummation of the merger, NBC's direct interest in our net book value and net earnings will increase to 100% and NBC and its affiliates will be entitled to any benefits resulting from that interest, including all income generated by our continuing operations until the time of dissolution, if any, and any future increase in the value of our assets retained by NBC following the dissolution. Similarly, NBC will also bear the risk of any losses generated by our continuing operations, any decrease in the value of our assets retained by NBC following the dissolution and any of our obligations or liabilities assumed by NBC as provided in the merger agreement and plan of liquidation. If NBC's direct interest in our net book value had been 100% as of December 31, 2000, the value of that interest would have been approximately $1.9 billion.

    For U.S. federal income tax purposes, the receipt of the merger consideration by holders of our Class A common stock in the merger will generally be a taxable sale of the holder's common stock. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Material U.S. Federal Income Tax Consequences of the Merger to Holders of our Class A Common Stock." GE Investments and NBC expect to recognize a loss for federal income tax purposes in connection with the settlement of our obligations under our convertible notes and the final liquidating distribution. The tax consequences to GE are limited to the tax consequences to GE Investments and NBC, which are reported on GE's federal consolidated tax return. Rainwater, which was formed solely for the purpose of entering into the merger agreement and plan of liquidation and will be merged into us upon consummation of the merger, has no assets or liabilities, and therefore does not expect to experience any tax consequences from the merger and the liquidation. In addition, we may incur a tax liability in connection with the final liquidating distribution, which liability, if any, will be assumed by NBC in connection with the liquidation.

    We currently have an employee stock purchase plan under which shares of our Class A common stock can be purchased by employees of us and our subsidiaries. We also have option plans under which options to acquire shares of our Class A common stock are granted to our employees and directors. Participants who own shares of our Class A common stock through the employee stock purchase plan will receive the merger consideration for those shares if they follow the proper procedures for surrender of their share certificates described under "THE MERGER AND THE LIQUIDATION—Procedures for Exchange of Certificates." At the time of the merger, each outstanding option to purchase shares of our Class A common stock will be converted into the right to receive a cash payment equal to the amount by which $2.19 exceeds the exercise price per share of the option, multiplied by the aggregate number of shares of Class A common stock that are issuable upon the exercise in full of the option.

    Except as otherwise described in this proxy statement, none of GE, GE Investments, NBC, Rainwater, us nor any of their or our respective directors, executive officers, general partners or controlling affiliates has any present plans that relate to or would result in:

  •
  an extraordinary transaction like a merger, reorganization or liquidation involving us or any of our subsidiaries;

  •
  a purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

  •
  any material change in our current dividend rate or policy, or indebtedness or capitalization;

  •
  any change in our current board of directors or management;

  •
  any material changes in our corporate structure or business;

  •
  any class of our equity securities being delisted from a national securities exchange or ceasing to be authorized to be quoted in an automated quotations system operated by a national securities association;

  •
  any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Securities Exchange Act of 1934; or

  •
  the suspension of our obligation to file reports under Section 15(d) of the Securities Exchange Act of 1934.

    NBC, however, will continue to evaluate our business and operations and its plans for integration of our assets into NBC and will make those changes to its plans as NBC deems appropriate.

Conduct of Business of NBCi if the Merger is Not Consummated

    Because of changes in the Internet advertising and financial markets, our operations under our current business model have resulted in financial losses and continued deterioration of our business and financial condition and declining value for the holders of our Class A common stock and Class B common stock. As a result of these considerations, on April 8, 2001, our Class A directors acknowledged that in the absence of a business combination between NBC or another third party and us, a significant scale-down of our operations would be advisable. Consistent with our board of directors' determination and the terms of the merger agreement and plan of liquidation, our number of full-time employees has been reduced from approximately 339 on March 31, 2001 to 113 on June 11, 2001. NBC and we have also agreed on an initial reduction plan for our business. Our reduction plan provides for us to terminate a substantial number of our contractual arrangements. In the merger agreement and plan of liquidation, we have agreed to use our reasonable commercial efforts to terminate and satisfy prior to the merger the arrangements and liabilities contained in the interim reduction plan and any of our other arrangements and liabilities reasonably required by NBC. However, we are not required to take any action that our Class A directors determine in good faith would have a material adverse effect on us if the merger and the liquidation are abandoned.

    If the merger agreement and plan of liquidation is terminated, in the absence of a proposal for an alternative transaction from a third party, we currently anticipate that we would continue to operate our business in this significantly scaled-down form.

    You should also note that if our Class A common stock fails to maintain a minimum bid price of $1.00 per share over a period of 30 consecutive trading days, then the Nasdaq National Market could delist our Class A common stock. On April 3, 2001, our Class A common stock fell to approximately $0.97 per share on an intraday basis. The closing price of our Class A common stock on July 5, 2001, the day immediately preceding the date of this proxy statement, was $2.16. Although we currently satisfy Nasdaq's listing requirements, we cannot be certain that we will continue to satisfy those requirements in the future, especially given the recent drop in the value of technology stocks in general, and the stocks of Internet portal companies like NBCi in particular.

Litigation

    As of July 6, 2001, 13 complaints have been filed in the Court of Chancery for the State of Delaware, New Castle County on behalf of a purported class of our stockholders. In addition, as of July 6, 2001, two complaints have been filed in the Superior Court for the State of California, County of San Francisco, and one complaint has been filed in the New York Supreme Court for the County of New York, each on behalf of a purported class of NBCi stockholders. These complaints name us, one or more current or former members of our board of directors, NBC and/or GE as defendants and allege violations of the fiduciary duties of our board of directors to our public stockholders in connection with the merger and the liquidation including the value of the merger consideration. The complaints seek, among other things, an injunction of the merger and the liquidation and unspecified damages. The plaintiffs have made no attempt so far to pursue an immediate injunction through a temporary restraining order. We believe these lawsuits are without merit and we intend to contest vigorously the allegations made in the complaints.

Certain Projections of Our Future Operating Results

    We do not, as a matter of course, make public forecasts or projections as to future revenues, earnings or our general financial performance, including the projections set forth below, and such information was not prepared with a view toward public disclosure.

    We shared with NBC, in its capacity as our largest stockholder, certain internally prepared long-term operating projections which were prepared in the ordinary course of business, an excerpt of which is summarized below and which we refer to in this proxy statement as the "February Projections." The February Projections have been included in this proxy statement solely because they were made available to NBC in its capacity as our largest stockholder.

    In connection with NBC's evaluation of a potential business combination with us (see "SPECIAL FACTORS—Background of the Merger and the Liquidation"), we shared with NBC certain internally prepared projections which we refer to in this proxy statement as the "March Projections." The March Projections, which are summarized below, were prepared on March 29, 2001, and differ from the February Projections mainly due to reports from our sales organization that we were unlikely to meet our revenue goals for the second quarter and the remainder of 2001 due to certain previously unanticipated changes in existing client relationships. The March Projections have been included in this proxy statement solely because they were made available to NBC and its legal advisors in connection with its consideration of a business combination with us.

    On April 5, 2001, our management updated the March Projections, which we refer to in this proxy statement as the "April Projections." Dresdner Kleinwort Wasserstein utilized the April Projections in connection with its review of us (see "SPECIAL FACTORS—Background of the Merger and the Liquidation"). The April Projections, which are summarized below, were prepared on April 5, 2001, and differ from the March Projections for the reasons discussed in "SPECIAL FACTORS—Background of the Merger and the Liquidation" and "—Our Purpose and Reasons for the Merger and the Liquidation." The April Projections have been included in this proxy statement solely because they were considered by Dresdner Kleinwort Wasserstein in rendering its fairness opinion.

    We did not prepare any of our projections with a view toward public disclosure or with a view toward complying with the guidelines established by the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants with respect to projected financial information. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the projected financial information. Neither our independent auditors, nor any other independent accountants, have compiled, reviewed, examined or performed any procedures with respect to the projected financial information contained in this proxy statement, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information. Although our projections were based upon our best estimates and information available when the projections were prepared, we cannot guarantee that any of the projections summarized below will be achieved because projections of this type are based on a number of uncertainties and contingencies, all of which are difficult to predict and most of which are beyond our control. There is substantial risk that actual results will differ significantly from these projections. Neither our board of directors, our Class A directors, Dresdner Kleinwort Wasserstein, NBC nor any of their respective advisors, agents, affiliates or representatives assumes any responsibility for the accuracy of the projections summarized below.

    The projections summarized below are based upon numerous assumptions made by our management, including our ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. You should understand that many important factors, in addition to those discussed elsewhere in this proxy statement, could cause our results to differ materially from those expressed in forward-looking statements and may cause the projections or the underlying assumptions for each to be inaccurate. These factors include our competitive environment, economic and other market conditions in which we operate, cyclical and seasonal fluctuations in our operating results and matters affecting business generally. Please see "FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE."

  February Projections

    Set forth below is a summary of the February Projections. The February Projections are an excerpt from the first four years of internally generated 15-year long-term operating projections that were prepared in the ordinary course of our business. The February Projections were prepared for limited estimation and analytical purposes in connection with our internal forecasting and do not conform with generally accepted accounting principles. Specifically, the February Projections disregard certain non-cash expenses, including our NBC promotional expenses that are materially offset by a separate note receivable that we have from NBC, amortization of intangible assets, amortization of stock-based compensation and our equity in the losses of unconsolidated affiliated companies, which would typically be excluded from business valuation calculations. These projections represented management's most current estimates of its expectations of future operating results and have not been updated to account for the effects of the merger or the liquidation, other changes to our business that have occurred since these projections were prepared or other changes that may in the future be appropriate concerning us. Our management believes that certain material assumptions upon which the February Projections were based, such as the ability of our existing customers to continue to pay us, our ability to enter into new revenue arrangements, and our ability to continue to employ key personnel, among other assumptions, have become untrue or otherwise unreliable due to changed circumstances in the markets in which we operate, the continued decline of the financial markets and our deteriorating operating performance and financial condition. The underlying material assumptions are as follows:

  •
  we would continue to focus on our portal business;

  •
  our headcount levels would remain intact;

  •
  we would continue to use our marketing budget and promotional air time on NBC's television properties;

  •
  we would sign new revenue and strategic partnering deals;

  •
  we would potentially acquire other businesses or significant operating assets; and

  •
  we would continue to spend our capital budget to expand and improve our technology assets.

	PROJECTIONS FOR THE YEAR ENDING
	12/31/01	12/31/02	12/31/03	12/31/04
Total revenue	$98,000	$137,200	$192,080	$263,150
Total cost of revenue	25,480	32,928	44,178	57,893
Total gross profit	72,520	104,272	147,902	205,257
Pro forma operating income (loss)	(51,080)	(33,614)	(14,406)	7,894
Pro forma net income (loss)	$(37,705)	$(21,579)	$(2,897)	$19,955

  March Projections

    Set forth below is a summary of the March Projections. The first section, under the caption "—Operating Projections," summarizes the operating projections we provided to NBC. As described previously, the March Projections were prepared on March 29, 2001 and differ from the February Projections for the calendar quarters of 2001 because of information that we became aware of that indicated that it was likely that we would not achieve our projected revenues for the second quarter or for the remainder of 2001. The March Projections do not conform with generally accepted accounting principles. Specifically, the March Projections disregard certain non-cash expenses, including our NBC promotional expenses that are materially offset by a separate note receivable that we have from NBC, amortization of intangible assets, amortization of stock-based compensation and our equity in the losses of unconsolidated affiliated companies, which would typically be excluded from business valuation calculations. The summary of the March Projections set forth below has been derived from the operating projections we provided to NBC. We have modified our summary presentation of the March Projections from those provided to NBC so that the line items presented are consistent with the line items presented in the February Projections. The second section, under the caption "—Cash Value Projections," reflects our estimate of the cash value that would be available to NBC if NBC acquired us, adopted a plan of liquidation and completed that plan by June 30, 2001, based on and subject to a number of assumptions that are described below. Our management believes that certain material assumptions upon which the March Projections were based, such as the ability of our existing customers to continue to pay us, our ability to enter into new revenue arrangements, and our ability to continue to employ key personnel, among other assumptions, have become untrue or otherwise unreliable due to changed circumstances in the markets in which we operate, the continued decline of the financial markets and our deteriorating operating performance and financial condition.

  Operating Projections- Underlying Material Assumptions.

  •
  We would continue to focus on our portal business;

  •
  our headcount levels would remain intact;

  •
  we would continue to use our marketing budget and promotional air time on NBC's television properties;

  •
  we would sign new revenue and strategic partnering deals; and

  •
  we would continue to spend our capital budget to expand and improve our technology assets.

Operating Projections

	PROJECTIONS FOR THE QUARTER ENDING
	3/31/01	6/30/01	9/30/01	12/31/01
Total revenue	$15,915	$19,000	$25,957	$32,265
Total cost of revenue	8,924	6,895	6,000	6,120
Total gross profit	6,991	12,105	19,957	26,145
Pro forma operating loss	(25,943)	(16,207)	(9,933)	(4,460)
Pro forma net loss	$(22,939)	$(13,591)	$(6,255)	$(921)

  Cash Value Projections—Underlying Material Assumptions.

  •
  We would reduce our staff by up to all of our employees;

  •
  we would collect certain of our accounts receivable, receive refunds of certain prepayments and deposits from our vendors, and pay of all our outstanding accounts payable and accrued operating liabilities;

  •
  we would sell certain of our technology assets;

  •
  we would settle and terminate our existing property leases;

  •
  we would obtain judgments or reach settlements on all of our existing litigation;

  •
  we would incur certain exit costs associated with operating contracts;

  •
  we would repay all of our debt, with the exception of debt payable to NBC and its affiliates;

  •
  NBC and GE Investments would convert our convertibles notes into approximately 7.1 million shares of our Class B common stock;

  •
  we would sell substantially all of our property, plant and equipment;

  •
  we would purchase certain insurance coverages;

  •
  we would pay certain of our estimated tax liabilities; and

  •
  we would pay our legal, accounting and other professional service fees.

Cash Value Projections

	PROJECTED LOW 6/30/01	PROJECTED HIGH 6/30/01
Cash value	$108,940	$167,079

  April Projections

    Set forth below is a summary of the April Projections. These projections updated the March Projections to account for our estimated results for the second quarter of 2001 as well as for certain changes to our business, but not the effects of the merger or the liquidation, certain other changes to our business that have occurred since these projections were prepared or other changes that may in the future be appropriate concerning us. As described previously, the April projections were prepared on April 5, 2001 and differ from the March projections for the reasons discussed in "SPECIAL FACTORS—Background of the Merger and the Liquidation" and "—Our Purpose and Reasons for the Merger and the Liquidation." The April Projections do not conform with generally accepted accounting principles. Specifically, the April Projections disregard certain non-cash expenses, including our NBC promotional expenses that are materially offset by a separate note receivable that we have from NBC, amortization of intangible assets, amortization of stock-based compensation and our equity in the losses of unconsolidated affiliated companies, which would typically be excluded from business valuation calculations. The summary of the April Projections set forth below has been derived from the operating projections we provided to Dresdner Kleinwort Wasserstein. We have modified our summary presentation of the April Projections from those provided to Dresdner Kleinwort Wasserstein so that the line items presented are consistent with the line items presented in the February Projections and the March Projections. After we entered into the merger agreement and plan of liquidation, we continued to see the ongoing deterioration of our business, changes in the Internet advertising market and a general weakness in the economy, all of which would have significantly adversely changed the underlying assumptions of the April Projections, including the ability of our existing customers to continue to pay us, our ability to enter into new revenue arrangements and our ability to continue to employ key personnel. Such changes in the underlying assumptions of the April Projections would have negatively influenced any valuation of NBCi. At the time that the April Projections were prepared and delivered to Dresdner Kleinwort Wasserstein, however, we believe that NBCi's management had a reasonable basis for the projections in light of their understanding of then current market conditions. The underlying material assumptions are as follows:

  •
  we would continue to focus on our portal business;

  •
  headcount levels would be adjusted somewhat, and grow more slowly in accordance with lowered expansion of our offerings;

  •
  we would continue to use our marketing budget and promotional air time on NBC's television properties;

  •
  we would sign new revenue and strategic partnering deals; and

  •
  we would continue to spend our capital budget to expand and improve our technology assets.

	PROJECTIONS FOR THE QUARTER ENDING				PROJECTIONS FOR THE YEAR ENDING
	3/31/01	6/30/01	9/30/01	12/31/01	12/31/02	12/31/03	12/31/04
Total revenue	$15,915	$17,000	$18,700	$20,570	$90,231	$108,277	$129,932
Total cost of revenue	8,924	6,895	5,575	6,133	21,655	22,738	24,687
Total gross profit	6,991	10,105	13,125	14,437	68,576	85,539	105,245
Pro forma operating loss	(25,943)	(17,907)	(17,688)	(15,433)	(71,282)	(66,049)	(70,163)
Pro forma net loss	$(21,940)	$(15,291)	$(14,011)	$(11,894)	$(69,088)	$(77,595)	$(86,507)

THE MERGER AND THE LIQUIDATION

    The following summary describes the material aspects of the merger agreement and plan of liquidation, and the merger and the liquidation. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this proxy statement, including Appendix A which sets forth the full text of the merger agreement and plan of liquidation and which is incorporated herein by reference. In addition to reading this summary and the section of this proxy statement entitled "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION," we urge you to read Appendix A in its entirety.

    Our Class A directors and our board of directors have determined that the merger is fair to, and in the best interests of, NBCi and our stockholders and has recommended that our stockholders vote to adopt the merger agreement and plan of liquidation. See "SPECIAL FACTORS—Recommendation of Our Class A Directors and our Board of Directors Regarding the Merger and the Liquidation."

    Our Class A directors and our board of directors unanimously recommend a vote FOR the adoption of the merger agreement and the plan of liquidation and approval of the merger and the liquidation.

Effects of the Merger and the Liquidation

    Upon consummation of the merger:

  •
  Rainwater will merge with and into us, the separate corporate existence of Rainwater will cease and we will be the surviving corporation in the merger;

  •
  we will become a wholly-owned subsidiary of NBC;

  •
  each share of Class A common stock outstanding immediately prior to the effective time of the merger (other than any shares of common stock held by us or any of our subsidiaries (all of which will be canceled and none of which will receive any payment with respect to the merger) and other than any shares held by stockholders who have perfected their dissenters' rights of appraisal) will be converted into the right to receive an amount in cash equal to $2.19, without interest;

  •
  each option to purchase shares of our Class A common stock will be converted into the right to receive a cash payment equal to the amount by which $2.19 exceeds the exercise price per share of the option, multiplied by the aggregate number of shares of Class A common stock that are receivable upon the exercise in full of the option; and

  •
  each share of our Class B common stock outstanding immediately prior to the effective time of the merger (all of which will be held by NBC) will remain outstanding and become Class B common stock of the surviving corporation.

    Each certificate previously representing shares of our Class A common stock, from and after the effective time of the merger, will represent only the right to receive the merger consideration (or, in the case of shares held by stockholders who have perfected their dissenters' rights of appraisal, the statutorily determined "fair value" of those shares). Certificates previously representing shares of our Class A common stock may be exchanged for the merger consideration as provided below, without interest.

    The "fair value" of shares held by stockholders who have perfected their dissenters' rights of appraisal will be determined and paid as described in "—Rights of Dissenting Stockholders."

    For a description of the procedures for exchanging certificates representing shares of our Class A common stock, see "—Procedures for Exchange of Certificates."

    As a result of the merger, our entire equity interest will be owned by NBC. Current holders of our Class A common stock will no longer have any interest in, and will not be stockholders of, NBCi. Instead, each of the holders of our Class A common stock will have the right to receive the merger consideration.

    Immediately after the closing of the merger, the liquidation of NBCi will be completed. NBC, as the sole holder of our Class B common stock, will not receive any cash consideration in the merger. Promptly after the merger, after payment of the cash merger consideration to holders of our Class A common stock, the assets of NBCi will be applied toward the settlement of our convertible notes held by GE Investments and NBC, and NBC will receive a final liquidating distribution of any of our assets remaining. In exchange for receiving this final liquidating distribution, NBC will assume all of our liabilities and obligations remaining after our payment of the cash merger consideration to holders of our Class A common stock and will surrender its Class B common stock, which will be canceled. After the final liquidating distribution, the assumption of all of our remaining liabilities by NBC and the cancellation of all of our Class B common stock, we will dissolve NBCi by filing a certificate of dissolution with the Delaware Secretary of State.

Effective Time of the Merger

    If the merger agreement and plan of liquidation is adopted by the requisite vote of our stockholders (see "THE SPECIAL MEETING—Voting Rights and Vote Required") and the other conditions to the merger are satisfied (or waived to the extent permitted), the merger will be consummated and become effective upon the filing of a fully executed Certificate of Merger with the Delaware Secretary of State. We, NBC, Rainwater and GE Investments anticipate that the merger will be consummated as promptly as possible after we receive the approval of our stockholders at the special meeting.

    The merger agreement and plan of liquidation may be terminated prior to the effective time of the merger by either party under circumstances specified in the merger agreement and plan of liquidation, whether before or after the adoption of the merger agreement and plan of liquidation by our stockholders. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Termination of the Merger Agreement and Plan of Liquidation."

Procedures for Exchange of Certificates

    Prior to the effective time of the merger, we will designate a bank or trust company reasonably acceptable to NBC to act as paying agent for purposes of making the cash payments to holders of our Class A common stock, option holders and warrant holders contemplated by the merger agreement and plan of liquidation. NBCi will deposit in trust with the paying agent cash in United States dollars in an aggregate amount equal to the product of:

  •
  the number of shares of our Class A common stock outstanding immediately prior to the effective time of the merger (other than any shares of our Class A common stock which are held by us or any of our subsidiaries (all of which will be canceled and none of which will receive any payment with respect to the merger) and other than any shares held by stockholders who have perfected their dissenters' rights of appraisal); and

  •
  the merger consideration of $2.19 per share, without interest.

    Following proper surrender of certificates representing shares of our Class A common stock according to the procedures summarized below, the paying agent will, under irrevocable instructions, deliver to the holders of shares of our Class A common stock their respective portions of the payment fund described above.

    At the close of business on the day of the effective time of the merger our stock ledger with respect to our Class A common stock will be closed.

    Not later than two business days following the effective time of the merger, we will instruct the paying agent to mail to each holder of record of a certificate representing shares of our Class A common stock, other than any shares of our Class A common stock which are held by any of our subsidiaries or in treasury, a letter of transmittal advising the holder of the effectiveness of the merger and the procedure for surrendering the certificate or certificates to the paying agent in exchange for the merger consideration. Upon the surrender for cancellation to the paying agent of the certificates in accordance with the instructions contained in the letter of transmittal, the surviving company will cause the paying agent to pay to the holder of the surrendered certificates the merger consideration deliverable in respect of the certificates. Until so surrendered, each certificate will be deemed, for all corporate purposes, to evidence only the right to receive (upon surrender in the manner described above) the merger consideration to which the holder of the certificate is entitled. No interest will be paid or accrued with respect to the merger consideration.

    If payment of the merger consideration (or any portion of the merger consideration) is made to any person other than the person in whose name the surrendered certificates are registered, it will be a condition to the payment of the merger consideration that the certificates be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that the transfer otherwise be proper and that the person requesting the transfer pay to the paying agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the paying agent that the taxes have been paid or are not required to be paid.

    Stockholders should not forward their stock certificates to the paying agent without a letter of transmittal, and should not return their stock certificates with the enclosed proxy.

    Beginning at the effective time of the merger, each holder of a certificate will cease to have any rights as a stockholder of NBCi, except that a holder of a certificate (other than certificates representing any shares of our Class A common stock which are held by any of our subsidiaries or in treasury, which will be canceled and none of which will receive any payment with respect to the merger) will have:

  •
  the right to surrender his or her certificate in exchange for payment of the merger consideration; or

  •
  in the case of a stockholder who has perfected his or her dissenters' rights of appraisal, the right to perfect his or her right to receive payment for his or her shares in accordance with the Delaware General Corporation Law and the merger agreement and plan of liquidation (see "—Rights of Dissenting Stockholders").

    No transfer of shares of common stock will be made on the stock transfer books of the surviving corporation in the merger. Certificates presented to the surviving corporation after the effective time will be canceled and exchanged for cash as described above.

    Promptly following the date which is six months after the effective time of the merger, the paying agent will return to the surviving corporation all cash, certificates and other instruments in its possession that constitute any portion of the fund established for the payment of the merger consideration, and the paying agent's duties will terminate. Thereafter, each holder of a certificate may surrender the certificate to the surviving corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange for the certificate the merger consideration, without interest. However, a holder will have no greater rights against the surviving corporation or NBC than may be accorded to general creditors of the surviving corporation or NBC under applicable law. Notwithstanding the foregoing, none of the paying agent, the surviving corporation, NBC, Rainwater or GE Investments will be liable to a holder of shares of our Class A common stock for any merger consideration delivered to a public official under applicable abandoned property, escheat and similar laws.

Accounting Treatment

    The merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated among the surviving corporation's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Financing of the Merger

    Based on the 39,146,026 shares of our Class A common stock outstanding as of the record date, the total cash consideration payable to the holders of our Class A common stock in the merger will be approximately $85.7 million. These funds are expected to be available to us from our cash on hand at the effective time of the merger. To the extent our cash on hand is not adequate to pay in full the total cash consideration, NBC will prepay all or that portion of the promissory note, dated November 30, 1999, issued by NBC and held by us as is necessary to provide adequate additional funds to enable us to pay the total cash consideration in full. As of June 30, 2001, the total outstanding balance of NBC's promissory note was approximately $238 million. As of June 8, 2001, NBCi's cash on hand was $217.6 million. The source of any funds used to prepay NBC's promissory note would be the working capital of NBC.

Rights of Dissenting Stockholders

    In accordance with the Delaware General Corporation Law, any holder of shares of our Class A common stock who properly files a demand for appraisal in writing prior to the vote taken at the special meeting and whose shares are not voted to adopt the merger agreement and plan of liquidation will be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law.

    Section 262 of the Delaware General Corporation Law is reprinted in its entirety as Appendix B to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix B. Appendix B should be read in its entirety by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so. Failure to comply with the procedures set forth in Section 262 will result in the loss of appraisal rights.

    A holder of record of shares of our Class A common stock as of the record date for the special meeting (see "THE SPECIAL MEETING—General") will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares provided the holder:

  •
  makes the demand described below with respect to the shares;

  •
  continuously is the record holder of the shares through the effective time of the merger;

  •
  otherwise complies with the statutory requirements of Section 262; and

  •
  neither votes in favor of the adoption of the merger agreement and plan of liquidation and the approval of the merger and liquidation nor consents to them in writing.

    Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as is the case with our special meeting, not less than 20 days prior to the meeting each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that the appraisal rights are available and include in each notice a copy of the full text of Section 262. This proxy statement constitutes the notice to the record holders of shares of our Class A common stock.

    A stockholder who desires to exercise appraisal rights must not vote in favor of the merger and the related transactions and must deliver a separate written demand for appraisal to NBCi prior to the vote by our stockholders on the merger and the related transactions. A stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the enclosed proxy card that his or her shares of our Class A common stock be voted against the proposal or that an abstention be registered with respect to his or her shares of our Class A common stock in connection with the proposal will effectively have waived his or her appraisal rights as to those shares of our Class A common stock because, in the absence of express contrary instructions, the shares of our Class A common stock will be voted in favor of the proposal. See "THE SPECIAL MEETING—Voting and Revocation of Proxies."

    A stockholder who desires to perfect appraisal rights with respect to any of his or her shares of our Class A common stock must, as one of the procedural steps involved in the perfection, either:

  •
  refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the merger and the related transactions; or

  •
  check either the ABSTAIN or the AGAINST box next to the proposal on the card or vote in person against the proposal or register in person an abstention with respect to the proposal.

    A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the stockholder of record and that the record stockholder intends to demand appraisal of the shares of our Class A common stock. A person having a beneficial interest in shares of our Class A common stock that are held of record in the name of another person, like a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of our Class A common stock are owned of record by a person other than the beneficial owner (like a broker, fiduciary or other nominee) the demand must be executed by or for the record owner. If the shares of our Class A common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, the person is acting as agent for the record owner.

    A record owner (like a broker, fiduciary or other nominee) who holds shares of our Class A common stock as a nominee for another person may exercise appraisal rights with respect to the shares held for all or less than all of the beneficial owners of shares as to which the person is the record owner. In this case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of common stock outstanding in the name of the record owner.

    A stockholder who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: NBC Internet, Inc., 225 Bush Street, San Francisco, California 94104, Attention: Corporate Secretary.

    The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of our Class A common stock owned and that the stockholder is thereby demanding appraisal of his or her shares. A proxy or vote against the merger agreement and plan of liquidation will not by itself constitute a demand. Within ten days after the effective time of the merger, the surviving corporation must provide notice of the effective time of the merger to all stockholders who have complied with Section 262.

    Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders who have perfected their dissenters' rights of appraisal. Accordingly, our stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. The surviving corporation does not have any present intentions as to whether it would file any petition in the event a stockholder makes a written demand. If appraisal rights are available, within 120 days after the effective time of the merger, any stockholder who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of our Class A common stock not voting in favor of the merger agreement and plan of liquidation and with respect to which we received demands for appraisal, and the aggregate number of holders of the shares. The statement must be mailed within 10 days after the written request for the statement has been received by the surviving corporation.

    If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on the petition, the Delaware Court will determine which stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificate of the pendency of the appraisal proceedings. If any stockholder fails to comply with the direction, the Delaware Court, in its discretion, may dismiss the proceedings as to the stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of common stock owned by the stockholders who have perfected their dissenters' rights of appraisal, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In this event, the Delaware Court's appraisal may be more than, less than, or equal to the merger consideration.

    In determining fair value, the Delaware Court is to take into account all relevant factors. In relevant case law, the Delaware Supreme Court has discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on future prospects of the merged corporation. The Delaware Supreme Court has also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

    The cost of the appraisal proceeding may be determined by the Delaware Court and assessed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a stockholder who has perfected his or her dissenters' rights of appraisal, the Delaware Court may order that all or a portion of the expenses incurred by any stockholder who has perfected his or her dissenters' rights of appraisal in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

    Any holder of shares of our Class A common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to the demand or to receive payment of dividends or other distributions on the shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

    At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw the demand for appraisal; after this period, the stockholder may withdraw the demand for appraisal only with the consent of the surviving corporation in the merger. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, stockholders' rights to appraisal shall cease. Any stockholder may withdraw the stockholder's demand for appraisal by delivering to the surviving corporation in the merger a written withdrawal of his or her demand for appraisal and an acceptance of the merger, except that:

  •
  any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation in the merger; and

  •
  no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and the approval may be conditioned upon the terms the Delaware Court deems just.

    Any holder who fails to comply fully with the statutory procedure set forth in Section 262 of the Delaware General Corporation Law will forfeit his or her rights of appraisal and will receive the merger consideration for his or her shares.

Regulatory Approvals

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the related rules promulgated by the Federal Trade Commission, mergers and acquisitions above a particular dollar threshold may not be consummated unless notice has been given and the required information has been furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and applicable waiting periods have elapsed or been earlier terminated. The merger is subject to the Hart-Scott-Rodino Act requirements.

    We and GE each filed a Notification and Report Form with respect to the merger with the Antitrust Division and the Federal Trade Commission on May 18, 2001, and received early termination of the waiting period on June 5, 2001.

    The parties also may have to notify regulatory agencies in other jurisdictions, and where appropriate, the parties will submit those filings as well.

    State Attorneys General and private parties also may bring legal actions under federal or state antitrust laws under specific circumstances. There can be no assurance that a challenge to the proposed merger on antitrust grounds will not be made and, if made, the results of a challenge could not be predicted.

THE MERGER AGREEMENT AND PLAN OF LIQUIDATION

    The following discussion of the material terms of the merger agreement and plan of liquidation is qualified in its entirety by reference to the complete text of the merger agreement and plan of liquidation, which is included in this proxy statement as Appendix A (exclusive of all exhibits and schedules) and is incorporated herein by reference.

General

    The merger agreement and plan of liquidation provides for the merger of Rainwater with and into NBCi. We will be the surviving corporation in the merger, and, as a result of the merger, NBC will own all of our stock and the holders of our Class A common stock (other than any shares of our Class A common stock held by any of our subsidiaries or in our treasury, or by NBC or its affiliates (all of which will be canceled and none of which will receive any payment with respect to the merger) and other than shares held by stockholders who have perfected their dissenters' rights of appraisal) will receive the merger consideration described below.

Effective Time of the Merger

    If the merger agreement and plan of liquidation is adopted by the requisite votes of our stockholders (see "THE SPECIAL MEETING—Voting Rights and Vote Required") and the other conditions to the merger are satisfied (or waived to the extent permitted), the merger will be consummated and become effective at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware.

Consideration to be Received by Holders of our Class A Common Stock

    The merger agreement and plan of liquidation provides that each share of Class A common stock issued and outstanding immediately prior to the effective time of the merger (other than any shares of our Class A common stock held by any of our subsidiaries or in our treasury, or by NBC or any of its affiliates (all of which will be canceled and none of which will receive any payment with respect to the merger) and other than shares held by stockholders who have perfected their dissenters' rights of appraisal) will be converted into the right to receive an amount in cash equal to $2.19, without interest.

    Each share of capital stock of Rainwater issued and outstanding immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of the holder of the stock, be canceled and converted into the right to receive the amount of cash capital contributed to Rainwater by NBC, Rainwater's sole stockholder, at the time of issuance.

    At and after the effective time of the merger, each holder of a certificate representing shares of our Class A common stock (other than any shares of our Class A common stock which are held by any of our subsidiaries or in our treasury or by NBC or any of its affiliates (all of which will be canceled and none of which will receive any payment with respect to the merger) and other than any shares held by stockholders who have perfected their dissenters' rights of appraisal) will cease to have any rights as a stockholder of NBCi, except for:

  •
  the right to surrender his or her certificate in exchange for payment of the merger consideration; or

  •
  in the case of a dissenting stockholder, to perfect his or her right to receive payment for his or her shares under Section 262 of the Delaware General Corporation Law (see "THE MERGER AND THE LIQUIDATION—Rights of Dissenting Stockholders").

    No transfer of shares of our Class A common stock will be made on the stock transfer books of the surviving corporation.

    In no event will holders of our Class A common stock be entitled to receive payment of any interest on the merger consideration to be distributed to them in connection with the merger.

Consideration to be Received Upon Exercise of Options and Warrants

    The merger agreement and plan of liquidation provides that each holder of an option to purchase shares of our Class A common stock will receive a notice not later than 15 days prior to the effective time of the merger specifying that:

  •
  the options will not be assumed in connection with the merger;

  •
  the options will become fully vested and exercisable as of the date of the notice; and

  •
  the option holder may exercise any part of the option following receipt of the notice.

    At the effective time of the merger or as soon as practicable thereafter, each holder of options to purchase shares of our Class A common stock will receive in consideration for the cancellation of the options at the effective time of the merger an amount in cash equal to the product of:

  •
  the number of shares subject to the options; and

  •
  the excess of the merger consideration over the exercise price of the options, adjusted for applicable withholding taxes.

    In addition, all rights to purchase shares of our Class A common stock outstanding under our 1999 Employee Stock Purchase Plan will be exercised immediately prior to the effective time of the merger and, without any action on the part of the holders, will be converted into the right to receive the merger consideration in respect of the shares without the issuance of any stock certificates. Immediately following the conversion, our 1999 Employee Stock Purchase Plan will terminate.

    Warrants to purchase shares of our Class A common stock or Class B common stock which have an exercise price per share that is equal to or greater than the merger consideration will be canceled as of the effective time of the merger without any consideration being paid. All other warrants to purchase shares of our Class A common stock or Class B common stock will become fully vested and exercisable as of the effective time of the merger agreement and plan of liquidation and, in consideration for their cancellation, the holders of the warrants will receive an amount in cash equal to the product of:

  •
  the number of shares subject to the warrants; and

  •
  the excess of the merger consideration over the exercise price per share issuable upon the exercise of the warrants, adjusted for applicable withholding taxes.

    We do not currently have, and will not issue prior to the merger, any options or warrants to purchase shares of our Class B common stock.

Treatment of Holders of our Class B Common Stock

    The merger agreement and plan of liquidation further provides that each share of Class B common stock issued and outstanding immediately prior to the effective time of the merger (other than any shares of our Class B common stock held by any of our subsidiaries or in treasury, all of which will be canceled and none of which will receive any payment with respect to the merger) will remain outstanding and will convert into one share of Class B common stock, par value $.0001 per share, of the surviving corporation, having substantially the same rights, privileges and preferences as our Class B common stock prior to the merger.

Plan of Liquidation and Dissolution

    The merger agreement and plan of liquidation provides for the liquidation of the surviving corporation to be completed immediately after the effective time of the merger.

    After the approval and adoption by our stockholders of the merger agreement and plan of liquidation and the payment of the cash merger consideration to the holders of our Class A common stock in the merger, NBCi will become a wholly-owned subsidiary of NBC. NBCi's assets will be applied toward the settlement of the $486.9 million face amount due 2006 of our convertible notes held by GE Investments and NBC. Under the terms of this debt, the consummation of the merger would constitute an event of default that will cause the debt to accelerate. To allow the holders of our Class A common stock to receive the cash merger consideration, however, GE Investments and NBC have waived their right to receive payment on the convertible notes until the holders of our Class A common stock have received the cash merger consideration.

    The settlement of our convertible notes held by GE Investments and NBC will not affect the amount of the cash merger consideration which will be paid to each of the holders of our Class A common stock as an initial liquidating distribution in accordance with the merger agreement and plan of liquidation.

    Immediately after the effective time of the merger, the liquidation of NBCi will be completed. NBC, as sole holder of our Class B common stock, will receive a final liquidating distribution consisting of:

  •
  any assets remaining after all holders of our Class A common stock have received the cash merger consideration and we have settled our obligations under our convertible notes; and

  •
  all of our remaining liabilities and obligations.

    After our final liquidating distribution is made to NBC, all of our remaining liabilities are assumed by NBC and all of our Class B common stock is canceled, we will dissolve NBCi by filing a certificate of dissolution with the Delaware Secretary of State.

Voting Agreement

    In the merger agreement and plan of liquidation, NBC agrees to vote all shares of our Class B common stock and any other voting securities of NBCi that it has the right to vote or direct the voting of in favor of the adoption of the merger agreement and plan of liquidation and approval of the merger and the liquidation.

Representations and Warranties

    Representations and Warranties by NBCi.  The merger agreement and plan of liquidation contains various representations and warranties made by us to NBC, subject to identified exceptions, including representations and warranties relating to:

  •
  our corporate organization, existence, power and authority;

  •
  the absence of any conflicts between the merger agreement and plan of liquidation and our and our subsidiaries' certificates of incorporation or bylaws and any applicable laws or other material contracts or documents, except as disclosed in the merger agreement and plan of liquidation;

  •
  capitalization of NBCi and our subsidiaries;

  •
  the authorization, execution, delivery and enforceability of the merger agreement and plan of liquidation and the merger and the liquidation;

  •
  the consents and approvals of governmental entities required to be given in connection with the merger and the liquidation;

  •
  our compliance with laws relating to our business or operations and with the permits held by us;

  •
  the timeliness and accuracy of our filings with the Securities and Exchange Commission (including all financial statements contained in those filings);

  •
  the absence of certain material changes in our business since December 31, 2000;

  •
  the absence of material liabilities or obligations except as disclosed in the merger agreement and plan of liquidation;

  •
  the absence of undisclosed material litigation;

  •
  our employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974;

  •
  our labor relations with employees;

  •
  the nature of the filings to be made with the SEC in connection with the merger and the accuracy of this proxy statement at the time of its distribution;

  •
  the lack of any restrictions on our business that would impair the ability of the surviving corporation to conduct its operations;

  •
  the status of our material contracts;

  •
  our compliance with tax laws and obligations;

  •
  the absence of any brokerage fees, commissions or financial advisors or finders fees to be paid in connection with the merger agreement and plan of liquidation other than fees payable to Dresdner Kleinwort Wasserstein;

  •
  our intellectual property rights and compliance with privacy standards;

  •
  our insurance policies;

  •
  the absence of any stockholders' rights plan;

  •
  the receipt by our board of directors of the opinion of Dresdner Kleinwort Wasserstein to our Class A directors and our board of directors, dated April 8, 2001, that, as of that date and subject to the assumptions and limitations in the opinion, the consideration provided for pursuant to the merger agreement and plan of liquidation was fair to the holders of our Class A common stock (other than NBC or any affiliates of NBC) from a financial point of view; and

  •
  the required votes of our stockholders and unanimous approval of the merger agreement and plan of liquidation and the merger consideration by our board of directors.

    Representations and Warranties by NBC.  The merger agreement and plan of liquidation also contains various representations and warranties made by NBC to us, including representations and warranties relating to:

  •
  the corporate organization, existence, power and authority of NBC and Rainwater;

  •
  the capitalization of Rainwater;

  •
  the absence of any conflicts between the merger agreement and plan of liquidation and the organizational documents of NBC or Rainwater and any applicable laws or other material contracts or documents, except as disclosed in the merger agreement and plan of liquidation;

  •
  the consents and approvals of governmental entities required to be given in connection with the merger and liquidation;

  •
  the absence of undisclosed material litigation;

  •
  the nature of the filings to be made with the Securities and Exchange Commission in connection with the merger and the accuracy of the material provided by NBC or Rainwater for inclusion in this proxy statement at the time of its distribution;

  •
  the absence of any brokerage fees, commissions or financial advisors' or finders' fees to be paid in connection with the merger agreement and plan of liquidation; and

  •
  the business of Rainwater.

Conduct of Business Pending the Merger

    Each of NBCi and NBC has agreed to cooperate and use its commercially reasonable efforts to obtain all necessary consents, waivers, approvals and authorizations and to cooperate in preparing this proxy statement and in making accurate and timely filings with the Securities and Exchange Commission. In addition, each of the parties to the merger agreement and plan of liquidation has agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary to satisfy all conditions to its obligations under the merger agreement and plan of liquidation.

    We intend to substantially reduce our business operations during the period pending the consummation of the merger. The merger agreement and plan of liquidation provides for us to consult with NBC as to all aspects of our planned reduction. We and NBC have mutually agreed upon a reduction plan identifying specific contractual arrangements and liabilities of ours and of our subsidiaries that we are using reasonable commercial efforts to terminate. We have also agreed to a schedule for significantly reducing the number of people employed by us. However, we have not taken, and will not be required to take, any action that our Class A directors determine in good faith by a majority vote would have a material adverse effect on us in the event the merger agreement and plan of liquidation were to be terminated prior to the effective time of the merger.

    Pending consummation of the merger, we have agreed that except for the reductions described above, we and our subsidiaries will conduct our business and operations only in the ordinary course of business. We have further agreed that, except as expressly contemplated by the merger agreement and plan of liquidation or as consented to in writing by NBC, until the merger is completed or the merger agreement and plan of liquidation is earlier terminated, we will not and we will not permit any of our subsidiaries to:

  •
  amend or otherwise modify our or their organizational documents or agreements applicable to our or their equity investments in other entities;

  •
  issue, sell, pledge or encumber any shares of our capital stock or other equity interest in us or any of our subsidiaries (other than the issuance of shares of our Class A common stock issuable upon the exercise of options or warrants outstanding as of the date of the merger agreement and plan of liquidation);

  •
  declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination) in respect of any shares of our capital stock or equity interest in us or them;

  •
  split, combine, reclassify or issue additional shares of our capital stock or equity interest in us or them;

  •
  amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of our or our subsidiaries' securities, including any shares of our Class A common stock and any options or rights to purchase any of our or our subsidiaries' securities;

  •
  incur any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire any debt securities;

  •
  make any loans, advances, capital expenditures or investments outside the ordinary course of business, or assume, guarantee or endorse the obligations of any other person or entity;

  •
  grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under the severance or termination pay policies in effect as of the date of the merger agreement and plan of liquidation;

  •
  enter into any employment agreements or increase the amount of compensation or benefits under existing employment agreements, or establish any other employee benefit arrangement except as may be required by applicable law;

  •
  take any action to change any of the accounting policies or procedures used by us or them except as required by generally accepted accounting principles;

  •
  make any material tax election or settle or compromise any material tax liability or file an amended tax return;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than the transactions contemplated by the merger agreement and plan of liquidation;

  •
  acquire or agree to acquire by merger, consolidation or otherwise any business or any corporation, partnership, joint venture, association or other business organization or division;

  •
  make any investment in any other entity or business, whether by means of the purchase of an equity interest or otherwise;

  •
  amend, modify in any material respect or terminate any material contract relating to intellectual property or sell, license, dispose of or encumber any material intellectual property;

  •
  enter into any agreement that would impair the ability of the surviving corporation to conduct its operations;

  •
  engage in any transaction or enter into any agreement, arrangement or understanding with any affiliate, director, officer or holder of five percent or more of any class of our capital stock;

  •
  commence any litigation or any other proceeding before a governmental entity; or

  •
  authorize or agree to take any of the foregoing actions.

    We have also agreed to give NBC three business days notice prior to our or our subsidiaries taking any of the actions described below, and not to take any of those actions if NBC notifies us within those three business days that it is denying its consent to those actions:

  •
  sell, pledge, dispose of, mortgage or otherwise encumber any of our assets, except for sales of immaterial assets for fair market value;

  •
  settle any material lawsuits;

  •
  pay, discharge or satisfy any material claims, liabilities or obligations;

  •
  acquire or agree to acquire any assets outside the ordinary course of its business;

  •
  make any capital expenditures other than as set forth in the cash forecasts provided to NBC; or

  •
  enter into any material contract not terminable within 30 days.

No Solicitation of Other Offers

    The merger agreement and plan of liquidation provides that neither we nor any of our officers, directors, employees, representatives, advisors, subsidiaries or agents will take any action to:

  •
  solicit or initiate any written or oral inquiries, proposals or offers from any party other than NBC and its affiliates regarding any transaction in which the other party would acquire more than 15% of the outstanding shares of any class of our equity securities, would merge, consolidate or engage in a business combination with us, would purchase all or substantially all of our assets, would acquire control of assets having a fair market value of more than 15% of the value of NBCi and our subsidiaries on a consolidated basis as determined immediately prior to the acquisition, or under which the transaction with NBC would be prevented, materially delayed, impeded, interfered with or the benefits to NBC would be materially diluted (the proposal of any of the foregoing transactions being referred to as an "Acquisition Proposal" for purposes of this proxy statement);

  •
  provide any non-public information in respect of any Acquisition Proposal; or

  •
  enter into or participate in any discussions or negotiations relating to any Acquisition Proposal solicited in violation of the foregoing.

    Nothing in the merger agreement and plan of liquidation would prevent our board of directors from entering into or participating in discussions or negotiations regarding, or from furnishing information to a third party that has made, an Acquisition Proposal not solicited in violation of the restrictions described above that our board of directors or a majority of our Class A directors conclude in good faith is or could result in a "Superior Proposal" (which for purposes of this proxy statement means an Alternative Transaction (as defined in the last sentence of this paragraph) that our board of directors concludes in good faith, after consultation with outside legal counsel and its financial advisor, is reasonably capable of being completed and represents a transaction for the holders of our Class A common stock superior to the transaction with NBC). An "Alternative Transaction" for purposes of this proxy statement means an Acquisition Proposal in which instead of a third party acquiring 15% or more of our stock or assets, it would acquire 50% or more of our stock or assets.

    In addition, the merger agreement and plan of liquidation provides that neither our board of directors, nor any committee of our board of directors, nor our Class A directors may withdraw or modify in any manner adverse to NBC, the approval or recommendation by our Board of directors of the adoption of the merger agreement and plan of liquidation by our stockholders unless:

  •
  our board of directors or our Class A directors determine in good faith based on the advice of their outside legal advisors that withdrawing or modifying their recommendation for the adoption of the merger agreement and plan of liquidation is required to comply with their fiduciary duties under the Delaware General Corporation Law; or

  •
  our board of directors receives an Acquisition Proposal and our board of directors or our Class A directors determine in good faith, after consultation with their legal and financial advisors, that the failure to withdraw or modify their recommendation for the adoption of the merger agreement and plan of liquidation is reasonably likely to be inconsistent with their fiduciary duties under the Delaware General Corporation Law.

    If either of these situations occurs, our board of directors and our Class A directors may withdraw or modify their recommendation for the adoption of the merger agreement and plan of liquidation by our stockholders and, subject to the payment of the termination fee discussed below under "—Termination Fees; Expenses," may terminate the merger agreement and plan of liquidation three business days after providing NBC with written notice of the terms and their intention to accept a Superior Proposal.

Conditions to Consummation of the Merger

    The obligation of each party to consummate the transactions contemplated by the merger agreement and plan of liquidation is subject to the satisfaction or written waiver of a number of conditions, including the following:

  •
  the approval of the merger and the related transactions by the requisite number of our stockholders at the special meeting (see "THE SPECIAL MEETING—Voting Rights and Vote Required");

  •
  the expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

  •
  the absence of any legal restraint, prohibition or injunction that restrains, enjoins or prevents the merger and the liquidation from being consummated.

    The obligations of NBC and Rainwater to complete the merger are subject to the satisfaction of the following additional closing conditions:

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  our representations and warranties must be true and correct as of the effective time of the merger, subject to exceptions contained in the merger agreement and plan of liquidation; and

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  we must have performed our obligations under the merger agreement and plan of liquidation in all material respects at or prior to the effective time of the merger.

    Our obligation to complete the merger is likewise subject to the following conditions:

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  NBC's representations and warranties must be true and correct as of the effective time of the merger, subject to exceptions contained in the merger agreement and plan of liquidation; and

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  NBC must have performed its obligations under the merger agreement and plan of liquidation in all material respects at or prior to the effective time of the merger.

Termination of the Merger Agreement and Plan of Liquidation

    The merger agreement and plan of liquidation may be terminated and the merger and the liquidation may be abandoned, at any time prior to the effective time of the merger, notwithstanding the approval of the merger by our stockholders:

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  by mutual written consent of NBCi and NBC;

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  by us or NBC if the merger has not been consummated by September 30, 2001 for reasons other than failure to obtain governmental or regulatory consents (in which case this deadline will be extended 60 days), although neither party may terminate the merger agreement and plan of liquidation if its failure to fulfill any obligation under the merger agreement and plan of liquidation was the cause of the merger not being consummated by that deadline;

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  by us or NBC if a court of competent jurisdiction or some other government entity has issued a final, nonappealable order preventing the merger and the liquidation;

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  by us or NBC if the merger agreement and plan of liquidation is not adopted by the requisite number of our stockholders at the special meeting (see "THE SPECIAL MEETING—Voting Rights and Vote Required");

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  by NBC if either our board of directors or our Class A directors withdraws, modifies or changes its recommendation of the merger agreement and plan of liquidation or the merger or the liquidation, or resolves to do so, in a manner adverse to NBC, approves or recommends approval of our stockholders tendering into an Alternative Transaction, or takes any position or makes any disclosure which has the effect of any of these things;

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  by us prior to the special meeting of our stockholders if our Class A directors or our board of directors receive a Superior Proposal (see "—No Solicitation of Other Offers");

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  by us if NBC breaches its representations, warranties or covenants contained in the merger agreement and plan of liquidation in a way which is likely to materially adversely affect NBC's ability to consummate the merger and the liquidation (but NBC will be given 30 days to cure any breach that is reasonably capable of being remedied); or

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  by NBC if we breach any of our representations, warranties or covenants contained in the merger agreement and plan of liquidation in a way that is likely to materially adversely affect our ability to consummate the merger and the liquidation (but we will be given 30 days to cure any breach that is reasonably capable of being remedied).

Termination Fees; Expenses

    The merger agreement and plan of liquidation requires us to pay NBC a fee in the amount of $3 million in the event that the agreement is terminated:

  •
  by NBC because we, our board of directors or our Class A directors have withdrawn, modified or changed the recommendation that our stockholders vote in favor of the merger and the related transactions, have recommended that our stockholder approve an Alternative Transaction not involving NBC or its affiliates, or have recommended that our stockholders tender their shares in an Alternative Transaction not involving NBC or its affiliates, or have taken any position or made any disclosures to our stockholders which have had the effect of any of these things, or have resolved to do any of these things;

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  by us prior to the special meeting of our stockholders because we have received a Superior Proposal in accordance with the procedures and requirements described under "—No Solicitation of Other Offers;" or

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  all of the following events have occurred:

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  an Acquisition Proposal is publicly disclosed, proposed or otherwise communicated and has not been unconditionally publicly withdrawn;

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  the merger agreement and plan of liquidation is terminated due to the failure of a majority of the holders of our Class A common stock on the record date (other than any shares as to which NBC has the power to vote or direct the vote) to adopt the merger agreement and plan of liquidation and to approve the merger and the liquidation at the special meeting; and

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  within nine months of the date of termination of the merger agreement and plan of liquidation, NBCi enters into a definitive agreement with respect to an Alternative Transaction which is subsequently consummated or NBCi otherwise consummates an Alternative Transaction.

    In addition, the merger agreement and plan of liquidation provides that all costs and expenses incurred in connection with the merger and the related transactions will be paid by the party incurring the costs and expenses, whether or not the merger and the related transactions are consummated.

Amendments to the Merger Agreement and Plan of Liquidation

    The merger agreement and plan of liquidation may be amended in writing by NBCi, NBC and Rainwater at any time prior to the effective time of the merger. In addition, NBC has the right to amend the merger agreement and plan of liquidation without the consent of any other party solely to reflect any changes in NBC's plans relating to:

  •
  our liquidation or dissolution after the completion of the merger;

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  the conversion of our convertible notes held by NBC and GE Investments into Class B common stock; or

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  the transfer of our Class B common stock held by GE Investments to NBC. See "—Plan of Liquidation and Dissolution."

    No such unilateral amendment of the merger agreement and plan of liquidation by NBC would affect in any way the consideration to be paid to the holders of our Class A common stock. In the event that NBC were to amend the merger agreement and plan of liquidation to change the provisions relating to our liquidation or dissolution or the conversion of our convertible notes held by GE Investments and NBC, those changes would not affect the cash merger consideration to be paid for shares of our Class A common stock or the time, place or manner of payment. GE Investments and NBC currently intend, after the merger, to enforce their right to payment as creditors under the convertible notes. As a result, NBCi's assets will be applied toward the repayment of the convertible notes after holders of our Class A common stock have been paid in full. As a consequence, the parties to the merger agreement do not believe that any resolicitation of NBCi's stockholders would be necessitated by virtue of NBC exercising its unilateral right to amend the merger agreement and plan of liquidation. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

    After the approval of the merger agreement and plan of liquidation by our stockholders (see "THE SPECIAL MEETING—Voting Rights and Vote Required"), no amendment to the merger agreement and plan of liquidation that by law requires the further approval of our stockholders may be made without that approval.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of our Class A Common Stock

    The following is a description of the material U.S. federal income tax consequences of the merger to holders of shares of our Class A common stock who dispose of shares in the merger, who are United States Persons (as defined below), and who, on the date of disposition, hold their shares as capital assets (as defined in the Internal Revenue Code of 1986, as amended) (each a "United States Holder"). This discussion is based on the Internal Revenue Code, income tax regulations, proposed and final, issued under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and regulations, each as in effect and available on the date of this proxy statement. Although we will not seek any rulings from the Internal Revenue Service or an opinion of counsel with respect to the transactions contemplated by the merger agreement and plan of liquidation, we believe that the merger will have the U.S. federal income tax consequences described below to the United States Holders.

    We urge all holders to consult their own tax advisors regarding the U.S. federal, foreign, state and local tax consequences of the disposition of shares of common stock in the merger. Except as specifically noted otherwise, the following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the U.S. federal income tax laws, such as financial institutions, real estate investment trusts, regulated investment companies, brokers and dealers or traders in securities or currencies, persons whose functional currency is not the U.S. dollar, insurance companies, tax-exempt organizations, S corporations, persons who hold common stock as part of a position in a straddle or as part of a hedging or conversion transaction, persons who acquired shares of common stock in an exercise of employee stock options or rights or otherwise as compensation, persons who hold employee stock options or rights to acquire common stock and taxpayers subject to alternative minimum tax.

    A "United States Person" is a beneficial owner of common stock, who for U.S. federal income tax purposes is: a citizen or resident of the U.S.; a partnership or corporation created or organized in or under the laws of the U.S. or any state, including the District of Columbia; an estate if its income is subject to U.S. federal income taxation regardless of its source; or a trust if the trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or if a U.S. court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

    A United States Holder generally will recognize gain or loss upon the surrender of the holder's shares of our Class A common stock in the merger in an amount equal to the difference, if any, between the amount of cash received and the holder's aggregate adjusted tax basis in the shares of our Class A common stock surrendered for the cash.

    In general, any gain or loss recognized by a United States Holder in the merger will be eligible for capital gain or loss treatment. Any capital gain or loss recognized by a United States Holder will be long-term capital gain or loss if the shares of our Class A common stock giving rise to the recognized gain or loss have been held for more than one year; otherwise, the capital gain or loss will be short term. A non-corporate United States Holder's long-term capital gain generally is subject to U.S. federal income tax at a maximum rate of 20% while any capital loss can be offset only against other capital gains plus $3,000 ($1,500 in the case of a married individual filing a separate return) of other income in any tax year. Any unutilized capital loss will carry over as a capital loss to succeeding years for an unlimited time until the loss is exhausted.

    For corporations, a capital gain is subject to U.S. federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to be offset against net capital gains generated in those years.

    Each holder of a compensatory option to acquire shares of common stock who receives a cash payment equal to the spread on the stock option will have ordinary income to the extent of the cash received.

    Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 31% of all cash payments to which a holder of shares of our Class A common stock or other payee is entitled under the merger agreement and plan of liquidation, unless the stockholder or other payee provides a tax identification number (generally, a social security number in the case of an individual, or an employer identification number in the case of other stockholders), certifies that the number is correct, and otherwise complies with the backup withholding tax rules. Each of our stockholders, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

    The discussion of U.S. federal income tax consequences set forth above is for general information only and is not intended to constitute a complete description of all tax consequences relating to the merger and the liquidation. Each holder of shares of our Class A common stock is urged to consult his or her own tax advisor to determine the particular tax consequences to the stockholder of the merger (including the applicability and effect of foreign, state, local and other tax laws).

FEES AND EXPENSES

    The estimated aggregate fees and expenses to be incurred by us, on the one hand, and by NBC and its affiliates other than us, on the other hand, in connection with the closing of the merger and the liquidation are as follows:

	NBCi	NBC
Advisory Fees and Expenses	$1,550,000	$
Legal and Accounting Fees and Expenses	950,000		600,000
Depository and Paying Agent Fees and Expenses	12,000
Printing and Mailing Costs	100,000
Solicitation Fees and Expenses	25,000
SEC Filing Fee	17,200
Other Regulatory Filing Fees	—		125,000
Miscellaneous Expenses	25,000

Total	$2,679,200		$725,000

    The merger agreement and plan of liquidation provides that fees and expenses will be paid by the party that incurred them.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    The statements contained or incorporated by reference in this proxy statement that are not historical fact are forward-looking statements. These statements reflect our management's current expectations with respect to future events and inherently involve a high degree of risk and uncertainty. We generally use words like "anticipates," "believes," "expects," "future," and "intends" and other similar expressions to signal forward-looking statements. We caution you that forward-looking statements relating to future cash requirements and other matters and projections of our future operating results (including our projections described in "SPECIAL FACTORS—Certain Projections of Our Future Operating Results" are only predictions and may prove inaccurate.

    Some of the risks that could cause our actual operating results to differ materially from the results predicted in our forward-looking statements include:

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  inability to attract and retain advertising revenue;

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  reduction in traffic on NBCi.com;

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  decline of the Internet as a commercial marketplace;

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  inability to successfully promote and develop our online brand;

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  impairment of the value of our assets;

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  difficulties associated with integrating our Web properties; and

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  weakening strategic relationships with suppliers, customers and NBC.

    Other risks and uncertainties include our limited operating history, anticipated losses, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, adverse consequences arising from system interruptions, risks associated with our new business areas, business combinations, strategic alliances, and the economy in general. More information about factors that could potentially affect our financial results is included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2000.

INFORMATION RELATING TO NBCI

Business

  Overview

    We are an integrated Internet media company that combines portal, community, online and on-air advertising, and e-commerce services designed to deliver a comprehensive, next-generation online experience to a domestic audience under a nationally recognized brand name. According to Media Metrix reports, our online property ranked in the top 12 of the most visited sites on the Internet in March 2001 with over 14.3 million unique visitors. We believe that we deliver to our customers enhanced branded services and content and that we emphasize offering services that take advantage of Internet ubiquity and broadband access. During 2000, we combined our various website assets, including the former Snap.com and Xoom.com, NBCi.com, NBC.com, VideoSeeker.com, and content from AccessHollywood.com, under the NBCi brand. We combine the NBC media brand and related content with our complementary portal and navigation services and community and direct e-commerce services site to deliver to a broad audience what we believe to be a comprehensive, entertaining, and compelling Internet experience. In addition, our advertising customers can purchase integrated online and on-air advertising packages.

    We believe that our services create an environment that attracts users, which we define as people who access our website, and encourages both longer and repeat visits as well as customer loyalty, resulting in a large base of registered members, which we define as users who register on our website providing us with personal information. We have focused on generating both advertising and e-commerce revenue by allowing advertisers and merchants to reach a broad and segmented audience of Internet users. Our portfolio of services includes:

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  Information Services: free directory, global resources and information, local and personalized content, and personal finance information;

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  Entertainment Services: free rich media and broadband content, user-generated content, chat rooms, and online greeting cards;

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  Utility Services: free e-mail, search engine, web development tools, home pages, digital user storage, and software libraries; and

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  E-commerce Services: business-to-consumer services, such as auctions, shopping directory, and database marketing.

    We have the ability to aggregate information about our consumers' interests across these online services, which we combine with our ability to coordinate on-air advertising with our media partners to provide cross-selling and promotional opportunities that distinguish us from most of our competitors in the Internet industry. In addition, we have the ability to target customers with advertising and e-commerce opportunities using demographic data and information on buying habits, services used, and lifestyle interests. This information is collected on a permission basis, and we use it to assist advertisers in focusing on and monitoring the effectiveness of their presentations, as well as to offer relevant e-commerce opportunities. We facilitate these transactions through our direct e-commerce platform and database management system.

    Registered members on our various properties totaled over 29 million as of March 31, 2001, with new members registering at the rate of approximately 20,000 per day during the three months ended March 31, 2001. During the three months ended March 31, 2001, average daily pages viewed were 33.0 million. Advertising directed to these users generated $13.2 million in revenue from advertising and $2.3 million in revenue from e-commerce during the three months ended March 31, 2001.

  Company Background

    NBCi was formed on November 29 and 30, 1999 in a series of transaction that resulted in Xoom.com and Snap becoming our wholly-owned subsidiaries, and in us becoming the owners of the businesses related to NBC.com, NBC-IN.com, and VideoSeeker.com, and of a 10% ownership interest in CNBC.com. For more information about our formation, see "CERTAIN RELATIONSHIPS AND TRANSACTIONS—Formation Transactions of NBCi."

    On February 3, 2000, we completed a follow-on offering of our Class A common stock and issued 4,600,000 shares at a price of $81.38 per share. Of the 4,600,000 shares of our Class A common stock sold in the offering, 3,650,000 were sold by us and 950,000 shares of our Class A common stock were sold by existing stockholders. We received net proceeds from the offering of approximately $279.4 million. Concurrent with our follow-on offering, there was also a public offering of hybrid equity securities known as Trust Automatic Common Exchange Securities, or TRACES, by the NBCi Automatic Common Exchange Securities Trust, which issued 1,250,000 of these securities to the public.

    On March 7, 2000, we acquired 100% of the outstanding shares of AllBusiness.com Inc., a web service designed to be a virtual partner for small and growing businesses. As consideration for the purchase, we issued 4,083,021 shares of our Class A common stock with a fair value of $52.54 per share and assumed options to purchase 997,845 shares of our Class A common stock.

    On March 22, 2000, we acquired 100% of the outstanding shares of Husdawg Communications, Inc., an online electronic software registration company. As consideration for the acquisition, we issued 141,963 shares of our Class A common stock with a fair value of $47.92 per share. We also assumed options to purchase 9,015 shares of our Class A common stock.

    On May 31, 2000, we acquired 100% of the outstanding shares of flyswat, Inc., a company that develops technology that creates links to relevant Internet content and commerce services on any website or personal document. As consideration for the purchase of flyswat, we issued 942,868 shares of our Class A common stock with a fair value of $40.65 per share, and forgave a note receivable amounting to $4.5 million. We additionally assumed options to purchase 198,173 shares and warrants to purchase 13,449 shares of our Class A common stock. In November 2000, as a result of an earn-out provision of the original acquisition, 478,393 shares of our Class A common stock with a fair value of $4.31 per share were issued from escrow to the former flyswat shareholders.

    Also on May 31, 2000, we acquired the remaining 90% of the outstanding shares of GlobalBrain.net, Inc., a company that developed search technology that passively learns and customizes search results. Prior to this acquisition, we owned 10% of the outstanding shares of GlobalBrain. As consideration for the purchase, we issued 293,962 shares of our Class A common stock with a fair value of $20.48 per share and assumed options to purchase 26,868 shares of our Class A common stock. Subject to the successful completion of certain performance measures over an 18-month period, we may also issue up to 137,500 additional shares of our Class A common stock, which were placed in escrow on the date of the acquisition. In November 2000, we released 45,833 shares of common stock from escrow to the former GlobalBrain shareholders.

    On November 22, 2000, we completed a transaction whereby we contributed our ownership interest in AllBusiness and $16.1 million in cash to a subsidiary of BigVine, Inc., or BigVine, a leading online barter marketplace for small businesses, in exchange for a 47% ownership interest in a BigVine subsidiary and an approximate 5% interest in BigVine, for a combined ownership percentage of 49.9% in the entities.

  Recent Events

    Beginning in July 2000, as a result of a softening Internet advertising market, the failure of our revenue to grow as fast as we had projected and other economic difficulties facing us and many

Internet portal companies, including depressed stock prices and limited access to the capital markets, we implemented a plan to significantly reduce our operating costs. This plan included eliminating our planned international expansion, exiting certain areas of our business and decreasing our workforce from approximately 720 employees (excluding employees of AllBusiness) on July 31, 2000 to approximately 500 employees by December 31, 2000.

    During September 2000, we combined and rebranded all of our Internet properties under the NBCi.com brand. This was done to take advantage of the significant recognition of the NBC brand. We believed that we would have a better chance of success by focusing all of our marketing and branding efforts under a single unified brand and to further take advantage of the recognition of the NBC brand. As a result of this change, we repositioned the services and functionality then provided by the former Xoom.com, Snap.com, and our other Internet properties as channels within NBCi.com.

    Despite our cost reduction, restructuring and rebranding efforts, our net losses continued to increase from approximately $157.8 million for the third quarter of 2000 to approximately $245.0 million for the fourth quarter of 2000 to approximately $1.9 billion in the first quarter of 2001. In addition, the market price of our Class A common stock declined to approximately $6.56 by the end of the third quarter of 2000, $3.50 by the end of the fourth quarter of 2000 and $1.44 by the end of the first quarter of 2001.

    The Internet advertising market continued to weaken in the fourth quarter of 2000 and the first and second quarters of 2001. Despite our efforts to attract advertising from non-Internet companies, Internet companies were still the source of approximately 66% of our total advertising revenue in the first quarter of 2001. In addition approximately 32% of our revenue in the first quarter consisted of non-cash revenue, a majority of which was equity in Internet companies. As more and more Internet companies faced their own financial and operating difficulties, they were less willing to enter into sponsorship agreements similar to our existing anchor tenancy deals. Our difficulties during this period were also compounded by the continuing weakness in the economy generally and the financial markets in particular.

    In January and February 2001, to decrease our costs, we continued to further reduce our workforce to approximately 370 employees by February 28, 2001. As of June 11, 2001, we had further reduced our workforce to 113 employees.

    In light of these developments, our board of directors began to assess our available alternatives. The process that followed resulted in our entering into the merger agreement and plan of liquidation and is described in detail in this proxy statement under "SPECIAL FACTORS—Background of the Merger and the Liquidation."

  Products and Services

    The following chart illustrates the categories and services that we offer through our online presence and media partnerships:

Categories	Services
Information	Free directory
Global resources and information
Local and personalized content
Personal finance information
Entertainment	Free rich media and broadband content
User-generated content
Chat rooms
Online greeting cards
Utility	E-mail
Search engine
Direct links to relevant Internet content via flyswat technology
Web development tools
Home pages
Digital user storage and software libraries
E-Commerce	Auctions
Database marketing
Shopping directory
Advertising	Online advertising
Television advertising
Radio advertising

  Information Services

    Free Directory.  The NBCi Directory is a hierarchical listing of web pages that have been selected and summarized by us into topical categories. This Directory enables a user to click on an entry and look through a hierarchy of relevant Internet sites for various areas of interest. Our Directory also provides abstracts for each entry. The Directory is personally developed by our editors, and we believe that searches through our Directory return more accurate results than searches through most of our competitors' mechanically compiled directories.

    Our LiveDirectory is a unique service that allows our members to submit their websites and any other websites to our search and navigation service quickly and easily for a designated fee paid to us by the member submitting their site. The LiveDirectory combines relevancy algorithms provided by our proprietary GlobalBrain.net technology with our search engine technology, which enables our members to monitor when updates to their submitted websites occur and to determine the popularity of such websites. The LiveDirectory is continually updated by the addition of new sites by submitting members and ensures that our collection of searchable websites remains up to date. The LiveDirectory is created and maintained through a combination of our GlobalBrain.net proprietary popularity ranking process and by our editors, who choose the most popular and significant websites included in the LiveDirectory for inclusion in the NBCi Directory. As of March 31, 2001, our Free Directory and LiveDirectory contained over 2.0 million entries.

    Global Resources and Information.  We maintain direct links to MSNBC News, MSNBC Sports, and CNBC.com, and as a result, our users have access to breaking news, worldwide sports, and financial information, respectively. Content from national news magazine shows, such as Dateline NBC, is available via links to MSNBC.com, and users can link to content regarding special NBC events, such as the Olympics. We also offer a platform to gather information from and interact with national and international government agencies.

    Local and Personalized Content.  Through NBCi's Local Service, we function as a portal to a network of local news and information developed in collaboration with many of the NBC-owned and NBC-affiliated television stations throughout the United States. When a user identifies a particular city of interest, NBCi's Local Service enables the user to connect with the website of the local NBC-owned or NBC-affiliated station in that city. On the local station websites connected by NBCi, users can access news, sports, and weather from MSNBC and, in the case of NBC affiliates, the local station itself. Users can also access services, such as job searching, local advertising for real estate and automobiles, restaurant reviews, and telephone directories customized for the relevant geographic area. Most of the content appearing on the NBCi Local Service is obtained from unaffiliated content providers, often through exclusive relationships with NBCi.com. The NBCi.com network of station websites offers advertisers a city-by-city advertising platform tailored to local needs with on-air and online cross-promotion, anchored by the NBC brand. We provide a network of aggregated city-specific content, leveraging content relationships with websites such as zagat.com, AccuWeather.com, and Kiss.com, as well as showcasing a cross-promotional relationship with many NBC owned and affiliate station websites. These content providers pay a fee to NBCi.com to furnish search or other functionality in a particular category, such as auto and real estate sales, apartment rentals, telephone directory services, and job searching services, for the geographic areas covered by each site throughout the NBCi.com site network. As subsidiaries of NBC, the 13 stations owned by NBC have historically included all content furnished by NBCi.com on their websites, but they are not presently under a written obligation to do so.

    In addition to providing users local information through NBCi.com, we have developed a number of personalization tools integrated in our service that allow users to compile and format Internet content and advertising information according to their specific interests. MyNBCi allows users to create permanent filters for continually changing Internet-based information, such as stock quotes, weather and sports scores, compile linked news headlines in selected categories, and access personalized locally-relevant information, such as movie and television listings, simply by entering a zip code. MyNBCi also offers e-mail and a reminder feature with access to value-added Internet content. MyNBCi seeks to complement our comprehensive search functionality by positioning NBCi.com as a single source for users' recurring information needs.

  Entertainment Services

    Free Rich Media and Broadband Content.  We offer information and promotion for NBC on-air broadcasts as well as original show extensions developed specifically for Internet users. We provide show descriptions, episode updates, actor biographies, schedule information, "backstage tours," online-only interviews, online show "spin-offs," Internet-only segments, and program trivia for NBC entertainment programming. We also adapt program content owned by or licensed to NBC for interactive uses, such as games and photo galleries. Through AccessHollywood.com, we seek to leverage the popularity of an on-air show to attract online users interested in up-to-date entertainment industry news and online extensions of the show. Our NBCi Entertainment Video service is an on-demand video service with search capability that provides access to various NBC-related and third party video content.

    In an effort to provide a more entertaining and dynamic online experience, we have developed several initiatives for an enriched offering of our services to broadband-enabled Internet users. We use broadband technology to improve users' access to evolving forms of content, including video, audio, animation, and gaming, to create a richer Internet experience. This service enhances and supports the core functionality of our site by offering multimedia content and navigation services to the expanding number of users with high-speed Internet access.

    Through our various relationships with DSL providers, we offer a co-branded high-speed Internet access service to new DSL consumers. Through these co-branded services, we provide entertainment, shopping, games, search applications, and other utility services designed for mid- and broadband users.

    User-Generated Content, Chat Rooms, and Online Greeting Cards.  Our members can participate in one or more of over 200 topical communities where they can exchange ideas and information. Members may also enter specialized forums, such as Investor Place, Women's Circle, or Health & Fitness, where they can gain access to professional content and special product and service offers available only on our website. We also generate user created content by offering members the tools necessary to create their own personalized websites and then provide the digital storage space to add their sites to the Internet. Our community services include user created content, chat rooms, bulletin boards, electronic newsletters, online greeting cards, games, and other services, which enable us to attract and retain customers. We believe these services help us build a long-term relationship with our visitors and members. By serving as a virtual meeting ground for many people, we have sought to broaden our reach and increase the opportunities for our advertisers and e-commerce partners.

  Utility Services

    E-mail.  We offer members free e-mail accounts that allow them to check e-mail from anywhere at any time via the Internet. The e-mail service includes a filter that enables the user to easily choose to receive only certain types of e-mails.

    Search Engine.  Our search capability allows users to execute query-based searches of the web and other premium content databases or the NBCi Directory. A search can be effected using simple keywords, phrases, or full text natural language searches. In addition to its general search function, NBCi.com also offers users a more focused or "search only" service that allows for special search expressions. Our proprietary technology that we obtained in our acquisition of GlobalBrain.net enables our search engine to rank sites by user preferences and formulate a search response that reflects the popularity and relevance of the sites to which the user is referred. The GlobalBrain.net technology also enables the customization of search results for different user groups by reflecting differences in preferences based on country of residence, occupation, age, or other variables we choose to set.

    We also have created NBCi "Guides to" resource centers to provide a comprehensive, targeted first stop for searches in popular areas of interest on NBCi.com. NBCi's resource centers serve as "mini-portals," delivering compiled search results in over 500 niche areas of interest. In addition, because our product managers can build resource centers and assemble relevant content quickly, we have used resource centers to build search capability around topics of current interest as well as contextual programming developed through our strategic relationship with NBC. Resource centers provide full-service access to information sources as well as to e-commerce opportunities, enabling users to commence and complete transactions, from locating a source of information about a particular service or product, to identifying appropriate providers and finally to consummating a transaction for the specific product or service needed.

    Direct Links to Relevant Internet Contact via flyswat.  flyswat, or QuickClick, is a navigation service that links users to relevant content in the context of what they are viewing. Users download a small piece of software that automatically highlights topics in the text of their Web browsers—no matter what site they are browsing. Clicking on a highlighted topic makes a pop-up window appear with a menu of links to relevant content. An additional piece of functionality allows users to click on any word in any Windows application and get a similar menu of in-context links.

    Web Development Tools, Home Pages, Digital User Storage, and Software Libraries. We offer web development tools that assist our users to build personal websites complete with web page features, such as multimedia capabilities, counters that track and gather useful data about website visitors, clip art, and streaming video. In addition to providing tools to build the websites, we also provide the digital storage that allows our members to add their sites to the Internet. Members can also set up direct links to their personal websites, allowing them to take advantage of our services without the need to access our website directly. We also offer many free downloadable software choices from our free software library. Our members rely on us to provide them with continually updated and expanded software choices that further enhance their online experience. We believe that these services strengthen our relationship with our members and incentivize them to provide the valuable personal information that our advertisers and e-commerce partners use to offer our members targeted products and services.

  E-Commerce Services

    Auctions.  We offer our individual and business members the ability to sell and buy goods via online auctions. Our service permits member sellers to list items for sale, member buyers to bid on items of interest, and users to browse through listed items in a fully-automated, topically-arranged, online service that is available 24 hours a day, seven days a week. Our basic and advanced search capabilities are available for users of the auction service to search for and identify items of interest. Non-member sellers pay a nominal placement fee for an item based on the seller's minimum price for the item. At the end of the auction period, if a bid exceeds the seller's minimum price, we automatically notify the buyer and seller via e-mail and then the buyer and seller consummate the transaction independently of us. Buyers are not charged for making bids or purchases through us. At no point during the process do we take possession of either the item being sold or the buyer's payment for the item. Following completion of a transaction, each user is able to submit compliments or criticism to the trading profile of the seller. As we continue to develop and refine our auction site, we expect to build in many more modern features that are a natural product extension, such as "group" buying.

    Database Marketing.  Through NBCi Direct, our e-list management and database marketing division, we market products and services and deliver other e-mail marketing campaigns to our member base. NBCi Direct enables our clients to target, transact with, and retain customers via one-on-one direct e-mail marketing. Further, through NBCi Direct, we believe we have created an online sales channel with low customer acquisition costs. We have gathered a base of information about our members through registration information, responses to promotional campaigns, and purchasing information obtained from third parties. As more members join NBCi.com, participate in our topical communities, and use our other free services, and as we obtain additional purchasing history data, the level of information about our members will continue to grow. To receive e-mail marketing, a visitor must provide a valid e-mail address as well as permission to be re-contacted with targeted news and product offers by e-mail. We apply a direct e-commerce approach to generate product sales and deliver e-mail marketing campaigns. NBCi Direct also enables our clients to generate product sales from, and deliver e-mail marketing campaigns to, their customer bases. Unlike traditional direct marketing campaigns, which typically use paper-based promotional materials delivered by mail, our campaigns use regular e-mails to communicate offers to members, reducing the cost of reaching the consumer. The interactive nature of the web enables us to present such offerings in a more complete and dynamic manner than allowed by paper-based delivery systems. Prior to introducing new product offerings to our entire membership base, we select a subset of members for the purpose of test-marketing a campaign. We have developed campaign-management software that uses statistical techniques to analyze a test campaign and to predict the expected response rate to such a campaign if it is rolled out to a larger group of members. We can also analyze the effects of variations in price, graphics, and copy. Results are usually available in less than one day. On the basis of these tests, we select product offers for a larger audience and modify them to maximize response rates, sales, profitability, and member retention. Testing also increases the accuracy of our forecasts of product demand. As a result, we typically are able to carry small amounts of inventory, thus lowering overhead and the risk of inventory write-offs.

    Shopping Directory.  We offer our visitors and members a variety of shopping opportunities through our shopping directory. We facilitate online transactions by providing buying opportunities for visitors and members and enabling customers to buy products or services from a wide variety of suppliers in a seamless, "one-stop shopping" experience. In addition to offers via e-mail, members may purchase products through the shopping channel on NBCi.com.

  Advertising Services

    We offer our advertising customers a variety of advertising opportunities on our website. Further, we have entered into agreements with NBC and Clear Channel Broadcasting, Inc. to purchase advertising on the NBC television properties and Clear Channel's radio stations. Through our access to this on-air media, we offer our advertising customers an opportunity to purchase integrated and co-branded online and on-air advertising.

    We had an advertising sales organization, with locations in New York, Chicago, Los Angeles, and San Francisco, which is dedicated to developing and maintaining close relationships with advertisers and advertising agencies nationwide. The number of employees in our advertising sales organization has decreased from 60 on December 31, 2000 to 33 on March 31, 2001, and we have since eliminated that group.

    Advertisers and advertising agencies typically enter into short-term agreements, of an average of one to two months in duration, under which they receive a guaranteed number of impressions, that is, the number of times an advertisement is seen by a user, and in specific cases, a guaranteed number of on-air television and radio advertisements for a fixed fee. We have experienced a variable renewal rate for our advertising contracts. Advertising on our website currently consists primarily of banner-style advertisements that are prominently displayed at the top of pages on a rotating basis throughout our website. From each banner advertisement, viewers can directly access the advertiser's own website through a hyperlink, thus providing the advertiser an opportunity to directly interact with an interested customer.

    We have a number of long-term sponsorships with a duration of at least six months. Such sponsorships generally provide for specific placement on our online properties and the delivery of a minimum number of impressions over the course of the contract. We have such agreements with Verizon Internet Services and Ralph Lauren Media LLC, among others.

    During the three months ended March 31, 2001, we had approximately 242 advertisers on our website. For the three months ended March 31, 2001, our 10 largest advertising customers accounted for approximately 68% of advertising revenue (approximately 58% of total net revenue). The following is a list of our top 10 advertising customers by net revenue for the three months ended March 31, 2001:

Autobytel.com	i7
Bonzi Software	Insweb
Greenmountain	Lowestfare.com
Headhunter.net	Polo.com
Healthgate	Telocity

  Strategic Alliances

    NBC Brand Integration and License Agreement.  We have an agreement with NBC that allows us to use the "NBC" trademark, multicolor logo, and soundmark on our web properties. We believe that this agreement has assisted us in building our core brand and has helped us to turn a portion of the NBC television viewers into NBCi online members. For example, during our "Saturday Night Movie" promotion, viewers were encouraged to log onto our website to participate in a contest. For more information about our license agreements, see "CERTAIN RELATIONSHIPS AND TRANSACTIONS—Commercial Arrangements with NBC."

    Clear Channel Broadcasting.  We have entered into an agreement with Clear Channel Broadcasting, Inc., a globally diversified media and outdoor advertising company, which operates, or is affiliated with, over 500 radio stations worldwide. The agreement provides that we will be the exclusive provider of free website space, chat rooms, and web e-mail on 474 Clear Channel websites and that we will be the premier provider of search and directory services on all Clear Channel websites. We have agreed to purchase at least $3.6 million of advertising on the Clear Channel radio network and billboards through February 2002. This partnership broadens our reach beyond the Internet and television into radio, which we believes strengthens our position as an integrated media company.

    CNBC.com.  We own a 10% equity interest in CNBC.com and a subsidiary of NBC owns the remaining 90% of the equity. CNBC.com is an online service that provides financial information and analytic tools generated by CNBC and other sources. For more information about our ownership interest in CNBC.com, see "CERTAIN RELATIONSHIPS AND TRANSACTIONS—Ownership Interest in CNBC.com."

    Polo.com.  In February 2000, we entered into an agreement to form Ralph Lauren Media, LLC, an operator of Internet sites designed to provide Ralph Lauren products to online consumers through Polo.com. Under this agreement, we own an initial membership interest of 10%. The other owners consist of Polo Ralph Lauren Corporation, NBC, ValueVision International, Inc., and CNBC.com. We also entered into a promotion agreement with Ralph Lauren Media, LLC to assist in promoting the Polo.com Internet site. We have committed to provide promotional services to Ralph Lauren Media, LLC over a six-year period.

    In the normal course of business, we have entered into a number of strategic alliances with a variety of online properties to increase the distribution of our products and services, to obtain access to content, and to provide our members with access to unique services and technologies.

  Marketing

    Our strategy has sought to leverage the promotional reach of NBC to turn television viewers into visitors and registered members and to stimulate brand awareness and user demand for our services through integrated marketing elements including outdoor, television, radio, and Internet advertising as well as promotions and sponsorships. We have also sought to leverage the marketing reach of our distribution partners and content providers through co-branded advertising primarily in the NBC network.

  Advertising

    We have sought to leverage our relationship with NBC to offer advertisers cross-promotion capability by coordinating network advertising with a variety of advertising opportunities on our website. Through our relationship with NBC, we believe that we have the ability to coordinate advertising strategies to reach NBC's substantial broadcast and cable television viewing audience. In addition, the capabilities of the Internet have increased advertisers' emphasis on tracking users carefully to connect with audiences that fit specific buying profiles. Targeted Internet advertising campaigns, through directory and channel advertisements or keyword advertisements, provide opportunities to engage in high response, product-specific advertising. In order to provide such audiences to advertisers, services and sites must develop technologies to enable them to conduct complex demographic profiling of consumers. We have developed a registration methodology and underlying databases that enable us to differentiate among users. Through user segmentation, we provide our members with highly-targeted content selected by our editors in conjunction with related e-commerce opportunities, which we believe increases the effectiveness of advertising messages.

  Customer Service and Support

    We believe that the strength of our customer service and technical support operations is critical to our success in maintaining our membership base, increasing membership, and encouraging repeat usage and purchases. We intend to automate the e-mail response portions of our customer service and technical support operations in the near future.

  Technology and Infrastructure

    We use Exodus Communications, Inc. to house our network servers and to provide and manage power and maintain the correct environment for our networking and server equipment. We do not presently expect to incur any material costs due to the consolidation of vendor and supplier relationships. We strive to develop and deploy high-quality tools and features into our systems without interruption or degradation in service. In addition, we have upgraded and expanded our server and networking infrastructure in an effort to ensure members have fast and reliable access to our website.

    We have developed an open standard hardware and software system that is designed for reliability. Our system architecture is based on a distributed model that is scalable, flexible, and modular, emphasizing extensive automation and a high degree of redundancy that is designed to minimize single points of failure. The system integrates site management, network monitoring, quality assurance, transactions processing, and fulfillment services.

    We also use third party and public domain server software that we have optimized internally, and internally developed tools and utilities. Requests for files are distributed to the appropriate servers using load distribution and balancing hardware. We also employ in-house monitoring software that includes automated diagnostic programs and intelligent agents that test and measure system response, create reports for evaluation by technical staff, and generate pager calls in the event of system failures. Additional software monitors abuse of the site by members and potential hackers. Reporting and tracking systems generate daily membership, order, and campaign reports. Membership and mailing engines allow for efficient deployment of member data and targeting of e-mail campaigns.

    We store member-generated content on a redundant array of independent disks. We store member profile information on multiple disk arrays using Oracle and Sybase database software and back it up on long-term tape storage devices on a daily basis. We will continue to upgrade and expand our server and networking infrastructure in an effort to maintain and improve fast and reliable access to our website and communities. Any system failure that causes an interruption in service or a decrease in responsiveness of our website could result in less traffic on the website and, if sustained or repeated, could impair our reputation and the attractiveness of our brands.

    Exodus connects our website to the Internet via multiple links on a 24 hours a day, seven days per week basis. Exodus also provides and manages power and maintain the correct environment for our networking and server equipment. We manage and monitor servers and networks remotely from our headquarters in San Francisco, California. We strive to rapidly develop and deploy high quality tools and features into our system without interruption or degradation in service. Any disruption in the Internet access provided by Exodus, or any interruption in the service that Exodus receives from other providers, or any failure of Exodus to handle higher volumes of Internet users to our website could have an adverse effect on our business, results of operations, or financial condition.

    We developed our current search engine technology based on a collection of third party licensed proprietary tools. Our engineers developed a search technology to offer an approach to information retrieval that provides users with enhanced levels of accuracy, relevancy, comprehensiveness, and speed.

Our search engine includes built-in ranking algorithms with search features geared toward advanced users, accessing producer-selected content from over 100 leading web publishers and information from over 300,000 third party websites while using Inktomi's index of over 100 million web pages to provide a comprehensive and seamless search experience. Our search results are enhanced by the GlobalBrain.net proprietary search technology that enables our search engine to rank sites by user preferences, formulate search responses reflecting the popularity of websites, and customize search results for specific user groups.

    Our search engine is intended to deliver relevant search results, emphasizing high precision and recall functionality in responding to user queries. In addition, due to the dynamic nature of the Internet, the retrieval of up-to-date information has become another key factor for the evaluation of Internet search services. To bring current information to the user, our producers continually refresh our database of web pages and regularly update the database with new web pages. For every search, our innovative response compilation technology allows the importation of producer-selected data collections into our system and gives users ready access to highly relevant results via targeted links to related website addresses.

  Competition

    As a result of the softening advertising market and other economic difficulties facing us and many other Internet portal companies, including depressed stock prices and a lack of access to the capital markets, our competitive landscape has been rapidly changing. The market for our products and services continues to develop and rapidly evolve and has previously been characterized by an increasing number of market entrants with competing products and services. At the same time, a number of our competitors have experienced significant problems in obtaining adequate scale to compete with the largest competitors in our business. We expect that competition will continue to intensify.

    A number of companies offer competitive products and services addressing many of our target markets. These companies include AOL Time Warner, Excite@Home, Microsoft (including msn.com), Terra Lycos, and Yahoo! In addition, our businesses compete directly with a great number of other Internet sites and other media companies across a wide range of different online services with advantages in expertise, brand recognition, and other factors. For example, we compete with other community websites, such as iVillage and theglobe.com, content websites, such as ESPN.com, and local content websites, such as Ticketmaster Online-CitySearch.

    We also expect intense competition in the e-commerce market from an ever-increasing number of companies selling goods and services over the Internet, particularly goods and services that relate to the use of computers. These competitors include Amazon.com, CompUSA, and Egghead.com.

    We believe the principal factors upon which we have effectively competed are brand name recognition and our ability to offer advertisers and e-commerce partners a large user and membership base. In addition to brand name recognition, our ability to increase our user and membership base is dependent upon our ability to differentiate ourselves by the quality and variety of our product and service offerings, including the variety and depth of content offered on our online properties. Our ability to attract users is also dependent upon strategic alliances and distribution relationships we execute. We believe the breadth and quality of our service and product offerings, including our broadband capabilities and our large and varied membership base, together with our relationship with NBC, enables us to effectively compete with our competitors.

  Intellectual Property and Proprietary Rights

    We view our technology as proprietary and will try to protect it under existing United States and international laws relating to protection of intellectual property. We have developed internal procedures to control access and dissemination of our proprietary information. Despite our precautions, third parties may succeed in misappropriating our intellectual property or independently developing similar intellectual property. Protecting our intellectual property against infringement could result in substantial legal and other costs and could divert our limited management resources.

    Some of our technology is based on technology licensed from third parties. To the extent that we introduce new services, we may need to license additional technology. If we are unable to license needed technology on a timely basis and on commercially reasonable terms, we could experience delays and reductions in the quality of our services, all of which could adversely affect our business or results of operations. Our reputation and the value of our proprietary information could also be adversely affected by actions of third parties to whom we license our proprietary information and intellectual property. If someone asserts a claim relating to proprietary technology or information against us or our subsidiaries, we may seek licenses to such intellectual property. We cannot assure you, however, that we could obtain these licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could have an adverse effect on our business or results of operations.

    Although we do not believe our business infringes the proprietary rights of any third parties, we cannot assure you that third parties will not assert claims against us in the future. From time to time, we have been subject to claims of alleged infringement of intellectual property rights of others on the basis of the actions of such businesses and the content generated by their members and users. These categories of claims, whether or not meritorious, could result in litigation and become a drain on our management and financial resources. If successful, claims of this nature could subject us to liability, injunctive relief restricting our use of intellectual property important to our operations, and ultimately cause us to lose rights to some of our intellectual property. Any of these events could have an adverse effect on our business or results of operations.

  Employees

    As of December 31, 2000, we had approximately 500 full-time employees. As of March 31, 2001, we had approximately 339 full-time employees. We have further decreased this number to 113 as of June 11, 2001. All these decreases in employees were the result of cost-savings measures. Our success to date has depended, in part, on our ability to attract, retain, and motivate highly-qualified technical and management personnel, for whom competition is intense. From time to time, we employ independent contractors to support our research and development, marketing, sales, and support and administrative organizations. Our employees are not covered by any collective bargaining agreement.

Properties

    Our headquarters are currently located in a leased facility in San Francisco, California, consisting of approximately 205,000 square feet of office space. We also lease additional office space in San Francisco that has a total square footage of approximately 47,000 square feet, including 19,000 square feet that we currently sublease. These spaces are rented under operating leases that expire between 2004 and 2010.

    In addition to our San Francisco offices, we are also leasing office spaces in New York, New York consisting of approximately 26,000 square feet, Los Angeles, California consisting of approximately 15,000 square feet, and Chicago, Illinois consisting of approximately 6,000 square feet.

Legal Proceedings

    In June 2000, Sentius Corporation filed a suit against flyswat, our wholly-owned subsidiary, in the Northern District of California federal court, for patent infringement. Sentius claimed that flyswat infringed upon its patent for "system and method for linking streams of multimedia for reference material for display." flyswat received a written legal analysis and opinion from outside patent counsel that its products and services do not infringe Sentius' patent. flyswat filed an answer to this complaint in August 2000. This case went to mediation on May 8, 2001, but no resolution occurred. We believe that this lawsuit is without merit and intend to defend this suit vigorously. Based on information available to date, we do not believe the ultimate outcome of this matter will have a material effect on our financial position or results of operations.

    Two of the founders of LiquidMarket, Inc., a company acquired by Xoom.com, our predecessor, each left Xoom.com at the time of the Xoom.com/LiquidMarket closing. Some unvested shares held by these individuals were not repurchased by us under the repurchase options in their stock restriction agreements within the appropriate time period. As a result, each of the two founders is claiming damages of approximately $1.0 million. We intend to defend this matter vigorously. Based on information available to date, management does not believe that the ultimate outcome of this matter will have a material effect on our financial position or results of operations.

    In February 2000, International Microcomputer Software, Inc., or IMSI, notified us that it intended to make a claim for indemnification under a contract with Xoom.com in connection with a $2.6 million judgment entered in favor of Imageline against IMSI. The judgment resulted from an arbitration award pertaining to a contract between Imageline Inc. and IMSI. We have notified IMSI that we deny any duty to indemnify IMSI in connection with its contractual dispute with Imageline. On March 21, 2001, IMSI, along with another licensee of Xoom.com's clip art, ArtToday.com, Inc., filed suit against us for indemnification of the $2.6 million judgment and related costs in California Superior Court. In May 2001, we filed a demurrer in response to this claim which the court granted on June 6, 2001. Additional third parties may ask us to indemnify them in connection with disputes with Imageline. We intend to defend this matter vigorously. Based on information available to date, management does not believe that the ultimate outcome of these matters will have a material effect on our financial position or results of operations.

    In connection with the announcement on April 9, 2001 of our entry into the merger agreement and plan of liquidation with NBC, several lawsuits by our stockholders have been filed in Delaware and California courts. We intend to defend these lawsuits vigorously. Based on information to date, management does not believe that the ultimate outcome of these matters will have a material adverse effect on our financial position, results of operations or cash flows. For more information regarding these lawsuits, see "SPECIAL FACTORS—Litigation."

    From time to time, we receive notices of alleged claims and threats in the ordinary course of business. It is our belief that these alleged claims and threats will not have a material effect on our financial position or results of operations. Not withstanding the aforementioned, it is possible that the resolution of a claim or threat may have a material adverse affect on our financial position or results of operations.

Selected Financial Data

    Our audited consolidated financial statements for the three years ended December 31, 2000 and our unaudited consolidated financial statements for the three months ended March 31, 2001 and March 31, 2000 are included in this proxy statement. The following selected consolidated financial data should be read in conjunction with our Consolidated Financial Statements and notes to our financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this proxy statement.

							Period from April 16, 1996 (inception) through December 31, 1996
	Three Months Ended March 31,		Year Ended December 31,
	2001	2000	2000	1999	1998	1997
	(unaudited)
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenue	$15,458	$30,123	$122,879	$36,100	$8,318	$841	$—
Gross profit	$5,081	$20,212	$70,643	$18,781	$3,391	$337	$—
Loss from operations	$(1,710,667)	$(112,311)	$(619,218)	$(96,373)	$(9,356)	$(3,132)	$(439)
Net loss	$(1,915,137)	$(107,106)	$(661,807)	$(86,831)	$(10,798)	$(3,132)	$(439)
Net loss per share—Basic and diluted	$(30.13)	$(1.91)	$(10.89)	$(4.26)	$(1.37)	$(0.64)	$(0.89)
Number of shares used in per share calculation—basic and diluted	63,559	56,067	60,790	20,386	7,879	4,874	496
		December 31,
	March 31, 2001
		2000	1999	1998	1997	1996
	(unaudited)	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$179,523	$240,916	$204,764	$56,575	$6	$1
Amounts receivable from NBC	$241,475	$261,712	$340,000	$—	$—	$—
Working capital (deficit)	$209,493	$255,021	$197,849	$52,560	$(1,400)	$156
Goodwill and other intangible assets, net	$—	$1,611,481	$1,759,473	$5,517	$—	$—
Total assets	$520,495	$2,426,834	$2,494,096	$66,874	$782	$705
Long-term obligations, less current portion and amounts due to related parties	$10,763	$14,808	$11,737	$528	$—	$—
Amounts due to NBC, non-current	$389,931	$386,083	$371,233	$—	$—	$—
Total stockholders' equity (deficit)	$57,313	$1,943,178	$1,999,784	$60,333	$(873)	$560

Management's Discussion and Analysis of Financial Condition and Results of Operations

    The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although the safe harbor for forward looking statements provided by that statute does not apply to going private transactions like the merger and the liquidation, such as forward-looking statements regarding expectations of future net revenue, cash balances, the sufficiency of our cash and marketable securities balances to meet our cash needs over the next twelve months, cash flow from operations, gross margins and improvement in operating loss and revenue, all of which are inherently difficult to predict. All statements other than statements of historical fact made are forward-looking. We generally use words such as "anticipates," "believes," "expects," "future," and "intends" and similar expressions to identify forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations for a variety of reasons, including the growth of our company, continued acceptance of the Internet as an advertising medium, ability to attract and retain advertising customers, maintenance of our website traffic, continuation of the Internet as a viable commercial marketplace, promotion and development of our online brand, NBCi.com, possible impairment of our long-lived assets, decrease in revenue, continued integration of our web properties, continuation of our strategic relationships with suppliers, customers and NBC, and meaningful protection of our intellectual property rights. Other risks and uncertainties include our limited operating history, anticipated losses, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, adverse consequences arising from system interruptions, risks associated with management of potential growth, and risks of new business areas, business combinations, strategic alliances and the economy in general. The following discussion, describes some, but not all, of the factors that could cause actual results to differ significantly from management's expectations.

Overview

    We are an integrated Internet media company that combines portal, community, online and on-air advertising and e-commerce services designed to deliver a comprehensive, next-generation online experience to a domestic audience under a nationally recognized brand name. We believe that we deliver to our customers enhanced branded services and content and that we emphasize offering services that take advantage of Internet ubiquity and broadband access. During 2000, we combined our various website assets, including the former Snap.com and Xoom.com, NBCi.com, NBC.com, VideoSeeker.com, and content from AccessHollywood.com, under the NBCi brand. We combine the NBC media brand and related content with our complementary portal and navigation services and community and direct e-commerce services site to deliver to a broad audience what we believe to be a comprehensive, entertaining, and compelling Internet experience. In addition, our advertising customers can purchase integrated online and on-air advertising packages.

    We have not achieved profitability on a quarterly or annual basis to date, and anticipate that we will continue to incur net losses. The extent of these losses will depend, in part, on the amount of net revenue derived from advertising and e-commerce and our ability to achieve lower operating expense levels.

Recent Events

    On April 8, 2001, we entered into an Agreement of Merger and Plan of Liquidation and Dissolution with NBC pursuant to which all of the holders of our Class A common stock would receive $2.19 in cash for each share of their Class A common stock. All of our remaining assets and liabilities would be distributed to NBC in a liquidating distribution. Completion of the transactions contemplated by the merger agreement and plan of liquidation is subject to various approvals by our stockholders, including the approval of holders of a majority of all shares of our Class A common stock, excluding shares with respect to which NBC has the right to vote or may direct the vote.

    Also on April 8, 2001, the Class A members of our board of directors acknowledged that in the absence of a business combination with NBC or another third party, a significant scale down of our operations would be advisable. Management is currently carrying out plans to execute such a scale-down and expects to ultimately record charges to operations, which are not estimable at this time, in connection with the scale-down.

    The factors that led to our decision to enter into the merger agreement and plan of liquidation with NBC, or to scale down operations in the absence of a business combination with NBC or another third party, include negative trends in revenue and operating results, continued weakening of the Internet advertising market, recent failures of Internet companies, lower valuations by prospective merger candidates and significant devaluation of the current trading prices for publicly-traded Internet companies, all of which management considered to be indicators that the carrying value of our long-lived assets may not be recoverable. Accordingly, we prepared projections that considered certain assumptions, including the following:

  •
  we would continue to focus on our portal business;

  •
  headcount levels would be adjusted somewhat, and grow more slowly in accordance with lowered expansion of our offerings;

  •
  we would continue to use our marketing budget and promotional air time on NBC's television properties;

  •
  we would sign new revenue and strategic partnering deals; and

  •
  we would continue to spend our capital budget to expand and improve our technology assets.

    Based on the above assumptions, we concluded that we would not achieve positive cash flows and, therefore, that the carrying value of our long-lived assets was considered impaired. As a result, we recorded a significant charge to write off or reduce to estimated fair value, as appropriate, substantially all of our long-lived assets during the three months ended March 31, 2001. Long-lived assets are comprised principally of fixed assets, investments, and goodwill and other intangible assets related to our formation in November 1999 as well as acquisitions of other companies since that date.

Results of operations

Three Months Ended March 31, 2001 and 2000

    Advertising revenue.  Advertising revenue, which includes revenue derived from the sale of promotional space on our online Internet properties and on-air mediums, including television and radio, totaled $13.2 million for the three months ended March 31, 2001, compared to $24.5 million for the three months ended March 31, 2000. This decrease in advertising revenue was primarily the result of the softening of the advertising market as a whole, which adversely affected the number of new customers we were able to acquire. Additionally, several of our long-term advertising contracts expired and we were unable to sign new customers to contracts with prices and terms similar to the contracts that expired.

    The percentage of total net revenue attributable to advertising revenue increased to 85.1% for the three months ended March 31, 2001 from 81.2% for the same period in 2000 due primarily to our discontinuance of product sales in February 2001.

    An aggregate of $3.9 million of revenue for the three months ended March 31, 2001 and $6.9 million for the three months ended March 31, 2000 was from non-cash transactions with strategic partners, in which we provide media and advertising services for equity. We also had revenue from the exchange of media and advertising services for advertising in other media of $1.1 million for the three months ended March 31, 2001, of which $381,000 was earned from a related party, CNBC.com, and $473,000 for the same period in 2000. In addition, we recognized approximately $762,000 for the three months ended March 31, 2001 and $722,000 for the three months ended March 31, 2000 in cash revenue from companies in which we have an equity investment.

    E-commerce revenue.  E-commerce revenue is generated by services provided by NBCi Direct, including online product sales and e-mail marketing campaigns. E-commerce revenue decreased to $2.3 million for the three months ended March 31, 2001 from $5.7 million for the three months ended March 31, 2000. The percentage of total net revenue derived from e-commerce sales decreased to 14.9% for the three months ended March 31, 2001 from 18.8% for the same period in 2000. These decreases in e-commerce revenue in absolute dollars and e-commerce revenue as a percent of total net revenue were a direct result of our decision to discontinue online product sales during February 2000.

    Cost of advertising revenue.  Cost of advertising revenue consists primarily of bandwidth and hosting charges related to the operation of our website, the cost of procuring content for our online properties, costs incurred in the procurement of on-air spots in television and radio that we resell, employee-related expenses, and depreciation. Cost of advertising revenue increased to $9.8 million for the three months ended March 31, 2001 from $7.1 million for the same period in 2000. This increase can be attributed primarily to an increase in bandwidth and hosting charges, quantity and total cost of content, and the number of employees needed to support our website.

    As a percentage of advertising revenue, cost of advertising revenue increased to 74.4% for the three months ended March 31, 2001 from 29.1% for the three months ended March 31, 2000. This increase was due primarily to the decrease in net revenue and an increase in the volume and breadth of content needed to support and populate our online properties. The decrease in margin was also due to a large on-air contract that includes the sale of television and radio time that we resell at approximately our cost. Because of the thin margins, we incur an insignificant profit or loss from quarter to quarter related to the on-air component of this contract. This contract provides us other benefits such as increased traffic to our site.

    Cost of e-commerce revenue.  Cost of e-commerce revenue consists primarily of cost of merchandise sold to customers, product fulfillment fees, and outbound shipping and handling costs. Cost of e-commerce revenue decreased to $596,000 for the three months ended March 31, 2001 from $2.8 million for the three months ended March 31, 2000. This decrease was attributable to the fact that the cost of product fulfillment makes up the majority of our cost and online product sales experienced a decrease in revenue from the prior year.

    As a percentage of e-commerce revenue, cost of e-commerce revenue decreased to 25.8% of e-commerce revenue for the three months ended March 31, 2001 from 49.3% for the same period in 2000. This decrease was due to online product sales, which have a lower gross margin, representing a lower percentage of our total e-commerce revenue in 2001 versus 2000. Revenue generated through our e-list and direct marketing services made up a larger portion of our e-commerce revenue in 2001 and have more favorable margins than online product sales.

    Operations and development expenses.  Operations and development expenses consist primarily of costs related to the enhancement and modification of our online properties, including payroll and other employee-related expenses for development and network operations personnel. Also included in operations and development expenses are depreciation, the costs of contract labor, and costs associated with new development operations to improve our online properties. Operations and development expenses decreased to $9.0 million for the three months ended March 31, 2001 from $11.1 million for the three months ended March 31, 2000. This decrease was due primarily to the cost-cutting efforts that were undertaken during the first quarter of 2001, which lead to a decrease in employee-related and outside contracting expenses.

    Operations and development expenses increased as a percentage of net revenue to 58.3% for the three months ended March 31, 2001 from 36.7% for the same period ended March 31, 2000. This increase was the result of greater operations and development expenses required to run a full-service portal than our prior offering. In addition, we experienced a decrease in our revenue at a faster rate than our cost-cutting measures could offset.

    Sales and marketing expenses.  Sales and marketing expenses consist of payroll and related expenses for personnel engaged in sales and marketing activities, costs associated with directing traffic to our online properties from other websites, and advertising and promotional distribution expenditures. Sales and marketing expenses decreased to $12.2 million for the three months ended March 31, 2001 from $19.1 million for the three months ended March 31, 2000. This decrease was due primarily to cost-cutting efforts that were undertaken during the first quarter of 2001, which lead to a decrease in employee-related as well as in non-NBC advertising and promotional expenses.

    Sales and marketing expenses increased as a percentage of net revenue to 79.2% for the three months ended March 31, 2001 from 63.5% for the same period in 2000. This increase was due to primarily to our total net revenue decreasing at a faster rate than our sales and marketing expenses.

    General and administrative expenses.  General and administrative expenses consist primarily of payroll and related expenses for general corporate functions as well as outside legal and accounting services and facilities-related expenses. General and administrative expenses remained relatively consistent at $11.7 million for the three months ended March 31, 2001 and $11.9 million for the three months ended March 31, 2000. Payroll and other employee-related expenses decreased as a result of cost-cutting measures undertaken during the first quarter of 2001, however, these decreases were offset by an increase in facilities-related expenses as we moved into our new corporate headquarters during the third quarter of 2000.

    General and administrative expenses increased as a percentage of net revenue to 75.6% for the three months ended March 31, 2001 from 39.5% for the same period in 2000. This increase was due primarily to our expenses remaining consistent while our net revenue decreased.

    Promotion and advertising provided by NBC.  Promotion and advertising provided by NBC consists of charges incurred in connection with an advertising agreement entered into with NBC upon consummation of the NBCi formation transactions in November 1999, pursuant to which we agreed to purchase advertising spots with an aggregate value of $405.0 million over a four-year period. We recorded $17.0 million in promotion and advertising expense related to NBC promotions for the three months ended March 31, 2001 and $19.7 million for the same period in 2000. This decrease was due to our total obligation to purchase advertising from NBC being lower during 2001 than during 2000. Included in cost of advertising revenue was $1.8 million for the three months ended March 31, 2001 and $395,000 for the three months ended March 31, 2000 representing additional amounts paid to NBC for the cost of on-air advertising that we sold to others.

    Amortization of deferred and other stock compensation.  We record deferred compensation charges to recognize the difference between the exercise price and the deemed fair value of stock options and restricted stock that we grant to certain key employees and employees of certain acquired companies. We amortize these amounts by charges to operations over the vesting periods of the individual equity instruments, which range from three months to four years. Amortization of deferred compensation totaled $1.7 million for the three months ended March 31, 2001 and $1.1 million for the same period in 2000. This increase was the result of the additional non-cash stock compensation charges related to the hiring of certain key executives on or about March 31, 2000. We began to amortize this deferred compensation during the three months ended June 30, 2000.

    Amortization of goodwill and other intangible assets.  Amortization of goodwill and other intangible assets totaled $79.0 million for the three months ended March 31, 2001 and $69.7 million for the same period in 2000. This increase was primarily the result of acquisitions completed during the three months ended June 30, 2000, including GlobalBrain.net and flyswat, which are being amortized over periods ranging from 24 to 60 months.

    Loss on impairment of long-lived assets.  In accordance with our accounting policy for long-lived assets, we considered whether any indicators of impairment were present for our long-lived assets. In connection with the announcement made in April 2001 regarding the potential transaction with NBC as well as other negative indicators present, we determined that the carrying value of our long-lived assets may not be recoverable. As a result, we wrote off a total of $1.6 billion of long-lived assets, including $1.5 billion of goodwill and other intangible assets and $52.7 million of fixed assets.

    Interest income.  Interest income represents interest we earned on our cash balances and marketable securities, as well as the interest earned on our $340.0 million note receivable from NBC. We earned $7.5 million of interest income for the three months ended March 31, 2001 and $9.1 million for the same period in the prior year. This decrease was due primarily to a decrease in our average cash balance from the first quarter of 2000 to the first quarter of 2001.

    Interest expense.  Interest expense represents interest charges related to notes payable and capital lease obligations, as well as the interest charges related to our two convertible notes payable to NBC, which have a total principal value of $370.0 million. We incurred $4.1 million of interest expense for the three months ended March 31, 2001 and $3.9 million for the same period in 2000. Interest expense remained constant from quarter to quarter as our notes payable and capital lease balances remained fairly consistent, as did our interest expense related to our notes payable to NBC, which totaled $3.8 million for the three months ended March 31, 2001 and $3.7 million for the same period in 2000.

    Loss on investments.  We recorded non-cash losses totaling $191.9 million during the three months ended March 31, 2001 related to write-downs of certain publicly and privately-held investments in equity securities as a result of decreases in fair value below our cost that we determined were other than temporary. Included in the loss on investments are write-downs, to the estimated fair value, related to our investments in affiliated companies and CNBC.com totaling $153.6 million. We did not record losses related to investments during the three months ended March 31, 2000.

    Equity in net loss of affiliated companies.  Equity in net loss of affiliated companies resulted from our minority ownership in certain investments that are accounted for under the equity method of accounting, which requires that our proportionate share of each affiliate's operating earnings (loss) be recorded in our statements of operations. During the three months ended March 31, 2001, we recorded $11.3 million of such losses. These losses resulted primarily from our investment in BigVine, which we made concurrently with the disposition of AllBusiness.com in November 2000. We did not have any investments under the equity method of accounting during the three months ended March 31, 2000.

    Cumulative effect of accounting change.  On January 1, 2001, upon the adoption of Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," or FAS 133, we recorded a loss of $4.7 million related to a cumulative effect of accounting change for certain of our common stock warrants that qualify as derivatives under FAS 133. FAS 133 requires that all derivative instruments be recorded on the consolidated balance sheets at their fair value and any increase or decrease in the fair value over the course of a reporting period be recorded in the statement of operations. During the three months ended March 31, 2001, the fair value of our derivative instruments decreased by $33,000. As FAS 133 was not required to be adopted until January 1, 2001, we did not record a similar amount during the three months ended March 31, 2000.

    Income taxes.  From inception through March 31, 2001, we incurred net losses for federal and state income tax purposes and have not recognized any income tax provision or benefit. Given our limited operating history, losses incurred to date and the difficulty in accurately forecasting our future results, management does not believe that the related deferred income tax asset meets the recognition criteria required by generally accepted accounting principles. Accordingly, a full valuation allowance has been recorded.

Years ended December 31, 2000, 1999 and 1998

    Advertising revenue.  Advertising revenue, which includes revenue derived from the sale of promotional space on our online Internet properties and on-air mediums, including television and radio, totaled $102.0 million in 2000, compared to $20.5 million in 1999 and $2.1 million in 1998. These increases in advertising revenue were primarily a result of increased membership, increased site traffic, the expansion of our advertising sales force, and increased number and size of co-branding agreements with our strategic partners. Additionally, the increase during 1999 was due to the inclusion in our revenue of one month of online advertising revenue generated by Snap and the businesses related to NBC.com, NBC-IN.com, and Videoseeker.com, following the closing of the NBCi formation transactions on November 30, 1999, as well as promotion of our website on NBC's television network.

    The percentage of total net revenue attributable to advertising revenue increased to 83.0% in 2000 from 56.7% in 1999 and 25.8% in 1998. These increases were due primarily to an increase in the variety of channels we maintain within our website. To a lesser extent, these increases were due to an increase in the number of co-branded strategic partnerships we have entered into, an increase in our site traffic and membership base, and the expansion of our advertising sales force, all of which resulted in a larger number of online advertising customers.

    An aggregate of $37.7 million for 2000 and $2.2 million for 1999 of revenue was from non-cash transactions with strategic partners, in which we provide media and advertising services for equity. We also had revenue from the exchange of media and advertising services for advertising in other media of $3.6 million for 2000, of which $502,000 was earned from a related party, CNBC.com, and $500,000 for 1999. There was no barter revenue of either type in 1998. In addition, we recognized approximately $8.2 million in 2000 and $352,000 in 1999 in cash revenue from companies in which we have an equity investment. There was no revenue from related parties in 1998.

    E-commerce revenue.  E-commerce revenue is generated by services provided by NBCi Direct, including online product sales and e-mail marketing campaigns. E-commerce revenue increased to $20.9 million in 2000 from $15.6 million in 1999 and $6.2 million in 1998. These increases in e-commerce revenue were related primarily to an increase in our membership base, which facilitated an increase in the volume of our e-list sales made through NBCi Direct. To a lesser extent, these increases were due to an increase in the volume and variety of products sold online.

    The percentage of total net revenue derived from e-commerce sales decreased to 17.0% during 2000 from 43.3% during 1999 and 74.2% during 1998. These decreases were due to e-commerce revenue growing at a lower rate than advertising revenue during 2000, which is primarily the result of a substantial increase in our advertising inventory and a related rise in total revenue.

    Cost of advertising revenue.  Cost of advertising revenue consists primarily of bandwidth and hosting charges related to the operation of our website, the cost of procuring content for our online properties, costs incurred in the procurement of on-air spots in television and radio that we resell, employee-related expenses, and depreciation. Cost of advertising revenue increased to $42.9 million in 2000 from $6.8 million in 1999 and $1.4 million in 1998. These increases can be attributed primarily to additional costs that arose concurrently with the significant increase in the number of our online properties and the resulting increase in bandwidth and hosting charges, quantity and total cost of content, and the number of employees needed to support our website.

    As a percentage of advertising revenue, cost of advertising revenue increased to 42.1% of net revenue in 2000 from 33.3% in 1999, which was a decrease from 64.6% in 1998. The increase in 2000 was due primarily to costs associated with revenue from the exchange of media and advertising services for advertising which generally results in the recognition of equivalent amounts of revenue and cost of revenue, as well as the inclusion of costs of advertising revenue of companies we acquired during 2000 and an increase in the volume and breadth of content needed to support and populate our online properties. The decrease in margin was also due to a large on-air contract includes the sale of television and radio time that we resell at approximately our cost. Because of the thin margins, we incur an insignificant profit or loss from quarter to quarter related to the on-air component on this contract. This contract provides us other benefits such as increased traffic to our site.

    Cost of e-commerce revenue.  Cost of e-commerce revenue consists primarily of cost of merchandise sold to customers, product fulfillment fees, and outbound shipping and handling costs. Cost of e-commerce revenue decreased to $9.3 million in 2000 from $10.5 million in 1999, which increased from $3.5 million in 1998. The decrease from 1999 to 2000 was attributable to the fact that the cost of product fulfillment makes up the majority of our cost and online product sales experienced a small decrease in revenue from the prior year. The increase from 1998 to 1999 was primarily a result of the growth in e-commerce sales.

    As a percentage of e-commerce revenue, cost of e-commerce revenue decreased to 44.6% of e-commerce revenue in 2000 from 67.2% in 1999 and 57.4% in 1998. This decrease is due to online product sales, which have a lower gross margin, representing a lower percentage of our total e-commerce revenue in 2000 versus 1999. Revenue generated through our e-list and direct marketing services made up a larger portion of our e-commerce revenue in 2000 and have more favorable margins than online product sales. The increase from 1998 to 1999 was primarily the result of broadened product offerings in 1999 which included items with higher costs than in the prior year.

    Operations and development expenses.  Operations and development expenses consist primarily of costs related to the enhancement and modification of our online properties, including payroll and other employee-related expenses for development and network operations personnel. Also included in operations and development expenses are depreciation, the costs of contract labor, and costs associated with new development operations to improve our online properties. Operations and development expenses increased to $61.6 million in 2000 from $7.7 million in 1999 and $2.9 million in 1998. These increases were due primarily to an increase in employee-related and contract labor expenses, and an increase in the functionality and number of online properties that we develop, modify, and maintain. To a lesser extent, these increase were due to an increase in depreciation expense resulting from the expansion of our infrastructure.

    Operations and development expenses increased as a percentage of net revenue to 50.1% in 2000 from 21.3% in 1999 that decreased from 35.3% in 1998. The increase from 1999 to 2000 was the result of it generally taking more operations and development effort to run a full-service portal than Xoom.com's prior offering and the costs incurred to merge our online properties to launch our unified brand, NBCi.com, in September 2000. The decrease from 1998 to 1999 was due to our net revenues growing at a higher rate than spending for operations and development.

    Sales and marketing expenses.  Sales and marketing expenses consist of payroll and related expenses for personnel engaged in sales and marketing, costs associated with directing traffic to our online properties from other websites, costs related to obtaining radio inventory for our own use, and advertising and promotional distribution expenditures. Sales and marketing expenses increased to $74.4 million in 2000 from $22.0 million in 1999 and $2.4 million in 1998. These increases were due primarily to an increase in personnel and related expenses resulting from the significant increase in our business development and sales forces, which was necessary in order to continue to implement our sales and marketing strategies. These increases were due also to an increase in costs related to directing users to our online properties and other promotional and advertising expenses. The increase also relates to the costs incurred by our former wholly-owned subsidiary, AllBusiness.com, which ran a large advertising campaign in 2000.

    Sales and marketing expenses increased as a percentage of net revenue to 60.5% in 2000 from 60.8% in 1999 and 28.8% in 1998. These increases were due to a more rapid increase in sales and marketing expense than total net revenue, which was the result of significant growth in our sales and business development forces and increased branding, marketing, and promotional expenditures.

    General and administrative expenses.  General and administrative expenses consist primarily of payroll and related expenses for general corporate functions as well as outside legal and accounting services and facilities-related expenses. General and administrative expenses increased to $59.4 million in 2000 from $11.5 million in 1999 and $3.4 million in 1998. These increases were primarily due to increases in the number of general and administrative personnel, as well as increases in professional services and facilities-related expenses to support the growth of our infrastructure and operations.

    General and administrative expenses increased as a percentage of net revenue to 48.3% in 2000 from 31.8% in 1999 that decreased from 40.5% in 1998. The increase from 1999 to 2000 was due primarily to our operating expenses growing at a higher rate than our net revenue. We experienced increases in professional services, such as legal and accounting, facilities related expenses, and human resource related expenses, such as recruiting, as our infrastructure and operations were growing rapidly during most of 2000. The decrease from 1998 to 1999 was due to net revenue growing at a higher rate than general and administrative expenses.

    Promotion and advertising provided by NBC.  Promotion and advertising provided by NBC consists of charges incurred in connection with an advertising agreement entered into with NBC upon consummation of the NBCi formation transactions in November 1999, pursuant to which we agreed to purchase advertising spots with an aggregate value of $405.0 million over a four-year period. We recorded $84.6 million in promotion and advertising expense related to NBC promotions in 2000 and $16.9 million in 1999. Included in the cost of advertising in 2000 and 1999 are $7.1 million and $519,000, respectively, in amounts paid to NBC for the cost of advertising we sold to others. We did not record any promotion and advertising expense related to NBC promotions during 1998 because the agreement to purchase advertising from NBC had not yet been consummated. The increase from 1999 to 2000 was attributable to having a whole year's worth of expense in 2000 and only one month of expense during 1999.

    Amortization of deferred and other stock compensation.  We record deferred compensation charges to recognize the difference between the exercise price and the deemed fair value of stock options and restricted stock that we grant to certain key employees and employees of certain acquired companies. We amortize these amounts by charges to operations over the vesting periods of the individual equity instruments, which range from three months to four years. Amortization of deferred compensation totaled $13.4 million in 2000, representing increases from $963,000 in 1999 and $1.4 million in 1998. This increase was the result of the additional non-cash stock compensation charges recorded during 2000 related to the hiring of certain key executives.

    Purchased in-process research and development.  During 2000, we recognized cost of purchased in-process research and development of $3.8 million in connection with the acquisition of flyswat. During 1999, we recognized cost of purchased in-process research and development of $2.6 million in connection with the acquisitions of MightyMail Networks, Inc. and Paralogic Software Corporation. During 1998, we recognized cost of purchased in-process research and development of $790,000 in connection with the acquisition of Paralogic Corporation, the purchase of certain assets of Revolutionary Software, Inc., and the acquisition of substantially all of the assets of Pagecount, Inc.

    In each acquisition, the amounts allocated to purchased in-process research and development were expensed upon acquisition because technological feasibility had not been established and no future alternative uses existed. The values assigned to purchased in-process technology were determined by identifying the on-going research projects for which technological feasibility had not been achieved and assessing the state of completion of the research and development efforts. The state of completion was determined by estimating the costs and time incurred to date relative to those costs and time to be incurred to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows only from the percentage of research and development efforts complete at the date of acquisition, and discounting the net cash flows back to their present value. The discount rate included a factor that took into account the uncertainty surrounding the successful development of the purchased in-process technology projects.

    flyswat, Inc.  In May 2000, we acquired flyswat, an Internet software company specializing in the development of search and hyperlinking software, for a total consideration of approximately $51.1 million in stock, assumed stock options and warrants, and acquisition costs. In connection with this acquisition, we acquired the existing flyswat technology, "flyswat 2.0," which is designed to assist Internet users in gathering information and navigating through the World Wide Web efficiently by using flyswat's patented linking technology. At the time of the acquisition, flyswat was in the process of developing new technology, "flyswat 3.0," that will significantly upgrade the "flyswat 2.0" product.

    As of the date of acquisition, we estimated that 29% of the research and development effort had been completed and expected the remaining research and development efforts relating to the completion of the flyswat 3.0 technology would require approximately four months of effort from the date of valuation through its estimated completion in September 2000. Accordingly, we estimated that the total estimated research and development costs to complete flyswat 3.0 would be approximately $1.6 million. We completed the project in the fourth quarter of 2000, and the actual costs of completion were not materially different than estimated.

    MightyMail Networks, Inc.  In May 1999, we acquired 100% of the outstanding shares of MightyMail Networks, Inc. for $23.1 million in stock and assumption of stock options. In connection with the acquisition, we acquired MightyMails' e-mail platform. The MightyMail platform allows branding material and marketing content to be placed within person-to-person e-mail that is sent by individuals to other individuals. At the time of the acquisition, MightyMail was developing a version of the MightyMail technology, which was not completely functional as a commercially viable product.

    As of the date of acquisition, we estimated that 50% of the research and development effort had been completed and expected the remaining research and development efforts relating to the completion of the MightyMail technology would require approximately six months of effort from the date of valuation through its release date in the fourth quarter of 1999. We estimated that three full-time engineers would be required to complete the in-process projects. Accordingly, we estimated that the total estimated research and development costs to complete MightyMail version 2.0 would be $170,000. We completed the project in the fourth quarter of 1999, and the actual costs of completion were not materially different than estimated.

    Paralogic Software Corporation.  In June 1999, we acquired 100% of the outstanding shares of Paralogic Software Corporation, a provider of Java-based community products and services, such as customizable chat rooms, discussion boards, guest books, and event calendars, for $35.4 million in stock and assumption of stock options. In connection with this acquisition, we acquired Paralogic Software Corporation's product, Anexa.com, which is a combination of website authoring and community building tools that allow users to instantly create comprehensive websites featuring multi-media albums, discussion forums, events, chat, news announcements, classified ads, guest books, membership databases, and community administration. In connection with this acquisition, we also obtained ParaChat Professional, which is a chat software that is licensed to individuals and businesses. This software is hosted by a server and is supported by a staff of engineers, both of which were also acquired in conjunction with this acquisition. This acquisition is to be differentiated from the purchase of the ParaChat Personal Network, which we acquired in connection with the purchase of Paralogic Corporation in March 1998. We host the ParaChat Personal Network, which is based on a free chat service that our members can download on to their web pages. At the time of the Parachat Personal Network acquisition, the current versions of Anexa.com and ParaChat Professional did not represent the more robust, feature-rich products that Paralogic Software envisioned and intended to develop in the 12 months following the acquisition date.

    As of the date of acquisition, we estimated that 17% of the research and development effort had been completed and expected that the remaining research and development efforts relating to the completion of the new versions of Anexa.com and ParaChat Professional technology would require approximately nine months of effort from the date of acquisition through its expected release date in the third quarter of 2000. It was estimated that these projects would require the use of four engineers, spending 75% of their time on the project for 15 months to create the new versions of the products, at an estimated total cost to complete of $576,000. Our incurred costs and release timing approximated these estimates.

    In 1998, we completed three acquisitions with a total of $790,000 of purchased in-process research and development. This total includes $330,000 from the acquisition of Paralogic Corporation in March 1998, $330,000 from the acquisition of certain assets from Revolutionary Software, Inc. in June 1998, and $130,000 from the acquisition of Pagecount, Inc. in July 1998.

    Amortization of goodwill and other intangible assets.  Amortization of goodwill and other intangible assets totaled $350.8 million during 2000, an increase from $35.8 million during 1999 and $1.8 million during 1998. These increases during 2000 were primarily the result of amortization of goodwill and other intangible assets related to the NBCi formation transactions, amortized over periods ranging from 24 to 84 months. To a lesser extent, the additional amortization expense during 2000 related to acquisitions entered into subsequent to the NBCi formation transactions, including the acquisitions of AllBusiness.com, Catalyst Advisors Group, Husdawg Communications, GlobalBrain.net, and flyswat, which are being amortized over periods ranging from 24 to 60 months. The amortization of goodwill and other intangible assets during 1999 was primarily associated with the acquisitions of Focused Presence, MightyMail Networks, Net Floppy, LiquidMarket, Private One, and Paralogic Software Corporation, which are being amortized over periods ranging from 24 to 48 months.

    For the acquisitions completed during 2000, 1999, and 1998, we determined the appropriateness of the estimated useful lives related to the goodwill and other intangible assets based on general and specific analysis. In general, the Internet is characterized by rapid technological change, changes in users and customer requirements and preferences, frequent new product and service introductions, and the emergence of new industry standards and practices.

    With respect to the goodwill associated with the acquisitions, in determining the appropriate amortization periods we considered the effects of obsolescence, demand, competition, other economic factors, and expected actions of competitors and others. Based on these considerations, we determined the positive effect of the acquisitions, and therefore the life of the goodwill, to range from 24 to 84 months.

    With respect to the purchased technology associated with the business and technology acquisitions, in determining the appropriate amortization periods we considered the effects of obsolescence, demand, competition, and other economic factors. Due to the rapid technological change involved in the Internet, we estimated that new technologies would replace the intangible assets relating to the purchased technology within periods ranging from 24 to 48 months.

    With respect to the workforce acquired in connection with the business and technology acquisitions, in determining the appropriate amortization periods we considered expected turnover rates for employees in Internet companies, and we estimated the life of these intangible assets to be 24 to 60 months.

    With respect to the brand names acquired in connection with the business and technology acquisitions, in determining the appropriate amortization periods we considered the effects of obsolescence, brand recognition, and future earnings potential, and we estimated the life of these intangible assets to range from 60 to 84 months.

    With respect to the affiliate and other contracts associated with the business and technology acquisitions, in determining the appropriate amortization periods we considered the duration of the contracts acquired, and we estimated the life of these intangible assets to range from 36 to 48 months.

    Loss on impairment of long-lived assets.  In accordance with our accounting policy for long-lived assets, we considered whether any indicators of impairment were present for our long-lived assets. During the fourth quarter of 2000, we decided to discontinue use of the technologies obtained in the LiquidMarket and MightyMail acquisitions. Accordingly, we determined that the goodwill, purchased technology, and acquired workforce intangible asset balances relating to these acquisitions were impaired, and we recorded a charge to operations in 2000 of $39.9 million, which represented the remaining net book value of these assets.

    We also recorded a non-cash loss on the impairment of intangible assets of approximately $1.9 million related to the disposition of certain assets and liabilities of AllBusiness.com in connection with a transaction with BigVine. The charge represents the difference between the carrying value of the net assets contributed and the estimated fair value of our interest in BigVine at the date of the transaction. See Note 13 of Notes to Consolidated Financial Statements.

    Other non-recurring charges.  In 1999, in connection with the closing of the NBCi formation transactions on November 30, 1999, we recorded non-cash, non-recurring charges of $17.8 million related to the termination of the employment of Xoom.com's chief executive officer and the write-off of leasehold improvements related to facility leases that were abandoned as a result of the NBCi formation transactions.

    Interest income.  Interest income represents interest we earned on our cash balances and marketable securities, as well as the interest earned on our $340.0 million note receivable from NBC during 2000. We earned $37.6 million of interest income during 2000, an increase from $11.0 million in 1999 and $187,000 in 1998. These increases were due primarily to the interest earned on our note receivable from NBC issued as a part of the NBCi formation transactions, which totaled $16.4 million in 2000 and $1.5 million in 1999. To a lesser extent, the increase was due to interest earned on cash received from our follow-on offering completed in February 2000.

    Interest expense.  Interest expense represents interest charges related to notes payable and capital lease obligations, as well as the interest charges incurred during 2000 related to our two convertible notes payable to NBC, which have a total principal value of $370.0 million. We incurred $15.8 million of interest expense during 2000, an increase from $1.4 million during 1999 and $1.6 million in 1998. These increases were due primarily to the interest expense incurred related to the two convertible notes payable to NBC, which were issued as a component of the NBCi formation transactions consummated in November of 1999. Interest expense related to these notes totaled $14.9 million in 2000 and $1.2 million in 1999.

    Loss on investments.  We recorded non-cash losses totaling $58.5 million during 2000 related to write-downs of certain publicly and privately-held investments in equity securities for decreases in fair value below our cost that we determined were other than temporary. We have not recorded losses related to investments in any prior periods.

    Equity in net loss of affiliated companies.  Equity in net loss of affiliated companies resulted from our minority ownership in certain investments that are accounted for under the equity method of accounting, which requires that our proportionate share of each affiliate's operating earnings (loss) be recorded in our statements of operations. During 2000, we recorded $5.9 million of such losses. These losses resulted primarily from our investment in BigVine, which we made concurrently with the disposition of AllBusiness.com in November 2000. As we did not have any investments under the equity method of accounting during 1999 or 1998, we did not record any amounts of this kind during those years.

    Income taxes.  Because we have incurred net operating losses, we are not required to pay federal or state income taxes for any prior period. As of December 31, 2000, we had net operating loss carryforwards for federal income tax purposes of approximately $341.1 million and operating loss carryforwards for state income tax purposes of approximately $208.3 million. We may not realize the benefit of the net operating loss carryforwards. The federal net operating loss carryforwards will expire at various dates beginning in fiscal year 2011 through 2020 if we do not use them. The state net operating loss carryforwards will expire at various dates beginning in fiscal year 2004 through 2010. Due to the "change of ownership" provisions of the Internal Revenue Code, the availability of our net operating loss and credit carryforwards may be subject to an annual limitation against taxable income in future periods. This consequence would result if a change in ownership of more than 50% of the value of our stock should occur over a three-year period, and this could substantially limit the eventual tax utilization of these carryforwards. See Note 9 of Notes to Consolidated Financial Statements.

Liquidity and capital resources

    To date, we have financed our operations primarily from proceeds received from the Xoom.com initial public offering in December 1998, Xoom.com's secondary offering in April 1999, and our secondary offering in February 2000, as well as proceeds from the issuance of 960,028 shares of common stock to NBC in July 1999.

    Operating activities.  Net cash used in operating activities was $45.9 million during the three months ended March 31, 2001 and $40.2 million for the three months ended March 31, 2000. Cash used in operating activities in the first quarter of 2001 was primarily the result of a net loss of $1.9 billion, decreases in accounts payable and accrued compensation and related expenses of $11.8 million, offset by non-cash charges including loss on impairment of long-lived assets of $1.6 billion, loss on equity investments of $191.9 million, depreciation and amortization of $89.4 million, and equity in the net loss of affiliated companies of $11.3 million. Cash used in operating activities in the first quarter of 2000 was primarily the result of the net loss of $107.1 million, an increase in accounts receivable of $8.7 million, decreases in accounts payable and accrued compensation and related expenses of $12.6 million, partially offset by depreciation and amortization of $73.1 million, and an increase in deferred revenue of $15.3 million due to the receipt of equity instruments in exchange for services to be performed.

    Net cash used in operating activities was $190.3 million during the year ended December 31, 2000, $39.2 million during the year ended December 31, 1999, and $3.6 million during the year ended December 31, 1998. Cash used in operating activities in 2000 was primarily the result of the net loss of $661.8 million increased by $37.7 million of revenue derived from the exchange of our media and advertising services for services from or equity interest in third parties partially offset by several non-cash charges in 2000. These non-cash charges include depreciation and amortization of $384.1 million relating to our goodwill and other intangible assets and our increased fixed asset balances; loss on investments of $58.5 million relating to write-downs of certain public and privately-held investments in equity securities for decreases in fair value below our cost which we deem to be other than temporary; loss on impairment of intangible assets of $41.8 million relating to impairment of the goodwill and other intangible assets related to the LiquidMarket and MightyMail acquisitions and the AllBusiness disposition; non-cash interest expense on the note payable to NBC of $14.9 million; equity in net loss of affiliated companies of $5.9 million relating to our ownership of BigVine; and a $3.8 million charge for purchased in-process research and development relating to the flyswat acquisition in May 2000. Less significant was the change in operating assets and liabilities which primarily related to a decrease in other accrued liabilities of $20.0 million, relating to costs of the NBCi formation transactions paid in 2000 and the timing of the payments due to NBC for advertising, offset by a decrease in accounts receivable of $3.3 million and deferred revenue of $7.9 million.

    Cash used in operating activities in 1999 was primarily the result of the net loss of $86.8 million and increases in accounts receivable of $15.0 million and other long-term assets of $11.9 million related to an increase in our restricted cash balances, partially offset by non-cash, non-recurring charges of $17.8 million and depreciation and amortization of $39.4 million, primarily related to the NBCi formation transactions, and an increase in accrued compensation and accounts payable of $28.3 million, both due to the growth of our business. Cash used in operating activities in 1998 was primarily the result of the net loss of $10.8 million and an increase in accounts receivable of $1.2 million related to the growth of advertising revenue, partially offset by depreciation and amortization of $4.1 million related primarily to amortization of goodwill and other intangible assets in connection with our acquisitions and amortization of deferred compensation incurred in connection with the granting of options to employees to purchase common stock, an increase in other accrued liabilities of $1.4 million as a result of the growth of our business, and a non-cash charge of $1.5 million related to the issuance of warrants in connection with a loan agreement.

    Investing activities.  Net cash used in investing activities was $19.7 million during the three months ended March 31, 2001 and $111.6 million during the three months ended March 31, 2000. Cash used in investing activities in the first quarter of 2001 was primarily a result of the purchase of short-term and long-term investments of $65.5 million, offset by the maturity of short-term and long-term investments of $48.3 million. Cash used in investing activities during the three months ended March 31, 2000 was primarily the result of the purchase of investments of $143.4 million and fixed asset additions of $12.1 million, partially offset by the maturity of investments of $40.5 million.

    Net cash used in investing activities was $116.4 million during 2000, $164.4 million during 1999, and $4.7 million during 1998. Cash used in investing activities in all periods presented was primarily the result of the purchase of investments and fixed asset additions, partially offset by the maturity of investments. In addition, in 2000, we also used $16.1 million in cash related to our disposition of AllBusiness.com that occurred in November 2000 and approximately $6.2 million related to our other acquisitions during the year. From time to time, we expect to evaluate the acquisition of products, businesses, and technologies that complement our business. These acquisitions may involve the use of cash investments.

    Financing activities.  Net cash provided by financing activities was $19.9 million during the three months ended March 31, 2001 and $282.8 million during the three months ended March 31, 2000. Cash provided by financing activities in the first quarter of 2001 was primarily attributable to proceeds from our note receivable from NBC of $20.2 million. Cash provided by financing activities in the three months ended March 31, 2000 was primarily attributable to proceeds from our secondary stock offering of $279.4 million, proceeds from the exercise of stock options of $19.9 million, and proceeds from our note receivable from NBC of $19.2 million, partially offset by the repayment of notes payable of $35.7 million.

    Net cash provided by financing activities was $370.1 million during 2000, $177.1 million during 1999, and $62.8 million during 1998. Cash provided by financing activities in 2000 related primarily to net proceeds received from our secondary offering in February 2000 of $279.4 million. In addition, we also received principal payments of $78.3 million from NBC related to our note receivable. Cash provided by financing activities in 1999 was primarily attributable to proceeds from our secondary offering of common stock of $166.6 million, as well as proceeds from the issuance of common stock to NBC of $55.0 million, partially offset by the repayment of notes payable of $49.9 million. Cash provided by financing activities in 1998 was primarily attributable to net proceeds from our initial public offering of $57.3 million, proceeds from the issuance of common stock of $5.5 million, and the issuance of notes payable of $1.8 million, partially offset by the repayment of notes payable of $3.2 million.

    As set forth in the consolidated statements of operations, we experienced net losses for the periods ended March 31, 2001 and 2000 and the years ended December 31, 2000, 1999 and 1998. As of March 31, 2001, we believe that we have the financial resources needed to meet our presently anticipated business requirements, including capital expenditure and strategic operating programs, for at least the next 12 months. Thereafter, if cash generated by operations is insufficient to satisfy our liquidity requirements, we may need to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity or convertible debt securities may result in additional dilution to our stockholders. We may not be able to raise any such capital on terms acceptable to us or at all.

Recent Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("FAS 133"). FAS 133 requires us to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value at each reporting date. On the date of adoption, January 1, 2001, we recorded a one-time charge of $4.7 million to account for the cumulative effect of an accounting change for certain of our common stock warrants which qualify as derivatives under FAS 133. The one-time cumulative effect resulted in an increase in the reported basic and diluted net loss per share of $0.07 per share for the three-month period ended March 31, 2001. As FAS 133 requires that the fair value of our derivatives be remeasured at each reporting date, any fluctuations in the fair value of our derivative instruments are included in the determination of net income or loss. For the three months ended March 31, 2001, these fluctuations resulted in a loss of $33,000. As of March 31, 2001, the fair value of these instruments was approximately $1.6 million.

  Quantitative and Qualitative Disclosures about Market Risk

    Our exposure to interest rate risk relates primarily to our portfolio of short- and long-term cash investments, our note receivable from NBC, our convertible note payable to NBC, and equity security prices.

  Interest rate sensitivity

    We invest primarily in instruments issued by high quality financial institutions and companies including demand and money market instruments and debt issued by corporations. All of our investments have maturities of less than two years. Investments in fixed and floating rate interest earning instruments carry interest rate risk in that the fair value of fixed rate securities may be adversely impacted if interest rates rise while floating rate securities may produce less interest income if interest rates fall. At March 31, 2001, a hypothetical 100 basis point increase in interest rates would result in an approximate $2.5 million decrease in the fair value of our debt securities classified as available-for-sale.

    Because the interest rates on the note receivable from NBC and convertible note payable to NBC are fixed, an increase in interest rates causes the fair value of the note receivable to decline and the fair value of the convertible note payable to rise and a decrease in interest rates has the opposite effect. At March 31, 2001, a hypothetical 100 basis point increase in interest rates would result in a $3.4 million decrease in the fair value of the note receivable from NBC and a $11.2 million increase in the fair value of the note payable to NBC.

  Equity security price risk

    We also invest in equity securities of publicly and privately-held companies, including preferred stock and warrants, for the promotion of business and strategic objectives. These investments are generally in companies in the Internet industry. These investments are accounted for using the cost method and are included in short-term or long-term investments, depending on whether there is a public market for the security and on Rule 144 restrictions regarding salability. For these investments, we periodically review operating performance, financing status, liquidity prospects, and cash flows in assessing carrying values. Impairment losses are recorded when events and circumstances indicate that such assets might be impaired and the decline in value is other than temporary. Such losses are included in loss on investments in the statement of operations. During the three months ended March 31, 2001, we realized losses totaling $191.9 million related to impairment of equity investments.

    Exclusive of a $4.7 million FAS 133 cumulative effect adjustment made to our derivative instruments on January 1, 2001, a hypothetical 20% adverse change in the market prices of our salable public equity securities would result in an approximate $3.6 million decrease in the fair value of our portfolio as of March 31, 2001.

PRICE RANGE OF COMMON STOCK

    Our Class A common stock has been quoted on the Nasdaq National Market under the symbol "NBCI" since November 30, 1999, the date the formation transactions among Xoom.com, Snap and NBC Multimedia, Inc. were completed. Prior to that time, the common shares of Xoom.com were quoted on the Nasdaq National Market under the symbol XMCM since Xoom.com's initial public offering on December 9, 1998. As of June 26, 2001, 39,146,026 shares of our Class A common stock were outstanding. The following table sets forth, for the periods indicated, the high and low closing price per share of the Class A common stock for NBCi and common stock for Xoom.com as reported on the Nasdaq National Market. All share amounts and per share prices set forth herein have been adjusted to give effect to capital adjustments such as stock dividends and stock splits.

FISCAL YEAR ENDED	HIGH	LOW
December 31, 2001
First Quarter	$4.22	$1.31
Second Quarter	$2.17	$1.09
December 31, 2000
First Quarter	$100.17	$37.75
Second Quarter	$38.81	$11.25
Third Quarter	$14.63	$6.19
Fourth Quarter	$7.88	$3.06
December 31, 1999
First Quarter (XMCM)	$79.00	$28.25
Second Quarter (XMCM)	$98.50	$41.00
Third Quarter (XMCM)	$61.94	$30.00
Fourth Quarter:
October 1 through November 29 (XMCM)	$88.50	$47.50
November 30 through December 31 (NBCI)	$93.25	$60.44

    On April 6, 2001 the last full day of trading prior to our announcement of the execution of the merger agreement and plan of liquidation, the reported high and low sales price per share of our Class A common stock were $1.625 and $1.1875. On July 5, 2001, the last full day of trading prior to the date of this proxy statement, the reported high and low sales prices per share of our Class A common stock were $2.17 and $2.16.

    Stockholders should obtain current market price quotations for our common stock in connection with voting their shares of our common stock.

DIVIDENDS

    Since our formation in November 1999, we have not declared any cash dividends on our Class A common stock or our Class B common stock. A provision in our amended and restated certificate of incorporation provides that in the case of dividends payable in common stock, only shares of Class A common stock may be distributed with respect to Class A common stock and only shares of Class B common stock may be distributed with respect to Class B common stock. This provision further provides that in the event a dividend or other distribution is made with respect to one class of common stock, a simultaneous distribution must also be made to the other class of common stock. Other than those restrictions or any restrictions that Delaware law may place on the payment of dividends, there are no current or future restrictions on NBCi's ability to pay dividends.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Formation Transactions of NBCi

    We were formed on November 29 and 30, 1999 in a series of transactions that combined the businesses of Xoom.com (a community-based Internet site) and Snap (a developer of Web-based tools primarily owned by NBC and CNET) with selected Internet assets of NBC. These transactions were accomplished through:

  •
  an Agreement and Plan of Contribution and Merger, dated as of May 9, 1999 and amended as of October 20, 1999, among CNET, Xoom.com, us, Xenon 2, Inc., Xenon 3, Inc. and Snap; and

  •
  a Second Amended and Restated Agreement and Plan of Contribution, Investment and Merger, dated as of July 8, 1999, among NBC, GE Investments, Neon Media Corporation, us and Xoom.com.

    As a result of our formation transactions:

  •
  Xoom.com and Snap became our wholly-owned subsidiaries;

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  we became the owner of the businesses related to NBC.com, NBC-IN.com and VideoSeeker.com; and

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  we acquired a 10% ownership interest in CNBC.com.

    In exchange for their contributions to our formation, NBC and its affiliates received:

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  24,550,708 shares of our Class B common stock, which represented approximately 47.3% of our outstanding common stock at the time of our formation; and

  •
  two subordinated zero coupon convertible notes due 2006.

Convertible Notes Payable to NBC and its Affiliate

    We issued two subordinated zero coupon convertible notes due 2006 to affiliates of NBC as part of our formation. Because the notes are zero coupon, they do not bear interest but are instead issued at a discount to their value at maturity. The first note was issued to NBC Multimedia for an original issue price of $30 million, with an amount of principal due at maturity of $39,477,953. This note has been held by NBC since December 1999 when NBC Multimedia was merged into NBC. The second note was issued to GE Investments for an original issue price of $340 million, with an amount of principal due at maturity of $447,416,805.

    After November 30, 2000, the notes became convertible at the option of their holders into shares of our Class B common stock. The first note is convertible into 471,031 shares of our Class B common stock and the second note is convertible into 5,338,357 shares of our Class B common stock. Although NBC's ownership of our common stock has decreased from approximately 47.3% at our formation to approximately 38.5% on the record date, NBC and its affiliates would have the ability to elect seven members of our board of directors if both notes were converted.

    The notes mature on November 30, 2006 and contain customary anti-dilution provisions. In the event of a change of control transaction involving us, the holders of the notes would have the option to receive either:

  •
  the number of shares of our common stock to which they would have been entitled had they converted their notes immediately prior to the change of control; or

  •
  the original issue price of their notes plus that portion of the difference between the original issue price and the principal amount due at maturity that had accrued to date, which amount is called the "amortized face amount."

    We may redeem the notes at any time after November 30, 2004 for a cash redemption price equal to the amortized face amount or for 7,101,469 shares of our Class B common stock.

    The notes are subordinate in right of payment to our outstanding senior indebtedness, but this subordination does not limit our payment obligations with respect to the notes unless we are in default under the terms of the notes. Under our convertible notes, a change in control of us is considered a default that would give NBC the right, at its option, to receive the amortized face amount of the notes. In the event of any change of control of us, all of our obligations under the notes would become due and payable.

Governance Agreement with NBC

    As holders of our common stock, NBC and its affiliates are entitled to limited governance rights under our restated certificate of incorporation. NBC also has governance rights under a Governance and Investor Rights Agreement with us dated November 30, 1999. The governance agreement provides that NBC will not (without the prior approval of a majority of our Class A directors):

  •
  acquire additional shares of our capital stock;

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  solicit proxies in connection with an amendment to our restated certificate of incorporation or for the election of our Class A directors; or

  •
  propose to the holders of our Class A common stock a merger, business combination or similar transaction involving us.

    These limitations imposed by the governance agreement will terminate if:

  •
  a third party initiates a tender offer for our equity securities; or

  •
  we agree to enter into a transaction that would result in a change in control of us.

    The governance agreement also gives NBC the right to:

  •
  purchase additional shares of our Class B common stock if we issue additional shares of capital stock; and

  •
  designate nominees to our board of directors.

Commercial Arrangements with NBC

    Brand Integration and License Agreement.  As part of our formation, NBC granted us the right to use the following intellectual property in providing portal, community and e-commerce services:

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  the trademark "NBC;"

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  the NBC multicolor logo;

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  the NBC soundmark;

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  the Internet addresses for NBC.com, NBC-IN.com and VideoSeeker.com; and

  •
  short excerpts from NBC television shows.

    Restrictions on our use of NBC's intellectual property under the license agreement include:

  •
  quality controls with respect to the NBC marks and the contributed sites;

  •
  retention by NBC of creative and editorial control over NBC.com; and

  •
  pre-approval requirements for proposed uses of the NBC marks.

    The license agreement also contains limited non-competition provisions restricting us and NBC from competing with each other in some areas of our respective businesses. For example:

  •
  we are limited in our ability to authorize the co-branding of our marks by NBC's competitors, and NBC is limited in its ability to authorize the co-branding of its marks with our competitors; and

  •
  we cannot invest in, purchase or loan money to a competitor of NBC and vice versa.

    In addition to these provisions, NBC granted "first-look" rights to us with respect to acquisitions of our non-primary competitors and related businesses. The non-competition provisions of the license agreement are subject to customary exceptions, including exceptions for routine investments, market research and transactions in the ordinary course of business. NBC is also expressly permitted to own, control and operate the businesses connected with CNBC.com and MSNBC.com.

    The license agreement is perpetual unless terminated:

  •
  by either NBC or us, if NBC or its subsidiaries no longer own at least 5% of the outstanding shares of our common stock;

  •
  by either NBC or us, if the other party becomes insolvent, goes bankrupt or is placed in receivership, or if the other party discontinues its business;

  •
  by NBC, in the event of a change of control of us;

  •
  by either NBC or us, if the other party materially breaches the license agreement; or

  •
  by either NBC or us, in the event of repeated breaches of substantive quality controls in the license agreement.

    Advertising Agreement.  In our advertising agreement with NBC, we agreed to purchase 15-, 30- and 60-second advertising spots valued at $405 million over a four-year period on the NBC, CNBC and MSNBC networks and on television stations owned and operated by NBC. The advertising purchased under the agreement is valued at 85% of the gross market rate charged by NBC at the time of the order, whether on or off any rate cards. The rate charged is adjusted for any applicable frequency discounts, early payment discounts, rebates and other discounts given by NBC to an advertiser purchasing the same amount of advertising as we purchase in any given broadcast year.

    We must obtain NBC's consent before co-branding or reselling the advertising spots we purchase under the advertising agreement.

    NBC may terminate the advertising agreement if there is a change of control of us, if we go bankrupt or if any proceedings are instituted by or against us seeking our liquidation or the winding up of our business. In addition, the agreement can be terminated by either party if the other party commits a material breach that is not cured within 30 days.

    At the end of the four-year advertising period on September 26, 2003, we and NBC have agreed to negotiate for the purchase of an additional $500 million of advertising on NBC during the following six years, at a price and subject to terms and conditions to be mutually agreed upon by NBC and us.

Arrangements Involving CNET

    Voting and Right of First Offer Agreement.  As part of our formation, CNET and NBC entered into a voting agreement in which CNET has agreed to vote its shares of our Class A common stock in the same manner as NBC with respect to the approval or non-approval of:

  •
  a change of control transaction involving us (including a merger, business combination or sale of all or substantially all of our assets); and

  •
  other material transactions involving us (including the sale of 5% or more of our total assets or equity securities).

    CNET also granted NBC a right of first offer to purchase shares of our Class A common stock owned by CNET in the event that CNET notifies NBC of a proposed sale of its shares of our Class A common stock to a third party.

    Standstill Agreement.  Under the terms of a standstill agreement between us and CNET, CNET has agreed not to transfer or acquire additional shares of our capital stock, except for transfers in connection with a third party tender offer for our equity securities or a merger, consolidation or reorganization involving us.

    Carriage Agreement.  Under the terms of our carriage agreement with CNET, specified headlines, summaries and other information services from CNET's Internet sites receive preferred placement on Snap's Internet sites that we maintain through a combination of preferred links and restrictions on the sale by Snap of positions on its Internet sites to third party content providers. The carriage agreement also contains restrictions preventing CNET from entering into relationships with competitors of Snap such as co-branding agreements, investments and acquisitions.

Ownership Interest in CNBC.com

    As part of our formation, we acquired a 10% equity interest in CNBC.com and a subsidiary of NBC retained ownership of the remaining 90% of the equity. Our equity in CNBC.com is subject to restrictions on transfer and does not carry with it any governance rights other than the right to vote on matters requiring approval by a vote of the equity holders of CNBC.com under its limited liability company agreement. In the event that NBC sells, assigns or transfers more than 50% of its equity in CNBC.com to a third party, NBC may compel us to transfer our equity in CNBC.com to that third party on the same terms. We may compel NBC to include our 10% interest in CNBC.com in any sale, assignment or transfer by NBC of its equity interest in CNBC.com. Through its indirect ownership of 90% of CNBC.com's equity, NBC retains effective control over any matters must be approved by a vote of the equity holders of CNBC.com.

Option Grants to Directors and Executive Officers

    On October 18, 1999, as consideration for agreeing to serve on Xoom.com's board of directors, L. Lowry Mays was granted an option to purchase 25,000 shares of common stock of Xoom.com at an exercise price of $54.875 per share. On May 15, 2000, as additional consideration for agreeing to serve on NBCi's board of directors, Mr. Mays was granted an option to purchase 11,250 shares of common stock of NBCi at an exercise price of $19.625 per share. Both options vest monthly over a three-year period. In June 1999, Xoom.com entered into an agreement with Clear Channel Broadcasting, Inc., a subsidiary of Clear Channel Communications. This agreement was amended in March 2001. Mr. Mays is the chief executive officer, chairman of the board and a director of Clear Channel Communications. The terms of the original agreement negotiated at arm's length prior to Mr. Mays' affiliation with Xoom.com and the amendment was negotiated at arm's length.

    In May 2000, Mr. Ballowe, one of our directors, received options to purchase up to 3,080 shares of our common stock at a per share exercise price of $19.625, Mr. Schlein, one of our directors, received options to purchase up to 3,824 shares of our common stock at a per share exercise price of $19.625, Mr. Harris, one of our directors, received options to purchase up to 3,824 shares of our common stock at a per share exercise price of $19.625 and Mr. Heffernan, one of our directors, received options to purchase up to 3,824 shares of our common stock at a per share exercise price of $19.625. The options vest at a rate of one thirty-sixth per month over 36 months. In addition, in July 2000 Mr. Heffernan received options to purchase up to 100,000 shares of our common stock at a per share exercise price of $10.0625. The options vest at a rate of one thirty-sixth per month over 36 months.

    In March 2000, Mr. Lansing, our Chief Executive Officer, received options to purchase up to 1,000,0000 shares of our common stock at a per share exercise price of $44.63. In May 2000, Mr. Lansing received options to purchase up to 500,000 shares of our common stock at a per share exercise price of $19.625. The options vest at a rate of one thirty-sixth per month over 36 months. In October 2000, Mr. Lansing received options to purchase up to 500,000 shares of our common stock at a per share exercise price of $4.875. The options vest at a rate of one thirty-sixth per month over 36 months.

    In March 2000, Mr. Altig, our Chief Financial Officer, received options to purchase up to 250,000 shares of our common stock. Of these shares, 100,000 were at a per share exercise price of $44.68, and 150,000 shares at a per share exercise price of $52.562. Twenty-thousand shares vested upon grant and the remaining options vest at a rate of one forty-eighth per month over 48 months with the lower priced options vesting first. In May 2000, Mr. Altig received options to purchase up to 104,540 shares of our common stock at a per share exercise price of $19.625. The options vest at a rate of one thirty-sixth per month over 36 months. In July 2000, Mr. Altig received options to purchase up to 50,000 shares of our common stock at a per share exercise price of $10.0625. The options vest at a rate of one thirty-sixth per month over 36 months. In October 2000, Mr. Altig received options to purchase up to 150,000 shares of our common stock at a per share exercise price of $4.875. The options vest at a rate of one thirty-sixth per month over 36 months.

    In March 2000, Mr. Hardin, our Chief Product Officer, received options to purchase up to 100,000 shares of our common stock at a per share exercise price of $50.6875. The options vest at a rate of one thirty-sixth per month over 36 months. In May 2000, Mr. Hardin received options to purchase up to 100,000 shares of our common stock at a per share exercise price of $19.625. The options vest at a rate of one thirty-sixth per month over 36 months. In August 2000, Mr. Hardin received options to purchase up to 50,000 shares of our common stock at a per share exercise price of $8.625. The options vest at a rate of one thirty-sixth per month over 36 months. In October 2000, Mr. Hardin received options to purchase up to 150,000 shares of our common stock at a per share exercise price of $4.875. The options vest at a rate of one thirty-sixth per month over 36 months.

    In August 2000, Mr. Chang, our Chief Technology Officer, received options to purchase up to 100,000 shares of our common stock at a per share exercise price of $8.625. The options vest at a rate of one thirty-sixth per month over 36 months. In October 2000, Mr. Chang received options to purchase up to 100,000 shares of our common stock at a per share exercise price of $4.875. The options vest at a rate of one thirty-sixth per month over 36 months.

Indemnification Agreements

    We enter into indemnification agreements with each of our directors and officers. These indemnification agreements will require us to indemnify these individuals to the fullest extent permitted by Delaware law. See "SPECIAL FACTORS—Interests of Certain Persons in the Merger; Potential Conflicts of Interest—Interests of Our Directors and Executive Officers Generally."

Employment Agreements

    We also have entered into various employment agreements with some of our executive officers. See "SPECIAL FACTORS—Interests of Certain Persons in the Merger; Potential Conflicts of Interest—Interests of Our Class A Directors and Particular Executive Officers—Employment Agreements" for a more detailed description.

    We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

MANAGEMENT OF NBCI

    Set forth below are the positions with NBCi presently held by each director and executive officer of NBCi, and each person's business experience for the past five years. Each of the directors and executive officers is a U.S. citizen and none has been convicted in a criminal proceeding during the past five years, nor been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulting in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws. Unless otherwise indicated below, the principal business address of each of our directors and executive officers is 225 Bush Street, San Francisco, California 94104.

Name	Position	Address (if different)
William J. Lansing	Chief Executive Officer and Class A Director
Anthony E. Altig	Chief Financial Officer, Executive Vice President and Class A Director
Jeffrey Ballowe	Former President of Interactive Media and Development Group of Ziff-Davis
Robert C. Harris, Jr.	Senior Managing Director of Bear, Stearns & Co. Inc.
James Heffernan	Independent investor
Philip Schlein	General Partner of US Venture Partners
L. Lowry Mays	Chairman and Chief Executive Officer of Clear Channel Communications
Robert C. Wright	Chairman and Chief Executive Officer of NBC and Vice Chairman of the Board and Executive Officer of General Electric Company	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10012
Mark W. Begor	Executive Vice President and Chief Financial Officer, NBC, President, NBC Business Development and Interactive Media	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10012
Gary M. Reiner	Senior Vice President and Chief Information Officer of General Electric Company	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431
Scott M. Sassa	Executive Vice President, NBC, President, NBC West Coast	National Broadcasting Company, Inc. 3000 West Alameda Avenue Burbank, CA 91523
John F. Welch, Jr.	Chairman and Chief Executive Officer of General Electric Company	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431
Martin J. Yudkovitz	Executive Vice President, NBC, and President, NBC Digital Media	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10012
Shawn Hardin	Executive Vice President and Chief Product Officer
Leo Chang	Chief Technical Officer

    William J. Lansing has served as our Chief Executive Officer and as a Class A director since March 2000. Mr. Lansing is a member of the investment committee of our board of directors. From May 1998 to March 2000, Mr. Lansing was Chief Executive Officer of Fingerhut Companies, Inc., a direct marketing company and online retailer. From October 1996 to May 1998, Mr. Lansing was the Vice President of Business Development for General Electric Company. From January 1996 to October 1996, Mr. Lansing was the Chief Operating Officer for Prodigy Communications Corporation. From August 1986 to December 1995, Mr. Lansing was associated with the consulting firm McKinsey & Company, most recently as a partner. Mr. Lansing is a member of the board of directors of Digital River, Inc., Net Perceptions, Inc. and Aptimus, Inc. (formerly known as Freeshop.com, Inc.). Mr. Lansing received his B.A. from Wesleyan University and his J.D. from Georgetown University.

    Anthony E. Altig has served our Executive Vice President, Finance and Chief Financial Officer since May 2000 and as a Class A director since January 2001. Mr. Altig previously held the position of Senior Vice President, Finance at NBCi between March and May 2000. From February 1998 to February 2000, Mr. Altig was Chief Accounting Officer of USWeb Corp. From 1988 to 1998, Mr. Altig was employed at Price Waterhouse. He received his BBA from the University of Hawaii.

    Jeffrey Ballowe has served as a Class A director since November 1999. He has also served as a director of Xoom.com since July 1998. Before leaving Ziff Davis at the end of 1998, Mr. Ballowe led the launches of five magazines, ZDNet on the Web, ZDTV (now TechTV), and the initial
ZD/Softbank investments in Yahoo!, USWeb, GameSpot and Herring Communications. Currently he serves as a director of Jupiter Media Metrix, Onvia.com and VerticalNet. He is on the Advisory Board of the Internet Capital Group, ShopEaze.com and ITsquare.com. He is the co-founder and President of the not-for-profit Electronic Literature Organization. He has an M.B.A. from the University of Chicago, an M.A. in French from the University of Wisconsin-Madison and a B.A. from Lawrence University.

    Robert C. Harris, Jr. has served as a Class A director since November 1999. Mr. Harris is a member of the investment committee of our board of directors. He has also served as a director of Xoom.com since August 1998. Mr. Harris is a Senior Managing Director at Bear, Stearns & Co. Inc. From 1989 to October 1997, he was a co-founder and Managing Director of Unterberg Harris. From 1984 to 1989, he was a General Partner, Managing Director and Director of Alex. Brown & Sons Inc. Mr. Harris is also a director of MDSI Mobile Data Solutions, Inc. and SoftNet Systems, Inc. Mr. Harris holds a B.S. and M.B.A. from the University of California at Berkeley.

    James Heffernan has served as a Class A director since November 1999. Mr. Heffernan is a member of the audit committee, the compensation committee and the investment committee of our board of directors. He has also served as a director of Xoom.com since June 1998. Mr. Heffernan co-founded USWeb Corporation, an Internet professional services company, in December 1995 and served as its Executive Vice President, Chief Financial Officer, Secretary and as a director until May 1998. Since May 1998, Mr. Heffernan has been an independent investor. From May 1993 to July 1994, he worked as an independent consultant and then joined Interlink Computer Sciences, Inc. in July 1994 as Chief Financial Officer, where he served until December 1995. From March 1992 to May 1993, Mr. Heffernan served as Chief Financial Officer and Chief Operating Officer of Serius. Mr. Heffernan has also served as an officer of several other technology companies, including Software Publishing Corp., Zital Inc. and Measurex Corp. Mr. Heffernan has a B.S. in Business and an M.B.A. from Santa Clara University.

    Philip Schlein has served as a Class A director since November 1999. Mr. Schlein is a member of the audit committee of our board of directors. He has also served as a director of Xoom.com since July 1998. Since April 1985, Mr. Schlein has been a partner of U.S. Venture Partners, a venture capital firm specializing in retail and consumer products companies. From January 1974 to January 1985, Mr. Schlein served as President and Chief Executive Officer of Macy's California, a division of R. H.

Macy & Co., Inc., a department store chain. Mr. Schlein also serves on the board of directors of Ross Stores, Inc., BEBE, QRS Corporation and Burnham Pacific Properties, Inc. Mr. Schlein holds a B.S. in Economics from the University of Pennsylvania.

    L. Lowry Mays has served as a member of our board of directors since November 1999. He has served as a director of Xoom.com since October 1999. In 1972, Mr. Mays founded Clear Channel Communications, a diversified media company, and has served as its Chairman, Chief Executive Officer and a director since 1972. From 1972 to February 1997 Mr. Mays served as the President of Clear Channel Communications. Mr. Mays has a B.S. in Petroleum Engineering from Texas A&M University and an M.B.A. from Harvard Business School.

    Robert C. Wright has served as our Chairman of the board and as a member of our board of directors since November 1999. Mr. Wright has been the Chairman and Chief Executive Officer of NBC since June 2001 and in July 2000 was appointed Vice Chairman and an Executive Officer of General Electric Company. From September 1986 to June 2001, Mr. Wright was the President and Chief Executive Officer of NBC. Prior to joining NBC, Mr. Wright was President of General Electric Financial Services from April 1984 to August 1986, head of GE's housewares and audio division from May 1983 to April 1984, and President of Cox Cable Communications from January 1980 to April 1983. Mr. Wright serves on the board of directors of the Motion Picture and Television Fund Corporation and the board of trustees of the Museum of Television and Radio and the American Film Institute, and is an honorary trustee of the Foundation of American Women in Radio and Television. Mr. Wright received his A.B. from the College of the Holy Cross and his L.L.B. from the University of Virginia School of Law.

    Mark W. Begor has served as a member of our board of directors since November 1999 and has been Executive Vice President and Chief Financial Officer of NBC since April 1998, responsible for NBC's global finance, accounting, tax and information technology activities. Mr. Begor is a member of the audit committee, the compensation committee and the investment committee of our board of directors. In July 2000, Mr. Begor was appointed President, NBC Business Development and Interactive Media. Mr. Begor began his career with GE in 1980, holding various financial positions in GE and GE Plastics, including Manager-Finance and Business Development for GE Plastics Pacific in Singapore, before being named General Manager of GE Plastics' Global Sourcing and Petrochemicals operations in October 1993. From August 1995 to March 1998, Mr. Begor served as GE's Manager of Investor Communications and was appointed a corporate officer of GE in December 1996. Mr. Begor is a member of the board of managers of Snap, which became one of our wholly-owned subsidiaries in the transaction that formed us in November 1999. Mr. Begor received his B.S. from Syracuse University and his M.B.A. from Rennselaer Polytechnic Institute.

    Gary M. Reiner has served as a member of our board of directors since November 1999 and is Senior Vice President and Chief Information Officer of GE. Mr. Reiner joined GE in 1991 as Vice President-Corporate Business Development, and assumed his current position in April 1996. Mr. Reiner leads GE's information technology efforts. Mr. Reiner received his B.A. from Harvard and earned an M.B.A. from Harvard Business School.

    Scott M. Sassa has served as a member of our board of directors since November 1999 and has been President, NBC West Coast, since May 1999. Mr. Sassa joined NBC in September 1997 as President of its Television Stations Division, and was promoted to President of NBC Entertainment in October 1998. From November 1996 to August 1997, Mr. Sassa was President and Chief Operating Officer of Andrews Group, a unit of MacAndrews & Forbes Holding Co., and was also Chief Executive Officer of Marvel Entertainment. Prior to joining Andrews Group, Mr. Sassa was President of Turner Entertainment Group, a division of Turner Broadcasting System, from September 1990 to November 1996. Mr. Sassa is a member of the board of managers of Snap, which become one of our wholly-owned subsidiaries in our formation transaction in November 1999.

    John F. Welch, Jr. has served as a member of our board of directors since November 1999 and has been Chairman of the Board and Chief Executive Officer of GE since 1981. A 1957 graduate of the University of Massachusetts with M.S. and Ph.D. degrees from the University of Illinois, Mr. Welch joined GE in 1960. Following managerial assignments in GE's plastics, chemical and metallurgical businesses, he was elected a Vice President in 1972. In 1973, he was named Vice President and Group Executive of the Components and Materials Group. He became Senior Vice President and Sector Executive of the Consumer Products and Services Sector in 1977, and was elected a vice chairman and named an executive officer of GE in 1979.

    Martin J. Yudkovitz has served as a member of our board of directors since November 1999, and since July 2000 has served as Executive Vice President, NBC, and President, NBC Digital Media. Mr. Yudkovitz is a member of the investment committee of our board of directors. From December 1995 to July 2000, Mr. Yudkovitz served as President of NBC Digital Media. Mr. Yudkovitz is responsible for developing NBC's new media strategy and managing NBC's interactive operations. From December 1993 to December 1995, Mr. Yudkovitz served as Senior Vice President of NBC Multimedia, and in addition was appointed Senior Vice President of Strategic Development of NBC in March 1993. He has also served as General Counsel and Vice President for Business Affairs of CNBC. Mr. Yudkovitz joined NBC in 1984. Mr. Yudkovitz is a member of the board of managers of Snap. Mr. Yudkovitz holds a B.A. from Rutgers University and received his J.D. from Columbia Law School.

    Shawn Hardin has served as our Executive Vice President and Chief Product Officer since June 2000. Mr. Hardin previously held the position of Executive Vice President and Acting Group General Manager between November 1999 and June 2000. From July 1998 to November 1999, Mr. Hardin served as Senior Vice President to Snap.com. From July 1995 to June 1998, Mr. Hardin served in multiple positions at NBC Multimedia, with the most recent position being Vice President. Mr. Hardin received his B.A. from the University of Southern California.

    Leo Chang has served as our Chief Technology Officer since August 2000. Mr. Chang previously held the position of Chief Technology Officer of our business unit flywsat between May and August 2000. From February 1998 to May 2000, Mr. Chang served as Chief Technology Officer of flyswat, Inc., which was acquired by NBCi in May 2000. From July 1995 to February 1998, Mr. Chang served as a principal member of technical staff at Telesis Technologies Laboratory, a subsidiary of pacific Telesis which was acquired by SBC Communications. Mr. Chang received his S.M. and S.B. from Massachusetts Institute of Technology.

INFORMATION ABOUT NBC AND CERTAIN AFFILIATES

    GE.  GE is a New York corporation with principal executive offices located at 3135 Easton Turnpike, Fairfield Connecticut 06431 and the telephone number is (203) 373-2211. GE is the ultimate parent of GE Investments, NBC and Rainwater. GE's products include major appliances, lighting products, industrial automation products, medical diagnostic imaging equipment, motors, electrical distribution and control equipment, locomotives, power generation and delivery products, nuclear power support services and fuel assemblies, commercial and military aircraft jet engines, and engineered materials, such as plastics, silicones and superabrasive industrial diamonds. GE's services include product services, electrical product supply houses, electrical apparatus installation, engineering, repair and rebuilding services and computer-related information services. Through NBC, GE delivers network television services, operates television stations, and provides cable, Internet and multimedia programming and distribution services. Through General Electric Capital Services, Inc., GE offers a broad array of financial and other services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, specialty insurance and reinsurance and satellite communications.

    GE Investments.  GE Investments is a Delaware corporation engaged in the business of investing in debt and equity instruments and managing its portfolio of investments. GE Investments is a wholly-owned subsidiary of General Electric Company. The principal executive offices of GE Investments are located at 3135 Easton Turnpike, Fairfield, Connecticut 06431, and the telephone number is (203) 373-2211. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

    NBC.  NBC is a Delaware corporation having as its principal business activities the operation of television and cable broadcast networks and television stations and the provision of related media and Internet services. NBC is a is a wholly-owned subsidiary of National Broadcasting Company Holding, Inc., which is a wholly-owned subsidiary of General Electric Company. The principal executive offices of NBC are located at 30 Rockefeller Plaza, New York, New York 10112 and the telephone number is (212) 664-4444. NBC currently holds 24,550,708 shares of our Class B common stock. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

    Rainwater.  Rainwater is a Delaware corporation formed solely for the purpose of the merger and does not conduct, and has not engaged in, any business activities unrelated to the merger. Rainwater is a wholly-owned subsidiary of NBC. The principal executive offices of Rainwater are located at the offices of NBC and its telephone number is (212) 664-4444.

    Set forth in Appendix D to this proxy statement and incorporated herein by reference is a schedule of the positions presently held by each director and executive officer of NBC, Rainwater, GE Investments, National Broadcasting Company Holding and General Electric Company, and each person's business experience for the past five years. Each of the directors and executive officers is a U.S. citizen except as otherwise indicated on Appendix D and none has been convicted in a criminal proceeding during the past five years, nor been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws. Unless otherwise indicated on Appendix D, the principal business address of each of the directors and executive officers is 30 Rockefeller Plaza, New York, New York, 10012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NBCI

    The following table sets forth certain information known to NBCi with respect to beneficial ownership of our Class A common stock and Class B common stock as of June 26, 2001 by (a) each person or entity known by us to own beneficially more than five percent (5%) of our Class A common stock and Class B common stock, (b) each director or director nominee of NBCi, (c) each executive officer of NBCi for whom information is given in the summary compensation table in our annual report on Form 10-K for the year ended December 31, 2000, as filed by us with the Securities Exchange Commission on March 29, 2001 as amended on April 30, 2001, and (d) all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 26, 2001 are deemed outstanding. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person. Percentage of ownership is calculated based on an aggregate of 63,696,734 shares of our Class A common stock and Class B common stock outstanding as of June 26, 2001.

BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL SHARES OUTSTANDING
NBC (1)	24,550,708	38.5
CNET Investments III, Inc. (2)	6,497,584	10.0
William J. Lansing (3)	1,057,828	1.6
Anthony Altig (4)	207,003	*
Jeffrey Ballowe (5)	13,090	*
Robert C. Harris, Jr. (6)	46,250	*
James J. Heffernan (7)	121,874	*
Philip Schlein (8)	19,935	*
L. Lowry Mays (9)	19,966	*
Robert C. Wright	30,000	*
Mark W. Begor	—	—
Gary M. Reiner	—	—
Scott M. Sassa	—	—
John F. Welch, Jr.	—	—
Martin J. Yudkovitz	—	—
Shawn Hardin (10)	252,945	*
Leo Chang (11)	243,754	*
John McMenamin (12)	—	—
All executive officers and directors as a group (16 persons) (13)	2,012,645	3.1

*
Less than 1%.

(1)
Represents ownership of Class B common stock. NBC holds 100% of the outstanding Class B common stock. The address of NBC is 30 Rockefeller Plaza, New York, New York 10012.

(2)
The address of CNET Investments II, Inc. is 150 Chestnut Street, San Francisco, California 94111.

(3)
Includes 268,937 shares of our Class A common stock issued under a restricted share agreement and options to purchase 788,891 shares of our Class A common stock.

(4)
Includes options to purchase 206,503 shares of our Class A common stock.

(5)
Includes options to purchase 13,090 shares of our Class A common stock.

(6)
Includes options to purchase 18,261 shares of our Class A common stock.

(7)
Includes options to purchase 57,844 shares of our Class A common stock. Also includes 64,030 shares of our Class A common stock held by the Heffernan Family Trust. Mr. Heffernan may be deemed to be the beneficial owner of the shares and warrants to purchase shares of our Class A common stock held by the Heffernan Family Trust.

(8)
Includes options to purchase 18,261 shares of our Class A common stock.

(9)
Includes options to purchase 19,966 shares of our Class A common stock.

(10)
Includes options to purchase 252,045 shares of our Class A common stock. Mr. Hardin was terminated from NBCi in June 2001.

(11)
Includes options to purchase 50,001 shares of our Class A common stock. Mr. Chang was terminated from NBCi in June 2001.

(12)
Mr. McMenamin resigned from NBCi in November 2000.

(13)
Includes options to purchase 1,424,862 shares of our Class A common stock.

TRANSACTIONS IN COMMON STOCK BY CERTAIN PERSONS

    None of NBCi, its directors or executive officers, GE, GE Investments, NBC, Rainwater or their executive officers, directors or affiliates has engaged in any transaction in NBCi Class A common stock or Class B common stock within 60 days of the date of this proxy statement. Our Class A common stock has been quoted on the Nasdaq National Market under the symbol "NBCI" since November 30, 1999, the date the formation transactions among Xoom.com, Snap and NBC Multimedia were completed. Prior to that time, the common shares of Xoom.com were quoted on the Nasdaq National Market under the symbol "XMCM" since Xoom.com's initial public offering on December 9, 1998.

    Purchases by NBCi.  The following table sets forth certain information concerning purchases of our Class A common stock by us or our predecessor corporation during the past two years including, on a per quarter basis, the number of shares purchased and the high, low and average price paid:

DATE	NUMBER OF SHARES PURCHASED	PRICE PER SHARE	WHERE AND HOW TRANSACTION EFFECTED
3/13/00	695	$30.19	Option Exercise by Mr. Ballowe
2/11/00	694	30.19	Option Exercise by Mr. Ballowe
1/11/00	695	30.19	Option Exercise by Mr. Ballowe
12/13/99	694	30.19	Option Exercise by Mr. Ballowe
12/1/99	132	76.00	Payment for BOD services Mr. Ballowe
11/30/99	8,750	6.75	Option Exercise by Mr. Ballowe
11/16/99	694	30.19	Option Exercise by Mr. Ballowe
10/29/99	160	62.50	Payment for BOD services Mr. Ballowe
10/28/99	972	6.75	Option Exercise by Mr. Ballowe
10/11/99	695	30.19	Option Exercise by Mr. Ballowe
9/30/99	201	49.63	Payment for BOD services Mr. Ballowe
9/28/99	972	6.75	Option Exercise by Mr. Ballowe
9/13/99	694	30.19	Option Exercise by Mr. Ballowe
8/31/99	257	38.88	Payment for BOD services Mr. Ballowe
8/30/99	972	6.75	Option Exercise by Mr. Ballowe

7/30/99	9,252	6.75	Option Exercise by Mr. Ballowe
7/30/99	3,077	6.75	Option Exercise by Mr. Ballowe
7/30/99	1,905	6.75	Option Exercise by Mr. Ballowe
7/30/99	1,481	6.75	Option Exercise by Mr. Ballowe
7/30/99	1,481	6.75	Option Exercise by Mr. Ballowe
7/30/99	224	44.63	Payment for BOD services Mr. Ballowe
6/30/99	191	52.38	Payment for BOD services Mr. Ballowe
5/28/99	217	46.00	Payment for BOD services Mr. Ballowe
4/30/99	143	70.00	Payment for BOD services Mr. Ballowe
4/14/99	2,415	6.75	Option Exercise by Mr. Ballowe
12/1/99	132	76.00	Payment for BOD services Mr. Harris
11/30/99	8,750	6.75	Option Exercise by Mr. Harris
11/16/99	14,583	6.75	Option Exercise by Mr. Harris
10/29/99	160	62.50	Payment for BOD services Mr. Harris
9/30/99	201	49.63	Payment for BOD services Mr. Harris
8/31/99	257	38.88	Payment for BOD services Mr. Harris
7/30/99	224	44.63	Payment for BOD services Mr. Harris
6/30/99	191	52.38	Payment for BOD services Mr. Harris
5/28/99	217	46.00	Payment for BOD services Mr. Harris
4/30/99	143	70.00	Payment for BOD services Mr. Harris
12/1/99	169	59.00	Payment for BOD services Mr. Heffernan
10/15/99	182	54.88	Payment for BOD services Mr. Heffernan
9/16/99	27,084	3.33	Option Exercise by Mr. Heffernan
9/15/99	278	35.94	Payment for BOD services Mr. Heffernan
8/13/99	261	38.25	Payment for BOD services Mr. Heffernan
7/15/99	177	56.38	Payment for BOD services Mr. Heffernan
6/15/99	232	43.13	Payment for BOD services Mr. Heffernan
5/14/99	142	70.63	Payment for BOD services Mr. Heffernan
4/15/99	122	82.00	Payment for BOD services Mr. Heffernan
3/6/01	1,905	2.1562	Distribution from Investment (flyswat) Mr. Schlein
12/1/99	132	76.00	Payment for BOD services Mr. Schlein
11/30/99	16,528	6.75	Option Exercise by Mr. Schlein
10/29/99	160	62.50	Payment for BOD services Mr. Schlein
9/30/99	201	49.63	Payment for BOD services Mr. Schlein
8/31/99	257	38.88	Payment for BOD services Mr. Schlein
7/30/99	224	44.63	Payment for BOD services Mr. Schlein
6/30/99	191	52.38	Payment for BOD services Mr. Schlein
5/28/99	217	46.00	Payment for BOD services Mr. Schlein
4/30/99	143	70.00	Payment for BOD services Mr. Schlein
4/14/99	6,805	6.75	Option Exercise by Mr. Schlein
12/10/99	10,000	6.06	Option Exercise by Mr. Hardin
12/29/00	200	2.8156	Employee Stock Purchase Plan Purchase on behalf of Mr. Altig
4/14/99	100	68.125	Purchase by Mr. Altig
4/14/99	200	68.50	Purchase by Mr. Altig
4/14/99	200	68.625	Purchase by Mr. Altig
4/14/99	300	68.75	Purchase by Mr. Altig
11/30/00	56,895	4.3125	Distribution from Investment (flyswat) Mr. Chang

11/30/00	9,685	4.3125	Distribution from Investment (flyswat) Mr. Chang (indirect ownership)
5/31/00	113,800	19.875	Distribution from Investment (flyswat) Mr. Chang
5/31/00	19,373	19.875	Distribution from Investment (flyswat) Mr. Chang (indirect ownership)

    Purchases by NBC.  The following table sets forth certain information concerning purchases of common stock of NBCi or its predecessor corporation by NBC and its affiliates during the past two years including the number of shares purchased and the average price paid. NBC and its affiliates have not disposed of any shares of our common stock held by them during the past two years.

DATE	NUMBER OF SHARES PURCHASED	PRICE PER SHARE	WHERE AND HOW TRANSACTION EFFECTED
07/30/99	960,028 shares of Xoom.com common stock	$57.29	Stock purchase agreement dated June 11, 1999
11/17/99	17,000 shares of our Class A common stock	62.1382	Purchase by Mr. Wright
12/08/99	13,000 shares of our Class A common stock	62.1558	Purchase by Mr. Wright

    In our formation transactions, shares of Xoom.com common stock and ownership interests in Snap held by NBC and its affiliates were converted into shares of our Class B common stock. On November 29, 1999, each share of Xoom.com common stock was converted into the right to receive one share of our Class A common stock, and as a result, NBC Multimedia received 960,028 shares of our Class A common stock (which on November 30, 1999 was automatically converted into our Class B common stock in connection with the merger of Neon Media Corporation and us described below).

    On November 30, 1999, each share of Neon Media common stock was exchanged for one share of our Class B common stock, which resulted in the issuance of 12,173,111 shares of our Class B common stock to NBC Multimedia; and NBC Multimedia, in exchange for its ownership interests in Snap, received 11,417,569 shares of our Class B common stock and a $39,477,953 zero coupon convertible debenture due 2006 from NBCi (which is convertible by its holder into 471,031 shares of our Class B common stock). On December 21, 1999, NBC Multimedia ceased to exist by reason of its merger into NBC with NBC as the surviving entity. As a result of that transaction, NBC became the holder of the zero coupon debenture as well as each share of Class B common stock formerly held by NBC Multimedia. In connection with the merger and liquidation, the assets of NBCi will be applied toward the settlement of our convertible note after holders of our Class A common stock have been paid the cash merger consideration. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

    Also on November 30, 1999, GE Investments received a $447,416,805 zero coupon convertible debenture due 2006 from NBCi in exchange for the assignment to NBCi of a promissory note of NBC in the amount of $340 million. The zero coupon debenture held by GE Investments may be converted by its holder into 5,338,357 shares of our Class B common stock. In connection with the merger and liquidation, the assets of NBCi will be applied toward the settlement of our convertible note after holders of our Class A common stock have been paid the cash merger consideration. See "THE MERGER AGREEMENT AND PLAN OF LIQUIDATION—Plan of Liquidation and Dissolution."

    None of GE, GE Investments, NBC or Rainwater or any of their executive officers, directors or affiliates have effected any transactions in our Class A common stock during the past 60 days, and none of GE, GE Investments, NBC or Rainwater has effected any transactions in our Class A common stock since our formation.

    As a result of these transactions, NBC will hold all of our outstanding Class B common stock at the effective time of the merger.

OTHER MATTERS

    Our board of directors is not aware of any matters to be presented for action at the special meeting other than those described herein and does not intend to bring any other matters before the special meeting. However, if other matters should come before the special meeting, it is intended that the holders of proxies solicited hereby will vote in their discretion.

FUTURE STOCKHOLDER PROPOSALS

    Due to the contemplated consummation of the merger, we do not currently expect to hold a 2001 annual meeting of stockholders because, following the merger, we will not be a publicly-held company. In the event the merger is not consummated for any reason, we would have had to receive proposals of stockholders intended to be presented at the 2001 annual meeting of stockholders at our principal executive offices no later than December 31, 2000 for inclusion in our proxy statement and form of proxy relating to that meeting.

EXPENSES OF SOLICITATION

    We will bear the cost of preparing, mailing, and soliciting the enclosed form of proxy. In addition to our solicitations by mail, our directors, officers, and regular employees may solicit proxies personally and by telephone, facsimile, or other means, for which they will receive no compensation in addition to their normal compensation. We have also retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022 to assist in the solicitation of proxies from stockholders, including brokerage houses and other custodians, nominees, and fiduciaries and will pay that firm's out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by the persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses.

INDEPENDENT AUDITORS

    The consolidated financial statements of NBCi as of December 31, 2000, and for each of the years in the three-year period ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing in this proxy statement.

    It is not anticipated that a representative of Ernst & Young LLP will attend the special meeting.

AVAILABLE INFORMATION

    We are subject to the informational reporting requirements of the Securities and Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Securities and Exchange Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material can also be obtained from the Public Reference Section of the Securities and Exchange Commission at its

Washington address at prescribed rates. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of the material may also be accessed through the Securities and Exchange Commission's web site at http://www.sec.gov. NBCi's common stock is listed on the Nasdaq National Market under the symbol "NBCI".

    If you would like a copy of our annual report on Form 10-K as amended for the year ended December 31, 2000 as filed by us with the Securities and Exchange Commission (Commission File No. 000-27899), please mail a written request to NBC Internet, Inc., 225 Bush Street, San Francisco, California 94104, Attention: Corporate Secretary and a copy with be provided to you free of charge.

    NBCi, NBC and Rainwater have filed a Schedule 13E-3 with the Securities and Exchange Commission with respect to the merger and liquidation. As permitted by the Securities and Exchange Commission, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of the Schedule 13E-3, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated herein by reference regarding the contents of any contract or other document are not necessarily complete and each statement is qualified in its entirety by reference to the contract or other document filed as an exhibit with the Securities and Exchange Commission.

    If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of the documents prior to the special meeting.

    You should rely only on the information contained in this document to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated July 6, 2001. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation in that jurisdiction.

No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement, and if given or made, the information or representations must not be relied upon as having been authorized by us or any other person. We have supplied all information contained in this proxy statement relating to us, and NBC has supplied all information contained in this proxy statement relating to NBC, Rainwater and their affiliates other than us.

By order of the board of directors
Anthony E. Altig Secretary
July 6, 2001

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
NBC Internet, Inc.

    We have audited the accompanying consolidated balance sheets of NBC Internet, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NBC Internet, Inc. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California
February 12, 2001

F–1

NBC Internet, Inc.

Consolidated Balance Sheets

(in thousands, except par value)

		December 31,
	March 31, 2001
		2000	1999
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,769	$91,445	$28,095
Short-term investments	133,754	149,471	176,669
Accounts receivable, net of allowance for doubtful accounts of $3,309, $3,280 and $1,740 in 2001, 2000 and 1999, respectively	3,789	7,740	17,223
Note receivable from NBC, current portion	83,717	82,602	78,288
Other current assets	4,952	6,528	8,916

Total current assets	271,981	337,786	309,191
Fixed assets, net	4,711	63,496	18,096
Goodwill, net	—	1,508,949	1,646,054
Intangible assets, net	—	102,532	113,419
Long-term note receivable from NBC, less current portion	157,758	179,110	261,712
Investment in affiliated company	12,240	111,606	—
Investment in CNBC.com	3,120	68,500	68,500
Long-term investments	63,301	46,324	63,601
Other assets, including restricted cash of $3,134, $3,494 and $8,990 in 2001, 2000, and 1999, respectively	7,384	8,531	13,523

Total assets	$520,495	$2,426,834	$2,494,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,729	$18,814	$15,687
Accrued compensation and related expenses	8,773	13,511	15,293
Accrued merger costs	—	—	11,604
Other accrued liabilities	11,043	16,116	7,785
Deferred revenue	11,275	16,602	18,943
Amounts due to related parties, current portion	14,422	13,215	41,792
Notes payable and capital leases, current portion	5,246	4,507	238

Total current liabilities	62,488	82,765	111,342
Long-term liabilities:
Convertible notes payable and related interest due to NBC and its affiliates	389,931	386,083	371,233
Notes payable and capital leases, less current portion	7,913	9,088	405
Deferred revenue, less current portion	1,517	3,553	11,332
Other long-term liabilities	1,333	2,167	—

Total long-term liabilities	400,694	400,891	382,970
Stockholders' equity:
Class A common stock, $0.0001 par value: Authorized shares—100,000 Issued and outstanding shares—39,019, 38,981 and 27,676 in 2001, 2000, and 1999, respectively	1,583,068	1,582,965	942,770
Class B common stock, $0.0001 par value: Authorized shares—100,000 Issued and outstanding shares—24,551 in 2001, 2000, and 1999	1,158,336	1,158,336	1,158,336
Notes receivable from stockholders	(73)	(73)	(995)
Deferred compensation	(7,105)	(8,762)	(4,121)
Accumulated deficit	(2,678,144)	(763,007)	(101,200)
Accumulated other comprehensive income (loss)	1,231	(26,281)	4,994

Total stockholders' equity	57,313	1,943,178	1,999,784

Total liabilities and stockholders' equity	$520,495	$2,426,834	$2,494,096

See accompanying notes.

F–2

NBC Internet, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended March 31,		Year ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
Net revenue:
Advertising	$13,152	$24,451	$102,010	$20,472	$2,144
E-commerce	2,306	5,672	20,869	15,628	6,174

Total net revenue	15,458	30,123	122,879	36,100	8,318

Cost of net revenue:
Cost of advertising	9,781	7,113	42,920	6,815	1,385
Cost of e-commerce	596	2,798	9,316	10,504	3,542

Total cost of net revenue	10,377	9,911	52,236	17,319	4,927
Gross profit	5,081	20,212	70,643	18,781	3,391
Operating expenses:
Operations and development	9,011	11,054	61,575	7,674	2,939
Sales and marketing	12,245	19,117	74,403	21,951	2,393
General and administrative	11,681	11,891	59,401	11,482	3,366
Promotion and advertising provided by NBC	16,956	19,667	84,582	16,858	—
Amortization of deferred and other stock compensation	1,658	1,086	13,435	963	1,416
Purchased in-process research and development	—	—	3,768	2,603	790
Amortization of goodwill and other intangible assets	78,954	69,708	350,849	35,822	1,843
Loss on impairment of long-lived assets	1,585,243	—	41,848	—	—
Non-recurring charges	—	—	—	17,801	—

Total operating expenses	1,715,748	132,523	689,861	115,154	12,747
Loss from operations	(1,710,667)	(112,311)	(619,218)	(96,373)	(9,356)
Other income (expense):
Interest income	7,469	9,121	37,618	10,963	187
Interest expense	(4,106)	(3,916)	(15,844)	(1,421)	(1,629)
Loss on investments	(191,896)	—	(58,486)	—	—
Equity in earnings (loss) of affiliated companies	(11,267)	—	(5,877)	—	—

Net loss before cumulative effect of accounting change	(1,910,467)	(107,106)	(661,807)	(86,831)	(10,798)
Cumulative effect of accounting change	(4,670)	—	—	—	—

Net loss	$(1,915,137)	$(107,106)	$(661,807)	$(86,831)	$(10,798)

Net loss per share—basic and diluted before cumulative effect of accounting change	$(30.06)	$(1.91)	$(10.89)	$(4.26)	$(1.37)
Cumulative effect of accounting change	(0.07)	—	—	—	—

Net loss per share—basic and diluted	$(30.13)	$(1.91)	$(10.89)	$(4.26)	$(1.37)

Number of shares used in per share calculation—basic and diluted	63,559	56,067	60,790	20,386	7,879

See accompanying notes.

F–3

NBC Internet, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)

(in thousands, except per share data)

	Common Stock
	Shares		Amount		Notes Receivable from Stockholders			Accumulated Other Comprehensive Income (Loss)
						Deferred Compensation	Accumulated Deficit		Total Stockholders' Equity
	Class A	Class B	Class A	Class B
Balances at December 31, 1997	5,541,367	—	$3,001	$—	$—	$(303)	$(3,571)	$—	$(873)
Issuance of common stock for cash, net of issuance costs of $139	1,815,432	—	5,532	—	—	—	—	—	5,532
Issuance of common stock in exchange for Classic Media Holdings license rights	43,292	—	100	—	—	—	—	—	100
Issuance of common stock in connection with acquisitions	1,221,992	—	4,219	—	—	—	—	—	4,219
Issuance of common stock in exchange for cancellation of notes payable to stockholders	64,937	—	150	—	—	—	—	—	150
Issuance of common stock in exchange for stock subscription receivable	78,224	—	261	—	—	—	—	—	261
Issuance of common stock to directors and consultants in exchange for services	19,564	—	205	—	—	—	—	—	205
Issuance of stock options to consultants	—	—	238	—	—	—	—	—	238
Issuance of common stock in intial public offering, net of offering costs of $7,059	4,600,000	—	57,341	—	—	—	—	—	57,341
Issuance of common stock upon exercise of warrants, net of issuance costs of $28	314,747	—	1,048	—	—	—	—	—	1,048
Issuance of warrant in connection with loan agreement	—	—	1,494	—	—	—	—	—	1,494
Deferred compensation related to grant of stock options	—	—	2,017	—	—	(2,017)	—	—	—
Amortization of deferred compensation	—	—	—	—	—	1,416	—	—	1,416
Net loss	—	—	—	—	—	—	(10,798)	—	(10,798)

Balances at December 31, 1998	13,699,555	—	75,606	—	—	(904)	(14,369)	—	60,333
Issuance of common stock upon exercise of warrants	116,231	—	—	—	—	—	—	—	—
Issuance of common stock for purchase acquisitions	9,265,640	23,590,680	667,541	1,103,336	—	—	—	—	1,770,877
Issuance of common stock in connection with follow-on offering, net of issuance costs of $8,950	2,659,800	—	166,597	—	—	—	—	—	166,597
Issuance of common stock to directors and consultants in exchange for services	17,967	—	758	—	—	—	—	—	758
Issuance of warrants in connection with ValueVision strategic alliance	—	—	6,937	—	—	—	—	—	6,937
Issuance of common stock upon exercise of options	1,916,352	—	5,445	—	—	—	—	—	5,445
Issuance of common stock for cash	960,028	—	55,000	—	—	—	—	—	55,000
Conversion of common stock issued to NBC	(960,028)	960,028	(55,000)	55,000	—	—	—	—	—
Non-recurring charges related to termination of Xoom.com's CEO	—	—	15,706	—	—	—	—	—	15,706
Notes receivable from stockholders	—	—	—	—	(995)	—	—	—	(995)
Deferred compensation related to grant of stock options	—		4,180			(4,180)			—
Amortization of deferred compensation	—	—	—	—	—	963	—	—	963
Components of comprehensive income (loss):
Net loss	—	—	—	—	—	—	(86,831)	—	(86,831)
Net unrealized gain on securities	—	—	—	—	—	—	—	4,994	4,994

Total comprehensive income (loss)	—	—	—	—	—	—	—	—	(81,837)

Balances at December 31, 1999	27,675,545	24,550,708	942,770	1,158,336	(995)	(4,121)	(101,200)	4,994	1,999,784

See accompanying notes.

F–4

	Common Stock
	Shares		Amount		Notes Receivable from Stockholders			Accumulated Other Comprehensive Income (Loss)
						Deferred Compensation	Accumulated Deficit		Total Stockholders' Equity
	Class A	Class B	Class A	Class B
Balances at December 31, 1999	27,675,545	24,550,708	942,770	1,158,336	(995)	(4,121)	(101,200)	4,994	1,999,784
Issuance of common stock and deferred compensation related to purchase acquisitions	6,110,092	—	337,118	—	—	(6,848)	—	—	330,270
Issuance of common stock in connection with follow-on offering, net of issuance costs of $2,178	3,650,000	—	279,401	—	—	—	—	—	279,401
Issuance of common stock under employee stock plans	1,550,793	—	13,138	—	—	—	—	—	13,138
Issuance of common stock to consultants	25,000	—	219	—	—	—	—	—	219
Deferred compensation charges	—	—	10,965	—	—	(10,965)	—	—	—
Amortization of deferred compensation	—	—	—	—	—	13,172	—	—	13,172
Notes receivable from stockholders assumed in acquisition	—	—	—	—	(386)	—	—	—	(386)
Forgiveness of notes receivable from stockholders	—	—	—	—	587	—	—	—	587
Payment of notes receivable from stockholders and return of shares	(30,085)	—	(646)	—	721	—	—	—	75
Components of comprehensive loss:
Net loss	—	—	—	—	—	—	(661,807)	—	(661,807)
Net unrealized loss on securities	—	—	—	—	—	—	—	(58,084)	(58,084)
Losses reclassified into earnings from comprehensive loss	—	—	—	—	—	—	—	26,945	26,945
Other, net	—	—	—	—	—	—	—	(136)	(136)

Total comprehensive loss	—	—	—	—	—	—	—	—	(693,082)

Balances at December 31, 2000	38,981,345	24,550,708	$1,582,965	$1,158,336	$(73)	$(8,762)	$(763,007)	$(26,281)	$1,943,178
Issuance of common stock under employee stock plans (unaudited)	37,898	—	103	—	—	—	—	—	103
Amortization of deferred compensation (unaudited)	—	—	—	—	—	1,657	—	—	1,657
Components of comprehensive loss:
Net loss (unaudited)	—	—	—	—	—	—	(1,915,137)	—	(1,915,137)
Net unrealized gain on securities (unaudited)	—	—	—	—	—	—	—	1,525	1,525
Losses reclassified into earnings from comprehensive loss (unaudited)	—	—	—	—	—	—	—	25,817	25,817
Other, net (unaudited)	—	—	—	—	—	—	—	170	170

Total comprehensive loss (unaudited)	—	—	—	—	—	—	—	—	(1,887,625)

Balances at March 31, 2001 (unaudited)	39,019,243	24,550,708	$1,583,068	$1,158,336	$(73)	$(7,105)	$(2,678,144)	$1,231	$57,313

See accompanying notes.

F–5

NBC Internet, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31,		Year ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
Operating activities:
Net loss	$(1,915,137)	$(107,106)	$(661,807)	$(86,831)	$(10,798)
Adjustments to reconcile net loss to net cash used in operating activities:
Receipt of stock in exchange for services provided	(3,908)	(7,395)	(37,670)	(2,217)	—
Loss on impairment of long-lived assets	1,585,243	—	41,848	—	—
Loss on investments	191,896	—	58,486	—	—
Depreciation and amortization	89,384	73,094	384,074	39,367	4,055
Equity in net loss of affiliated companies	11,267	—	5,877	—	—
Cumulative effect of accounting change	4,670	—	—	—	—
Non-cash interest expense related to note payable to NBC	3,848	3,700	14,850	1,233	—
Purchased in-process research and development	—	—	3,768	2,603	790
Non-cash compensation	—	—	806	758	443
Non-recurring charges	—	—	—	17,801	—
Interest expense related to warrant	—	—	—	—	1,494
Issuance of common stock in exchange for Classic Media Holdings license rights	—	—	—	—	100
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	3,951	(8,738)	3,324	(15,012)	(1,167)
Other current assets	1,576	(7,796)	(2,629)	(3,560)	(1,051)
Other assets	1,112	3,053	8,912	(11,879)	(445)
Accounts payable	(7,085)	(6,086)	1,555	13,454	762
Accrued compensation and related expenses	(4,738)	(6,488)	(1,926)	14,796	418
Other accrued liabilities	(3,867)	8,262	(20,006)	(15,975)	1,403
Deferred revenue	(3,309)	15,338	7,878	6,239	443
Other long-term liabilities	(834)	—	2,342	—	—

Net cash used in operating activities	(45,931)	(40,162)	(190,318)	(39,223)	(3,553)
Investing activities:
Purchases of fixed assets	(2,476)	(12,105)	(62,095)	(10,731)	(1,954)
Purchases of short-term and long-term investments	(65,511)	(143,400)	(202,731)	(223,135)	(2,000)
Maturities of short-term and long-term investments	48,327	40,485	184,246	58,600	—
Business disposition	—	—	(16,145)	—	—
Business combinations, net of cash	—	2,720	(6,152)	(678)	(731)
Accrued merger costs	—	723	(13,543)	11,538	—

Net cash used in investing activities	(19,660)	(111,577)	(116,420)	(164,406)	(4,685)
Financing activities:
Proceeds from issuance of common stock, net	103	299,261	292,539	227,042	62,873
Proceeds from payment of note receivable from stockholder	—	—	75	—	335
Proceeds from exercise of warrants	—	—	—	—	1,048
Proceeds from note receivable from NBC	20,237	19,180	78,288	—	—
Payments of notes payable and capital lease obligations, net	(435)	(35,670)	(834)	(49,893)	(1,449)

Net cash provided by financing activities	19,905	282,771	370,068	177,149	62,807
Effect of foreign currency translation on cash and cash equivalents	10	—	20	—	—

Net increase (decrease) in cash and cash equivalents	(45,676)	131,032	63,350	(26,480)	54,569
Cash and cash equivalents at beginning of period	91,445	28,095	28,095	54,575	6

Cash and cash equivalents at end of period	$45,769	$159,127	$91,445	$28,095	$54,575

See accompanying notes.

F–6

NBC Internet, Inc.

Supplemental Cash Flow Information

(in thousands)

	Three months ended March 31,		Year ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
Supplemental disclosures:
Non-cash transactions:
Issuance of common stock in conjuction with business and technology acquisitions	$—	$282,179	$337,118	$1,769,682	$4,219

Issuance of notes payable in conjuction with business and technology acquisitions or disposition	$—	$—	$10,000	$370,000	$3,106

Value of shares received upon cashless exercise of warrant	$—	$1,988	$1,988	$—	$—

Deferred compensation charges	$—	$12,788	$17,813	$4,180	$2,017

Issuance (return) of common stock in exchange for notes receivable from stockholders, net	$—	$—	$(646)	$995	$261

Fixed assets acquired under capital lease obligation	$—	$—	$3,584	$125	$165

Value of warrant received	$—	$—	$—	$6,343	$—

Value of warrant issued	$—	$—	$—	$6,937	$—

Cash flow information:
Cash paid for interest	$86	$2	$243	$425	$57

See accompanying notes.

F–7

NBC Internet, Inc.

Notes to Consolidated Financial Statements

(Information for the three months ended and as of
March 31, 2001 and 2000 is unaudited.)

1.  The Company and Summary of Significant Accounting Policies

The Company

    NBC Internet, Inc. ("NBCi" or the "Company") is an integrated Internet media company that combines portal, community, online and on-air advertising, and e-commerce services designed to deliver a comprehensive, next-generation online experience to a domestic audience under a nationally recognized brand name. The Company operates in a single operating segment and generates revenue primarily from online, television, and radio advertising and e-commerce services.

    NBCi was formed as the result of several transactions that occurred on November 29 and 30, 1999, pursuant to which Xoom.com, Inc. ("Xoom.com") and Snap! LLC ("Snap") became wholly-owned subsidiaries of NBCi, and NBCi became the owner of the businesses related to NBC.com, NBC-IN.com, and VideoSeeker.com ("NBC Multimedia Division") and a 10% ownership interest in CNBC.com. Xoom.com was treated as the accounting acquiror and the financial information in the accompanying consolidated financial statements includes Xoom.com's results of operations for the eleven months ended November 30, 1999 and the year ended December 31, 1998 and the consolidated results of operations of Xoom.com, Snap, and NBC Multimedia Division for the one month ended December 31, 1999, the year ended December 31, 2000, and the three months ended March 31, 2000 and 2001.

Basis of presentation

    The consolidated financial statements and notes thereto include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Unaudited interim financial information

    The interim financial information as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 is unaudited but includes all adjustments, consisting only of normal recurring adjustments, that management considers necessary for a fair presentation of its financial position at such date and its results of operations and cash flows for those periods. Operating results for the three months ended March 31, 2001 are not necessarily indicative of results that may be expected for any future periods.

Reclassifications

    The Company has reclassified certain amounts in prior periods to conform to the current presentation. These reclassifications had no effect on the Company's previously reported financial position, results of operations, or cash flows.

Use of estimates

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported consolidated results of operations during periods presented. Actual results could differ from those estimates.

F–8

Dependence on vendor

    During 1999, the Company entered into a four-year agreement with NBC to be the Company's exclusive provider of television advertising. Although the Company believes that there are alternative vendors for television advertising, there can be no assurance that the Company will maintain its relationship with NBC as the agreement is cancelable upon a material breach by either NBC or the Company. The loss of this relationship could have a material adverse effect on the Company's financial position or results of operations.

Cash equivalents and investments

    The Company considers investments in highly-liquid instruments purchased with original maturities of 90 days or less to be cash equivalents. Investments with maturities of greater than 90 days but less than one year are classified as short-term investments. Investments with maturities of greater than one year are classified as long-term investments. The Company's investments are classified as available-for-sale and carried at fair value, with unrealized gains and losses recorded in accumulated other comprehensive income (loss) as a component of stockholders' equity. The cost of securities sold is based on the specific identification method. Realized gains and losses upon sale or maturity of these investments are reported in interest income or expense.

    The Company also invests in equity instruments of publicly and privately-held companies for the promotion of business and strategic objectives. These investments are included in short-term and long-term investments. Publicly-held investments are classified as available-for-sale. Privately-held securities are accounted for using the cost or equity method depending on the Company's ownership interest and relative ability to exercise influence. For all investments in equity instruments, the Company periodically reviews operating performance, financing status, liquidity prospects, and cash flows of the investee in assessing carrying values. Impairment losses are recorded when events and circumstances indicate that such assets might be impaired and the decline in value is other than temporary. Such losses are included in loss on investments in the statement of operations.

Concentration of credit risk and credit evaluations

    Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, short- and long-term investments, and accounts receivable.

    The Company conducts business with companies in various industries throughout the world and with individuals over the Internet. The majority of the Company's customers are Internet companies that are dependent on the acceptance of the Internet as a viable commercial marketplace. Many Internet companies have recently experienced substantial declines in the value of their stock and are encountering financial difficulties. The Company performs ongoing credit evaluations of its corporate customers and generally does not require collateral. Sales to individuals are principally paid for with credit cards. Reserves are maintained for potential credit losses. The Company recorded allowance for doubtful accounts in operations of $46,000 and $1.6 million for the three months ended March 31, 2001 and 2000, respectively, and $6.4 million, $866,000, and $269,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

Fixed assets

    Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the respective estimated useful lives of the assets.

F–9

Estimated useful lives of the Company's fixed assets range between 2 and 5 years. The Company identifies and records impairment losses on fixed assets when events and circumstances indicate that such assets might be impaired.

Website development costs

    In accordance with Emerging Issues Task Force Issue No. 00-2, "Accounting for Website Development Costs," the Company expenses all costs incurred that relate to the planning and post-implementation phases of website development. These charges are included in operations and development in the accompanying statements of operations. Costs incurred in the development phase are capitalized and recognized over 18 months. Amounts capitalized are included in fixed assets in the accompanying balance sheets and the related amortization is included in operations and development in the accompanying statements of operations.

Goodwill and other intangible assets

    Goodwill and other intangible assets result from acquisitions accounted for under the purchase method. Amortization of goodwill and other intangible assets is provided on the straight-line basis over the respective estimated useful lives of the assets. As of December 31, 2000 and during the first quarter of 2001, goodwill and other intangible assets were being amortized over periods ranging from 2 to 7 years. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), the Company periodically evaluates whether indicators of impairment are present or changes have occurred that would require revision of the remaining estimated useful life of the assigned intangible assets or render the intangible assets not recoverable. If such circumstances arise, the Company uses an estimate of the undiscounted value of expected future operating cash flows to determine whether the intangible assets are impaired. During 2000, the Company recorded impairment losses of approximately $41.8 million. No such losses were recorded in 1999 or 1998. During the three months ended March 31, 2001, and in connection with the announcement that the Company entered into a merger agreement and plan of liquidation with NBC in April 2001 (as described in Note 17), the Company recorded impairment losses of approximately $1.5 billion.

Accrued merger costs

    Accrued merger costs represents the Company's estimate of professional services provided in connection with the NBCi transactions that occurred on November 30, 1999 that had not yet been paid for as of December 31, 1999. Such professional services included accounting, legal, printing, and due diligence. As of December 31, 2000, all related costs had been paid.

Deferred revenue

    Deferred revenue consists of online and on-air advertising and e-commerce fees to be earned in the future under agreements existing at the balance sheet date.

Stock-based compensation

    The Company accounts for stock-based awards to employees under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense for equity awards to employees is recognized when

F–10

the exercise price is equal to the fair value at the date of grant. The Company adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). The Company accounts for stock based awards to non-employees at fair value in accordance with FAS 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

    In April 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation: An Interpretation of APB No. 25." The Company has adopted the provisions of FIN 44, and such adoption did not materially impact the Company's results of operations for periods presented in the accompanying consolidated financial statements.

Income taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Revenue recognition

    Advertising revenue.  A significant portion of the Company's advertising revenue is derived from the sale of promotional space on the Company's online Internet properties. Services offered range from short-term banner advertisements and sponsorships to long-term arrangements, which may include anchor tenancies and the development of co-branded, integrated websites. Revenue derived from such arrangements is recognized during the period in which the service is delivered, provided that no significant obligations remain at the end of the period. Company obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by users of the Company's online properties. To the extent that the minimum guaranteed impressions are not delivered, the Company defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved. Advertising revenue is also generated from the sale of on-air spots, in which the Company sells promotional space on television advertising purchased from NBC and radio advertising purchased from third parties. On-air advertising revenue is recognized in the period in which the advertisements are aired.

    The Company also exchanges advertisements on its online properties and from its on-air inventory for equity securities in strategic partners and customers. Revenue from these transactions is recognized when advertisements are delivered on the Company's online properties, displayed on television, or aired on radio. Prior to March 16, 2000, revenue derived from these arrangements was recorded at the fair value of services provided or the fair value of the equity securities received, whichever was more reliably determinable at the time of the transaction. In accordance with Emerging Issues Task Force ("EITF") No. 00-8, "Accounting by a Grantee for an Equity Instrument to Be Received in Conjunction with Providing Goods or Services," for all transactions entered into after March 16, 2000, revenue is valued at the earlier date of when a performance commitment is made or services are rendered. Revenue from the exchange of media and advertising services for equity securities in strategic partners and customers was $3.9 million and $6.9 million for the three months ended March 31, 2001 and 2000, respectively, and $37.7 million and $2.2 million for the years ended December 31, 2000 and 1999,

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respectively. In addition, the Company recognized approximately $762,000 and $722,000 for the three months ended March 31, 2001 and 2000, respectively, and $8.2 million and $352,000 for the years ended December 31, 2000 and 1999, respectively, in cash revenue from companies in which it has an equity investment. The Company did not record any revenue from the exchange of advertisements for equity securities during 1998.

    E-commerce revenue.  The Company recognizes revenue from e-commerce sales when products are shipped to customers or when contractual obligations related to e-mail marketing campaigns are met. The Company provides for potential product returns and estimated warranty costs in the period of the sale. Such costs have been minimal to date.

    Barter transactions.  The Company exchanges advertisements on its online properties and from its on-air inventory for advertising in other media. Revenue from barter transactions is recognized when advertisements are delivered on the Company's online properties, displayed on television, or aired on radio. Prior to January 20, 2000, revenue derived from these arrangements was recorded at the fair value of services provided or the fair value of the services received, whichever was more reliably determinable at the time of the transaction. In accordance with EITF No. 99-17, "Accounting for Advertising Barter Transactions," advertising barter transactions have been valued based on similar cash transactions which have occurred within six months prior to the date of the barter transaction. Revenue from the exchange of media and advertising services for advertising in other media was $1.1 million and $473,000 for the three months ended March 31, 2001 and 2000, respectively, and $3.6 million and $500,000 for the years ended December 31, 2000 and 1999, respectively. Of the barter revenue recognized for the three months ended March 31, 2001 and the year ended December 31, 2000, $381,000 and $502,000, respectively, was earned from CNBC.com.

Shipping and handling costs

    The Company incurs shipping and handling costs in connection with its e-commerce services. These costs are expensed as incurred and included in cost of e-commerce revenue in the accompanying statements of operations.

Development costs

    Development costs, which consist of costs related to the enhancement and modification of the Company's online properties, are expensed as incurred and are included in operations and development expense.

Advertising expense

    All advertising costs are expensed when incurred. Advertising costs, which are included in sales and marketing expense, were $427,000 and $4.4 million for the three months ended March 31, 2001 and 2000, and $17.9 million, $5.3 million, and $51,000 for the years ended December 31, 2000, 1999, and 1998, respectively. In addition, the Company incurred $17.0 million and $19.7 million during the three months ended March 31, 2001 and 2000, respectively, and $84.6 million and $16.9 million during the years ended December 31, 2000 and 1999, respectively, of promotion and advertising expense related to a four-year advertising agreement in which the Company agreed to purchase $405.0 million of on-air advertising on NBC's television properties. Included in the cost of advertising revenue were $1.8 million and $395,000 for the three months ended March 31, 2001 and 2000, respectively, and $7.1 million and $519,000 for the years ended December 31, 2000 and 1999, respectively, in amounts paid to NBC for

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the cost of on-air advertising the Company sold to others. As this agreement was entered into during 1999, there was no related expense during 1998.

Net loss per share

    The Company computes net loss per share based on Financial Accounting Standards Board Statement No. 128, "Earnings Per Share" ("FAS 128"). In accordance with FAS 128, basic net loss per share is calculated as net loss divided by the weighted average number of Class A and Class B common shares outstanding. Since each share of Class B common stock is convertible into one share of Class A common stock, the total of the weighted average number of common shares for both classes of common stock is considered in the computation of net loss per share. Diluted net loss per share is computed using the weighted average number of common shares outstanding and dilutive common stock equivalents outstanding during the period. To date, common equivalent shares from stock options, warrants, and convertible securities (computed using the treasury stock method) have been excluded from the net loss per share calculations as their effect would be antidilutive and were as follows:

Year ended December 31,	Shares excluded
2000	2,317,122
1999	8,758,303
1998	2,981,708

Recent accounting pronouncement

    During 1998 and 2000, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") and subsequently issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—An Amendment to FASB Statement 133." The Company is required to adopt these pronouncements on January 1, 2001. FAS 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive income (loss), depending on whether a derivative is designated as part of a hedge transaction and, if it is a hedge, the type of hedge transaction. Gains and losses on derivative instruments reported in other accumulated comprehensive income (loss) are reclassified to earnings in the periods in which earnings are affected by the hedged item.

    On the date of adoption, January 1, 2001, the Company recorded a one-time charge of $4.7 million to account for the cumulative effect of an accounting change for certain of our common stock warrants which qualify as derivatives under FAS 133. The one-time cumulative effect resulted in an increase in the reported basic and diluted net loss per share of $0.07 per share for the three-month period ended March 31, 2001. As FAS 133 requires that the fair value of the Company's derivatives be remeasured at each reporting date, any fluctuations in the fair value of the Company's derivative instruments are included in the determination of net income or loss. For the three months ended March 31, 2001, these fluctuations resulted in a loss of $33,000. As of March 31, 2001, the fair value of these instruments was approximately $1.6 million.

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2.  Financial Instruments

    The Company has classified all short-term and long-term marketable securities as available-for-sale. Available-for-sale securities are carried at amounts that approximate fair market value based on quoted market prices. Interest earned on available-for-sale securities is included in interest income. Unrealized gains and losses on marketable securities are included as a component of stockholders' equity in the accompanying balances sheets. Realized gains and losses on sales of available-for-sale securities are recorded in the statement of operations and were not material for all periods presented.

    Short-term and long-term investments included the following securities as of March 31, 2001, and December 31, 2000 and 1999 (in thousands):

	March 31, 2001 (unaudited)
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Short-term:
Demand and money market instrument accounts	$53,187	$2	$(5)	$53,184
Corporate bonds and notes	59,381	426	(31)	59,776
United States government agency bonds	46,644	445	—	47,089
Foreign debt securities	3,075	35	—	3,110
Publicly traded equity securities	16,105	671	(412)	16,364

Total available-for-sale securities	178,392	1,579	(448)	179,523
Less amounts classified as cash and cash equivalents	(45,769)	—	—	(45,769)

Total short-term available-for-sale securities	$132,623	$1,579	$(448)	$133,754

Long-term:
Corporate bonds and notes	$9,600	$88	$(10)	$9,678
United States government agency bonds	51,282	—	(12)	51,270

Total long-term available-for-sale securities	$60,882	$88	$(22)	$60,948

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	December 31, 2000
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Short-term:
Demand and money market instrument accounts	$98,909	$4	$(5)	$98,908
Corporate bonds and notes	72,943	126	(22)	73,047
United States government agency bonds	50,708	209	(29)	50,888
Foreign debt securities	7,175	6	—	7,181
Publicly traded equity securities	37,548	124	(26,780)	10,892

Total available-for-sale securities	267,283	469	(26,836)	240,916
Less amounts classified as cash and cash equivalents	(91,446)	(4)	5	(91,445)

Total short-term available-for-sale securities	$175,837	$465	$(26,831)	$149,471

Long-term:
Corporate bonds and notes	$16,051	$148	$—	$16,199
United States government agency bonds	5,876	74	—	5,950

Total long-term available-for-sale securities	$21,927	$222	$—	$22,149

	December 31, 1999
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Short-term:
Market auction preferred stock	$2,000	$—	$—	$2,000
Demand and money market instrument accounts	35,370	—	(91)	35,279
Corporate bonds and notes	70,009	1	(89)	69,921
United States government agency bonds	51,473	3	(241)	51,235
Foreign debt securities	8,439	11	(13)	8,437
Publicly traded equity securities	32,327	7,453	(1,888)	37,892

Total available-for-sale securities	199,618	7,468	(2,322)	204,764
Less amounts classified as cash and cash equivalents	(28,092)	(3)	—	(28,095)

Total short-term available-for-sale securities	$171,526	$7,465	$(2,322)	$176,669

Long-term:
Corporate bonds and notes	$14,337	$—	$(118)	$14,219
United States government agency bonds	2,996	—	(31)	2,965

Total long-term available-for-sale securities	$17,333	$—	$(149)	$17,184

    The Company also holds long-term investments in both privately-held and publicly-held companies in the form of unregistered securities which are subject to Rule 144 holding period restrictions. As of March 31, 2001 and December 31, 2000 and 1999, these investments totaled approximately $714,000, $24.2 million, and $46.4 million, respectively. These investments are included in other long-term investments in the accompanying balance sheets and are accounted for using the cost method.

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    Impairment losses on equity securities are recorded in the statement of operations when events and circumstances indicate that such assets are impaired and the decline in value is other than temporary. During the three months ended March 31, 2001, the Company wrote off a portion of its investments due to circumstances indicating that these assets were impaired and that the decline in value was other than temporary. Subsequently, on April 9, 2001, the Company announced that its Board of Directors had approved an Agreement of Merger and Plan of Liquidation and Dissolution with NBC. As a result of this announcement, the Company determined that it no longer had the intent to hold the remaining investments and, therefore, wrote down the cost basis of a majority of the investments remaining based on the Company's best estimate of fair market value. Write-downs of these investments totaled $191.9 million for the three months ended March 31, 2001. Included in the loss on investments is the write-down of the Company's investments in affiliated companies and CNBC.com of $88.2 million and $65.4 million, respectively. During the three months ended March 31, 2001 and year ended December 31, 2000, the Company recorded impairment losses related to privately-held and publicly-held securities totaling $191.9 million and $58.5 million, respectively. No such impairment losses were recorded during 1999 or 1998.

3.  Other Current Assets and Liabilities

    Other current assets consist of the following (in thousands):

	December 31,
	2000	1999
Interest receivable	$3,866	$3,748
Prepaid expenses	1,775	4,729
Receivable from landlord	784	—
Other current assets	103	439

Total other current assets	$6,528	$8,916

    Other accrued liabilities consist of the following (in thousands):

	December 31,
	2000	1999
Content	$2,824	$1,760
Legal	2,730	1,244
Taxes	2,727	331
Advertising	1,846	933
Traffic	1,658	383
Other current liabilities	4,331	3,134

Total other current liabilities	$16,116	$7,785

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4.  Fixed Assets

    Fixed assets consist of the following (in thousands):

		December 31,
	March 31, 2001
		2000	1999
	(unaudited)
Computers and equipment, including assets held under capital leases of $0, $3,584, and $53 in 2001, 2000, and 1999, respectively	$4,553	$48,416	$21,560
Furniture and fixtures, including assets held under capital leases of $0, $0, and $125 in 2001, 2000, and 1999, respectively	158	5,842	257
Leasehold improvements	—	20,513	656
Computer software	—	6,066	2,524
Capitalized website development costs	—	2,321	—

Total fixed assets	4,711	83,158	24,997
Less: accumulated depreciation and amortization, including amounts related to assets held under capital lease of $0, $596, and $34 in 2001, 2000, and 1999, respectively, and amounts related to capitalized website development costs of $0, $387, and $0 in 2001, 2000, and 1999, respectively	—	(19,662)	(6,901)

Fixed assets, net	$4,711	$63,496	$18,096

    Depreciation and amortization expense for the three months ended March 31, 2001 and 2000 was $8.2 million and $2.3 million, respectively, and $19.4 million, $2.4 million, and $778,000 for the years ended December 31, 2000, 1999, and 1998, respectively. Included in depreciation and amortization expense was amortization expense related to assets held under capital lease of $469,000 and $5,000 for the three months ended March 31, 2001 and 2000, respectively, and $562,000, $30,000, and $18,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

    In March 2001, and in connection with the announcement that the Company had entered into a Merger Agreement and Plan of Liquidation with NBC, the Company determined that the carrying value of its long-lived assets, including its fixed assets, may not be recoverable. As a result, the Company wrote down the carrying value of all of its fixed assets to the estimated fair market value as of March 31, 2001. The total write-down was approximately $52.7 million and is included in loss on impairment of long-lived assets in the accompanying statements of operations.

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5.  Goodwill and Other Intangible Assets

    Goodwill and other intangible assets consisted of the following (in thousands):

	December 31,
			Life (months)
	2000	1999
Goodwill	$1,790,417	$1,681,922	24 - 84
Less: accumulated amortization	(281,468)	(35,868)

Goodwill, net	$1,508,949	$1,646,054

Purchased technology	$52,822	$46,489	24 - 60
License to use brand names	34,200	34,200	60 - 84
Affiliate and other contracts	31,619	31,400	36 - 48
Acquired workforce	3,017	3,802	24 - 60

Intangible assets	121,658	115,891
Less: accumulated amortization	(19,126)	(2,472)

Intangible assets, net	$102,532	$113,419

    At December 31, 2000, the Company considered whether any indicators of impairment were present for its long-lived assets in accordance with its policy. The Company determined that there were indicators of impairment including a significant fall in the Company's stock price, reductions in the Company's forecasted results of operations, degradation of the online advertising market, and reductions in the Company's workforce. As a result of these indicators, the Company examined the potential impairment of its long-lived assets. In determining whether there was impairment, the Company prepared a fifteen-year forecast that represents management's best estimate of the Company's future undiscounted cash flows. The Company's forecast included assumptions about the pace and levels of capital expenditures, the related sources of financing, the rate of revenue growth, and the future levels of operating margins. Management tax effected the forecast after considering expected utilization of net operating loss and other credit carryforwards. Management compared the key drivers of its forecast with industry benchmarks. Management believed its assumptions were reasonable in light of expectations about the future of the business and the industry in which the Company operates. Lastly, management assumed the continued support of key business partners during the forecast period. The Company's estimate of undiscounted cash flows exceeded the carrying value of the long-lived assets and, therefore, management concluded there was no impairment of these assets at December 31, 2000.

    The Company's estimate of undiscounted cash flows is dependent upon many factors, including actual revenue growth, actual headcount growth, the ability to contain and control costs, the continuing ability to utilize and leverage the NBC brand, and the continuation of its ongoing relationship with NBC. It is management's belief that the Company will ultimately derive sufficient cash flows to support the carrying value of the goodwill and other intangible long-lived assets. Nonetheless, there is significant risk that, due to events that are currently unforeseen, the estimate of undiscounted cash flows may change in the future resulting in the need to write-down those assets to fair value at that time. Such a write-down could be material to the Company's operating results and financial position.

F–18

    During the fourth quarter of 2000, the Company decided to discontinue use of the technologies obtained in the LiquidMarket and MightyMail acquisitions. Accordingly, the Company determined that the goodwill, purchased technology, and acquired workforce intangible asset balances relating to these acquisitions were impaired, and the Company recorded a charge to operations during the three months ended December 31, 2000, which represents the remaining net book value of these assets as follows (in thousands):

Goodwill	$44,085
Purchased technology	20,021
Acquired workforce	497

64,603
Less: accumulated amortization	(24,628)

$39,975

    Subsequent to its year end analysis, the Company determined that certain factors continued to be present that were considered to be indicators of potential impairment including negative trends in revenue and operating results, continued weakening of the Internet advertising market, recent failures of Internet companies, conservative valuations by prospective merger candidates, and significant devaluation of Internet companies. Furthermore, as discussed in Note 17, the Company entered into a merger agreement and plan of liquidation with NBC or decided to scale back operations should the merger and the liquidation not be completed. As a result of all those factors, management concluded the carrying value of the Company's long-lived assets was impaired. The Company's projections indicated that estimated future cash flows would be negative and, accordingly, recorded a charge to write off substantially all of its long-lived assets during the three months ended March 31, 2001, which included goodwill and other intangible assets of approximately $1.5 billion. As a result of the impairment charge, no amortization related to goodwill and other intangible assets will be recorded in future periods.

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6.  Notes Payable

    Notes payable consist of the following (in thousands, except interest rate data):

	December 31,
	2000	1999
Note payable issued in connection with a secured financing agreement with a leasing company. The note payable is collateralized by computer and office equipment and bears interest at the rate of 14.6% annually. Principal and interest payments are due in monthly installments of $15 payable through February 2002, plus a final payment of $69 due in March 2002	$255	$393
Note payable issued to a former stockholder of Global Bridges Technologies, Inc. bearing interest of 5% annually. The note is due in monthly installments of $3 payable through July 2000	—	18
Note payable assumed through the acquisition of flyswat, Inc. The note is payable in monthly installments of $10 for the first 7 months of the term and $39 for the remaining twenty-nine months of the term and bears interest of 11.5% annually and matures in December 2002	851	—
Note payable issued to BigVine, LLC in connection with the transaction between the Company, AllBusiness.com, and BigVine, Inc. The note bears interest at 5% annually and is payable in twelve quarterly installments of $812, including interest. The note matures in November 2003	9,000	—

	10,106	411
Less: current portion	(3,395)	(155)

Long-term notes payable	$6,711	$256

    Scheduled aggregate maturities of notes payable are as follows (in thousands):

Year ending December 31,
2001	$3,395
2002	3,525
2003	3,186

Total	$10,106

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7.  Commitments

    The Company leases its facilities and certain fixed assets under noncancelable capital and operating leases for varying periods through 2010. The cost of assets acquired under capital leases during the years ended December 31, 2000 and 1999 was $3.4 million and $125,000, respectively. The following are the minimum lease obligations under these leases at December 31, 2000 (in thousands):

Year ending December 31,	Capital leases	Operating leases
2001	$1,348	$11,262
2002	1,282	11,268
2003	917	11,197
2004	243	10,967
2005	218	10,611
Thereafter	3	45,707

Minimum lease payments	4,011	$101,012

Less: amount representing interest	(522)

Present value of minimum lease payments	3,489
Less: current portion	(1,112)

Long-term portion of capital leases	$2,377

    Rent expense under operating lease arrangements for the years ended December 31, 2000, 1999, and 1998 totaled $9.8 million, $1.2 million, and $386,000, respectively. The Company leases office space from NBC for one location and has a facilities service agreement payable to NBC for another location for a total of $256,000 expensed during the year ended December 31, 2000 (none in 1999 or 1998). The Company subleases one of its facilities under a noncancelable operating sublease agreement that expires during 2002. In connection with this sublease, the Company has retained a rental deposit totaling $1.7 million that is included in other long-term liabilities in the accompanying balance sheet. Estimated future gross rental income from this agreement is $2.8 million, of which $2.1 million will be remitted to the landlord pursuant to the terms of the agreement and $723,000 will be recognized as rental income. Rental income was $443,000 and $100,000 for the years ended December 31, 2000 and 1999, respectively, and was recorded as an offset to the related expense in the accompanying statements of operations. The Company did not record any rental income during the year ended December 31, 1998.

    During August 1999, in connection with a facilities lease agreement, the Company entered into an irrevocable letter of credit, payable to the landlord, with a commercial bank secured by a cash deposit of $4.5 million. During 2000, the letter of credit was reduced to $3.1 million, the amount of which is included in other assets as of December 31, 2000.

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8.  Stockholders' Equity

Public stock offerings

    On February 3, 2000, the Company completed a follow-on offering of 4,600,000 shares of Class A common stock at a price of $81.38 per share. Of the 4,600,000 shares of Class A common stock sold in the offering, 3,650,000 were sold by the Company and 950,000 shares of Class A common stock were sold by existing stockholders. The Company received net proceeds from the offering of approximately $279.4 million.

    On April 9, 1999, the Company completed a secondary public offering of its common stock and issued 4,600,000 shares (including 600,000 shares issued in connection with the exercise of the underwriter over-allotment option) at a price of $66.00 per share. Of the 4,600,000 shares of common stock sold in the offering, 2,659,800 shares were sold by the Company and 1,940,200 shares were sold by existing stockholders. The Company received net proceeds from the offering of approximately $166.6 million.

    On December 9, 1998, the Company completed its initial public offering and issued 4,600,000 shares (including 600,000 shares issued in connection with the exercise of the underwriter over-allotment option) of its common stock to the public at a price of $14.00 per share. The Company received net proceeds from the offering of approximately $57.3 million.

Preferred stock

    The Company is authorized to issue 10,000,000 shares of preferred stock, none of which was issued or outstanding as of December 31, 2000 or 1999. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the designations, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and to specify the number of shares of any series of preferred stock without any further vote or action by the stockholders.

Investment from NBC

    On July 29, 1999, the Company issued 960,028 shares of its Class A common stock to National Broadcasting Company, Inc. for $57.29 per share in connection with a Stock Purchase Agreement dated June 11, 1999. The Company received proceeds of $55.0 million. These shares were converted to shares of Class B common stock of NBCi on November 30, 1999 in connection with the formation of NBCi.

Warrants

    On September 13, 1999, Xoom.com entered into a strategic alliance with Snap and ValueVision International, Inc. As part of the agreements, ValueVision and Xoom.com entered into a warrant agreement whereby Xoom.com was granted a warrant to purchase 404,760 shares of ValueVision common stock at an exercise price of $24.71 per share, and ValueVision was granted a warrant to purchase 244,004 shares of Xoom.com common stock at an exercise price of $40.89 per share. The fair value of the warrant the Company received from ValueVision was deemed to be $6.3 million, and the fair value of the warrant the Company granted to ValueVision was deemed to be $6.9 million. The value of the warrant received by Xoom.com was recorded as a long-term investment. The value of the warrant granted by the Company was recorded as an addition to stockholders' equity. The difference in

F–22

value was recorded as a deferred charge, which will be charged to sales and marketing expense over the estimated life of the agreement. The warrants are exercisable until September 12, 2004. These rights and obligations of Xoom.com and Snap were assigned to and assumed by NBC Internet, Inc. following consummation of the NBCi formation transactions.

Notes receivable from stockholders

    In June 1999, in connection with its acquisition of MightyMail Networks, Inc., the Company assumed stock subscriptions receivable from related parties in exchange for shares of common stock. Additionally, in May 2000 in connection with the acquisition of flyswat, Inc., the Company assumed notes receivable in exchange for common stock. During the year ended December 31, 2000, the Company forgave approximately $587,000 in notes receivable by recording a charge to compensation expense. Also during the year ended December 31, 2000, the Company received payments both in the form of cash and return of common shares that amounted to $75,000 and $646,000, respectively. The remaining note receivable is due in June 2001.

Stock option plan

    On November 30, 1999, the Company's Board of Directors and stockholders approved the authorization of 13,500,000 shares under its 1999 Stock Incentive Plan (the "Option Plan") and in June 2000, approved an increase of 4,500,000 to the authorized shares. The Option Plan provides for incentive stock options, as defined by the Internal Revenue Code, to be granted to employees, at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors. The Option Plan also provides for nonqualified stock options to be issued to non-employee officers, directors, and consultants at an exercise price of not less than 85% of the fair value at the grant date. Option vesting schedules are determined by the Board of Directors at the time of issuance. Stock options generally vest over different periods ranging from immediately to 25% at the end of the first year and monthly thereafter up to a maximum of four years. Certain options' vesting can also accelerate based on the achievement of specified performance criteria.

    In May 2000, the Company's Board of Directors approved the authorization of 2,000,000 shares under its 2000 Nonqualified Stock Option Plan. This plan provides for nonqualified stock options to be issued to employees and consultants at an exercise price of not less than 85% of the fair value at the grant date. Option vesting schedules are determined by the Board of Directors at the time of issuance. Stock options generally vest over different periods ranging from immediately to 25% at the end of the first year and monthly thereafter up to a maximum of four years.

F–23

    On November 29, 1999, upon the closing of then NBCi merger agreement, outstanding options held by the directors, officers, and employees of Xoom.com and Snap were converted into options to purchase shares of Class A common stock of NBCi. The following table summarizes option activity:

	Number of shares	Weighted- average exercise price
Balances at December 31, 1997	977,982	$0.05
Granted	1,957,225	$9.35
Exercised	—	$—
Canceled	(136,832)	$4.05

Balances at December 31, 1998	2,798,375	$6.20
Granted	4,482,657	$56.60
Assumed in connection with acquisitions	3,654,764	$20.26
Exercised	(1,916,352)	$4.27
Canceled	(505,145)	$32.71

Balances at December 31, 1999	8,514,299	$37.80
Granted	12,751,662	$21.14
Assumed in connection with acquisitions	1,231,901	$7.12
Exercised	(1,476,686)	$8.59
Canceled	(8,648,516)	$37.21

Balances at December 31, 2000	12,372,660	$21.47
Granted (unaudited)	106,500	$2.88
Exercised (unaudited)	(37,094)	$1.84
Canceled (unaudited)	(2,155,749)	$23.79

Balances at March 31, 2001 (unaudited)	10,286,317	$20.86

    During the year ended December 31, 2000, the Company assumed 26,868, 198,173, 9,015, and 997,845 options to purchase common stock in connection with its acquisitions of GlobalBrain, flyswat, Husdawg, and AllBusiness, respectively. The Company assumed 21,182, 94,734, 130,565, and 3,408,283 stock options in connection with its acquisitions of MightyMail Networks, Inc, Paralogic Software Corporation, Inc., LiquidMarket, Inc., and Snap, respectively, in the year ended December 31, 1999. Also included in options granted during the year ended December 31, 2000 above is the issuance of 81,562 options to purchase common stock earned from escrow by the shareholders of flyswat per the terms of the original purchase agreement.

F–24

    The following table summarizes information about options outstanding and exercisable at December 31, 2000:

	Options outstanding
				Options exercisable
		Weighted- average remaining contractual life (years)
Exercise price	Number of shares		Weighted- average exercise price	Number of shares	Weighted- average exercise price
$0.01 - $4.25	338,238	8.58	$1.42	142,536	$1.64
$4.50 - $4.88	3,199,908	9.80	$4.86	64,772	$4.88
$4.91 - $9.81	1,446,999	9.20	$7.40	308,946	$6.16
$10.06 - $14.00	1,400,772	9.17	$12.45	336,585	$13.35
$14.63 - $19.63	1,844,726	9.37	$19.18	412,026	$19.36
$19.88 - $44.63	2,350,099	9.02	$36.13	507,421	$30.43
$44.63 - $100.16	1,791,918	8.96	$56.41	742,324	$54.60

	12,372,660	9.29	$21.47	2,514,610	$28.19

Deferred compensation

    The Company recorded deferred compensation of $11.0 million, $4.2 million, and $2.0 million for the years ended December 31, 2000, 1999, and 1998, respectively, for the difference between the exercise price and the deemed fair value of certain stock options granted by the Company. For the year ended December 31, 2000, the Company also recorded $6.8 million in deferred compensation relating to acquisitions that occurred during the year. These amounts are being amortized by charges to operations, using the graded method, over the vesting periods of the individual stock options, which range from three months to four years.

Options issued to consultants

    From time to time, the Company will grant options to purchase shares of common stock to consultants in exchange for consulting services performed. The Company valued these options using the estimated fair value of the services performed which amounted to $219,000, $758,000, and $205,000 for the years ended December 31, 2000, 1999, and 1998, respectively. These amounts are being amortized by charges to operations over the respective consulting periods.

1999 Employee Stock Purchase Plan

    The Company's 1998 Employee Stock Purchase Plan was terminated by the Board of Directors in May 1999. The Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in November 1999, and Xoom.com, at that time our sole stockholder, approved the plan in November 1999. The Purchase Plan qualifies under Section 423 of the Internal Revenue Code. The Company has reserved 300,000 shares of its Class A common stock for issuance under the Purchase Plan.

    Purchases under the Purchase Plan of the Company's Class A common stock will occur on June 30 and December 31 of each year or on the last trading day prior to those dates. Each participant may purchase up to 200 shares on any purchase date, provided no more than 200 shares are purchased

F–25

during any offer period. The price of each share of Class A common stock purchased under the Purchase Plan will be 85% of the lower of (i) the fair market value per share of Class A common stock on the trading day immediately before the first day of the applicable offering period or (ii) the fair market value per share of Class A common stock on the purchase date. Employees may end their participation in the Purchase Plan at any time. Participation ends automatically upon termination of employment with the Company. During the year ended December 31, 2000, 74,107 shares of common stock were purchased by employees under this plan at an average exercise price of $6.17 per share.

Shares reserved for future issuance

    As of December 31, 2000, shares of Class A common stock reserved for future issuance were as follows:

Reserved for future stock option grants:
1999 Stock Incentive Plan	5,260,757
2000 Nonqualified Stock Option Plan	1,197,731
Stock options outstanding	12,372,660
1999 Employee Stock Purchase Plan	225,893
Warrants	244,004

Total shares authorized for future issuance	19,301,045

Pro forma disclosure of the effect of stock-based compensation

    The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Pro forma information regarding net loss and net loss per share is required by FAS 123. This information is required to be determined as if the Company has accounted for its employee stock options under the fair value method of FAS 123. Under this method, the estimated fair value of the options is amortized to expense over the vesting period of the options. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	Years ended December 31,
	2000	1999	1998
Risk-free interest rate	4.75%	5.46%	4.52%
Expected life of the option in years	5	5	5
Expected volatility	1.18	1.00	0.70
Expected divided yield	0%	0%	0%

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially

F–26

affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The weighted-average fair value of options granted to employees during the years ended December 31, 2000, 1999, and 1998 was $17.91, $53.81, and $8.01, respectively.

    The effect of applying the FAS 123 fair value method to the Company's stock-based awards results in net loss and net loss per share as follows (in thousands, except per share data):

	Years ended December 31,
	2000	1999	1998
Net loss, as reported	$(661,807)	$(86,831)	$(10,798)
Net loss, pro forma	$(738,084)	$(115,236)	$(11,367)
Net loss per share—basic and diluted, as reported	$(10.89)	$(4.26)	$(1.37)
Net loss per share—basic and diluted, pro forma	$(12.14)	$(5.65)	$(1.44)

9.  Income Taxes

    There has been no provision for U.S. federal, U.S. state, or foreign income taxes for any period as the Company has incurred operating losses in all periods and for all jurisdictions.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2000	1999
Deferred tax assets:
Net operating loss carryforward	$128,484	$53,607
Other	6,346	9,162

Total deferred tax assets	134,830	62,769
Valuation allowance	(92,827)	(15,612)

Net deferred tax assets	$42,003	$47,157

Deferred tax liabilities:
Other identified intangible assets	$(41,799)	$(45,505)
Other	(204)	(1,652)

Total deferred tax liabilities	(42,003)	(47,157)

Net deferred tax assets	$—	$—

    Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $77.2 million, $11.8 million, and $2.5 million in the years ended December 31, 2000, 1999, and 1998, respectively.

F–27

    The tax benefits associated with employee stock options provide a deferred benefit of $54.7 million as of December 31, 2000. The deferred tax benefit associated with the employee stock options will be credited to additional paid-in capital when it is realized.

    As of December 31, 2000, the Company had net operating loss carryforwards for federal income tax purposes of approximately $341.1 million that expire in the years 2011 through 2020. The Company also had net operating loss carryforwards for state income tax purposes of approximately $208.3 million expiring in the years 2004 through 2010.

    Utilization of the Company's net operating loss may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of net operating loss carryforwards before utilization.

10. Comprehensive income (loss)

    The components of comprehensive income (loss) are as follows:

	Unrealized gain (loss) on available-for- sale securities	Other	Total
Balances at December 31, 1998	$—	$—	$—
Unrealized gain on available-for-sale securities	4,994	—	4,994

Balances at December 31, 1999	4,994	—	4,994
Net unrealized loss on available-for-sale securities	(58,084)	—	(58,084)
Losses reclassified into earnings from other comprehensive income (loss)	26,945	—	26,945
Other	—	(136)	(136)

Balances at December 31, 2000	(26,145)	(136)	(26,281)
Net unrealized gain on available-for-sale securities (unaudited)	1,525	—	1,525
Losses reclassified into earnings from other comprehensive income (loss) (unaudited)	25,817	—	25,817
Other (unaudited)	—	170	170

Balances at March 31, 2001 (unaudited)	$1,197	$34	$1,231

F–28

11. Revenue by Geographic Area and Major Customers

    The Company's geographic revenue was as follows (in thousands):

	Year ended December 31,
	2000		1999		1998
United States	$115,747	94%	$31,582	89%	$6,265	75%
North America, excluding US	2,678	2%	843	2%	288	4%
Europe	2,550	2%	1,241	3%	1,008	12%
Asia/Pacific	555	1%	589	2%	392	5%
Rest of world	1,349	1%	1,326	4%	365	4%

Total	$122,879	100%	$35,581	100%	$8,318	100%

    For the year ended December 31, 2000, one customer represented $14.4 million or 12% of total net revenue. For the years ended December 31, 1999 and 1998, no single customer accounted for greater than 10% of total net revenue. For the years ended December 31, 2000, 1999, and 1998, no single customer accounted for greater than 10% of gross accounts receivable.

12. Retirement Plan

    The Company has a defined contribution plan (the "Retirement Plan") pursuant to Section 401(k) of the Internal Revenue Code covering all eligible employees. Under the Retirement Plan, participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. During the years ended December 31, 2000, 1999, and 1998, the Company did not contribute to the Retirement Plan.

13. Business Acquisitions and Disposition

    During the two years ended December 31, 2000, the Company made the business acquisitions described in the paragraphs that follow, each of which has been accounted for as a purchase transaction. The consolidated financial statements include the operating results of each business from the date of acquisition.

Business acquisitions

    The following business acquisitions were completed during the year ended December 31, 2000:

    GlobalBrain.net, Inc.  On May 31, 2000, the Company acquired the remaining 90% of the outstanding shares and all of the outstanding options of GlobalBrain.net, Inc., a company that develops search technology that passively learns and customizes search results for groups of people and individuals. Prior to the acquisition date, the Company held 10% of GlobalBrain.net's outstanding shares. The purchase consideration consisted of 293,962 shares of the Company's Class A common stock at a fair value of $20.48 per share, the assumption of options to purchase 26,868 shares of the Company's Class A common stock with a fair value of $10.03 per share, and acquisition costs of approximately $310,000.

F–29

    flyswat, Inc.  On May 31, 2000, the Company acquired 100% of the outstanding shares, options, and warrants of flyswat, Inc., a company that has launched technology that creates links to relevant Internet content and commerce services on any website or personal document. The purchase consideration consisted of 942,868 shares of the Company's Class A common stock at a fair value of $40.65 per share, the assumption of options to purchase 198,173 shares of the Company's Class A common stock with a fair value of $39.61 per share, the assumption of warrants to purchase 13,449 shares of the Company's Class A common stock with a fair value of $40.16 per share, forgave a note receivable of approximately $4.5 million and acquisition costs of approximately $537,000. The Company also recorded a write-off of in-process research and development of $3.8 million.

    Husdawg Communications, Inc.  On March 22, 2000, the Company acquired 100% of the outstanding shares of Husdawg Communications, Inc., an online electronic software registration company. The purchase consideration consisted of 141,963 shares of the Company's Class A common stock and the assumption of options to purchase 9,015 shares of the Company's Class A common stock, both at an average fair value of $47.92 per share, and acquisition costs of approximately $120,000.

    AllBusiness.com, Inc.  On March 7, 2000, the Company acquired 100% of the outstanding shares of AllBusiness.com, Inc., a web service designed to be a virtual partner for small and growing businesses. The purchase consideration consisted of 4,083,021 shares of the Company's Class A common stock at a fair value of $52.54 per share, the assumption of options to purchase 997,845 shares of the Company's Class A common stock at a fair value of $48.92 per share, and acquisition costs of approximately $3.4 million.

    Catalyst Advisors, Inc.  On February 14, 2000, the Company acquired 100% of the outstanding shares of Catalyst Advisors, Inc., a company that provides real-time financial newswires for active online investors. The purchase consideration consisted of 123,737 shares of the Company's Class A common stock at a fair value of $68.69 per share and acquisition costs of approximately $60,000.

F–30

    The following table summarizes the business acquisitions that were completed during the years ended December 31, 2000 and 1999 (in thousands):

Entity Name	Consideration		Date
2000:
GlobalBrain.net, Inc.	$6,600	Common stock and options assumed	May 2000
flyswat, Inc.	$47,254	Common stock, options and warrants assumed, forgiveness of debt	May 2000
Husdawg Communications, Inc.	$7,355	Common stock and options assumed	Mar. 2000
AllBusiness.com, Inc.	$266,736	Common stock and options assumed	Mar. 2000
Catalyst Advisors, Inc.	$8,559	Common stock	Feb. 2000
1999:
Snap and NBC Multimedia Division	$2,062,800	Common stock, options assumed and notes payable	Nov. 1999
Private One, Inc.	$2,201	Common stock	Aug. 1999
LiquidMarket, Inc.	$38,747	Common stock and options assumed	Aug. 1999
Paralogic Software Corporation	$35,396	Common stock and options assumed	June 1999
NetFloppy.com LLC	$1,440	Common stock and cash	May 1999
MightyMail Networks, Inc.	$23,114	Common stock and options assumed	May 1999
Focused Presense, Inc.	$1,695	Common stock	April 1999

    For acquisitions completed during the years ended December 31, 2000 and 1999, the Company placed an aggregate of 558,555 and 149,457 shares, respectively, of its Class A common stock into escrow accounts. These shares were to be released one year from the date of each individual acquisition upon the expiration of certain indemnification obligations. As of December 31, 2000, all shares related to acquisitions completed during 1999 had been released from escrow. Additionally, for acquisitions completed during the years ended December 31, 2000 and 1999, the Company placed an aggregate of 714,707 and 149,457 shares, respectively, of its Class A common stock into an escrow account which were to be released upon the achievement of certain performance milestones. As of December 31, 2000, 524,226 and 87,565, respectively, of these shares had been released. All shares are released to all selling shareholders based on their relative equity interests at the time of consummation of the individual acquisitions.

    All of the acquisitions described above have been accounted for as purchase business combinations and, accordingly, purchase prices have been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. For the years ended December 31, 2000 and 1999, $5.6 million and $380.2 million, respectively, of the aggregate purchase price was allocated to net tangible assets consisting primarily of a note receivable from NBC, investments, accounts receivable, fixed assets, and accounts payable and accrued liabilities. The historical carrying amounts of such net assets approximated their fair values. For the year ended

F–31

December 31, 2000 and 1999, $330.5 million and $1,782.7 million, respectively, of the aggregate original purchase prices was allocated to intangible assets as follows (in thousands):

	Year ended December 31,
Intangible asset			Life (months)
	2000	1999
Goodwill	$297,821	$1,670,678	24 - 84
Purchased technology	27,658	43,906	24 - 60
License to use brand names	—	34,200	60 - 84
Affiliate and other contracts	861	31,400	36 - 48
Acquired workforce	684	2,478	24 - 60
Memberships	3,443	—	24

	$330,467	$1,782,662

Valuation techniques

    Purchased in-process research and development.  The amounts allocated to purchased research and development were determined through established valuation techniques in the high-technology Internet industry (generally using an income approach) and were expensed upon acquisition, because technological feasibility had not been established and no future alternative uses existed. The values assigned to purchased in-process technology were determined by identifying the on-going research projects for which technological feasibility had not been achieved and assessing the state of completion of the research and development effort. The state of completion was determined by estimating the costs and time incurred to date relative to those costs and time to be incurred to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows only from the percentage of research and development efforts complete at the date of acquisition, and discounting the net cash flows back to their present value. The discount rate included a factor that took into account the uncertainty surrounding the successful development of the purchased in-process technology projects.

    Purchased technology.  To determine the values of purchased technology, the expected future cash flows of the existing developed technologies were discounted taking into account the characteristics and applications of the product, the size of existing markets, growth rates of existing and future markets, as well as an evaluation of past and anticipated product lifecycles.

    License to use brand names.  To determine the value of licensed brand names purchased, the royalty rate the Company would have had to pay if it had to license the brand names from a third party was estimated. This estimation was based on discussions with management, consideration of royalties paid for the licensing of similar trademarks, and consideration of the future earnings potential of the brand names.

    Affiliate and other contracts.  To determine the value of affiliate and other contracts purchased, the avoided cost approach was used, which considers the costs the Company would have incurred if not for its pre-existing relationships.

    Acquired workforce.  To determine the values of the acquired workforce, employees were identified who would require significant cost to replace and train. Then each employee's fully-burdened cost

F–32

(salary, benefits, overhead), the cost to train the employee, and the recruiting costs (locating, interviewing, hiring) were estimated. These costs were then summed up and tax effected to estimate the value of the assembled workforce.

    Memberships.  To determine the value of memberships, the replacement cost method was used, which considers the price a similar company would pay to acquire the members on an after-tax basis. The result is equivalent to the premium a purchaser would pay for a company with the membership already in place.

Business disposition

    AllBusiness.com, Inc.  On November 22, 2000, the Company contributed certain assets and liabilities of AllBusiness.com, a wholly-owned subsidiary, to a subsidiary (the "BV Subsidiary") of BigVine, Inc. ("BigVine"), a leading online barter marketplace for small business, in exchange for approximately 47% ownership of the BV Subsidiary. The Company also contributed approximately $16.1 million in cash directly to BigVine in exchange for 5% ownership of BigVine, for a combined ownership of approximately 49.9%. The Company recorded a loss on impairment of goodwill and other intangible assets of approximately $1.9 million in its statement of operations for the three months ended September 30, 2000. This amount represented the difference between the carrying value of the net assets contributed and the estimated fair value of the Company's interest in BigVine and the BV Subsidiary. The difference between the carrying amount of the investment and the underlying equity in net assets was recorded as goodwill, which totaled approximately $105.5 million, net of accumulated amortization as of December 31, 2000. This goodwill is being amortized over a period of three years.

    Subsequent to the disposition date, the Company has accounted for its investment in BigVine and its subsidiary using the equity method of accounting. This method requires the Company to record its proportionate share of BigVine and its subsidiary's operating loss in the statement of operations.  The following table presents unaudited summarized balance sheet and statement of operations information for AllBusiness.com as of November 22, 2000 and for the period from March 7, 2000 through November 22, 2000 (in thousands):

November 22, 2000
(unaudited)
Current assets	$3,055
Total assets	$205,960
Current liabilities	$1,391
Total stockholders' equity	$204,569
Period from March 7, 2000 through November 22, 2000
(unaudited)
Net revenue	$2,340
Net loss	$(88,898)

F–33

Unaudited pro forma financial information

    The following unaudited pro forma financial information combines the historical statements of operations for the entities listed below for the years ended December 31, 2000 and 1999, and gives effect to the transactions, including the amortization of goodwill and intangible assets and the recognition of interest income and expense, as if the business combinations had occurred at the beginning of each period presented:

  •
  GlobalBrain.net, Inc.;

  •
  flyswat, Inc.;

  •
  Husdawg Communications, Inc.;

  •
  Catalyst Advisors, Inc.;

  •
  the businesses related to NBC Multimedia Division;

  •
  Snap;

  •
  LiquidMarket, Inc.;

  •
  Paralogic Software Corporation; and

  •
  MightyMail Networks, Inc.

    The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transactions had been consummated at the dates indicated, nor is it necessarily indicative of future operating results of the combined companies and should not be construed as representative of these amounts for any future periods. The unaudited pro forma financial information does not include the results of operations of AllBusiness.com for the period in which it was a part of the Company, March through November 2000.

    The aggregate purchase price allocated to purchased in-process research and development for each applicable acquisition has been excluded from the pro forma information as it is a non-recurring item.

	Year ended December 31,
	2000	1999
Net revenues	$121,064	$102,662
Net loss	$(580,363)	$(426,770)
Net loss per share—basic and diluted	$(10.01)	$(8.38)
Number of shares used in per share caluculation—basic and diluted	57,956	50,918

F–34

14. Related party transactions

Notes payable to NBC

    Two subordinated zero coupon convertible notes were issued by the Company. The convertible notes will have an aggregate principal at maturity of $486.9 million and are convertible by the holders into a total of 5,809,388 shares of Class B common stock at any time after November 30, 2000. Both notes yield 4% per annum. The notes were recorded at their present value at issuance of $370.0 million. As of March 31, 2001 and December 31, 2000 and 1999, total principle payable was $370.0 million and total interest payable was $19.9 million, $16.1 million, and $1.2 million, respectively. For the three months ended March 31, 2001 and 2000, interest expense recognized related to these notes was $3.8 million and $3.7 million, respectively. For the years ended December 31, 2000 and 1999, interest expense recognized related to these notes was $14.9 million and $1.2 million, respectively. The convertible notes have a scheduled maturity date of November 30, 2006. The notes become immediately payable in cash or shares upon an event of default that includes bankruptcy, change in control, or failure to pay upon maturity. As of March 31, 2001, the estimated aggregate fair value of these notes was $231.7 million.

    The Company also has notes payable due to related parties primarily related to operating expenses paid on the Company's behalf prior to the NBCi transactions. As of March 31, 2001 and December 31, 2000 and 1999, the aggregate balance due to CNET and NBC was $14.4 million, $13.2 million, and $41.8 million, respectively.

Note receivable from NBC

    The Company received a promissory note from NBC with a principal value of $340.0 million, due on November 30, 2003. The note bears interest at 5.4% that compounds quarterly. Principal and interest payments are received by the Company in quarterly installments of $23.8 million. As of March 31, 2001 and December 31, 2000 and 1999, principle receivable was $241.5 million, $261.7 million, and $340.0 million, respectively, and interest receivable was $1.1 million, $1.2 million, and $1.5 million, respectively. Interest receivable is included in other current assets in the accompanying balance sheets. For the three months ended March 31, 2001 and 2000, interest income from this note totaled $3.4 million and $4.5 million, respectively. For the years ended December 31, 2000 and 1999, interest income from this note totaled $16.4 million and $1.5 million, respectively. As of March 31, 2001, the estimated fair value of this note was $239.4 million.

Advertising agreement with NBC

    The Company entered into an advertising agreement with NBC pursuant to which NBCi will purchase 15-, 30-, and 60-second advertising spots valued at $405.0 million over a four-year period on the NBC television network, CNBC, MSNBC, and NBC's owned and operated television stations. The advertisements are subject to standard terms and conditions generally applicable to such advertising. The advertising agreement may be terminated by NBC in the event of a change in control of the Company, a bankruptcy event with respect to NBCi, or a material breach by NBCi that is not cured within 30 days. The Company sells and records in cost of on-air advertising revenue a portion of the advertising it purchases from NBC to customers as part of an integrated media package as described in Note 1. For the three months March 31, 2001 and 2000, the Company incurred $18.8 million and

F–35

$20.1 million, respectively, of promotional expense related to the above agreement, of which, $1.8 million and $395,000, respectively, are included in cost of advertising revenue for on-air advertising sold to others. For the years ended December 31, 2000 and 1999, the Company incurred $91.7 million and $16.9 million, respectively, of promotional expense related to the above agreement, of which $7.1 million and $519,000, respectively, are included in cost of advertising revenue for on-air advertising sold to others.

    The following are the minimum future contractual expenditures required to be made under this agreement as of December 31, 2000 (in thousands):

Year ending December 31,	Advertising expenditure
2001	$89,000
2002	$89,000
2003	$118,428

Receivable from employees

    Included in receivables from employees is a loan granted to an officer of the Company in the amount of $4.0 million during 2000. This loan will be forgiven in full three years from the date of grant or upon the officer's termination from the Company without cause or good reason, which includes the consummation of the proposed Merger Agreement and Plan of Liquidation and Dissolution with NBC (as described in Note 17), if the employee is still employed by the Company at that time. If the employee leaves the Company any time prior to one of these events occurring, he will immediately become obligated to pay to the Company the remaining balance of the note at that time. Approximately $1.0 million has been amortized to compensation expense as of December 31, 2000.

15. Legal proceedings

    As of July 6, 2001, 13 complaints have been filed in the Court of Chancery for the State of Delaware, New Castle County on behalf of a purported class of our stockholders. In addition, as of June 11, 2001, two complaints have been filed in the Superior Court for the State of California, County of San Francisco and one complaint has been filed in the New York Supreme Court for the County of New York, each on behalf of a purported class of NBCi stockholders. These complaints name the Company, one or more current or former members of the Company's board of directors, NBC and/or General Electric Company (as the ultimate parent of NBC) as defendants and allege violations of the fiduciary duties of the Company's board of directors to its public stockholders in connection with the merger and the liquidation including the value of the merger consideration. The complaints seek, among other things, an injunction of the merger and the liquidation and unspecified damages. The plaintiffs have made no attempt so far to pursue an immediate injunction through a temporary restraining order. The Company believes these lawsuits are without merit and intends to contest vigorously the allegations made in the complaints. Based on information available to date, the Company does not believe the ultimate outcome of these matters will have a material adverse effect on its financial position, results of operations or cash flows.

    In July 2000, WebNext S.p.A. sent the Company a demand letter claiming that it had exercised a "put right" with respect to an internet site in Italy in which the Company owns a majority interest. The

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demand letter alleged that the value of the put was between $10.0 and $15.0 million. In addition, WebNext threatened to proceed to arbitration if this amount is not paid. In the Company's response to the demand letter, it denied the allegations for a number of reasons and expressed its view that the put right and the potential value associated with such right are indeterminable. The Company intends to defend this matter vigorously. The Company recently entered into a settlement and license agreement with WebNext under confidential terms.

    In June 2000, Sentius Corporation filed a suit against flyswat, a wholly-owned subsidiary of the Company, in the Northern District of California federal court, for patent infringement. Sentius claimed that flyswat infringed upon its patent for "system and method for linking streams of multimedia for reference material for display." flyswat received a written legal analysis and opinion from outside patent counsel that its products and services do not infringe Sentius' patent. flyswat filed an answer to this complaint in August 2000. This case went to mediation on May 8, 2001, but no resolution occurred. The Company believes that this lawsuit is without merit and intends to defend this suit vigorously. Based on information available to date, the Company does not believe the ultimate outcome of this matter will have a material effect on its financial position or results of operations.

    Two of the founders of LiquidMarket, Inc., a company acquired by Xoom.com, the Company's predecessor, each left Xoom.com at the time of the Xoom.com/LiquidMarket closing. Some unvested shares held by these individuals were not repurchased by the Company pursuant to the repurchase option in the applicable employee stock restriction agreement within the appropriate time period. As a result, each of the two founders is claiming damages of approximately $1.0 million. The Company intends to defend this matter vigorously. Based on information available to date, the Company does not believe that the ultimate outcome of this matter will have a material effect on its financial position or results of operations.

    In January 1998, Xoom.com became aware that Imageline, Inc. claimed to own the copyright related to specific images that a third party, Sprint Software Pty Ltd, had licensed to Xoom.com. Some clip art images that Imageline alleged infringed Imageline's copyright were included by Xoom.com in versions of its Web Clip Empire product and licensed by Xoom.com to third parties, including other software clip publishers. Xoom.com's contracts with such publishers require it to indemnify the publisher if copyrighted material licensed from Xoom.com infringes a copyright. In August 1998, the Company filed a lawsuit in the United States District Court for the Eastern District of Virginia against Imageline, certain parties affiliated with Imageline, and Sprint regarding its licensees' alleged infringement of Imageline's copyright in certain clip art that it licensed from Sprint. The lawsuit seeks, among other relief, disclosure of information from Imageline concerning the alleged copyright infringement, a declaratory judgment concerning the validity and enforceability of Imageline's copyrights and copyright registrations, a declaratory judgment regarding damages, if any, owed by the Company to Imageline, and indemnification from Sprint for damages, if any, owed by the Company to Imageline. There is no contractual limitation on Sprint's indemnification. While the Company is seeking indemnification from Sprint for damages, if any, there can be no assurance that Sprint will be able to fulfill the indemnity obligations under its license agreements with the Company. In September 1998, Imageline filed a counterclaim, which Imageline amended in January 1999, seeking up to $60.0 million in damages. In March 1999, the parties completed the discovery process and filed separate motions for summary judgment. In April 1999, the Court granted one of the Company's motions for partial summary judgment and stayed the case to allow Imageline to file all necessary copyright registration applications to cover the clip art images. Currently, trial on Imageline's remaining count of false

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advertising is scheduled for April 2001. The Company believes its liability related to this matter ranges from $0 to $10.0 million; however, the Company believes it is unlikely that the liability will exceed $1.0 million. Accordingly, the Company reserved $1.0 million for this potential liability, the expense of which was included in non-recurring charges for the year ended December 31, 1997. In April 2001, the Court granted summary judgment in the Company's favor on Imageline's final claim that remained before the Court.

    In February 2000, International Microcomputer Software, Inc., or IMSI, notified the Company that it intended to make a claim for indemnification pursuant to a contract with Xoom.com in connection with a $2.6 million judgment entered in favor of Imageline against IMSI. The judgment resulted from an arbitration award pertaining to a contract between Imageline and IMSI. The Company has notified IMSI that it denies any duty to indemnify IMSI in connection with its contractual dispute with Imageline. On March 21, 2001, IMSI, along with another licensee of Xoom.com's clip art, ArtToday.com, Inc., filed suit against the Company for indemnification of the $2.6 million judgment and related costs in California Superior Court. In May 2001, the Company filed a demurrer in response to this claim which the court granted on June 6, 2001. Additional third parties may ask the Company to indemnify them in connection with disputes with Imageline. The Company intends to defend this matter vigorously. Based on information available to date, management does not believe that the ultimate outcome of these matters will have a material effect on our financial position or results of operations.

    From time to time, the Company receives notices of alleged claims and threats in the ordinary course of business. It is management's belief that these alleged claims and threats will not have a material effect on its financial position or results of operations. Not withstanding the aforementioned, it is possible that the resolution of a claim or threat may have a material adverse affect on the Company's financial position, results of operations, or cash flows.

16. Quarterly Financial Data (unaudited) (in thousands, except per share data)

	Three months ended
	Mar. 31	June 30	Sept. 30	Dec. 31
2000:
Revenue	$30,123	$30,462	$31,302	$30,992
Gross profit	$20,212	$17,215	$17,465	$15,751
Net loss	$(107,106)	$(151,903)	$(157,840)[1]	$(244,958)[2]
Net loss per share—basic and diluted	$(1.91)	$(2.47)	$(2.52)	$(3.89)
Number of shares used in per share calculation—basic and diluted	56,067	61,444	62,579	63,034

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	Three months ended
	Mar. 31	June 30	Sept. 30	Dec. 31
1999:
Revenue	$4,422	$6,525	$8,956	$16,197
Gross profit	$1,643	$2,805	$4,881	$9,452
Net loss	$(3,308)	$(6,742)	$(8,564)	$(68,217)[3]
Net loss per share—basic and diluted	$(0.24)	$(0.40)	$(0.44)	$(2.18)
Number of shares used in per share calculation—basic and diluted	13,811	16,777	19,655	31,249

(1)
Includes $1.9 million in loss on impairment of goodwill and other intangible assets.

(2)
Includes $39.9 million in loss on impairment of goodwill and other intangible assets, $58.5 in loss on investments, and $5.9 million in equity in net loss of affiliated companies.

(3)
Includes $17.8 million of other non-recurring charges related to the closing of the NBCi formation transactions.

(4)
Gross profit declined by $516,000, $324,000, and $3.5 million, for the three months ended March 31, June 30, and September 30, 2000 from the amounts reported in the Company's Quarterly Reports on Form 10-Q and by $5.0 million in the three months ended December 31, 2000 from the amount reported in the Company's year end press release as a result of a reclassification of cost of on-air advertising revenue previously classified in the statement of operations captions, "Promotion and advertising provided by NBC" and "Sales and marketing." There was no change to previously reported operating loss or net loss as a result of the reclassification.

17. Subsequent events

    On April 8, 2001, the Company entered into a Merger Agreement and Plan of Liquidation and Dissolution with NBC pursuant to which all of the holders of the Company's Class A common stock would receive $2.19 in cash for each share of their Class A common stock. All remaining assets and liabilities of the Company would be distributed to NBC in a liquidating distribution. Completion of the transactions contemplated by the merger agreement and plan of liquidation is subject to various approvals by the Company's stockholders, including the approval of holders of a majority of all shares of the Company's Class A common stock, excluding shares with respect to which NBC has the right to vote or direct the vote.

    Also on April 8, 2001, the Class A members of the Board of Directors acknowledged that in the absence of a business combination with NBC or another third party, a significant scale down of the Company's operations would be advisable. Management is currently developing plans to execute on this contingency and expects to ultimately record charges to operations, which are not estimable at this time, if such a scale-down becomes necessary.

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APPENDIX A

AGREEMENT OF MERGER
AND PLAN OF LIQUIDATION AND DISSOLUTION

Dated as of April 8, 2001

Among

NBC Internet, Inc.,

National Broadcasting Company, Inc.

And

Rainwater Acquisition Corp.

i

ii

iii

AGREEMENT OF MERGER
AND PLAN OF LIQUIDATION AND DISSOLUTION

    AGREEMENT OF MERGER AND PLAN OF LIQUIDATION AND DISSOLUTION, dated as of April 8, 2001 (this "Agreement"), among NBC Internet, Inc., a Delaware corporation (the "Company"), National Broadcasting Company, Inc., a Delaware corporation ("NBC") and Rainwater Acquisition Corp., a Delaware corporation and a subsidiary of NBC ("Merger Sub").

W I T N E S S E T H:

    WHEREAS, NBC seeks to enter into this Agreement, which provides, among other things, for Merger Sub to merge with and into the Company (the "Merger");

    WHEREAS, the members of the Board of Directors of the Company elected by the holders of the Company's Class A Common Stock, par value $.0001 per share ("Class A Common Stock"), voting separately as a class (the "Class A Directors"), and NBC have negotiated the terms of the Merger;

    WHEREAS, each of (i) the Class A Directors and (ii) the members of the Board of Directors of the Company elected by the holders of the Company's Class B Common Stock, par value $.0001 per share ("Class B Common Stock" and collectively with the Class A Common Stock, "Common Stock"), voting separately as a class (the "Class B Directors"), voting as separate classes, have determined that the Merger and the Consideration (as defined below) to be paid in the Merger to holders of the Class A Common Stock are fair to and in the best interests of the holders of the Class A Common Stock and have approved this Agreement;

    WHEREAS, the Boards of Directors of the Company and Merger Sub have approved the Merger upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and Certificate of Incorporation of the Company;

    WHEREAS, at the Effective Time (as defined below) of the Merger, each share of Class A Common Stock shall be converted into the right to receive the Consideration (as defined below) from the Surviving Company (as defined below) as successor to the Company upon the Merger;

    WHEREAS, immediately following the Effective Time, the Surviving Company shall distribute its remaining assets and liabilities to NBC in cancellation of all of the outstanding shares of Class B Common Stock; and

    WHEREAS, this Agreement shall constitute a plan of liquidation and dissolution and, pursuant thereto, payment of the Consideration shall constitute an initial liquidating distribution, and the distribution by the Surviving Company of its remaining assets and liabilities to NBC shall constitute a final liquidating distribution.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

    SECTION 1.1.  Definitions.  As used in this Agreement, each of the following terms shall have the following meaning:

    "Affiliate"  means a Person that directly or indirectly, through one or more intermediaries, Controls, is controlled by, or is under common control with, the first mentioned Person. For purposes of this Agreement, the Company shall not be considered an Affiliate of NBC and NBC shall not be considered an Affiliate of the Company.

    "Board of Directors"  means the Board of Directors of the Company.

    "Business Day"  means any day other than a day on which banks in New York, New York or San Francisco, California are required or authorized to be closed.

    "Code"  means the Internal Revenue Code of 1986, as amended.

    "Company Material Adverse Effect"  means any materially adverse effect on (i) the assets or Liabilities of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to timely consummate any of the Transactions; provided, however, that in no event shall any effect that results from (A) any change in general economic conditions; (B) any change affecting the internet or media industry generally; (C) any failure by the Company to meet revenue and earnings estimates; or (D) the announcement of this Agreement (including the announcement of the liquidation and dissolution of the Company contemplated by this Agreement); or (E) except for purposes of Sections 3.3, 3.4, 3.5, 3.11(g), 3.14, 3.17, 3.21, 3.22, 3.23 and 3.24 hereof, any effect that results from compliance by the Company or any Subsidiary of the Company with the provisions of Sections 5.2 and 5.3 hereof, constitute or be considered in determining the existence of a Company Material Adverse Effect. As used in Section 3.18 hereof, "Company Material Adverse Effect" shall also include any materially adverse effect on the business of the Company and its subsidiaries, taken as a whole, subject to the foregoing provisos set forth in clauses (A) through (E).

    "Control"  (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

    "Dollars"  or "$" means United States dollars.

    "Equity Interest"  means with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock or other equity interests (including, without limitation, partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and loss, or distributions of assets, of the issuing Person) whether outstanding on the date hereof or issued after the date hereof, and any and all warrants, options or other rights to acquire (including without limitation, any securities convertible into or exchangeable for) any such Equity Interests.

    "ERISA"  means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act"  means the Securities Exchange Act of 1934, as amended, and the SEC rules and regulations promulgated thereunder.

    "HSR Act"  means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "Intellectual Property"  means all United States, state and foreign intellectual property, whether registered or unregistered, including, without limitation, all (i)(a) patents, inventions, discoveries, processes, designs, techniques, developments, technology and related improvements and know-how; (b) copyrights and works of authorship in any media, including computer programs, hardware, firmware, software, analyses, source and object code, applications, files, systems, databases, documentation and related items, Internet site content (including graphics, text, user interface and all other elements), advertising and promotional materials, and the materials or media embodying the foregoing; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, URLs, logos, trade dress, the goodwill of any business symbolized thereby and all common-law rights relating thereto; (d) trade secrets, rights in advertiser, customer, user, subscriber and vendor data, or

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other confidential or proprietary documents, files, analyses, lists, ways of doing business and/or information; and (ii) any and all registrations, applications, licenses and recordings related thereto.

    "Investments Sub"  means GE Investments Subsidiary, Inc., a Delaware corporation.

    "Knowledge"  means the actual knowledge of any of the executive officers of the Company or NBC, as the case may be.

    "Liabilities"  means, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required by GAAP to be reflected, in such Person's balance sheet or other books and records.

    "Minority Investment"  of the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other entity of which the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 5% of the Equity Interests but which is not a Subsidiary of the Company or such other Person.

    "NBC Material Adverse Effect"  means any materially adverse effect on the ability of NBC and Merger Sub to timely consummate the Transactions.

    "Person"  means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

    "SEC"  means the Securities and Exchange Commission.

    "Securities Act"  means the Securities Act of 1933, as amended, and the SEC rules and regulations promulgated thereunder.

    "Subsidiary"  of the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other entity of which the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiaries), (a) owns, directly or indirectly, 50% or more of the stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person or (b) serves as a general partner or managing member.

    "Tax Return"  means any return, declaration, report or similar statement required to be filed with any Governmental Authority with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

    "Taxes"  means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax they may become payable in respect therefore imposed by any Governmental Authority, whether disputed or not.

    "Third Party"  means a Person (or group of Persons) other than NBC and its Affiliates.

    "Transactions"  means the Merger and the Distribution.

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    SECTION 1.2.  Cross References.  As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite such term:

Term	Section
2000 Balance Sheet	3.9
401(k) Plan	6.10
Acquisition Agreement	5.4(d)
Acquisition Proposal	5.4(a)
Action	6.5(a)
Alternative Transaction	5.4(c)
Assumption	2.14(a)
Cap Ex Budget	3.15(a)(i)
Certificate of Merger	2.2
Class A Common Stock	Recitals
Class A Directors	Recitals
Class B Common Stock	Recitals
Class B Directors	Recitals
Closing	2.2
Closing Date	2.2
Common Stock	Recitals
Company Charter Documents	3.2
Company Disclosure Schedule	3
Company Employee Plan	3.11(a)
Company ESPP	2.8(b)
Company IP	3.18(a)
Company Option	2.8(a)
Company-Owned IP	3.18(b)
Company Permits	3.6(b)
Company SEC Reports	3.7(a)
Company Stockholders Meeting	3.13
Company Warrant	2.9(a)
Confidentiality Letter	6.3
Consideration	2.6(b)
Contracts	3.15(a)
D&O Insurance	6.5(b)
DGCL	Recitals
Dissenting Shares	2.7
Distribution	2.14(a)
Effective Time	2.2
ERISA Affiliate	3.11(a)
GAAP	3.7(b)
Governmental Authority	3.5(b)
Indemnification Agreements	6.5(a)
Indemnified Party	6.5(a)
Insurance Policies	3.20
Interim Period	5.1
IP Contract	3.20
Laws	3.5(a)
Liens	3.3(b)
Material Contracts	3.15(a)
Merger	Recitals

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Merger Sub Common Stock	2.6(a)
Minority Investment Documents	3.2
Option Consideration	2.8(a)
Option Notice	2.8(a)
Paying Agent	2.10(a)
Preferred Stock	3.3(a)
Privacy Rights	3.19
Proxy Statement	3.13
Reduction Plan	5.2
Requisite Stockholder Approvals	7.1(a)
Schedule 13E-3	3.13
Section 203	3.4
Subsidiary Documents	3.2
Superior Proposal	5.4(b)
Surviving Company	2.1
Termination Fee	8.3(a)
Underwater Warrants	2.9(a)

ARTICLE II

THE MERGER

    SECTION 2.1.  The Merger.  At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Company (hereinafter sometimes referred to as the "Surviving Company") under the name "NBC Internet, Inc."

    SECTION 2.2.  Effective Time.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, as promptly as practicable (and in any event within two Business Days) after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at the time of such filing or at such later time agreed to by NBC and the Company and specified in the Certificate of Merger (the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at such time as may be agreed upon by NBC and the Company, at the offices of Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, CA 94304, unless another place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII. The date of such closing is referred to herein as the "Closing Date".

    SECTION 2.3.  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) the Surviving Company shall possess all rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed of each of the Company and Merger Sub and all obligations belonging to or due to Merger Sub or the Company, all of which shall be vested in the Surviving Company without any further act or deed; and (ii) the Surviving Company shall be liable for all the obligations of Merger Sub and the Company.

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    SECTION 2.4.  Certificate of Incorporation; By-laws  (a)  Certificate of Incorporation. Unless otherwise determined by NBC prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated so as to read in its entirety in the form set forth in Exhibit A and shall be the Certificate of Incorporation of the Surviving Company until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

    (b) By-laws. The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Company until thereafter amended as provided in its Certificate of Incorporation and by the DGCL.

    SECTION 2.5.  Directors and Officers.  The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Company, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or until their earlier resignation, removal from office or death.

    SECTION 2.6.  Effect on Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of NBC, Merger Sub, the Company or the holders of any securities of the Company:

    (a)  Conversion of Common Stock of Merger Sub.  Each share of common stock of Merger Sub, par value $0.01 per share ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive the amount of the cash capital contributed by the holder of such Merger Sub Common Stock upon issuance thereof by Merger Sub.

    (b)  Conversion of Class A Common Stock of the Company.  Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and such shares held by the Company or any Subsidiary of the Company), shall be converted into the right to receive $2.19 in cash (the "Consideration") from the Surviving Company.

    (c)  Conversion of Class B Common Stock of the Company.  Each share of Class B Common Stock, issued and outstanding immediately prior to the Effective Time (other than such shares held by the Company or any of its Subsidiaries), shall remain outstanding as of the Effective Time as validly issued, fully paid and nonassessable shares of Class B common stock, par value $.0001 per share, of the Surviving Company, having all the same rights, privileges and preferences as the Class B Common Stock.

    (d)  Cancellation.  Each share of Class A Common Stock or Class B common stock held in the treasury of the Company or by any of its Subsidiaries immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor, and cease to exist.

    SECTION 2.7.  Dissenting Shares.  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time, and held by a holder who has the right to demand payment for and any appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision), who perfects his demand for the appraisal of the fair value of his shares of Class A Common Stock in accordance with the DGCL and, as of the Effective Time, has neither effectively withdrawn nor lost his right to make such demand (such shares of Class A Common Stock, the "Dissenting Shares"), shall not be converted into or represent a right to receive the Consideration pursuant to Section 2.6(b), but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

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    (b) Notwithstanding the provisions of Section 2.7(a), if any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) his right to make such demand, then as of the Effective Time or the occurrence of such event, whichever occurs later, such dissenting holder's shares of Class A Common Stock shall automatically be converted into and represent only the right to receive the Consideration as provided in Section 2.6(b) without interest thereon, upon surrender of the certificate or certificates representing such shares.

    (c) The Company shall give NBC (i) prompt notice of any written demands for appraisal of the fair value of any shares of Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company after the date hereof and (ii) the opportunity to participate in and, after the Effective Time, direct all negotiations and proceedings with respect to demands for appraisal or the payment of the fair cash value of any such shares under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal or the payment of the fair cash value of any shares and shall not, except with the prior written consent of NBC, settle or offer to settle any such demands.

    SECTION 2.8.  Treatment of Options and Employee Stock Purchase Plan.  (a) Not later than fifteen days (15) prior to the Effective Time, the Company shall send a notice (the "Option Notice") to all holders of options to purchase shares of Common Stock (each, a "Company Option"): (i) specifying that such options shall not be assumed in connection with the Merger, (ii) specifying that the vesting restrictions applicable to all Company Options outstanding at the time of such notice shall be eliminated such that no vesting restrictions remain thereon, and (iii) specifying that any Company Options outstanding as of the Effective Time shall terminate and be cancelled at such time and represent only the right to receive the Option Consideration as described in this Section 2.8(a). The Company shall permit each holder of a Company Option who desires to exercise all or any portion of such Company Option following receipt of the Option Notice to exercise any portion of such Company Option. All Company Options outstanding as of the Effective Time shall by virtue of the Merger, and without any action on the part of the holder thereof, be terminated and cancelled as of the Effective Time. The holder of each Company Option so cancelled shall be entitled to receive from the Company at the Effective Time or as soon as practicable thereafter from the Company in consideration for such cancellation an amount in cash equal to the product of (x) the number of shares subject to such Company Option and (y) the excess of the Consideration over the exercise price per share issuable upon exercise of such Company Option, adjusted for applicable withholding taxes (the "Option Consideration"). NBC and the Company agree to take all corporate or other action as shall be necessary to effectuate the foregoing.

    (b) Prior to the Effective Time, all rights to purchase shares of Common Stock outstanding under the Company's 1999 Employee Stock Purchase Plan (the "Company ESPP") immediately prior to such date shall be exercised and each share of Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive the Consideration payable in respect thereof, without the issuance of certificates representing issued and outstanding shares of Common Stock. Any Common Stock issued pursuant to the Company ESPP shall be deemed issued and outstanding at the Effective Time. The Company ESPP shall be terminated immediately following such exercises. NBC and the Company agree to take all corporate or other action as shall be necessary to effectuate the foregoing.

    SECTION 2.9.  Treatment of Warrants.  (a) Each warrant to purchase shares of Common Stock (each, a "Company Warrant") which has an exercise price per share that is equal to or greater than the Consideration (the "Underwater Warrants") shall be cancelled as of the Effective Time without consideration. Each Company Warrant (other than an Underwater Warrant) shall (A) become fully vested and exercisable as of the Effective Time, to the extent that it was not fully vested prior thereto, and (B) be cancelled by the Company and the holder thereof shall receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for such cancellation an amount in

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cash equal to the product of (a) the number of shares subject to such Company Warrant and (b) the excess of the Consideration over the exercise price per share issuable upon exercise of such Company Warrant, adjusted for applicable withholding taxes. NBC and the Company agree to take all corporate or other action as shall be necessary to effectuate the foregoing, and the Company shall use its commercially reasonable efforts to obtain, if required, prior to the Closing Date, such consent of each holder of a Company Warrant as shall be necessary to effectuate the foregoing.

    (b) As soon as practicable following the date hereof, the Company shall provide to the record holders of Company Warrants appropriate notice of such holders' rights thereunder.

    SECTION 2.10.  Surrender of Shares of Common Stock.  (a) Prior to the Effective Time, the Company shall appoint a bank or trust company that is reasonably satisfactory to the Company and NBC to act as agent (the "Paying Agent") for the payment of the Consideration.

    (b) The Surviving Company shall, at the Effective Time, provide the Paying Agent with the full amount of the Consideration, in immediately available funds. The Paying Agent shall invest the Consideration as directed by the NBC or the Surviving Company, as the case may be, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Company.

    (c) Promptly following the Effective Time, the Surviving Company shall instruct the Paying Agent to mail, no later than two Business Days after the Effective Time, to each holder of record of a certificate representing shares of Class A Common Stock converted upon the Merger pursuant to Section 2.6(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Paying Agent and shall be in such form and have such other provisions as NBC or the Surviving Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each holder of a certificate or certificates representing shares of Class A Common Stock converted upon the Merger pursuant to Section 2.6(b) may thereafter surrender such certificate or certificates to the Paying Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time. Upon the due surrender of certificates representing shares of Class A Common Stock that have been converted into the right to receive the Consideration, the Surviving Company shall cause the Paying Agent to pay the holder of such certificates in exchange therefor the applicable Consideration multiplied by the number of shares of Class A Common Stock represented by such certificate that have been so converted. Until so surrendered, each such certificate shall represent solely the right to receive the applicable Consideration relating thereto.

    (d) If payment of the Consideration in respect of converted shares of Class A Common Stock is to be made to a Person other than the Person in whose name a surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Company or the Paying Agent that such tax either has been paid or is not payable.

    (e) At and after the Effective Time, no further transfer of shares of Class A Common Stock which have been converted pursuant to this Agreement into Consideration shall be made, other than transfers of shares of Class A Common Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, certificates representing shares of Class A Common Stock that have been converted pursuant to this Agreement into Consideration are presented to the Surviving Company, they shall be cancelled and exchanged for the Consideration provided in Section 2.6.

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    (f)  The Consideration paid in the Merger shall be net to the holder of shares of Class A Common Stock without interest thereon, and shall be subject to reduction only for any applicable United States federal or other back-up withholding or stock transfer taxes payable by such holder.

    (g) Promptly following the date which is six months after the Effective Time, the Paying Agent shall deliver to the Surviving Company all cash, certificates and other documents in its possession relating to the Transactions, and the Paying Agent's duties shall terminate. Thereafter, each holder of a certificate representing shares of Class A Common Stock may surrender such certificate to the Surviving Company and (subject to any applicable abandoned property, escheat or similar law) receive in consideration therefor the aggregate Consideration relating thereto, without any interest thereon.

    (h) None of Merger Sub, the Surviving Company or the Paying Agent shall be liable to any holder of shares of Class A Common Stock for any cash or securities delivered to a public official pursuant to any abandoned property, escheat or similar Law.

    (i)  In the event the Surviving Company does not have adequate funds to provide the full Consideration to the Paying Agent at the Effective Time pursuant to Section 2.10(b) hereof, NBC agrees that immediately prior to the Effective Time it shall prepay all or such portion of the promissory note, dated November 30, 1999, in the original principal amount of $340,000,000 issued by NBC and held by Issuer, as is necessary to provide adequate additional funds to enable the Company to provide such Consideration in accordance with Section 2.10(b) hereof (after paying all fees and expenses of the Company incurred in connection with this Agreement). For the avoidance of doubt, NBC will also continue to make all regularly scheduled payments of principal and interest on such promissory note until the Effective Time. Any and all Equity Interests in the Surviving Company outstanding after the Effective Time, other than the Class B Common Stock held by NBC, shall be cancelled.

    SECTION 2.11.  Lost, Stolen or Destroyed Certificates.  In the event any certificates representing shares of Class A Common Stock shall have been lost, stolen or destroyed, the Paying Agent shall deliver the Consideration pursuant to Section 2.6, in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Surviving Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnity against any claim that may be made against the Surviving Company or the Paying Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

    SECTION 2.12.  Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to put the Surviving Company in possession of all assets and property of every description and every interest, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Company and Merger Sub, the Persons who were officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

    SECTION 2.13.  Conversion of Promissory Note.  (a) After satisfaction of the conditions to closing set forth in Article VII hereof and immediately prior to the Effective Time, (i) NBC will convert the Subordinated Zero Coupon Convertible Debenture of the Company dated November 30, 1999 in the principal amount of $39,477,953 held by NBC into shares of Class B Common Stock and (ii) Investments Sub will convert the Subordinated Zero Coupon Convertible Debenture of the Company dated November 30, 1999 in the principal amount of $477,416,845 held by Investments Sub into shares of Class B Common Stock, in each case pursuant to the optional conversion provisions contained in Section 2(a) of each such debenture. Investments Sub will then transfer all Class B Common Stock held by it to NBC.

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    (b) Each of Investments Sub and NBC hereby agrees that Company's execution and delivery of this Agreement and the consummation of the Transactions and the other transactions contemplated by this Agreement shall not constitute an Event of Default or otherwise be considered a breach of any provisions of the Subordinated Zero Coupon Convertible Debenture held by it.

    SECTION 2.14.  Plan of Liquidation and Dissolution.  (a) Immediately after the Effective Time, the Surviving Company shall make a final liquidating distribution to NBC, as sole stockholder of the Surviving Company, in exchange for all Class B Common Stock by transferring, assigning and delivering to NBC all of the Surviving Company's right, title and interest in and to all properties, assets and other rights owned or leased by, or licensed to Surviving Company, but excluding the full amount of the Consideration required to be provided by it to the Paying Agent pursuant to Section 2.10(b) hereof (the "Distribution"). In consideration for the Distribution, all Class B Common Stock shall be cancelled and NBC shall simultaneously assume and agree to pay, perform and discharge when due, any and all Liabilities (including Taxes) of the Surviving Company, but excluding the obligation to provide the Consideration to the Paying Agent pursuant to Section 2.10(b) hereof (the "Assumption").

    (b) On the Closing Date, after the Effective Time, the Distribution and the Assumption, the Surviving Company shall dissolve by filing a certificate of dissolution as contemplated by the DGCL with respect to the Surviving Company, together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL.

    (c) For all tax purposes, the Agreement shall constitute a plan of liquidation pursuant to Section 331 of the Code and payment of the Consideration shall constitute the initial liquidating distribution and the Distribution shall constitute the final liquidating distribution of the Surviving Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth (a) in the written disclosure schedule dated as of the date of this Agreement and previously delivered by the Company to NBC (the "Company Disclosure Schedule") (it being understood that the Company Disclosure Schedule shall be arranged in sections corresponding to the sections contained in this Agreement, and the disclosures in any section of the Company Disclosure Schedule shall qualify all of the representations in the corresponding section of this Article III and, in addition, all other sections in this Article III to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections), (b) in the Company SEC Reports (as defined in Section 3.7(a)) filed prior to the date hereof to the extent it is reasonably clear from a reading of the disclosure in such Company SEC Reports that such disclosure is applicable to the relevant representation and warranty contained herein or (c) in Contracts between the Company and any of its Subsidiaries, on the one hand, and NBC and any of its Subsidiaries, on the other hand, the Company hereby represents and warrants to NBC and Merger Sub as follows:

    SECTION 3.1.  Organization and Qualification; Subsidiaries.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate or other power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation or entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company together with the

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jurisdiction of incorporation or formation of each such Subsidiary and the percentage of each class or type of each such Subsidiary's outstanding Equity Interests owned by the Company or another Subsidiary of the Company.

    SECTION 3.2.  Certificate of Incorporation and By-laws.  The Company has heretofore made available to NBC a complete and correct copy of (a) its Certificate of Incorporation and By-laws as amended through the date hereof (the "Company Charter Documents"), (b) the Certificates of Incorporation and By-laws (or equivalent organizational documents) of, and any investor rights, voting, co-sale or other similar agreements applicable to, each of its Subsidiaries (the "Subsidiary Documents") and (c) the Certificates of Incorporation and By-laws (or equivalent organizational documents) and any investor rights, voting, co-sale or other agreements applicable to the Company or its Subsidiaries with respect to each of its Minority Investments (the "Minority Investment Documents"). Such Company Charter Documents and Subsidiary Documents, and, to the Company's knowledge, the Minority Investment Documents, are in full force and effect and no other charter or organizational documents or investor rights, voting, co-sale or other similar agreements are applicable to or binding on the Company or its Subsidiaries or Minority Investments. Neither the Company, any of its Subsidiaries nor, to the Company's knowledge, any Minority Investment is in violation of any provision of its Articles of Incorporation or By-laws or equivalent organizational documents.

    SECTION 3.3.  Capitalization.  (a) The authorized capital stock of the Company consists of 100,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock and 10,000,000 shares of Preferred Stock, $.0001 par value ("Preferred Stock"). As of March 31, 2001, (i) 39,019,243 shares of Class A Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued free of preemptive or similar rights, (ii) no shares of Common Stock were held by Subsidiaries of the Company, (iii) 10,286,317 shares of Class A Common Stock were issuable upon the exercise of Company Options then outstanding, (iv) 8,682,582 shares of unissued Common Stock were reserved for issuance under Company Employee Plans, (v) 244,004 shares of Class A Common Stock were issuable upon the exercise of Company Warrants then outstanding, (vi) 24,550,708 shares of Class B Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued free of preemptive or similar rights and (vii) no shares of Preferred Stock were issued and outstanding. Between March 31, 2001 and the date of this Agreement, the Company has not issued or reserved for issuance any Class A Common Stock, Company Options or other Equity Interests of the Company, except the issuance of Class A Common Stock as a result of the exercise of Company Options outstanding at March 31, 2001. Between December 31, 2000 and the date of this Agreement, neither the Company nor any of its Subsidiaries has declared or paid any dividend or distribution in respect of any of its Equity Interests and neither the Company nor any of its Subsidiaries has repurchased, redeemed or otherwise acquired any Equity Interests of the Company or any of its Subsidiaries, and the Board of Directors has not resolved to do any of the foregoing.

    (b) Neither the Company nor any of its Subsidiaries owns any Minority Investments in any Person that is not a Subsidiary. All of the outstanding Equity Interests of the Company's Subsidiaries and all of the Equity Interests of the Minority Investments owned by the Company or its Subsidiaries are duly authorized, validly issued, fully-paid and nonassessable, and all such shares are owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever ("Liens") or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Equity Interests) and were issued in compliance with all applicable federal and state securities Laws.

    (c) Section 3.3(c) of the Company Disclosure Schedule sets forth the total outstanding Company Options and Company Warrants as of March 31, 2001 (other than all Underwater Warrants and all Company Options that have an exercise price per share that is equal to or greater than the Consideration), together with the aggregate exercise price therefor and the total number of shares of

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Company Common Stock subject thereto. Except as set forth in Section 3.1 or 3.11 or this Section 3.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company or any of its Subsidiaries relating to the issued or unissued Equity Interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, sell, repurchase, redeem or otherwise acquire any Equity Interests of the Company or any of its Subsidiaries.

    (d) As of the date hereof, the only outstanding indebtedness for borrowed money of the Company and its Subsidiaries is set forth in Section 3.3(d) of the Company Disclosure Schedule.

    SECTION 3.4.  Authority Relative to this Agreement.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action of the Company other than the adoption of this Agreement by the Company's stockholders in accordance with the DGCL and the Company Charter Documents, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than the adoption of this Agreement by the Company's stockholders in accordance with the DGCL, including, to the extent applicable, Section 203 of the DGCL ("Section 203") and the Company Charter Documents and the filing and recordation of the appropriate documents with respect to the Merger in accordance with the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by NBC and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, or other Laws affecting the rights of creditors generally, and to the extent that the availability of equitable remedies may be limited by equitable principles.

    SECTION 3.5.  No Conflict; Required Filings and Consents.  (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the Transactions will not, (i) conflict with or violate the Company Charter Documents, the Subsidiary Documents or the Minority Investment Documents, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) and (iii) of subsection (b) of this Section 3.5 have been obtained and all filings described in such clauses have been made, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its Minority Investments or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or alteration of rights under or require the consent or approval of any Person under, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries or, to the knowledge of the Company, Minority Investments pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, joint venture, limited liability or partnership agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective material properties is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 3.5(a), for any conflict, violation, breach, default, impairment, right or lack of consent or approval that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local court or governmental or regulatory authority or agency, domestic or foreign (each, a "Governmental

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Authority"), except (i) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or (ii) consents, approvals, authorizations, permits, filings or notifications which have heretofore been obtained or made, as the case may be, by the Company and are in full force and effect. The consummation of the Transactions will not result in the lapse or termination of any Company Permits (as defined below) or the breach of or default under any Company Permit, except for such lapses, terminations, breach or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.6.  Compliance; Permits.  (a) Neither the Company nor any of its Subsidiaries has failed to comply with, or has been in breach of or is in conflict with, or in default or violation of (i) any material Law applicable to the Company or any of its Subsidiaries or by which any of their respective material properties is bound or (ii) any Material Contract except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    (b) The Company and its Subsidiaries have, and are in compliance with, all domestic and foreign permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company and its Subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.7.  SEC Filings; Financial Statements.  (a) The Company and its predecessors have filed on a timely basis all forms, reports and documents required to be filed with the SEC since July 12, 1999 (all forms, reports and documents filed by the Company and its predecessors with the SEC since July 12, 1999 are referred to herein as the "Company SEC Reports"). No Subsidiary of the Company is required to file any form, report, statement, schedule, registration statement or other document with the SEC. The Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder, each as in effect on the date so filed or amended, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the audited and unaudited consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Reports), and each fairly presents the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and do not contain all of the footnote disclosures required by GAAP.

    SECTION 3.8.  Absence of Certain Changes or Events.  Since December 31, 2000, the Company and its Subsidiaries have conducted business in the ordinary course and there has not occurred: (i) any material adverse change in the assets or Liabilities of the Company and its Subsidiaries taken as a whole or any events, developments or circumstances that would, individually or in the aggregate, reasonably be expected to result in such a material adverse change, in each case other than any changes arising after the date hereof as a result of any actions taken pursuant to Section 5.2 or 5.3 hereof, any change in general economic conditions, any change affecting the internet or media industry generally, any failure by the Company to meet revenue and earnings estimates or the announcement of

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this Agreement (including the announcement of the liquidation and dissolution of the Company contemplated by this Agreement); (ii) any amendment or change in the Company Charter Documents; (iii) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices (other than changes required by GAAP); (v) other than in the ordinary course of business, any purchase, acquisition, sale or other disposition of a material amount of assets of the Company or any of its Subsidiaries; (vi) any granting of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 2000 that have been delivered to NBC; (vii) any granting of any increase in compensation payable or to become payable to any officer or key employee of the Company or any of its Subsidiaries; or (viii) any material tax election, any material change in method of accounting with respect to Taxes or any compromise or settlement of any proceeding with respect to any material Tax liability.

    SECTION 3.9.  No Undisclosed Liabilities.  As of December 31, 2000, neither the Company nor any of its Subsidiaries had any liabilities, contingent or otherwise, except liabilities (a) adequately provided for in the Company's audited balance sheet (including any related notes thereto) as of December 31, 2000 included in the Company's Annual Report of Form 10-K for the year ended December 31, 2000 (the "2000 Balance Sheet"), or (b) that, had they been known to the Company at the time of the preparation of the 2000 Balance Sheet, would not have been required under GAAP to be reflected on the 2000 Balance Sheet or disclosed in the notes thereto. Since December 31, 2000, the Company and its Subsidiaries have only incurred liabilities (x) as set forth in the Company SEC Reports filed prior to the date hereof, (y) in the ordinary course of business consistent with past practice, or (z) after the date hereof pursuant to Section 5.2 and 5.3 hereof and which, in the case of clause (y) of this Section 3.9, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.10.  Absence of Litigation.  There are no suits, claims, actions, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against or involving any properties or rights of the Company or any of its Subsidiaries, which would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Section 2.10 of the Company Disclosure Schedule sets forth as of the date of this Agreement the suits, claims, actions, proceedings and investigations pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries which if adversely determined would result in a liability to the Company in excess of $100,000. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement no officer of the Company or any Class A Director, and no officer or director of the Company's Subsidiaries, has been served with or otherwise has written notice of a written complaint naming such officer or director as a defendant in any litigation commenced by stockholders of the Company or any of its Subsidiaries with respect to the performance of his or her duties as an officer and/or director of the Company or any of its Subsidiaries under any federal or state Law (including litigation under federal and state securities Laws).

    SECTION 3.11.  Employee Benefit Plans; Employment Agreements.  (a) The Company has made available to NBC copies of each of its written Company Employee Plans and a written summary of any unwritten Company Employee Plans. "Company Employee Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, perquisite, understanding or arrangement providing benefits to any current or former director, officer, employee or consultant (or to any spouse, dependent or beneficiary thereof) of the Company or any

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ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, including all employment, severance, retirement, incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, fringe benefit, or stock-based compensation plans, policies, programs, practices, agreements, perquisites, understandings or arrangements. "ERISA Affiliate" shall mean any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code. Each of the severance agreements between the Company or any of its Subsidiaries and any of their respective employees is substantially in the form of the form of severance agreement previously provided to NBC by the Company.

    (b) With respect to each Company Employee Plan, the Company has made available to NBC, prior to the date hereof, true and complete copies of (i) plan instruments and amendments, summary plan descriptions, and summaries of material modifications (and written summaries of any unwritten Company Employee Plans or modifications to Company Employee Plans), (ii) to the extent annual reports on Form 5500 are required with respect to any Company Employee Plan, the most recent annual report and attached schedules for each Company Employee Plan as to which such report is required to be filed, and (iii) where applicable, the most recent notification or determination letter and actuarial reports.

    (c) Neither the Company nor any ERISA Affiliate during the past six (6) years has maintained, contributed to or had an obligation to contribute to or maintain a Company Employee Plan subject to Title IV of ERISA (including, without limitation, any "multiemployer plan" as defined in Section 3(37) of ERISA) or to Section 412 of the Code. No Company Employee Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA that remains unsatisfied.

    (d) Each Company Employee Plan is and has been operated in all material respects in compliance with its terms and all applicable Laws. The Company has made all contributions required to be made by it up to and including the date hereof with respect to each Company Employee Plan, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    (e) (i) Each Company Employee Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter as to its qualification or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan, and to the Knowledge of the Company nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (ii) to the Knowledge of the Company, no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with an ERISA Affiliate to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws; (iii) to the Company's Knowledge, no "prohibited transaction" (as such term is defined in ERISA section 406 and Code Section 4975) and not otherwise exempt under Section 4975 of the Code or Sections 408 of ERISA or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Employee Plan; and (iv) no Company Employee Plan provides retiree welfare benefits and neither the Company nor any of its Subsidiaries has any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code; and neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to any entity that has engaged in, a transaction described in Section 4069 or 4212(c) of ERISA that would, in

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the case of each of clauses (ii) or (iv), individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    (f)  With respect to any Company Employee Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

    (g) Except as set forth in Section 2.8 of this Agreement, no Company Employee Plan exists that could result in the payment to any present or former director, officer, employee or consultant of the Company or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its Subsidiaries as a result of the consummation of the Transactions or as a result of the termination of employment of any such employee within a specified period of time after such consummation.

    SECTION 3.12.  Labor Matters.  There are no strikes, slowdowns, work stoppages or lockouts pending or, to the Knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective employees. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the Knowledge of the Company, the Company and each of its Subsidiaries is in compliance with all applicable Laws, agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment except for failures so to comply, if any, that, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.13.  Proxy Statement, Schedule 13E-3.  The proxy statement to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the adoption of this Agreement and approval of the Transactions (the "Company Stockholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become untrue or misleading. The Statement on Schedule 13E-3 (such Statement, as amended or supplemented, is referred to herein as the "Schedule 13E-3") to be filed by the Company concurrently with the filing of the Proxy Statement, will not, at the time it is first filed with the SEC, and at any time it is amended or supplemented and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement and the Schedule 13E-3 shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or on behalf of NBC or Merger Sub in writing specifically for inclusion in the Proxy Statement or the Schedule 13E-3.

    SECTION 3.14.  Restrictions on Business Activities.  There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of any business after the Effective Time by the Surviving Company or any of its Subsidiaries or the NBC or any of its Affiliates, including, without limitation, any agreements that expressly limit the ability after the Effective Time of the

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Surviving Company or any of its Subsidiaries or the NBC or any of its Affiliates, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period of time.

    SECTION 3.15.  Material Contracts.  (a) Section 3.15(a) of the Company Disclosure Schedule accurately lists the following legally binding contracts, agreements, commitments, arrangements, leases, licenses, policies and instruments, whether written or oral ("Contracts") undertaken by or for the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound (collectively, "Material Contracts"):

       (i) any Contract involving commitments to others to make capital expenditures involving $25,000 or more in any one case, except Contracts for which the obligations of the Company and its Subsidiaries are fully reflected in the capital expenditure budget of the Company for the fiscal quarter ending June 30, 2001 previously provided to NBC (the "Cap Ex Budget");

      (ii) (A) any Contract relating to any direct or indirect indebtedness for borrowed money (including but not limited to loan agreements, lease-purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit), or (B) any conditional sales contracts, chattel mortgages, equipment lease agreements, and other security arrangements with respect to personal property with a value in excess of $25,000 in each instance used or owned by the Company or any of its Subsidiaries;

      (iii) any lease for real property;

      (iv) any Contract containing covenants limiting the ability of the Company or any of its Subsidiaries to compete in any line of business with any person or in any area or territory;

      (v) any material license agreement either as licensor or licensee, or any other agreement of any type relating to any of the material Intellectual Property owned or used by the Company or any of its Subsidiaries;

      (vi) (A) any Contract for advertising, promotion, distribution, content or anchor tenancy providing for payments by or to the Company or any of its Subsidiaries, whether in cash or Equity Interests, in excess of $25,000 and (B) any material content Contract;

     (vii) any Contract with any consultant providing for the payments by the Company or any of its Subsidiaries, whether in cash or Equity Interests, in excess of $100,000; and

     (viii) any Contract not covered by any of the other items of this Section 3.15 that provides for payments by the Company, whether in cash or Equity Interests, or performance of other obligations, in excess of $50,000, except Contracts that may be terminated without liability, obligation or penalty by the Company or its Subsidiary on not more than 30 days' notice.

    (b) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is, and to the Company's knowledge no other party is, in default or breach of any Material Contract, except for those defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and as of the date of this Agreement there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, except for those defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is not a party to any Material Contract that is required to be disclosed as an exhibit to the SEC Documents in accordance with the rules and regulations of the SEC that has not been so disclosed. All advertising agreements referred to in Section 3.15(a)(vi) are substantially in the form of the form of advertising agreement previously provided to NBC by the Company.

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    SECTION 3.16.  Taxes.  The reserves for Taxes as shown on the 2000 Balance Sheet are sufficient for the payment of all accrued but unpaid Taxes of the Company and each of its Subsidiaries, for all periods ending on or prior to December 31, 2000. All Tax Returns required to be filed by the Company and its Subsidiaries have been filed when due in accordance with all applicable Laws. To the Knowledge of the Company, all such Tax Returns were correct and complete as filed in all material respects in accordance with all applicable Laws. All Taxes shown to be due on such Tax Returns have been timely paid, withheld or remitted to the appropriate taxing authority, the Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable and, to the Knowledge of the Company, there is no audit, dispute, claim, action, proceeding or investigation pending or threatened with respect to any such Tax Returns or any Taxes shown thereon. Neither the Company nor any of its Subsidiaries has received any written notice of any deficiency with respect to the payment of any Taxes. Neither the Company nor its Subsidiaries are party to, bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person. There are no Liens with respect to Taxes on any of the assets or properties of the Company or any of its Subsidiaries other than with respect to Taxes not yet due and payable. The Company and its Subsidiaries (i) are not, and have not been, a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which is the Company, and (ii) have no liability for the Taxes of any Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor, by contract or otherwise.

    SECTION 3.17.  Brokers.  None of the Company, its Subsidiaries or their respective officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions or financial advisors' or finders' fees in connection with the Transactions, other than Dresdner Kleinwort Wasserstein, Inc., the fees and expenses of which shall be borne by the Company. The Company has heretofore furnished to NBC complete and correct copies of all agreements between the Company and its Subsidiaries and its financial advisors pursuant to which such firms would be entitled to any payment relating to the Transactions or this Agreement.

    SECTION 3.18.  Intellectual Property.  (a) The Company and its Subsidiaries own, are licensed or otherwise have the right to use all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries (the "Company IP"), in the fashion such Intellectual Property has been used in the business of Company and its Subsidiaries prior to the Closing, except where the failure to own or be licensed or otherwise have such rights in any such Company IP, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

    (b) to Company's Knowledge, the Company IP that is owned in whole or in substantial part by Company and/or its Subsidiaries ("Company-Owned IP") is enforceable and unexpired, has not been abandoned and is free of all liens, except to the extent such unenforceablity, expiration or abandonment would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

    (c) neither the Company nor any of its Subsidiaries has received any written notice with respect to any alleged infringement or unlawful use by the Company or its Subsidiaries of any Intellectual Property right owned or alleged to be owned by any Third Party that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and to the Company's Knowledge, the use of the Company IP in the business of Company and its Subsidiaries prior to Closing has not infringed or misappropriated the Intellectual Property right of any Third Party in a fashion that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

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    (d) to the Company's Knowledge, the Company-Owned IP is not being infringed by any Third Party in any fashion that has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect prior to the Closing;

    (e) the Company has taken reasonable steps to protect and maintain the rights in the Company-Owned IP; and

    (f)  no government action is outstanding or pending, or to the Company's Knowledge, threatened, that seeks to limit or challenge the validity, enforceability, ownership or use of any Company IP, in either case in a fashion that would reasonably be expected to have a Company Material Adverse Effect.

For purposes of this Section 3.18, "Company IP" will exclude any and all Intellectual Property licensed or otherwise provided to Company or its Subsidiaries by NBC or its Affiliates (other than Company and its Subsidiaries), including without limitation any Intellectual Property provided or licensed under that certain Brand Integration and License Agreement between Company and NBC dated May 8, 1999.

    SECTION 3.19.  Privacy Rights.  The Company (i) takes all necessary and advisable actions to prevent any Person from unauthorized or improper use of or access to its systems or services or the information of any other Person contained therein; and (ii) complies with all governing industry standards and sound and reputable business practice regarding rights of any Person concerning confidential information or personal privacy, including all rights provided under international, foreign, U.S. and state laws, treaties, compacts or directives respecting invasion of privacy or the obtaining, storing, using or transmitting of personal information of any type; except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.20.  Insurance.  The Company has made available to NBC all material fire and casualty, general liability, business interruption and other insurance policies (collectively, "Insurance Policies") maintained by the Company or any of its Subsidiaries. Such policies are in full force and effect as of the date of this Agreement and with respect to all policies neither the Company nor any of its Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy.

    SECTION 3.21.  No Rights Plan.  Neither the Company nor any of its Subsidiaries has any rights plan or similar preferred stock purchase plan or similar arrangement.

    SECTION 3.22.  Opinion of Financial Advisor.  The Board of Directors has received the opinion of Dresdner Kleinwort Wasserstein, Inc., financial advisor to the Board of Directors, to the effect that, as of the date of this Agreement, the Consideration to be received in the Merger by the holders of shares of Class A Common Stock (other than NBC and its Affiliates) is fair to such holders from a financial point of view. A true and complete copy of such written opinion has been, or as soon as practicable will be, delivered to NBC.

    SECTION 3.23.  Board Approvals.  (a) The Class A Directors and the Class B Directors, voting as separate classes, have unanimously determined that the Merger and the Consideration to be paid to the holders of Class A Common Stock in the Merger are fair to and in the best interests of the holders of Class A Common Stock and have unanimously approved this Agreement. The Board of Directors of the Company, at a meeting duly called and held on April 8, 2001, has unanimously (i) determined that this Agreement and the Merger and the Consideration to be paid to the holders of Class A Common Stock are fair to and in the best interests of the holders of Class A Common Stock and (ii) resolved to recommend that the holders of the shares of Common Stock adopt this Agreement and approve the Merger and the other Transactions.

    (b) By unanimous written consents, the Boards of Directors of the Company and Merger Sub (in accordance with Sections 141(f) and 203 of the DGCL) have (i) approved this Agreement and the Transactions and (ii) declared the advisability thereof.

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    SECTION 3.24.  Votes Required.  Under the DGCL (including, without limitation, Section 203), the Company's Charter Documents and any other applicable Law or stock exchange rules, the only vote required of the holders of any class or series of the Company's Equity Interests necessary to adopt this Agreement and to approve the Transactions is the approval, assuming a quorum is present, of (i) a majority of the shares of Class A Common Stock and Class B Common Stock voting together as a single class, (ii) a majority of the shares of Class A Common Stock voting as a single class and (iii) a majority of the shares of Class B Common Stock voting as a single class.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NBC

    NBC hereby represents and warrants to the Company as follows:

    SECTION 4.1.  Organization and Good Standing.  Each of NBC and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect.

    SECTION 4.2.  Capitalization.  The authorized capital stock of the Merger Sub consists solely of 100 shares of Merger Sub Common Stock, all of which shares of Merger Sub Common Stock are owned by NBC and are validly issued and outstanding, fully paid and nonassessable and free of preemptive or similar rights. No shares of Merger Sub Common Stock are issuable upon the exercise or conversion of options, warrants or convertible securities of any kind.

    SECTION 4.3.  Authority Relative to this Agreement.  Each of NBC and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Merger Sub, and the consummation by NBC and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action of NBC and Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by each of NBC and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Parties, constitutes the legal, valid and binding obligation of each of NBC and Merger Sub, enforceable against NBC and Merger Sub in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally and to the extent that the availability of equitable remedies may be limited by equitable principles.

    SECTION 4.4.  No Conflict; Required Filings and Consents.  (a) The execution and delivery of this Agreement by each of NBC and Merger Sub do not, and the performance of this Agreement by NBC and Merger Sub and the consummation of the Transactions will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of NBC or Merger Sub, as the case may be, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) and (iii) of Section 4.4(b) have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to NBC or Merger Sub or by which NBC or Merger Sub or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of NBC or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which NBC or Merger Sub

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is a party or by which NBC or Merger Sub or any of their respective material properties is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 4.4(a), for any conflict, violation, breach, default, impairment or right that would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect.

    (b) The execution and delivery of this Agreement by NBC and Merger Sub do not, and the performance of this Agreement by NBC and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Exchange Act, state securities Laws, the pre-merger notification requirements of the HSR Act and filings and consents under any similar non-competition Laws, (C) filings and consents as may be required under any environmental, health or safety Law pertaining to any notification, disclosure or required approval triggered by the Transactions, and (D) the filing and recordation of the appropriate documents with respect to the Transactions in accordance with the DGCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect, or (iii) consents, approvals, authorizations, permits, filings or notifications which have heretofore been obtained or made, as the case may be, by NBC or Merger Sub and is in full force and effect.

    SECTION 4.5.  Absence of Litigation.  As of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of NBC, threatened against NBC or Merger Sub before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which seeks to enjoin or otherwise challenges the consummation of the Transactions or would reasonably be expected to have a NBC Material Adverse Effect.

    SECTION 4.6.  Proxy Statement; Schedule 13E-3.  The information supplied or to be supplied in writing by or on behalf of NBC or Merger Sub specifically for inclusion (i) in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become untrue or misleading or (ii) the Schedule 13E-3, to be filed by the Company concurrently with the filing of the Proxy Statement, will not at the time it is first filed with the SEC, and at any time it is amended or supplemented and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Contracts undertaken by or for NBC or any of its Subsidiaries and to which NBC or any of its Subsidiaries is a party, or by which it or any of its Subsidiaries is bound, exist between NBC or any of its Subsidiaries, on the one hand, and any Class A Director or officer of the Company, on the other hand, other than those referenced in the Company SEC Reports. Notwithstanding the foregoing, NBC makes no representation or warranty with respect to any information supplied by the Company that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement or the Schedule 13E-3.

    SECTION 4.7.  Brokers.  None of NBC or Merger Sub or its officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions or financial advisors' or finders' fees in connection with the Transactions.

    SECTION 4.8.  No Prior Activities of Merger Sub.  Merger Sub was incorporated on April 6, 2001. Except in connection with its incorporation or the negotiation and consummation of this Agreement and the Transactions, Merger Sub has no material properties or assets or incurred any obligation or

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liability and has not engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person. Merger Sub has no Subsidiaries.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.1.  Conduct of Business by the Company Pending the Merger.  The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time (the "Interim Period"), except as set forth in Section 5.1 of the Company Disclosure Schedule or Section 5.2 or 5.3 of this Agreement or with the prior written consent of NBC, the Company shall conduct its business and shall cause the businesses of its Subsidiaries (including with respect to the collection of accounts receivable and the payment of accounts payable) to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business. By way of amplification and not limitation, except as provided in this Agreement, neither the Company nor any of its Subsidiaries shall, during the Interim Period, except as set forth in Section 5.1 of the Company Disclosure Schedule or in Section 2.8, 5.2 or 5.3 of this Agreement, directly or indirectly do, or propose or agree to do, any of the following without the prior written consent of NBC, provided that solely in the case of actions set forth in clause (c), (i), (j), (k), (l) or (t) below if such consent is not denied within three (3) business days after receipt of written notice by NBC in accordance with the provisions hereof, such consent shall be deemed granted:

    (a) amend or otherwise change the Company Charter Documents or any of the Subsidiary Documents or agree to any change in the Minority Investment Documents;

    (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any Equity Interests of the Company or any of its Subsidiaries (except for the issuance of shares of Class A Common Stock issuable upon the exercise of Company Options and Company Warrants outstanding on the date hereof);

    (c) sell, pledge, dispose of, mortgage, otherwise encumber or subject to any Lien any assets of the Company or any of its Subsidiaries (except for sales of immaterial assets on an arms-length basis having a fair market value not in excess of $10,000 in any individual transaction or $20,000 in the aggregate);

    (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its Equity Interests, (ii) split, combine or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests, (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of the Company's or its Subsidiary's securities, including shares of Class A Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of an Equity Interests in the Company;

    (e) (i) (A) incur any indebtedness for borrowed money, (B) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (C) make any loans, advances (other than to employees of and consultants to the Company for travel and other reasonable and customary expenses incurred in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect wholly-owned Subsidiary of the Company or (D) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or (ii) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the transactions prohibited by this Section 5.1(e);

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    (f)  (i) grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under the severance or termination pay policies in effect on the date hereof except as required by any existing policies or agreements, (ii) enter into any employment agreements or increase any compensation or benefits (whether payable in cash, stock or otherwise) payable or to become payable to any of its employees except as required by any existing agreements, or (iii) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, trust, fund, program, practice, understanding, perquisite, contract, policy or arrangement for the benefit of any current or former director, officer, employee or consultant or any of their spouses, dependents or beneficiaries, except, in each case, as may be required by law;

    (g) take any action to change any of the accounting policies or procedures used by it (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by GAAP;

    (h) make any material tax election or settle or compromise any United States federal, state, local or non-United States material tax liability, make or change any method of accounting with respect to any Tax, file any amended Tax Return with respect to any material Tax or settle or compromise any material federal, state, local or foreign Tax liability;

    (i)  pay, discharge or satisfy any claim, liability or obligation, including without limitation any litigation, investigation, arbitration or other proceeding, in excess of $25,000 in any individual case or $250,000 in the aggregate;

    (j)  acquire or agree to acquire any assets, other than (i) supplies in the ordinary course of business consistent with past practice or (ii) furniture, fixtures and equipment on order, in each case not exceeding $10,000 in any individual transaction or $20,000 in the aggregate;

    (k) make any capital expenditures other than as set forth in the cash forecasts previously provided to NBC and in any event not exceeding $5,000 for any individual transaction or $20,000 in the aggregate, in each case other than pursuant to any currently existing Contracts included in the Cap Ex Budget;

    (l)  pay, discharge or satisfy any material claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (x) liabilities or obligations in accordance with their terms as in effect on the date hereof, or (y) claims settled or compromised to the extent permitted by Section 5.1(i), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

    (m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Transactions);

    (n) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

    (o) make any investment in any other entity or business, whether by means of a purchase of Equity Interests or assets, or by any other manner;

    (p) amend or modify in any material respect or terminate any material existing IP Contract, execute any new IP Contract that would be material to the business of the Company and its Subsidiaries taken as a whole, sell, license or otherwise dispose of, in whole or in part, any material Company IP, and/or subject any material Company IP to any material Lien other than license for any generally commercially available software;

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    (q) enter into any agreement prohibiting or impairing the conduct of any business after the Effective Time by the Surviving Company or any of its Subsidiaries or NBC or any of its Affiliates, including, without limitation, any agreements that expressly limit the ability of after the Effective Time of the Surviving Company or any of its Subsidiaries or NBC or any of its Affiliates to compete in or conduct any line of business or compete with any Person in any geographic area or during any period of time;

    (r) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's Affiliates, directors or officers or any holder, beneficially or of record, of more than five percent (5%) of any class of the Company's capital stock;

    (s) commence any litigation, or commence any other proceeding before any Governmental Authority;

    (t)  enter into any other agreement or commitment (i) that would be a Material Contract or (ii) (A) requiring total payments by or to the Company in excess of an aggregate of $10,000 (whether in cash, Equity Interests or other barter) and (B) not terminable by the Company without penalty or payment upon no more than thirty (30) days prior notice; or

    (u) authorize any of, or commit or agree to take any of, the foregoing actions.

    SECTION 5.2.  Additional Agreements with Respect to Conduct of Business by the Company.  The Company covenants and agrees that it will consult with NBC as to the reduction of the Company's operations during the Interim Period. NBC will jointly participate with the Company's personnel in determining the scope of such reduction and the actions to be taken to effect it. The Company and NBC agree that within one (1) week of the date hereof, they will mutually agree upon an initial reduction plan (the "Reduction Plan") identifying specific contractual arrangements and liabilities of the Company and its Subsidiaries to be terminated, paid, discharged or satisfied during the Interim Period. The Company agrees to use reasonable commercial efforts to terminate and pay, discharge or satisfy during the Interim Period the arrangements and liabilities set forth in the reduction plan, and any other arrangements and liabilities of the Company and its Subsidiaries reasonably required by NBC. Notwithstanding the foregoing, no provision of this Section 5.2 shall require the Company to take any action that the Class A Directors determine in good faith by majority vote would have a material adverse effect on the Company in the event the Agreement were terminated prior to the Effective Time. The Company agrees to obtain NBC's written consent prior to making any material commitments or incurring any material liability or other obligation in connection with such reduction other than as set forth in any reduction plan mutually agreed upon by the Company and NBC. In particular, the Company agrees it shall obtain the prior written consent of NBC to any termination, discharge or satisfaction involving payment by the Company exceeding $25,000 for any individual obligation. In addition, the Company agrees to continue to purchase and broadcast advertising pursuant to the advertising agreement between the Company and NBC dated as of November 30, 1999, consistent with the level of such purchases provided in the Company budget as of the date hereof.

    SECTION 5.3.  Additional Agreements with Respect to Employees.  The Company agrees that during the Interim Period, it will terminate its employment of the numbers of employees set forth in Section 5.3 of the Company Disclosure Schedule by the corresponding dates set forth therein. NBC and the Company agree to review such termination schedule in good faith on an ongoing basis during the Interim Period, and may modify such schedule as necessary to enable the Company to comply with Section 5.2 and the other provisions hereof. Notwithstanding the foregoing, no provision of this Section 5.3 shall require the Company to take any action that the Class A Directors determine in good faith by majority vote would, as a result of developments after the date of this Agreement, have a material adverse effect on the Company in the event the Agreement were terminated prior to the Effective Time. NBC acknowledges that in performing its obligations under this Section 5.3 in accordance herewith, the Company may not be able to comply with the notice requirements of the

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Worker Adjustment and Retraining Notification Act of 1988 and the Company may be required to provide compensation in lieu thereof to certain terminated employees.

    SECTION 5.4.  No Solicitation.  (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative, advisor, Subsidiary or agent of the Company or any of its Subsidiaries, (i) solicit or initiate any inquiries, proposals or offers (whether or not in writing) from any Third Party regarding an Alternative Transaction (any of the foregoing inquiries, proposals or offers being referred to herein as an "Acquisition Proposal") or provide any non-public information in respect of any Acquisition Proposal or any of the foregoing, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (A) furnishing information to a Third Party which has made an Acquisition Proposal not solicited in violation of this Agreement that the Board of Directors or a majority of the Class A Directors has concluded constitutes or could result in a Superior Proposal, or (B) subject to compliance with the other terms of this Section 5.4, entering into or participating in discussions or negotiations concerning an Acquisition Proposal not solicited in violation of this Agreement that the Board of Directors or a majority of the Class A Directors has concluded constitutes or could result in a Superior Proposal.

    (b) For purposes of this Agreement, a "Superior Proposal" means any of the transactions described in the definition of Alternative Transaction (with all of the percentages included in the definition of such term raised to 50% for purposes of this definition) with respect to which the Board of Directors of the Company shall have concluded in good faith, after consultation with its outside legal counsel and its financial advisor(s), (i) is reasonably capable of being completed and (ii) represents a superior transaction for the holders of Class A Common Stock to the Transactions.

    (c) For purposes of this Agreement, an "Alternative Transaction" means any of (i) a transaction pursuant to which a Third Party acquires or would acquire more than fifteen percent (15%) of the outstanding shares of any class of Equity Interests of the Company or any of its Subsidiaries, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding Equity Interests of Subsidiaries of the Company and securities of the entity surviving any merger or business combination involving any of the Company's Subsidiaries) of the Company, or any of its Subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than fifteen percent (15%) of the fair market value of, on a consolidated basis, the assets of the Company and its Subsidiaries immediately prior to such transaction, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay either of the Transactions or which would or could reasonably be expected to materially dilute the benefits to NBC of the Transactions.

    (d) Except as expressly permitted by this Section 5.4, neither the Board of Directors of the Company nor any committee thereof nor the Class A Directors shall withdraw or modify in any manner adverse to NBC, the recommendation by the Board of Directors of the adoption of this Agreement by the stockholders of the Company. Notwithstanding the foregoing, (x) the Board of Directors or the Class A Directors may withdraw or modify in any manner adverse to NBC their recommendation of the adoption of this Agreement by the stockholders of the Company if they determine in good faith, based on the advice of their outside legal advisors, that such action is required to comply with their fiduciary duties under the DGCL, and (y) in the event that the Board of Directors receives an Acquisition Proposal and the Class A Directors or the Board of Directors determine in good faith, after consultation with their financial and legal advisors, that failure to do so is reasonably likely to be inconsistent with their fiduciary duties under the DGCL, the Class A Directors and the Board of Directors may (i) withdraw or modify in any manner adverse to NBC their recommendation of the

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adoption of this Agreement by the stockholders of the Company and (ii) subject to this Section 5.4(e) and Section 8.1(f), terminate this Agreement pursuant to Section 8.1(f) (and concurrently with or after such termination, if it so chooses, the Board of Directors may cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement")), but only after the third Business Day following NBC's receipt of written notice advising NBC that the Board of Directors or the Class A Directors are prepared to accept a Superior Proposal, and attaching the most current version of any such Superior Proposal or any draft of an Acquisition Agreement.

    (e) Nothing contained in this Section 5.4 shall prohibit the Company from taking and disclosing to its stockholders a position, and making related filings with the SEC, as required by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors, after consultation with outside counsel, failure to do so is reasonably likely to cause the Board of Directors to be in breach of its obligations under any applicable law, rule or regulation.

ARTICLE VI

ADDITIONAL AGREEMENTS

    SECTION 6.1.  Proxy Statement and Schedule 13E-3.  As promptly as practicable after the execution of this Agreement, the parties shall cooperate and promptly prepare, and the Company shall file with the SEC as soon as practicable the Proxy Statement and NBC and the Company shall file with the SEC as soon as practicable the Schedule 13E-3. Each of the Company and NBC shall cooperate with each other in connection with the preparation of the Proxy Statement and the Schedule 13E-3 including, but not limited to, furnishing information required to be disclosed in the Proxy Statement and the Schedule 13E-3. The information provided and to be provided by NBC and the Company, respectively, for use in (i) the Proxy Statement will, at the time the Proxy Statement is filed with the SEC and on the date of the Company Stockholders Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Company and NBC each agree to correct any information provided by it for use in the Proxy Statement which shall have become untrue or misleading in any material respect and (ii) the Schedule 13E-3 to be filed with the SEC by the Company concurrently with the filing of the Proxy Statement will, at the time it is first filed with the SEC, and at any time it is amended or supplemented and at the time of the Company Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will promptly notify NBC of the receipt of any comments from the SEC, of any request by the SEC for any amendment to the Proxy Statement or the Schedule 13E-3 or for additional information, and will supply NBC with copies of all correspondence between the Company or any of its representatives and the SEC, with respect to the Proxy Statement or the Schedule 13E-3. The Company will permit NBC to review and comment upon all filings with the SEC, including the Proxy Statement and the Schedule 13E-3 and any amendment thereto. All mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review and comment by NBC. The Company agrees to use its commercially reasonable best efforts, after consultation with NBC, to respond as promptly as reasonably practicable to any comments made by the SEC with respect to the Proxy Statement, any preliminary version thereof filed by it and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. The Company and NBC agree to cooperate to respond as promptly as reasonably practicable to any comments made by the SEC with respect to the Schedule 13E-3.

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    SECTION 6.2.  Company Stockholders Meeting; Voting Agreement of NBC.  (a) The Company shall call the Company Stockholders Meeting as promptly as reasonably practicable for the purpose of voting upon the adoption of this Agreement and the approval of the Transactions and the Company shall use its reasonable best efforts to hold the Company Stockholders Meeting as soon as reasonably practicable. Subject to Section 5.4(d), the Company, through its Board of Directors, will, as promptly as reasonably practicable following the date of this Agreement, recommend to its stockholders the adoption of this Agreement and the approval of the Transactions as set forth in Section 3.23(a) and shall solicit from its stockholders proxies in favor of the adoption of this Agreement and the Transactions and shall take such other reasonable actions that are necessary or advisable to secure the vote or consent of stockholders in favor of such adoption and approval. Subject to Section 5.4(d) hereof, any such recommendation, together with a copy of the opinion referred to in Section 3.22 shall be included in the Proxy Statement.

    (b) NBC hereby agrees to vote or consent (or cause to be voted or consented), in person or by proxy, at the Company Stockholders Meeting, all Class B Stock and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by NBC or as to which NBC has, directly or indirectly, the right to vote or direct the voting as of the relevant record date, in favor of the adoption of this Agreement and the approval of the Transactions.

    SECTION 6.3.   Access to Information; Confidentiality.  Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which it shall use commercially reasonable efforts to be released), the Company shall (and shall cause its Subsidiaries to) (i) during the period after the execution and delivery of this Agreement and prior to the Effective Time, afford to the officers, employees, accountants, counsel and other representatives of NBC reasonable access to its properties, books, contracts, commitments and records, and (ii) during such period, furnish promptly to NBC all information concerning its business, properties and personnel as NBC may reasonably request, and shall make available to NBC for reasonable periods of time the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as NBC may reasonably request. NBC shall keep such information confidential in accordance with, and agrees to be bound by, the terms of the confidentiality letter, dated March 26, 2001 (the "Confidentiality Letter") between NBC and the Company. No investigation pursuant to this Section 6.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

    SECTION 6.4.  Consents; Approvals.  Each of the Company and NBC shall use its commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including all consents, waivers, approvals, authorizations and orders from all Governmental Authorities or other Third Parties); provided that without the prior written consent of NBC, which consent shall not be unreasonably withheld or delayed, neither the Company nor any of its Subsidiaries shall pay any cash or other consideration, make any commitments or incur any liability or other obligation to obtain any such consent. The Company and NBC shall make all filings (including all filings with any Governmental Authority) required in connection with the authorization, execution and delivery of this Agreement by the Company and NBC and the consummation by them of the Transactions. The Company and NBC shall furnish all information required to be included in the Proxy Statement, the Schedule 13E-3 or for any application or other filing to be made pursuant to the rules and regulations of any Governmental Authority in connection with the Transactions. Each of the Company and NBC shall make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the Transactions within ten days after the date hereof and shall promptly supply any additional information that may be requested pursuant to the HSR Act. The Company and NBC shall each use reasonable commercial efforts to obtain early termination of the waiting period under the HSR Act. In addition, the Company and NBC shall each promptly make any other filing that may be required under any other antitrust law or by any antitrust authority or any takeover laws of jurisdictions outside of the

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United States. Notwithstanding anything to the contrary contained herein, no party hereto nor any of their Affiliates shall be required to make any disposition or any agreement to hold separate, any Subsidiary, asset or business, and the Company shall not agree to do so.

    SECTION 6.5.  Indemnification and Insurance.  (a) NBC and the Surviving Company, jointly and severally, agree, to the fullest extent permitted under applicable law or under the Surviving Company's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present and former (x) director, (y) officer or (z) solely to the extent a party to an Indemnification Agreement, employee, of the Company or any of its Subsidiaries, and their respective estates, heirs, personal representatives successors and assigns (each, an "Indemnified Party", and collectively, the "Indemnified Parties") against any costs or expenses (including reasonable fees and expenses of counsel) as incurred, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (collectively, an "Action") (x) arising out of or pertaining to the Transactions, or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, in each case to the same extent as provided in the Company's amended and restated Certificates of Incorporation, By-laws or indemnification contracts with any such Indemnified Parties (to the extent such contracts have been disclosed to NBC and are identified in Section 6.5 of the Company Disclosure Schedule) (collectively, the "Indemnification Agreements"), as in effect on the date hereof, in each case for a period of six years after the date hereof, provided that any such indemnification of an employee hereunder pursuant to clause (z) of this Section 6.5(a) shall be limited to that provided in the Indemnification Agreement to which such employee is a party. In the event of any such Action, (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to NBC, (ii) after the Effective Time, NBC shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Company and NBC will cooperate in the defense of any such Action; provided, however, that in the event any claim or claims for indemnification are made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims; provided, further, that: (A) promptly after receipt by an Indemnified Party of notice of any such Action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Surviving Company notify the Surviving Company in writing of this claim or the commencement of that Action (although the failure to provide such notice will not adversely affect the rights of the Indemnified Party hereunder except to the extent NBC is prejudiced by such failure); (B) the Surviving Company shall be entitled to participate in the defense of any such Action, and, to the extent it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party or Indemnified Parties, as the case may be; (C) the Surviving Company shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties; (D) no Indemnified Party may settle any such Action, without the prior written consent of the Surviving Company; and (E) the Surviving Company shall not settle any such Action, unless the Indemnified Party that is subject of such action is fully released as a result thereof.

    (b) In addition, the Surviving Company shall maintain in effect for six years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than any such policies maintained by the Company prior to the Effective Time (the "D&O Insurance"), with respect to matters occurring up to and including the Effective Time and having the maximum available coverage under any such D&O Insurance policies; provided that (i) the Surviving Company following the Merger shall not be required to spend in excess of 200% of the annual aggregate premiums currently paid by the Company for such insurance; provided, further, that if the Surviving Company following the Merger would be required to spend in excess of such amount per

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year to obtain insurance having the maximum available coverage under the D&O Insurance policies, the Surviving Company will be required to spend up to such amount to maintain or procure the maximum amount of such (or similar) coverage that is available at that cost and (ii) such policies may in the sole discretion of the Surviving Company be one or more "tail" policies for all or any portion of the full six year period.

    (c) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 6.5 is not prior to or in substitution for any such claims under such policies.

    (d) This Section 6.5 shall survive the consummation of the Transactions, is intended to benefit the Indemnified Parties and the officers and directors of the Company, shall be binding on all successors and assigns of NBC and the Surviving Company and shall be enforceable by the Indemnified Parties.

    SECTION 6.6.  Notification of Certain Matters.  The Company shall give prompt notice to NBC, and NBC shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which could reasonably be expected to cause the failure to satisfy the conditions precedent set forth in Section 7.2 or 7.3, respectively, and (ii) any notice or other communication from any Third Party or Governmental Authority alleging that the consent of such Third Party or Governmental Authority is or may be required in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice unless the failure to give such notice results in prejudice to the other party.

    SECTION 6.7.  Further Action.  Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

    SECTION 6.8.  Public Announcements.  NBC and the Company shall consult with each other before issuing any press release or making any written public statement with respect to either the Transactions or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the Nasdaq National Market or the New York Stock Exchange.

    SECTION 6.9.  Conveyance Taxes.  NBC and the Company shall cooperate with each other in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

    SECTION 6.10.  Employee Plans and Benefits.  The Company agrees to terminate the NBC Internet, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") prior to the occurrence of the Transactions, including the Merger, and distribute the assets of the 401(k) Plan in accordance with the provisions of the 401(k) Plan, the Code and ERISA.

    SECTION 6.11.  Disposition of Litigation.  Subject to Section 5.4, the Company will consult with NBC with respect to any Action by any Third Party to restrain or prohibit or otherwise oppose the

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Transactions, and will resist any such effort to restrain or prohibit or otherwise oppose the Transactions. NBC may participate in (but not control) the defense of any stockholder litigation against the Company and its directors relating to the Transactions at NBC's sole cost and expense. In addition, neither the Company nor NBC will voluntarily cooperate with any Third Party that has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Transactions, and NBC and the Company will cooperate to resist any such effort to restrain or prohibit or otherwise oppose the Transactions.

ARTICLE VII

CONDITIONS TO THE MERGER

    SECTION 7.1.  Conditions to Obligation of Each of the Parties to Effect the Transactions.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Stockholder Adoption of Merger Agreement. This Agreement shall have been adopted and the Merger and the other Transactions shall have been approved by (i) the holders of a majority of the shares of Class A Common Stock outstanding as of the record date of the Company Stockholders Meeting, voting together as a single class, other than any such Class A Common Stock with respect to which NBC has the power to vote or direct the vote in the Company Stockholder Meeting, (ii) the holders of a majority of the shares of Class B Common Stock outstanding as of the record date of the Company Stockholders Meeting, voting together as a single class, and (iii) the holders of a majority of the shares of Class A Common Stock and Class B Common Stock outstanding as of the record date of the Company Stockholders Meeting, voting together as a single class (collectively, the "Requisite Stockholder Approvals").

    (b) Antitrust. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all material clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any other similar applicable Law shall have been obtained; and

    (c) Injunction. There shall not be in effect any Law or other action of any Governmental Authority or court of competent jurisdiction, or any other legal restraint or prohibition that restrains, enjoins, prohibits or makes illegal the consummation of the Transactions, provided, however, that the parties hereto shall use their reasonable commercial efforts to have any such judgment, decree or order or other legal restraint vacated.

    SECTION 7.2.  Additional Conditions to Obligations of NBC.  The obligations of NBC and Merger Sub to effect the Merger are also subject to the following conditions:

    (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (i) that are qualified as to Company Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct, as of the date of this Agreement and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), except where the failure of such representations and warranties (other than the representation contained in Section 3.3, 3.14, 3.21, 3.22, 3.23 and 3.24, which shall be true and correct in all material respects) to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and NBC shall have received a certificate of the Company to such effect signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer; and

    (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied

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with by it on or prior to the Effective Time, and NBC shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer.

    SECTION 7.3.  Additional Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is also subject to the following conditions:

    (a) Representations and Warranties. The representations and warranties of NBC contained in this Agreement (i) that are qualified as to Company Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct, as of the date of this Agreement and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect; and the Company shall have received certificates to such effect signed on behalf of NBC by an authorized officer of NBC; and

    (b) Agreements and Covenants. NBC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received certificates to such effect signed on behalf of NBC by an authorized officer of NBC.

ARTICLE VIII
 TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.1.  Termination.  This Agreement may be terminated and the Merger may be abandoned, in each case, at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of the Company:

    (a) by mutual written consent of NBC and the Company, in each case duly authorized by the Boards of Directors or a duly authorized committee thereof;

    (b) by either NBC or the Company if the Merger has not been consummated by September 30, 2001; provided that if on such date, all conditions in Article VII shall have been satisfied other than the failure to obtain applicable governmental or regulatory consents or approval, then such date shall be extended for an additional sixty (60) days; and provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date;

    (c) by either NBC or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions;

    (d) by either NBC or the Company if the Requisite Stockholder Approvals shall not have been obtained at the Company Stockholders Meeting;

    (e) by NBC, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company, the Class A Directors or the Company shall (x) (i) withdraw, modify or change its approval or recommendation of this Agreement or the Transactions in a manner adverse to NBC, (ii) approve or recommend to the stockholders of the Company an Alternative Transaction (other than by NBC or its Affiliates) or (iii) approve or recommend that the stockholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction (other than by NBC and other Affiliates of NBC) or not recommend rejection thereof; (y) take any position or make any disclosures to the Company's stockholders permitted pursuant to Section 5.4(f) which has the effect of

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any of the foregoing; or (z) in the case of the Class A Directors, the Board of Directors or any duly authorized committee thereof, resolve to do any of the foregoing;

    (f)  by the Company, in accordance with Section 5.4(d) prior to the Stockholders Meeting, provided that the Company has complied with the provisions of Section 5.4 in connection with the receipt of the applicable Superior Proposal; and provided further that any such termination will not be effective unless the Termination Fee pursuant to Section 8.3 shall have been paid concurrently with or prior to such termination; or

    (g) (i) by the Company, if NBC breaches any of its representations, warranties, covenants or agreements contained in this Agreement the result of which breach is reasonably likely to materially adversely affect NBC's ability to consummate the Transactions and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 30 days after the Company has furnished NBC with written notice of such breach or (ii) by NBC, if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement which is reasonably likely to result in a failure of the conditions in Section 7.2 to be satisfied and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 30 days after NBC has furnished the Company with written notice of such breach.

    SECTION 8.2.  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of their respective Affiliates, directors, officers or stockholders, except that (i) the Company or NBC may have liability as set forth in Section 8.3, and (ii) nothing herein shall relieve the Company or NBC from liability for any willful breach of this Agreement.

    SECTION 8.3.  Expenses; Termination Fee.  (a) In the event that this Agreement is terminated by NBC pursuant to Section 8.1(e) or by the Company pursuant to Section 8.1(f), the Company shall pay to NBC by wire transfer of immediately available funds to an account designated by NBC an amount equal to $3 million (the "Termination Fee"). Such payment shall be made (i) prior to or concurrently with any termination pursuant to Section 8.1(f) and (ii) on the next Business Day following termination pursuant to Section 8.1(e).

    (b) If all of the following events have occurred:

  (i)
  an Acquisition Proposal is publicly disclosed, publicly proposed or otherwise publicly communicated at any time on or after the date of this Agreement and has not been irrevocably and unconditionally publicly withdrawn prior to the termination of this Agreement and thereafter this Agreement is terminated pursuant to Section 8.1(d) due to the failure to obtain the approval described in clause (i) of the definition of "Requisite Stockholder Approvals"; and

  (ii)
  thereafter, within nine (9) months of the date of such termination, the Company, (A) enters into a definitive agreement with respect to any Alternative Transaction (and such Alternative Transaction or any amended or modified version thereof is subsequently consummated) or (B) the Company otherwise consummates any Alternative Transaction;

then, on the day that such Alternative Transaction is consummated the Company shall pay to NBC by wire transfer of immediately available funds to an account designated by NBC an amount equal to the Termination Fee. For purposes of this Section 8.3(b) all references to "15%" in the definition of "Alternative Transaction" shall be deemed references to "50%."

    (c) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the Transactions whether or not the Transactions are consummated.

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    SECTION 8.4.  Amendment.  This Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Notwithstanding the foregoing, NBC shall have the right, in its sole discretion and without the consent of any other Person, to waive performance or amend the provisions of (i) Section 2.13(a) hereof with respect to those transactions taking place solely between NBC and Investments Sub and (ii) Section 2.14 hereof with respect to any and all transactions taking place between NBC and the Surviving Company after the Effective Time.

    SECTION 8.5.  Waiver.  At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto and (c) subject to the proviso contained in Section 8.4, waive compliance of such party with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion.

ARTICLE IX
 GENERAL PROVISIONS

    SECTION 9.1.  Effectiveness of Representations, Warranties and Agreements.  The representations, warranties, covenants and agreements in this Agreement and in any certificate delivered at the Closing pursuant hereto shall terminate at the Effective Time, except that the covenants and agreements set forth in Article II, Section 6.5, Article VIII and Article IX and any other covenant or agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time.

    SECTION 9.2.  Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address, Person's attention or telecopy number for a party as shall be specified by like notice):

(a)	If to NBC or Merger Sub:
National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, New York, 10012 Attention: Elizabeth A. Newell, Esq. Telecopy No.: 212.977.7165 Attention: Kim Williams Telecopy No.: 212.664.5561
With a copy to:
Simpson Thacher & Bartlett 3330 Hillview Avenue Palo Alto, California 94304 Attention: Richard Capelouto, Esq. Telecopy No.: 650.251.5002

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(b)	If to the Company:
NBC Internet, Inc. 225 Bush Street San Francisco, California 94104 Attention: Chief Executive Officer Telecopy No.: 415.375.6840
With a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market
Spear Tower, Suite 3300
San Francisco, California 94105
Attention: Michael J. Kennedy, Esq.
Steve L. Camahort, Esq.
Telecopy No.: 415.947.2099

    SECTION 9.3.  Headings; Construction.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Effective Time, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article, Paragraph, Schedule or Exhibit refers to a Section, Article or Paragraph of or a Schedule or Exhibit to this Agreement, unless otherwise stated, (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, and (g) any reference to any of the Company and any of its Subsidiaries shall include such company's predecessor or predecessors, as the case may be.

    SECTION 9.4.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

    SECTION 9.5.  Entire Agreement.  This Agreement and the Confidentiality Letter constitute the entire agreement and supersede all prior agreements and undertakings both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

    SECTION 9.6.  Assignment.  This Agreement shall not be assigned by operation of law or otherwise, except that (a) all or any of the rights of Merger Sub hereunder may be assigned to any direct or indirect wholly-owned Subsidiary of NBC; provided, however, that no such assignment shall relieve Merger Sub of its obligations hereunder and (b) all or any of the rights and obligations of the Surviving Company can be assigned pursuant to Section 2.14 hereof as part of the Distribution and Assumption.

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    SECTION 9.7.  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than pursuant to Section 6.5 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

    SECTION 9.8.  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 9.9.  Governing Law; Jurisdiction; Service of Process.  (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

    (b) Each of the parties hereto submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in Delaware with respect to any claim or cause of action arising out of this Agreement or the Transactions. Each of the parties agrees not contest such venue as an inappropriate venue or forum or assert a claim of forum non conveniens as a basis to move such claim or cause of action to another venue or forum.

    (c) Any and all service of process and any other notice in any action, suit or proceeding arising out of this Agreement shall be effective against any party hereto if given personally or by registered or certified mail, return receipt requested or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as provided in Section 9.2, or by personal service with a copy of such process mailed to such party being served by first class mail, or registered or certified mail, return receipt requested, postage prepaid. Nothing contained herein shall be deemed to limit the right of any party to serve process in any other manner permitted by law.

    SECTION 9.10.  Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.11.  Waiver of Jury Trial.  EACH OF NBC, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

    SECTION 9.12.  Obligations of Merger Sub.  Whenever this Agreement requires Merger Sub or, after the Effective Time, the Company or the Surviving Company to take action, such requirement shall be deemed to include an undertaking on the part of NBC to cause such person to take such action.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NBC INTERNET, INC.
By:	/s/ WILLIAM J. LANSING Name: William J. Lansing Title: Chief Executive Officer
NATIONAL BROADCASTING COMPANY, INC.
By:	/s/ MARK W. BEGOR Name: Mark W. Begor Title: Executive Vice President and Chief Financial Officer
RAINWATER ACQUISITION CORP.
By:	/s/ MARK W. BEGOR Name: Mark W. Begor Title: President
Solely for purposes of Section 2.13 hereof:
GE INVESTMENTS SUB
By:	/s/ ROBERT E. HEALING Name: Robert E. Healing Title: Vice President

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APPENDIX B

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

    APPRAISAL RIGHTS.—(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251 (g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        (a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        (b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        (c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        (d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holders' shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has

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  demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceeding as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have

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had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i)  the Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however; that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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Note: The consent of the Financial Advisor has been granted to quote and refer to the following opinion in this proxy statement.

APPENDIX C

OPINION OF DRESDNER KLEINWORT WASSERSTEIN

    April 8, 2001

Board of Directors
NBC Internet, Inc.
225 Bush Street
San Francisco, CA 94104

Members of the Board of Directors:

    The Class A members of the Board of Directors of NBC Internet, Inc. (the "Company") have asked us to advise them and you with respect to the fairness, from a financial point of view, to the Class A stockholders of the Company (other than National Broadcasting Company, Inc. ("NBC") or any affiliates of NBC) of the consideration to be received by such stockholders pursuant to the terms of the Agreement of Merger and Plan of Liquidation and Dissolution, dated as of April 8, 2001 (the "Merger Agreement"), among the Company, NBC and Rainwater Acquisition Corp., a wholly-owned subsidiary of NBC ("Merger Sub"). The Merger Agreement provides for, among other things, a merger of Merger Sub with and into the Company (the "Merger") pursuant to which each outstanding share of Class A common stock, par value $0.0001 per share, of the Company (other than dissenting shares and any such shares held in the treasury of the Company or owned by NBC, Merger Sub or their respective subsidiaries) will be converted into the right to receive $2.19 in cash upon the consummation of the Merger. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

    In connection with rendering our opinion, we have reviewed drafts of the Merger Agreement, and for purposes hereof, we have assumed that the final form of this document will not differ in any material respect from the most recent draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, indebtedness, liabilities, liquidity, business model, financial condition and future prospects.

    We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or its business or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the online media industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

    In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent

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verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. We have also assumed and relied upon the accuracy and completeness of information provided to us and statements made to us by the Company's management with respect to certain existing contractual arrangements between the Company and NBC, and the treatment and effect of such arrangements in the context of the Merger and other transactions and business strategies. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company. We have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of the Company will actually trade at any time.

    We note that NBC and its affiliates own (or control the voting rights with respect to) a significant portion of the outstanding common equity of the Company, and therefore that any sale of the Company to a third party would likely require the approval of NBC.

    In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and NBC for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    We are acting as financial advisor to the Class A members of the Board of Directors of the Company in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the signing of the Merger Agreement or the consummation of the Merger, and the value of the Merger.

    Our opinion addresses only the fairness from a financial point of view to the Class A stockholders of the Company (other than NBC or any affiliates of NBC) of the consideration to be received by such stockholders pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger or the Merger Agreement. Specifically, our opinion does not address the Company's underlying business decision to effect the Merger or any of the other transactions contemplated by the Merger Agreement, or the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company.

    It is understood that this letter is for the benefit and use of the members of the Board of Directors of the Company in their consideration of the Merger and except for inclusion in its entirety in any Schedule 13E-3 or proxy statement required to be circulated to stockholders of the Company relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder or as to how such stockholder should vote with respect to the Merger, or whether or not such stockholder should seek to exercise any dissenters' or appraisal rights that may be available, and should not be relied upon by any stockholder as such.

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    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the consideration provided for pursuant to the Merger Agreement is fair to the Class A stockholders of the Company (other than NBC or any affiliates of NBC) from a financial point of view.

                      Very truly yours,

                      /s/ Dresdner Kleinwort Wasserstein, Inc.

                      DRESDNER KLEINWORT WASSERSTEIN, INC.

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APPENDIX D

DIRECTORS AND EXECUTIVE OFFICERS OF GENERAL ELECTRIC
COMPANY AND CERTAIN AFFILIATES

General Electric Company Directors and Executive Officers (1)

Name	Present Business Address	Present Principal Occupation	Prior Occupation
Directors
J. I. Cash, Jr.	Harvard Business School Morgan Hall Soldiers Field Boston, MA 02163	Professor of Business Administration—Graduate School of Business Administration, Harvard University	Professor of Business Administration—Graduate School of Business Administration, Harvard University (1976-present) Morgan Hall Soldiers Field Boston, MA 02163
S. S. Cathcart	222 Wisconsin Avenue Suite 103 Lake Forest, IL 60045	Retired Chairman, Illinois Tool Works	Retired Chairman, Illinois Tool Works (1989-present) 222 Wisconsin Avenue Suite 103 Lake Forest, IL 60045
D. D. Dammerman	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman and Chief Executive Officer, General Electric Capital Services, Inc.
Vice Chairman of the Board and Executive Officer, General Electric Company, and Chairman and Chief Executive Officer, GE Capital Services, Inc. (1998-present), Senior Vice President, Finance, General Electric Company (1984-1998)
3135 Easton Turnpike
Fairfield, CT 06431
P. Fresco (2)	Fiat SpA via Nizza 250 10126 Torino, Italy	Chairman of the Board, Fiat SpA	Chairman of the Board, Fiat SpA (1998-present) via Nizza 250 10126 Torino, Italy; Vice Chairman and Executive Officer, General Electric Company (1992-1998) 3135 Easton Turnpike Fairfield, CT 06431
A. M. Fudge	Kraft Foods, Inc. 555 South Broadway Tarrytown, NY 10591	Former Executive Vice President, Kraft Foods, Inc.	Executive Vice President, Kraft Foods, Inc. (1995-2001) 555 South Broadway Tarrytown, NY 10591
C. X. Gonzalez (3)	Kimberly-Clark de Mexico, S.A. de C.V. Jose Luis Lagrange 103, Tercero Piso Colonia Los Morales Mexico, D.F. 11510, Mexico	Chairman of the Board and Chief Executive Officer, Kimberly-Clark de Mexico, S.A. de C.V.	Chairman of the Board and Chief Executive Officer, Kimberly-Clark de Mexico, S.A. de C.V. (1973-present) Jose Luis Lagrange 103, Tercero Piso Colonia Los Morales Mexico, D.F. 11510, Mexico

D–1

J. R. Immelt	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	President, General Electric Company	Senior Vice President, General Electric Company, and President and Chief Executive Officer, GE Medical Systems (1996-2000) P.O. Box 414 Milwaukee, WI 53201
A. Jung (4)	Avon Products, Inc. 1345 Avenue of the Americas New York, NY 10105	President and Chief Executive Officer, Avon Products, Inc.	President and Chief Executive Officer (1998-2001), Executive Vice President (1997-1998), and President, Global Marketing, Avon Products, Inc. 1345 Avenue of the Americas New York, NY 10105
K. G. Langone	Invemed Associates, Inc. 375 Park Avenue New York, NY 10152	Chairman, President and Chief Executive Officer, Invemed Associates, Inc.	Chairman, President and Chief Executive Officer, Invemed Associates, Inc. 375 Park Avenue New York, NY 10152
R. B. Lazarus	Ogilvy & Mather Worldwide 309 West 49th Street New York, NY 10105	Chairman and Chief Executive Officer, Ogilvy & Mather Worldwide	President and Chief Executive Officer, Ogilvy & Mather Worldwide (1996-present) 309 West 49th Street New York, NY 10105
S. G. McNealy	Sun Microsystems, Inc. 901 San Antonio Road Palo Alto, CA 94304	Chairman, President and Chief Executive Officer, Sun Microsystems, Inc.	Chairman, President and Chief Executive Officer, Sun Microsystems, Inc. (1984- present) 901 San Antonio Road Palo Alto, CA 94304
G. G. Michelson	Federated Department Stores 151 West 34th Street New York, NY 10001	Member of the Board, General Electric Company	Member of the Board, General Electric Company (1976-present) 3135 Easton Turnpike Fairfield, CT 06431
S. Nunn	King & Spalding 191 Peachtree Street, N.E. Atlanta, GA 30303	Partner, King & Spalding	United States Senator (1972-1997), Washington, D.C.
R. S. Penske	Penske Corporation 13400 Outer Drive, West Detroit, MI 48239-4001	Chairman of the Board and President, Penske Corporation	Chairman of the Board and President, Penske Corporation (1982-present) 13400 Outer Drive West Detroit, MI 48239-4001
F. H. T. Rhodes	Cornell University 3104 Snee Building Ithaca, NY 14853	President Emeritus, Cornell University	President Emeritus, Cornell University (1995-present) 3104 Snee Building Ithaca, NY 14853
G. L. Rogers	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; President and Chief Executive Officer, GE Plastics	President and Chief Executive Officer, GE Plastics (1992-present) One Plastic Avenue Pittsfield, MA 01201

D–2

A. C. Sigler	Champion International Corporation 1 Champion Plaza Stamford, CT 06921	Retired Chairman of the Board and CEO and former Director, Champion International Corporation	Chief Executive Officer and Chairman, Champion International Corporation (1974-1996) 1 Champion Plaza Stamford, CT 06921
D. A. Warner III	J.P. Morgan Chase & Co. 60 Wall Street New York, NY 10260	Chairman of the Board, J.P. Morgan Chase & Co.	Chairman and Chief Executive Officer, Morgan Guaranty Trust Company of New York (1995-2000) 60 Wall Street New York, NY 10260
J. F. Welch, Jr.	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Chairman of the Board and Chief Executive Officer, General Electric Company	Chairman of the Board and Chief Executive Officer, General Electric Company (1981-present) 3135 Easton Turnpike Fairfield, CT 06431
R. C. Wright	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman and Chief Executive Officer, National Broadcasting Company, Inc.	President and Chief Executive Officer, National Broadcasting Company, Inc., (1986-2001) 30 Rockefeller Plaza New York, NY 10112
Executive Officers
J. F. Welch, Jr.	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Chairman of the Board and Chief Executive Officer, General Electric Company	Chairman of the Board and Chief Executive Officer, General Electric Company (1981-present) 3135 Easton Turnpike Fairfield, CT 06431
P. D. Ameen	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President and Comptroller, General Electric Company	Vice President and Comptroller (1994-present) 3135 Easton Turnpike Fairfield, CT 06431
J. R. Bunt	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President and Treasurer, General Electric Company	Vice President and Treasurer (1993-present) 3135 Easton Turnpike Fairfield, CT 06431
D. L. Calhoun	General Electric Company 1 Neumann Way Cincinnati, OH 05215	President and Chief Executive Officer, GE Aircraft Engines	President and Chief Executive Officer, Employers Reinsurance and President and Chief Executive Officer, GE Lighting
J. P. Campbell	General Electric Company Appliance Park Louisville, KY 40225	President and Chief Executive Officer, GE Appliances	Vice President, Sales and Marketing, GE Appliances, Appliance Park Louisville, KY 40225
W. J. Conaty	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Senior Vice President—Human Resources, General Electric Company	Senior Vice President—Human Resources (1993-present) 3135 Easton Turnpike Fairfield, CT 06431

D–3

D. D. Dammerman	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company, and Chief Executive Officer Chairman, General Electric Capital Services, Inc.
Vice Chairman of the Board and Executive Officer, General Electric Company, and Chairman and Chief Executive Officer, GE Capital Services, Inc. (1998-present), Senior Vice President, Finance, General Electric Company (1984-1998)
3135 Easton Turnpike
Fairfield, CT 06431
S. C. Donnelly	General Electric Company P.O. Box 8 Schenectady, NY 12301	Senior Vice President— Corporate Research and Development	Vice President, GE Medical Systems; General Manager, GE Industrial Systems
M. J. Espe	General Electric Company Nela Park Cleveland, OH 05215	President and Chief Executive Officer—GE Lighting	President, GE Plastics Europe; President GE Plastics Pacific; Director, European Commercial Operations, GE Plastics
Y. Fujimori	General Electric Company One Plastics Avenue Pittsfield, MA 01201	Senior Vice President, General Electric Company, and President and Chief Executive Officer, GE Plastics	President and Chief Executive Officer, GE Medical Systems—Asia (1997-2000) 7-127 Asahigaoka 4-Chome, Hino-shi, Tokyo, Japan
B. W. Heineman, Jr.	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Senior Vice President—General Counsel and Secretary	Senior Vice President—General Counsel and Secretary (1987-present) 3135 Easton Turnpike Fairfield, CT 06431
J. M. Hogan	General Electric Company P.O. Box 414 Milwaukee, WI 53201	President and Chief Executive Officer—GE Medical Systems	Executive Vice President and Chief Operating Officer, GE Medical Systems; President and Chief Executive Officer; GE Fanuc Automation North America
J. R. Immelt	General Electric Company P.O. Box 414 Milwaukee, WI 53201	President, General Electric Company	Chief Executive Officer, GE Medical Systems (1997-2000) P.O. Box 414 Milwaukee, WI 53201
J. Krenicki, Jr.	General Electric Company 2901 East Lake Road Erie, PA 16531	President and Chief Executive Officer—GE Transportation Systems	Vice President and General Manager, GE Superabrasives; Vice President and General Manager, Americas, GE Lighting; Chief Executive Officer, GE Bayer Silicones
R. W. Nelson	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President—Corporate Financial Planning and Analysis	Vice President—Corporate Financial Planning and Analysis (1991-present) 3135 Easton Turnpike Fairfield, CT 06431

D–4

G. M. Reiner	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Senior Vice President—Chief Information Officer, General Electric Company	Senior Vice President—Chief Information Officer (1996-present) 3135 Easton Turnpike Fairfield, CT 06431
J. G. Rice	General Electric Company 1 River Road Schenectady, NY 12345	President and Chief Executive Officer—GE Power Systems	President, and Chief Executive Officer, GE Transportation Systems (1997-2000); President, GE Plastics Pacific (1995-1997)
G. L. Rogers	General Electric Company 1 Plastics Avenue Pittsfield, MA 01201	President and Chief Executive Officer—GE Plastics	President and Chief Executive Officer—GE Plastics (1992-present) 1 Plastics Avenue Pittsfield, MA 01201
K. S. Sherin	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Senior Vice President—Finance and Chief Financial Officer, General Electric Company	Vice President, Finance, GE Medical Systems (1996-1998) P.O. Box 414 Milwaukee, WI 53201
L. G. Trotter	General Electric Company 41 Woodward Avenue Plainville, CT 06062	President and Chief Executive Officer—GE Industrial Systems	President and Chief Executive Officer—GE Industrial Systems (1992-present) 41 Woodward Avenue Plainville, CT 06062
R. C. Wright	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman and Chief Executive Officer, National Broadcasting Company, Inc.	President and Chief Executive Officer, National Broadcasting Company, Inc. (1986-2001) 30 Rockefeller Plaza New York, NY 10112

(1)
None of the individuals named has been (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the individual from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

(2)
Citizen of Italy.

(3)
Citizen of Mexico.

(4)
Citizen of Canada.

National Broadcasting Company Holding, Inc.
Directors and Executive Officers (1)

Name	Present Business Address	Present Principal Occupation	Prior Occupation
Directors
J. I. Cash, Jr.	Harvard Business School Morgan Hall Soldiers Field Boston, MA 02163	Professor of Business Administration—Graduate School of Business Administration, Harvard University	Professor of Business Administration—Graduate School of Business Administration, Harvard University (1976-present) Morgan Hall Soldiers Field Boston, MA 02163

D–5

S. S. Cathcart	222 Wisconsin Avenue Suite 103 Lake Forest, IL 60045	Retired Chairman, Illinois Tool Works	Retired Chairman, Illinois Tool Works (1989-present) 222 Wisconsin Avenue Suite 103 Lake Forest, IL 60045
D. D. Dammerman	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman, General Electric Capital Services, Inc.
Vice Chairman of the Board and Executive Officer, General Electric Company, and Chairman and Chief Executive Officer, GE Capital Services, Inc. (1998-present), Senior Vice President, Finance, General Electric Company (1984-1998)
3135 Easton Turnpike
Fairfield, CT 06431
P. Fresco (2)	Fiat SpA via Nizza 250 10126 Torino, Italy	Chairman of the Board, Fiat SpA	Chairman of the Board, Fiat SpA (1998-present) via Nizza 250 10126 Torino, Italy Vice Chairman and Executive Officer, General Electric Company (1992-1998) 3135 Easton Turnpike Fairfield, CT 06431
A. M. Fudge	Kraft Foods, Inc. 555 South Broadway Tarrytown, NY 10591	Former Executive Vice President, Kraft Foods, Inc.	Executive Vice President, Kraft Foods, Inc. (1995-2001) 555 South Broadway Tarrytown, NY 10591
C. X. Gonzalez (3)	Kimberly-Clark de Mexico, S.A. de C.V. Jose Luis Lagrange 103, Tercero Piso Colonia Los Morales Mexico, D.F. 11510, Mexico	Chairman of the Board and Chief Executive Officer, Kimberly-Clark de Mexico, S.A. de C.V.	Chairman of the Board and Chief Executive Officer, Kimberly-Clark de Mexico, S.A. de C.V. (1973-present) Jose Luis Lagrange 103, Tercero Piso Colonia Los Morales Mexico, D.F. 11510, Mexico
J. R. Immelt	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	President, General Electric Company	Senior Vice President, General Electric Company, and President and Chief Executive Officer, GE Medical Systems (1996-2000) P.O. Box 414 Milwaukee, WI 53201
A. Jung (3)	Avon Products, Inc. 1345 Avenue of the Americas New York, NY 10105	President and Chief Executive Officer, Avon Products, Inc.	President and Chief Executive Officer (1998-2001), Executive Vice President (1997-1998), and President, Global Marketing (1996-1997), Avon Products, Inc. 1345 Avenue of the Americas New York, NY 10105

D–6

K. G. Langone	Invemed Associates, Inc. 375 Park Avenue New York, NY 10152	Chairman, President and Chief Executive Officer, Invemed Associates, Inc.	Chairman, President and Chief Executive Officer, Invemed Associates, Inc. 375 Park Avenue New York, NY 10152
R. B. Lazarus	Ogilvy & Mather Worldwide 309 West 49th Street New York, NY 10105	Chairman and Chief Executive Officer, Ogilvy & Mather Worldwide	President and Chief Executive Officer, Ogilvy & Mather Worldwide (1996-present) 309 West 49th Street New York, NY 10105
S. G. McNealy	Sun Microsystems, Inc. 901 San Antonio Road Palo Alto, CA 94304	Chairman, President and Chief Executive Officer, Sun Microsystems, Inc.	Chairman, President and Chief Executive Officer, Sun Microsystems, Inc. (1984-present) 901 San Antonio Road Palo Alto, CA 94304
G. G. Michelson	Federated Department Stores 151 West 34th Street New York, NY 10001	Member of the Board, General Electric Company	Member of the Board, General Electric Company (1976-present) 3135 Easton Turnpike Fairfield, CT 06431
S. Nunn	King & Spalding 191 Peachtree Street, N.E. Atlanta, GA 30303	Partner, King & Spalding	United States Senator (1972-1997), Washington, D.C.
R. S. Penske	Penske Corporation 13400 Outer Drive, West Detroit, MI 48239-4001	Chairman of the Board and President, Penske Corporation	Chairman of the Board and President, Penske Corporation (1982-present) 13400 Outer Drive, West Detroit, MI 48239-4001
F. H. T. Rhodes	Cornell University 3104 Snee Building Ithaca, NY 14853	President Emeritus, Cornell University	President Emeritus, Cornell University (1995-present) 3104 Snee Building Ithaca, NY 14853
G. L. Rogers	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; President and Chief Executive Officer, GE Plastics	President and Chief Executive Officer, GE Plastics (1992-present) One Plastic Avenue Pittsfield, MA 01201
A. C. Sigler	Champion International Corporation 1 Champion Plaza Stamford, CT 06921	Retired Chairman of the Board and CEO and former Director, Champion International Corporation	Chief Executive Officer and Chairman, Champion International Corporation (1974-1996) 1 Champion Plaza Stamford, CT 06921
D. A. Warner III	J.P. Morgan Chase & Co. 60 Wall Street New York, NY 10260	Chairman of the Board, J.P. Morgan Chase & Co.	Chairman and Chief Executive Officer, Morgan Guaranty Trust Company of New York (1995-2000) 60 Wall Street New York, NY 10260

D–7

J. F. Welch, Jr.	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Chairman of the Board and Chief Executive Officer, General Electric Company	Chairman of the Board and Chief Executive Officer, General Electric Company (1981-2001) 3135 Easton Turnpike, Fairfield, CT 06431
R. C. Wright	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman and Chief Executive Officer, National Broadcasting Company, Inc.	President and Chief Executive Officer, National Broadcasting Company, Inc., (1986-present) 30 Rockefeller Plaza New York, NY 10112
Executive Officers
J. F. Welch, Jr.	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Chairman of the Board and Chief Executive Officer, General Electric Company	Chairman of the Board and Chief Executive Officer, General Electric Company (1981-2001) 3135 Easton Turnpike, Fairfield, CT 06431
R. C. Wright	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman and Chief Executive Officer, National Broadcasting Company, Inc.	President and Chief Executive Officer, National Broadcasting Company, Inc. (1986-present) 30 Rockefeller Plaza, New York, NY 10112
M. W. Begor	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President and Chief Financial Officer and President, NBC Business Development and Interactive Media, National Broadcasting Company, Inc.	Manager of Investor Communications, General Electric Company (1995-1998) 3135 Easton Turnpike, Fairfield, CT 06431

(1)
None of the individuals named has been (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the individual from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

National Broadcasting Company, Inc.
Directors and Executive Officers (1)

Name	Present Business Address	Present Principal Occupation	Prior Occupation
Directors
J. I. Cash, Jr.	Harvard Business School Morgan Hall Soldiers Field Boston, MA 02163	Professor of Business Administration—Graduate School of Business Administration, Harvard University	Professor of Business Administration—Graduate School of Business Administration, Harvard University (1976-present) Morgan Hall Soldiers Field Boston, MA 02163

D–8

S. S. Cathcart	222 Wisconsin Avenue Suite 103 Lake Forest, IL 60045	Retired Chairman, Illinois Tool Works	Retired Chairman, Illinois Tool Works (1989-present) 222 Wisconsin Avenue Suite 103 Lake Forest, IL 60045
D. D. Dammerman	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman and Chief Executive Officer, General Electric Capital Services, Inc.
Vice Chairman of the Board and Executive Officer, General Electric Company, and Chairman and Chief Executive Officer, GE Capital Services, Inc. (1998-present),
Senior Vice President, Finance, General Electric Company (1984-1998)
3135 Easton Turnpike
Fairfield, CT 06431
P. Fresco (2)	Fiat SpA via Nizza 250 10126 Torino, Italy	Chairman of the Board, Fiat SpA	Chairman of the Board, Fiat SpA (1998-present) via Nizza 250 10126 Torino, Italy Vice Chairman and Executive Officer, General Electric Company (1992-1998) 3135 Easton Turnpike Fairfield, CT 06431
A. M. Fudge	Kraft Foods, Inc. 555 South Broadway Tarrytown, NY 10591	Former Executive Vice President, Kraft Foods, Inc.	Executive Vice President, Kraft Foods, Inc. (1995-2001) 555 South Broadway Tarrytown, NY 10591
C. X. Gonzalez (3)	Kimberly-Clark de Mexico, S.A. de C.V. Jose Luis Lagrange 103, Tercero Piso Colonia Los Morales Mexico, D.F. 11510, Mexico	Chairman of the Board and Chief Executive Officer, Kimberly-Clark de Mexico, S.A. de C.V.	Chairman of the Board and Chief Executive Officer, Kimberly-Clark de Mexico, S.A. de C.V. (1973-present) Jose Luis Lagrange 103, Tercero Piso Colonia Los Morales Mexico, D.F. 11510, Mexico
J. R. Immelt	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	President, General Electric Company	Senior Vice President, General Electric Company, and President and Chief Executive Officer, GE Medical Systems (1996-2000) P.O. Box 414 Milwaukee, WI 53201
A. Jung (3)	Avon Products, Inc. 1345 Avenue of the Americas New York, NY 10105	President and Chief Executive Officer, Avon Products, Inc.
President and Chief Executive Officer (1998-
2001), Executive Vice President (1997-1998), and President, Global Marketing (1996-1997), Avon Products, Inc.
1345 Avenue of the Americas
New York, NY 10105

D–9

K. G. Langone	Invemed Associates, Inc. 375 Park Avenue New York, NY 10152	Chairman, President and Chief Executive Officer, Invemed Associates, Inc.	Chairman, President and Chief Executive Officer, Invemed Associates, Inc. 375 Park Avenue New York, NY 10152
R. B. Lazarus	Ogilvy & Mather Worldwide 309 West 49th Street New York, NY 10105	Chairman and Chief Executive Officer, Ogilvy & Mather Worldwide	President and Chief Executive Officer, Ogilvy & Mather Worldwide (1996-present) 309 West 49th Street New York, NY 10105
S. G. McNealy	Sun Microsystems, Inc. 901 San Antonio Road Palo Alto, CA 94304	Chairman, President and Chief Executive Officer, Sun Microsystems, Inc.	Chairman, President and Chief Executive Officer, Sun Microsystems, Inc. (1984-present) 901 San Antonio Road Palo Alto, CA 94304
G. G. Michelson	Federated Department Stores 151 West 34th Street New York, NY 10001	Member of the Board, General Electric Company	Member of the Board, General Electric Company (1976-present) 3135 Easton Turnpike Fairfield, CT 06431
S. Nunn	King & Spalding 191 Peachtree Street, N.E. Atlanta, GA 30303	Partner, King & Spalding	United States Senator (1972-1997), Washington, D.C.
R. S. Penske	Penske Corporation 13400 Outer Drive, West Detroit, MI 48239-4001	Chairman of the Board and President, Penske Corporation	Chairman of the Board and President, Penske Corporation (1982-present) 13400 Outer Drive, West Detroit, MI 48239-4001
F. H. T. Rhodes	Cornell University 3104 Snee Building Ithaca, NY 14853	President Emeritus, Cornell University	President Emeritus, Cornell University (1995-present) 3104 Snee Building Ithaca, NY 14853
G. L. Rogers	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; President and Chief Executive Officer, GE Plastics	President and Chief Executive Officer, GE Plastics (1992-present) One Plastic Avenue Pittsfield, MA 01201
A. C. Sigler	Champion International Corporation 1 Champion Plaza Stamford, CT 06921	Retired Chairman of the Board and CEO and former Director, Champion International Corporation	Chief Executive Officer and Chairman, Champion International Corporation (1974-1996) 1 Champion Plaza Stamford, CT 06921
D. A. Warner III	J.P. Morgan Chase & Co. 60 Wall Street New York, NY 10260	Chairman of the Board, J.P. Morgan Chase & Co.	Chairman and Chief Executive Officer, Morgan Guaranty Trust Company of New York (1995-2000) 60 Wall Street New York, NY 10260

D–10

J. F. Welch, Jr.	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Chairman of the Board and Chief Executive Officer, General Electric Company	Chairman of the Board and Chief Executive Officer, General Electric Company (1981-present) 3135 Easton Turnpike, Fairfield, CT 06431
R. C. Wright	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman and Chief Executive Officer, National Broadcasting Company, Inc.	President and Chief Executive Officer, National Broadcasting Company, Inc., (1986-2001) 30 Rockefeller Plaza New York, NY 10112
Executive Officers
J. F. Welch, Jr.	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Chairman of the Board and Chief Executive Officer, General Electric Company	Chairman of the Board and Chief Executive Officer, General Electric Company (1981-2001) 3135 Easton Turnpike, Fairfield, CT 06431
R. C. Wright	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Vice Chairman of the Board and Executive Officer, General Electric Company; Chairman and Chief Executive Officer, National Broadcasting Company, Inc.	President and Chief Executive Officer, National Broadcasting Company, Inc. (1986-2001) 30 Rockefeller Plaza, New York, NY 10112
Mark W. Begor	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President and Chief Financial Officer and President, NBC Business Development and Interactive Media, National Broadcasting Company, Inc.	Manager of Investor Communications, General Electric Company (1995-1998) 3135 Easton Turnpike, Fairfield, CT 06431
William Bolster	CNBC, Inc. 2200 Fletcher Avenue Fort Lee, NJ 07024	Executive Vice President, National Broadcasting Company, Inc., Chairman and Chief Executive Officer, CNBC	Executive Vice President, National Broadcasting Company, Inc., President, CNBC (1996-2001), 2200 Fletcher Avenue, Ft. Lee, NJ 07024
Richard Cotton	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, National Broadcasting Company, Inc., President and Managing Director, CNBC Europe	Executive Vice President and General Counsel, National Broadcasting Company, Inc. (1989-2000), 30 Rockefeller Plaza, New York, NY 10112
Duncan Ebersol	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, National Broadcasting Company, Inc., President, NBC Sports and Senior Vice President, NBC News, National Broadcasting Company, Inc.
Executive Vice President, National Broadcasting Company, Inc., President, NBC Sports and Senior Vice President, NBC News, National Broadcasting Company, Inc. (1989-present),
30 Rockefeller Plaza,
New York, NY 10112

D–11

John W. Eck	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, National Broadcasting Company, Inc., President, NBC Broadcast and Network Operations
Executive Vice President, National Broadcasting Company, Inc., President, NBC Broadcast and Network Operations (1998-present), Senior Vice President, Chief Quality Officer (1997-1998), and Chief Financial Officer, NBC International and Business Development
(1995-1997),
30 Rockefeller Plaza,
New York, NY 10112
Randel A. Falco	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, National Broadcasting Company, Inc., President, NBC Television Network
Executive Vice President, National Broadcasting Company, Inc., President, NBC Television Network (1998-present); President, NBC Broadcast and Network Operations (1993-1998), 30 Rockefeller Plaza,
New York, NY 10112
Jay Ireland	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, National Broadcasting Company, Inc., President, NBC Television Stations
Executive Vice President, National Broadcasting Company, Inc., President, NBC Television
Stations (1999-present),
Vice President and Chief Financial Officer (1997-1999),
GE Plastics,
One Plastic Avenue,
Pittsfield, MA 01201, Vice President, Corporate Audit Staff (1995-1997), General Electric Company
3135 Easton Turnpike,
Fairfield, CT 06431
Andrew Lack	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President and Chief Operating Officer, National Broadcasting Company, Inc., President, NBC News	Executive Vice President, National Broadcasting Company, Inc., President (1993-2001), NBC News, 30 Rockefeller Plaza, New York, NY 10112
Scott Sassa	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, National Broadcasting Company, Inc., President, NBC West Coast
Executive Vice President, National Broadcasting Company, Inc., President, NBC Television Stations (1997-1999),
30 Rockefeller Plaza,
New York, NY 10112;
President and Chief Operating Officer, Andrews Group (1996-1997) MacAndrews & Forbes Holding, 38 East 63rd Street, New York, NY 10021

D–12

Edward Scanlon	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, Employee Relations, National Broadcasting Company, Inc.	Executive Vice President, Employee Relations (1987-present), National Broadcasting Company, Inc., 30 Rockefeller Plaza, New York, NY 10112
Pamela Thomas-Graham	CNBC, Inc. 2200 Fletcher Avenue Ft. Lee, NJ 07024	Executive Vice President, National Broadcasting Company, Inc., President and Chief Operating Officer, CNBC
Executive Vice President, National Broadcasting Company, Inc., President and Chief Executive Officer of CNBC.com (1999-2001) 2200 Fletcher Avenue, Ft. Lee, NJ 07024, Partner, McKinsey & Company (1989-1999) 55 East 52nd Street, New York, NY 10022
Martin Yudkovitz	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, National Broadcasting Company, Inc., President, NBC Digital Media	President, NBC Digital Media (1995-1999), National Broadcasting Company, Inc., 30 Rockefeller Plaza, New York, NY 10112
David Zaslav	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, National Broadcasting Company, Inc., President, NBC Cable	President, NBC Cable Distribution (1996-1999), National Broadcasting Company, Inc. 30 Rockefeller Plaza, New York, NY 10112
Kassie Canter	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Senior Vice President, Corporate Communications and Media Relations, National Broadcasting Company, Inc.
Vice President, NBC News Communications and Corporate Affairs (1998-present), Vice President, NBC Corporate Communications and Corporate Affairs (1997-1998), National Broadcasting Company, Inc., 30 Rockefeller Plaza,
New York, NY 10112;
Senior Vice President, Robinson Lerer & Montgomery, 25 Rockefeller Plaza, New York, NY 10019

(1)
None of the individuals named has been (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the individual from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

(2)
Citizen of Italy.

(3)
Citizen of Canada.

D–13

 Rainwater Acquisition Corp.
Directors and Executive Officers (1)

Name	Present Business Address	Present Principal Occupation	Prior Occupation
Director
Mark W. Begor	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President and Chief Financial Officer, and President, NBC Business Development and Interactive Media, National Broadcasting Company, Inc.	Manager of Investor Communications, General Electric Company (1995-1998) 3135 Easton Turnpike, Fairfield, CT 06431
Executive Officers
Mark W. Begor	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President and Chief Financial Officer, and President, NBC Business Development and Interactive Media, National Broadcasting Company, Inc.	Manager of Investor Communications, General Electric Company (1995-1998) 3135 Easton Turnpike, Fairfield, CT 06431
Martin J. Yudkovitz	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Executive Vice President, and President, NBC Digital Media, National Broadcasting Company, Inc.	President, NBC Digital Media (1995-1999), National Broadcasting Company, Inc. 30 Rockefeller Plaza, New York, NY 10112
Elizabeth A. Newell	National Broadcasting Company, Inc. 30 Rockefeller Plaza New York, NY 10112	Vice President, Corporate and Transactions Law, National Broadcasting Company, Inc.	Associate, Paul Hastings Janofsky & Walker LLP (1995-1997), 399 Park Avenue, New York, NY 10022

(1)
None of the individuals named has been (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the individual from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

GE Investments Subsidiary, Inc.
Directors and Executive Officers (1)

Name	Present Business Address	Present Principal Occupation	Prior Occupation
Directors
Phillip D. Ameen	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President and Comptroller, General Electric Company	Vice President and Comptroller, General Electric Company (1994-present) 3135 Easton Turnpike Fairfield, CT 06431
James R. Bunt	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President and Treasurer, General Electric Company	Vice President and Treasurer, General Electric Company (1993-present) 3135 Easton Turnpike Fairfield, CT 06431

D–14

John M. Samuels	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President and Senior Counsel, General Electric Company	Vice President and Senior Counsel, General Electric Company (1988-present) 3135 Easton Turnpike Fairfield, CT 06431
Executive Officers
James R. Bunt	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President and Treasurer, General Electric Company	Vice President and Treasurer, General Electric Company (1993-present) 3135 Easton Turnpike Fairfield, CT 06431
John M. Samuels	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President and Senior Counsel, General Electric Company	Vice President and Senior Counsel, General Electric Company (1988-present) 3135 Easton Turnpike Fairfield, CT 06431
Phillip D. Ameen	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Vice President and Comptroller, General Electric Company	Vice President and Comptroller, General Electric Company (1994-present) 3135 Easton Turnpike Fairfield, CT 06431
Robert E. Healing	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Corporate Counsel, General Electric Company	Corporate Counsel, General Electric Company (prior to 1996-present) 3135 Easton Turnpike Fairfield, CT 06431
Eliza W. Fraser	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Associate Corporate Counsel, General Electric Company	Associate Corporate Counsel, General Electric Company (prior to 1996-present) 3135 Easton Turnpike Fairfield, CT 06431
Mark E. Buchanan	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Manager, State Tax, General Electric Company	Manager, State Tax, General Electric Company (prior to 1996-present) 3135 Easton Turnpike Fairfield, CT 06431
Barbara A. Melita	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Tax Specialist General Electric Company	Tax Specialist General Electric Company (prior to 1996-present) 3135 Easton Turnpike Fairfield, CT 06431
Robert J. Zalucki	General Electric Company 3135 Easton Turnpike Fairfield, CT 06431	Tax Counsel and Quality Leader, General Electric Company	Tax Counsel, GE Asset Management, Inc. (prior to 1996-present) 3135 Easton Turnpike Fairfield, CT 06431

(1)
None of the individuals named has been (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the individual from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

D–15

NBC INTERNET, INC.
225 BUSH STREET
SAN FRANCISCO, CALIFORNIA 94104

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William J. Lansing and Anthony E. Altig, and either of them, proxies (each with full power of substitution) to vote, as indicated below and in their discretion upon such other matters, not known or determined at the time of solicitation of this proxy, as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the special meeting of the stockholders of NBC Internet, Inc. to be held on August 8, 2001 at 10.00 a.m., Pacific time, at 225 Bush Street, San Francisco, CA 94104 and at any adjournment or postponement of the special meeting, as indicated on the reverse side.

1.	A proposal to approve and adopt the Agreement of Merger and Plan of Liquidation and Dissolution dated as of April 8, 2001 and among NBC Internet, Inc., National Broadcasting Company, Inc. and Rainwater Acquisition Corp. and approve the merger and the liquidation.
/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
2.	Approval of any proposal to adjourn or postpone the meeting.
/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
3.	In the discretion of the proxies, to vote upon such other business as may properly come before the meeting, including any adjournment or postponement of the special meeting.
/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

    (Continued and to be signed on the reverse side)

    This proxy is solicited on behalf of our board of directors. This proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or which may properly come before any adjournment or postponement of the special meeting and matters incident to the conduct of the special meeting. No proxies marked AGAINST the proposal to adopt the merger agreement will be voted on a motion to adjourn or postpone the special meeting.

    The undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement.

    PLEASE SIGN AND DATE THIS PROXY BELOW.

Date:

Please sign exactly as your name appears on left. When signing as attorney, executor, administrator, guardian or corporate official, please give full title.

QuickLinks

NBC INTERNET, INC. NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE LIQUIDATION
THE SPECIAL MEETING
SPECIAL FACTORS
Operating Projections
Cash Value Projections
THE MERGER AND THE LIQUIDATION
THE MERGER AGREEMENT AND PLAN OF LIQUIDATION
FEES AND EXPENSES
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
INFORMATION RELATING TO NBCI
PRICE RANGE OF COMMON STOCK
DIVIDENDS
CERTAIN RELATIONSHIPS AND TRANSACTIONS
MANAGEMENT OF NBCI
INFORMATION ABOUT NBC AND CERTAIN AFFILIATES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NBCI
TRANSACTIONS IN COMMON STOCK BY CERTAIN PERSONS
OTHER MATTERS
FUTURE STOCKHOLDER PROPOSALS
EXPENSES OF SOLICITATION
INDEPENDENT AUDITORS
AVAILABLE INFORMATION
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Stockholders Equity (Deficit)
Consolidated Statements of Cash Flows
Supplemental Cash Flow Information
Notes to Consolidated Financial Statements

AGREEMENT OF MERGER AND PLAN OF LIQUIDATION AND DISSOLUTION
W I T N E S S E T H
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
OPINION OF DRESDNER KLEINWORT WASSERSTEIN
DIRECTORS AND EXECUTIVE OFFICERS OF GENERAL ELECTRIC COMPANY AND CERTAIN AFFILIATES
National Broadcasting Company Holding, Inc. Directors and Executive Officers (1)
National Broadcasting Company, Inc. Directors and Executive Officers (1)
Rainwater Acquisition Corp. Directors and Executive Officers (1)
GE Investments Subsidiary, Inc. Directors and Executive Officers (1)